            Prospectus Supplement (to Prospectus dated July 22, 2002)
                          Fifth Third Mortgage Company
                               Seller and Servicer
              Credit Suisse First Boston Mortgage Acceptance Corp.
                                    Depositor
                    Fifth Third Mortgage Loan Trust 2002-FTB1
              Mortgage Pass-Through Certificates, Series 2002-FTB1
                           $490,755,300 (Approximate)
                             [FIFTH THIRD BANK LOGO]

--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-13 in this prospectus supplement and page 5 of the prospectus.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The trust will issue:

o Six classes of senior certificates that receive principal and interest distributions, including one class of residual certificates.

o    Four classes of senior interest-only certificates.

o Six classes of subordinate certificates, which provide credit enhancement for the senior certificates and each class of subordinate certificates, if any, with a higher payment priority.

The certificates:

     o Represent ownership interests in a trust, whose assets are primarily a pool of adjustable-rate, first lien residential mortgage loans. The mortgage loans will be segregated into five groups.

     o Represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the servicer, the seller, the trustee or any of their affiliates or any other entity.

     o Offered to the public are listed under the heading "Offered Certificates" in the tables on pages S-6 and S-7.

Risks:

     o The yield to investors on each class of certificates, and the interest-only certificates in particular, will be sensitive to the rate and timing of principal payments on the related mortgage loans which may vary over time.

     o Net interest shortfalls from prepayments on mortgage loans and losses from liquidations of defaulted mortgage loans will adversely affect the yield to investors in the related certificates, and the investors in the subordinate certificates in particular.

Credit enhancement:

     o The Group C-B Certificates are subordinate to and provide credit enhancement for the Group I, Group II, Group III, Group IV and Group V Certificates. In addition, each class of Group C-B Certificates is subordinate to and provides credit enhancement for each class of Group C-B Certificates with a lower alphanumerical designation to the extent described in this prospectus supplement.

     Credit Suisse First Boston Corporation, as underwriter, will buy the offered certificates from Credit Suisse First Boston Mortgage Acceptance Corp., the depositor, at a price equal to approximately 101.61% of their face value, plus accrued interest from the cut-off date. The depositor will pay the expenses related to the issuance of the certificates. The underwriter will sell the offered certificates purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale. The underwriter anticipates selling the Class I-X, Class III-X, Class IV-X, Class V-X, Class C-B-1, Class C-B-2 and Class C-B-3 Certificates to an affiliate of the seller.

     The trust will make multiple REMIC elections for federal income tax purposes.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     Delivery of the offered certificates, other than the Class AR Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or after December 23, 2002.

                           Credit Suisse First Boston

                                December 23, 2002

                                TABLE OF CONTENTS

                                   ----------

                                                                                                      Page
                                                                                                      ----

SUMMARY................................................................................................S-5
RISK FACTORS..........................................................................................S-13
   Risk of Loss.......................................................................................S-13
   Limited Obligations................................................................................S-14
   Liquidity Risks....................................................................................S-14
   Book-Entry Certificates............................................................................S-15
   Special Yield and Prepayment Considerations........................................................S-15
   Mortgage Loans May Convert to Fixed Rates Which May Reduce the Yield on the Certificates...........S-17
   Potential Inadequacy of Credit Enhancement.........................................................S-18
   Holding Subordinate Certificates Creates Additional Risks..........................................S-18
   Mortgaged Properties May Be Subject to Environmental Risks That Could Result in Losses.............S-19
   Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans.............S-19
INTRODUCTION..........................................................................................S-21
DESCRIPTION OF THE MORTGAGE POOL......................................................................S-21
   General............................................................................................S-21
   The Indices........................................................................................S-24
   Mortgage Loan Statistical Information..............................................................S-28
   Additional Information.............................................................................S-64
   Underwriting Standards.............................................................................S-64
   Assignment of Mortgage Loans.......................................................................S-65
THE SELLER AND THE SERVICER...........................................................................S-66
   General............................................................................................S-66
   Residential Mortgage Loan Servicing Activities of Fifth Third......................................S-66
   Residential Mortgage Loan Portfolio of Fifth Third.................................................S-67
   Recent SEC Filings by Fifth Third Bancorp..........................................................S-67
SERVICING OF MORTGAGE LOANS...........................................................................S-67
   General............................................................................................S-67
   Fifth Third Mortgage Company's Delinquency and Foreclosure Experience..............................S-68
   Servicing Compensation and Payment of Expenses.....................................................S-70
   Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans..............................S-70
   Advances from the Servicer.........................................................................S-70
   Optional Purchase of Defaulted Loans...............................................................S-71
DESCRIPTION OF THE CERTIFICATES.......................................................................S-72
   General............................................................................................S-72
   Senior Certificates................................................................................S-72
   Subordinate Certificates...........................................................................S-72
   Designations.......................................................................................S-73
   Assets of the Trust................................................................................S-73
   Book-Entry Registration............................................................................S-73
   Definitive Certificates............................................................................S-74
   Distributions......................................................................................S-74
   Glossary of Terms..................................................................................S-75
   Priority of Distributions..........................................................................S-82
   Distributions of Interest..........................................................................S-82
   Distributions of Principal.........................................................................S-83
   Allocation of Losses; Subordination of Group C-B Certificates......................................S-84
   Cross-Collateralization............................................................................S-86
POOLING AND SERVICING AGREEMENT.......................................................................S-87
   Optional Termination...............................................................................S-87
   Purchase of Converted Loans........................................................................S-87

   The Trustee........................................................................................S-87
   Restrictions on Transfer of the Class AR Certificates..............................................S-88
   Final Scheduled Distribution Date..................................................................S-88
   Voting Rights......................................................................................S-88
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS...........................................................S-88
   Factors Affecting Prepayments on the Mortgage Loans................................................S-88
   Modeling Assumptions...............................................................................S-89
   Weighted Average Life..............................................................................S-96
   Sensitivity of the Class I-X, Class III-X, Class IV-X and Class V-X Certificates..................S-100
   Additional Yield Considerations Applicable Solely to the Residual Certificates....................S-100
FEDERAL INCOME TAX CONSEQUENCES......................................................................S-101
   General...........................................................................................S-101
   Tax Treatment of the Offered Certificates.........................................................S-101
METHOD OF DISTRIBUTION...............................................................................S-102
LEGAL OPINIONS.......................................................................................S-103
RATINGS..............................................................................................S-103
LEGAL INVESTMENT.....................................................................................S-104
ERISA CONSIDERATIONS.................................................................................S-104

ANNEX I - GLOBAL CLEARANCE, SETTLEMENT AND TAX
          DOCUMENTATION PROCEDURES.....................................................................I-1

              Important notice about information presented in this prospectus supplement and the accompanying prospectus

     You should rely on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     o The accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o This prospectus supplement, which describes the specific terms of your series of certificates.

     The depositor's principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Its telephone number is (212) 325-2000.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

--------------------------------------------------------------------------------

                                     SUMMARY

     The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read this entire prospectus supplement and the entire accompanying prospectus carefully.

Trust...............................   Fifth Third Mortgage Loan Trust
                                       2002-FTB1.

Title of series.....................   Mortgage Pass-Through Certificates,
                                       Series 2002-FTB1.

Depositor...........................   Credit Suisse First Boston Mortgage
                                       Acceptance Corp.

Seller..............................   Fifth Third Mortgage Company.

Servicer............................   Fifth Third Mortgage Company.

Trustee.............................   JPMorgan Chase Bank, referred to in this
                                       prospectus supplement as JPMorgan Chase.

Mortgage pool.......................   1,078 adjustable-rate mortgage loans
                                       with an aggregate principal balance of
                                       approximately $495,712,965.71 as of the
                                       cut-off date,secured by first liens on
                                       one- to four-family residential
                                       properties.

Cut-off date........................   December 1, 2002.

Closing date........................   On or about December 23, 2002.

Distribution dates..................   On the 19th day of each month, or if the
                                       19th day is not a business day, on the
                                       succeeding business day beginning in
                                       January 2003.

Final scheduled distribution date...   With respect to the offered certificates,
                                       the distribution date in November 2032.

Form of offered certificates........   The offered certificates, other than
                                       the Class AR Certificates, will be
                                       book-entry  certificates. The Class AR
                                       Certificates will be physical
                                       certificates.

                                       See "Description of the
                                       Certificates--Book-Entry Registration"
                                       in this prospectus supplement.

Minimum denominations...............   The offered certificates, other than the
                                       Class I-X, Class III-X, Class IV-X, Class
                                       V-X and Class AR Certificates, will be
                                       issued in minimum denominations (by
                                       principal balance) of $25,000 and
                                       integral multiples of $1 in excess
                                       thereof. The Class I-X, Class III-X,
                                       Class IV-X and Class V-X Certificates
                                       will be issued in minimum denominations
                                       (by notional amount) of $100,000 and
                                       integral multiples of $1 in excess
                                       thereof. The Class AR Certificates will
                                       be issued in minimum percentage interests of 20%.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                               Offered Certificates

                                    Initial
                                     Class       Per Annum         Initial
                                   Principal    Pass-Through       Rating
Class                               Balance         Rate       Moody's/S&P(1)       Designation
------------------------------   ------------   ------------   --------------   --------------------
Class A Certificates:
---------------------
I-A-1                            $104,498,000    Variable(2)       Aaa/AAA             Senior
II-A-1                           $ 80,805,000    Variable(3)       Aaa/AAA             Senior
III-A-1                          $129,852,000    Variable(4)       Aaa/AAA             Senior
IV-A-1                           $ 44,171,000    Variable(5)       Aaa/AAA             Senior
V-A-1                            $112,840,000    Variable(6)       Aaa/AAA             Senior

Class X Certificates:
---------------------
I-X                                Notional(7)      0.703%         Aaa/AAA      Senior/Interest Only
III-X                              Notional(8)   Variable(9)       Aaa/AAA      Senior/Interest Only
IV-X                              Notional(10)   Variable(11)      Aaa/AAA      Senior/Interest Only
V-X                               Notional(12)   Variable(13)      Aaa/AAA      Senior/Interest Only

Class C-B Certificates:
-----------------------
C-B-1                            $ 11,153,500    Variable(14)      Aa3/AA           Subordinate
C-B-2                            $  3,965,700    Variable(14)       A2/A-           Subordinate
C-B-3                            $  3,470,000    Variable(14)     Baa2/BBB          Subordinate

Class AR Certificates:
----------------------
AR                               $        100    Variable(3)       NR/AAA         Senior/Residual

Total offered certificates       $490,755,300

                                             Non-Offered Certificates
Class C-B Certificates:
-----------------------
C-B-4                            $  1,735,000    Variable(14)      Ba3/BB           Subordinate
C-B-5                            $  1,735,000    Variable(14)       NR/B            Subordinate
C-B-6                            $  1,487,665    Variable(14)       NR/NR           Subordinate

Total non-offered certificates   $  4,957,665

----------
(1)  See "Ratings" in this prospectus supplement.

(2) The initial pass-through rate on the Class I-A-1 Certificates is approximately 4.5334% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the weighted average of the mortgage interest rates on the group I mortgage loans as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, less the per annum rates at which each of the servicing fee, the trustee fee and any applicable mortgage guaranty insurance premiums is calculated (the "Weighted Average Pass-Through Rate") for the group I mortgage loans minus the per annum pass-through rate on the Class I-X Certificates.

(3) The initial pass-through rate on the Class II-A-1 and Class AR Certificates is approximately 6.2733% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the Weighted Average Pass-Through Rate for the group II mortgage loans.

(4) The initial pass-through rate on the Class III-A-1 Certificates is approximately 3.9114% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the Weighted Average Pass-Through Rate for the group III mortgage loans minus the per annum pass-through rate on the Class III-X Certificates.

(5) The initial pass-through rate on the Class IV-A-1 Certificates is approximately 5.5119% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the Weighted Average Pass-Through Rate for the group IV mortgage loans minus the per annum pass-through rate on the Class IV-X Certificates.

(6) The initial pass-through rate on the Class V-A-1 Certificates is approximately 4.9125% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the Weighted Average Pass-Through Rate for the group V mortgage loans minus the per annum pass-through rate on the Class V-X Certificates.

(7) These certificates will not receive any distributions of principal, but will accrue interest on the Class I-X notional amount. The initial Class I-X notional amount will be approximately $104,498,000.

(8) These certificates will not receive any distributions of principal, but will accrue interest on the Class III-X notional amount. The initial Class III-X notional amount will be approximately $129,852,000.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(9) The pass-through rate on the Class III-X Certificates for each distribution date to and including the February 2005 distribution date is 1.7700% per annum. After the February 2005 distribution date, the per annum pass-through rate for the Class III-X Certificates will be zero percent and the Class III-X Certificates will no longer receive distributions of interest.

(10) These certificates will not receive any distributions of principal, but will accrue interest on the Class IV-X notional amount. The initial Class IV-X notional amount will be approximately $44,171,000.

(11) The pass-through rate on the Class IV-X Certificates for each distribution date to and including the October 2004 distribution date is 0.8350% per annum. After the October 2004 distribution date and to and including the March 2006 distribution date, the pass-through rate on the Class IV-X Certificates is 0.6820% per annum. After the March 2006 distribution date, the per annum pass-through rate for the Class IV-X Certificates will be zero percent and the Class IV-X Certificates will no longer receive distributions of interest.

(12) These certificates will not receive any distributions of principal, but will accrue interest on the Class V-X notional amount. The initial Class V-X notional amount will be approximately $112,840,000.

(13) The pass-through rate on the Class V-X Certificates for each distribution date to and including the June 2007 distribution date is 0.5696% per annum. After the June 2007 distribution date, the per annum pass-through rate for the Class V-X Certificates will be zero percent and the Class V-X Certificates will no longer receive distributions of interest.

(14) The initial pass-through rate on the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates is approximately 5.6988% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be calculated as described herein under "Description of the Certificates -- Distributions of Interest."

The offered certificates are subject to a variance of no more than 5% in the aggregate prior to their issuance.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Trust

The depositor will establish a trust, pursuant to a pooling and servicing agreement, dated as of December 1, 2002, among the depositor, the seller, the servicer and the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described below into the trust. The depositor will make multiple separate real estate mortgage investment conduit elections with respect to the trust. Each certificate will represent a partial ownership interest in the trust.

Distributions of interest and principal on the certificates will be made only from payments received in connection with the mortgage loans described below.

The Mortgage Pool

The mortgage pool consists of five groups of mortgage loans, secured by mortgages, deeds of trust or other security instruments creating first liens on one- to four-family residential properties with an aggregate Cut-off Date Principal Balance of approximately $495,712,965.71. The mortgage loans have stated original terms to maturity that range from 10 to 30 years.

All of the mortgage loans are adjustable-rate, fully-amortizing, first lien residential mortgage loans.

The five groups of mortgage loans have the following characteristics:

                                 Cut-off Date
                 Number of         Principal
Designation   Mortgage Loans       Balance*
-----------   --------------   ---------------
 Group I           270         $109,709,474.59
 Group II          186         $ 84,835,278.37
 Group III         298         $136,327,107.96
 Group IV           94         $ 46,373,521.32
 Group V           230         $118,467,583.47

----------
* Equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the cut-off date, after giving effect to scheduled payments due on such date whether or not received.

For additional information regarding the mortgage pool, see "Description of the Mortgage Pool" in this prospectus supplement.

Relationship Between Loan Groups and the Certificates

The certificates with a "I" prefix correspond to the group I mortgage loans. The certificates with a "II" prefix and the Class AR Certificates correspond to the group II mortgage loans. The certificates with a "III" prefix correspond to the group III mortgage loans. The certificates with a "IV" prefix correspond to the group IV mortgage loans. The certificates with a "V" prefix correspond to the group V mortgage loans. The certificates with a "C" prefix correspond to the group I, group II, group III, group IV and group V mortgage loans. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or groups.

Distributions on the Offered Certificates

General

Each month, the trustee will make distributions of interest and principal to the holders of the certificates to the extent of the related available funds and in the amounts and priority set forth in this prospectus supplement.

The servicer will collect monthly payments of principal and interest on the mortgage loans. After deducting any reimbursable expenses and advances and its servicing fee, the servicer will forward all collections on the mortgage loans, together with any advances that it makes for delinquent principal and interest payments, and any payments it makes in the form of compensating interest, as described in this prospectus supplement, to the trustee. The aggregate amount of such monthly collections and advances is described under the heading "Description of the Certificates--Glossary of Terms" in this prospectus supplement.

On each distribution date the trustee, after payment of certain fees and premiums, will distribute the amount remitted to it by the servicer to the holders of the certificates, in the amounts and priority set forth in this prospectus supplement. See "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Distributions of Interest

The amount of interest distributable to each class of offered certificates entitled to interest on each distribution date will generally equal:

o    the per annum pass-through rate for that class of certificates,

o multiplied by the applicable principal balance or notional amount of that class of certificates,

o    multiplied by 1/12th,

o minus the share of some types of interest shortfalls allocated to that class.

See "Description of the Certificates--Priority of Distributions" and "--Distributions of Interest" in this prospectus supplement.

On each distribution date, interest will be distributed to certificateholders in the order described in "Description of the Certificates" in this prospectus supplement. It is possible that, on any given distribution date, payments from the related mortgage loans will be insufficient to cover interest distributable on all of the certificates that are entitled to receive interest from those mortgage loans. As a result, some classes of certificates (most likely the subordinate certificates) may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions in the following month. However, there will be no additional interest paid to make up for the delay.

Distributions of Principal

General. As the mortgagors pay principal on the mortgage loans in each loan group, that principal is passed on to the holders of certificates related to that loan group. However, not every class of certificates will be entitled to receive principal on each distribution date.

Group I Certificates. On each distribution date, a portion of the principal received or advanced on the group I mortgage loans will be distributed to the Class I-A-1 Certificates as described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. The Class I-X Certificates are not entitled to payments of principal.

Group II Certificates. On each distribution date, a portion of the principal received or advanced on the group II mortgage loans will be distributed to the Class II-A-1 and Class AR Certificates as described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

Group III Certificates. On each distribution date, a portion of the principal received or advanced on the group III mortgage loans will be distributed to the Class III-A-1 Certificates as described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. The Class III-X Certificates are not entitled to payments of principal.

Group IV Certificates. On each distribution date, a portion of the principal received or advanced on the group IV mortgage loans will be distributed to the Class IV-A-1 Certificates as described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. The Class IV-X Certificates are not entitled to payments of principal.

Group V Certificates. On each distribution date, a portion of the principal received or advanced on the group V mortgage loans will be distributed to the Class V-A-1 Certificates as described in "Description of the Certificates--Distributions of Principal" in this prospectus supplement. The Class V-X Certificates are not entitled to payments of principal.

Group C-B Certificates. On each distribution date, the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates will be entitled to receive a portion of the principal received or advanced on all of the group I, group II, group III, group IV and group V mortgage loans, pro rata, according to their respective class principal balances. Distributions will be made to the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, in that order. Except as described in "Description of the Certificates--Glossary of Terms--Senior Prepayment Percentage" in this prospectus supplement, prior to the distribution date in January 2013, the Group C-B Certificates will not be entitled to principal prepayments on the group I, group II, group III, group IV and group V mortgage loans. In addition, under certain circumstances described in this prospectus supplement under "Description of the Certificates--Distribution of Principal," the amount of principal prepayments otherwise distributable to some classes of Group C-B Certificates will instead be paid to other classes of Group C-B Certificates with a higher priority.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

See "Description of the Certificates--Distributions of Principal" and "--Priority of Distributions" in this prospectus supplement.

Credit Enhancement

Subordination

The Group I, Group II, Group III, Group IV and Group V Certificates will receive distributions of interest and principal before the Group C-B Certificates are entitled to receive distributions of interest or principal. The Group C-B Certificates, in reverse order of alphanumerical class designation, will absorb most losses on the group I, group II, group III, group IV and group V mortgage loans prior to the Group I, Group II, Group III, Group IV and Group V Certificates. Each class of Group C-B Certificates is subordinate to and provides credit enhancement for each class of Group C-B Certificates with a lower alphanumerical designation.

Shifting of Interests

Except under the circumstances described in "Description of the Certificates--Glossary of Terms--Senior Prepayment Percentage" in this prospectus supplement, the Group I, Group II, Group III, Group IV and Group V Certificates will receive 100% of principal prepayments received on the mortgage loans in the related loan group until the tenth anniversary of the first distribution date. During the next four years, except under the circumstances described herein, these senior certificates will generally receive a disproportionately large, but decreasing, share of principal prepayments. This will result in a quicker return of principal to these senior certificates and increases the likelihood that holders of the Group I, Group II, Group III, Group IV and Group V Certificates will be paid the full amount of principal to which they are entitled. For a more detailed description of how principal prepayments are allocated among the Group I, Group II, Group III, Group IV, Group V and Group C-B Certificates, see "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

Cross-Collateralization

In certain limited circumstances, principal and interest collected from one or more of the group I, group II, group III, group IV and group V mortgage loans may be used to pay principal or interest, or both, to the senior certificates unrelated to that loan group. See "Description of the Certificates--Cross-Collateralization" in this prospectus supplement.

Yield Considerations

The yield to maturity of each class of certificates will depend upon, among other things:

o    the price at which the certificates are purchased;

o    the applicable pass-through rate;

o    the rate of prepayments on the related mortgage loans;

o repurchases by the servicer or seller, particularly repurchases by the seller due to interest rate conversions to fixed rates on the mortgage loans;

o    whether the optional termination of the mortgage pool occurs; and

o    whether losses on the mortgage loans are covered by credit enhancement.

For a discussion of special yield considerations applicable to the offered certificates, see "Risk Factors" and "Certain Yield and Prepayment Considerations" in this prospectus supplement.

Advances

For any month, if the servicer receives no payment of principal and interest or a payment that is less than the full scheduled payment on a mortgage loan, the servicer will advance its own funds to cover that shortfall. However, the servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates, and not to guarantee or insure against losses.

See "Servicing of Mortgage Loans--Advances from the Servicer" in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate outstanding stated principal balance of the mortgage loans is less than or equal to 5% of their aggregate Cut-off Date Principal Balance, the servicer may, but will not be required to, purchase from the trust all remaining group I, group II, group III, group IV and group V mortgage loans, thereby causing an early retirement of the certificates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

An optional purchase of the remaining mortgage loans may cause the holders of one or more related classes of certificates to receive less than their outstanding principal balance plus accrued interest.

See "Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, the depositor will cause multiple separate real estate mortgage investment conduit elections to be made with respect to the trust. The certificates other than the Class AR Certificates will represent ownership of regular interests in the upper tier REMIC. These certificates will generally be treated as representing ownership of debt for federal income tax purposes. Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders' usual methods of accounting. For federal income tax purposes, the Class AR Certificates will represent ownership of residual interests in each REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

ERISA Considerations

The offered certificates, other than the Class AR Certificates, may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts that are subject to the Employee Retirement Income Security Act of 1974 or to Section 4975 of the Internal Revenue Code of 1986, subject to certain considerations described in this prospectus supplement. Sales of the Class AR Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

When issued, the offered certificates, other than the Class C-B-2 and Class C-B-3 Certificates, will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, referred to in this prospectus supplement as SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

Ratings

When issued, the offered certificates will receive ratings that are not lower than those listed in the table on page S-6 of this prospectus supplement. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different from the rate originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

--------------------------------------------------------------------------------

               Characteristics of the Mortgage Loans by Loan Group

                                                                      Group II
                                                        Group I       Mortgage     Group III
                                                     Mortgage Loans    Loans     Mortgage Loans
                                                     --------------   --------   --------------
Current Mortgage Rate(1)..........................         5.989%        7.026%        6.434%
Current Net Mortgage Rate(1)......................         5.236%        6.273%        5.681%
Cut-Off Date Mortgage Loan Principal Balance(1) ..      $406,331      $456,104      $457,474
Property Type--Single Family Residence(2).........         70.78%        63.92%        74.84%
Loan Purpose--Refinance--Rate Term(2).............         25.80%        20.56%        39.86%
Occupancy Type--Primary(2)........................         89.97%        84.67%        88.79%
Credit Score(1)...................................           713           699           712
Original LTV Ratio(1).............................         73.24%        72.77%        70.50%
Original Term (months)(1).........................           357           354           356
Months Since Origination (months)(1)..............            34            21            12
Remaining Term to Stated Maturity (months)(1).....           323           333           343
Documentation Type--Full(2).......................         43.97%        51.37%        27.41%
Documentation Type--Reduced(2)....................         37.17%        27.58%        53.40%
Geographic Distribution--Ohio(2)..................         28.82%        34.88%        38.31%
Margin(1).........................................         2.782%        2.926%        2.820%
First Periodic Rate Cap(1)........................         2.059%        2.000%        2.082%
Periodic Rate Cap(1)..............................         1.998%        2.000%        1.998%
Maximum Mortgage Rate(1)..........................        12.482%       12.281%       11.979%

----------
(1)  Weighted average.

(2) Percent of mortgage loans in related mortgage loan group (based on the related Cut-off Date Principal Balance).

                                                                      Group V
                                                        Group IV      Mortgage     Groups I-V
                                                     Mortgage Loans    Loans     Mortgage Loans
                                                     --------------   --------   --------------
Current Mortgage Rate(1)..........................         7.099%        6.235%        6.451%
Current Net Mortgage Rate(1)......................         6.347%        5.482%        5.699%
Cut-Off Date Mortgage Loan Principal Balance(1) ..      $493,335      $515,076      $459,845
Property Type--Single Family Residence(2)...... ..         73.43%        76.50%        72.34%
Loan Purpose--Refinance--Rate Term(2).............         26.16%        40.82%        32.39%
Occupancy Type--Primary(2)........................         84.91%        82.59%        86.50%
Credit Score(1)...................................           703           720           711
Original LTV Ratio(1).............................         71.77%        68.67%        71.18%
Original Term (months)(1).........................           348           358           356
Months Since Origination (months)(1)..............            22             7            18
Remaining Term to Stated Maturity (months)(1).....           326           351           337
Documentation Type--Full(2).......................         44.87%        31.25%        37.73
Documentation Type--Reduced(2)....................         24.88%        47.63%        41.34
Geographic Distribution--Ohio(2)..................         46.73%        52.45%        39.79%
Margin(1).........................................         2.921%        2.716%        2.814%
First Periodic Rate Cap(1)........................         2.025%        3.777%        2.463%
Periodic Rate Cap(1)..............................         2.025%        2.022%        2.007%
Maximum Mortgage Rate(1)..........................        12.122%       11.253%       11.982%

----------
(1)  Weighted average (based on the related Cut-off Date Principal Balance).

(2) Percent of mortgage loans in related mortgage loan group (based on the related Cut-off Date Principal Balance).

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

  The return on your certificates may   Losses on the mortgage loans may occur
  be affected by losses on the          due to a wide variety of causes,
  mortgage loans, which could occur     including a decline in real estate
  for a variety of reasons.             values, and adverse changes in the
                                        borrower's financial condition. A
                                        decline in real estate values or
                                        economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

  Geographic concentration may affect   Approximately 28.82%, 34.88%, 38.31%,
  risk of loss on the mortgage loans.   46.73% and 52.45% (in each case by
                                        applicable Cut-off Date Principal
                                        Balance) of the group I, group II, group
                                        III, group IV and group V mortgage
                                        loans, respectively, are secured by
                                        mortgaged properties located in Ohio. If the regional economy or housing market in that area weakens, the mortgage loans may experience high rates of loss and delinquency, resulting in losses to certificateholders. The economic condition and housing market in that area may be adversely affected by a variety of events, including a downturn in certain industries or other businesses concentrated in that area or natural disasters. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

                                        See "Description of the Mortgage
                                        Pool--General" in this prospectus
                                        supplement.

  The underwriting guidelines used to   The mortgage loans were originated or
  originate the mortgage loans may      acquired generally in accordance with
  impact losses.                        the underwriting guidelines described in
                                        this prospectus supplement.
                                        Approximately 11.16% by aggregate
                                        Cut-off Date Principal Balance of the
                                        mortgage loans were underwritten with
                                        standards less stringent than the
                                        underwriting standards established by
                                        Fannie Mae or Freddie Mac. In addition,
                                        these mortgage loans may have been made
                                        to mortgagors with imperfect credit
                                        histories, ranging from minor
                                        delinquencies to bankruptcy, or
                                        mortgagors with relatively high ratios
                                        of monthly mortgage payments to income
                                        or relatively high ratios of total
                                        monthly credit payments to income.
                                        Consequently, these mortgage loans may
                                        experience rates of delinquency,
                                        foreclosure and bankruptcy that are
                                        higher, and that may be substantially
                                        higher, than those experienced by
                                        mortgage loans underwritten in
                                        accordance with higher standards.

  There is a risk that there may be a   Substantial delays could be encountered
  delay in receipt of liquidation       in connection with the liquidation of
  proceeds and liquidation proceeds     defaulted mortgage loans. Further,
  may be less than the mortgage loan    liquidation expenses such as legal fees,
  balance.                              real estate taxes and maintenance and
                                        preservation expenses will reduce the
                                        portion of liquidation proceeds payable
                                        to you. If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

  Losses on the mortgage loans in a     The applicable coverage for special
  loan group may reduce the yield on    hazard losses, fraud losses and
  the senior certificates unrelated     bankruptcy losses cover all of the
  to that loan group.                   mortgage loans in the mortgage pool.
                                        Therefore, if mortgage loans in any one
                                        of group I, group II, group III, group
                                        IV or group V suffer a high level of
                                        these types of losses, it will reduce
                                        the available coverage for all of the
                                        Group I, Group II, Group III, Group IV
                                        and Group V Certificates. Investors
                                        should be aware that after the
                                        applicable coverage amounts have been
                                        exhausted, if a mortgage loan in any
                                        loan group suffers these types of
                                        losses, all of the Group I, Group II,
                                        Group III, Group IV, Group V and Group
                                        C-B Certificates will be allocated a
                                        portion of that loss.

                                        Because the Group C-B Certificates
                                        represent interests in the group I,
                                        group II, group III, group IV and group
                                        V mortgage loans, the class principal
                                        balances of these classes of
                                        certificates could be reduced to zero as a result of realized losses on the mortgage loans in any loan group. Therefore, the allocation of realized losses on the mortgage loans to the Group C-B Certificates will reduce the subordination provided by those classes of certificates to all of the Group I, Group II, Group III, Group IV and Group V Certificates, including the senior certificates related to the loan groups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to senior certificates related to the loan groups that did not suffer those previous losses.

                                        See "Description of the
                                        Certificates Cross--Collateralization"
                                        in this prospectus supplement.

  The value of your certificates may    If the performance of the related
  be reduced if losses are higher       mortgage loans is substantially worse
  than expected.                        than assumed by the rating agencies, the
                                        ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the servicer, the seller, the trustee, the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

Limited Obligations

  Payments on the mortgage loans are    The certificates represent interests
  the only source of payments on the    only in the trust. The certificates do
  offered certificates.                 not represent any interest in or any
                                        obligation of the depositor, the
                                        servicer, the seller, the trustee or any of their affiliates. If proceeds from the assets of the trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the servicer, the seller or any other entity, and will incur losses if the credit enhancement for their class of offered certificates is exhausted.

Liquidity Risks

  You may have to hold your offered     The underwriter intends to make a
  certificates to their maturity        secondary market in the offered
  because of difficulty in reselling    certificates. A secondary market for the
  the offered certificates.             offered certificates, however, may not
                                        develop. Even if a secondary market does develop, it may not continue or it may be illiquid. Neither the underwriter nor any other person will have any obligation to make a secondary market in your certificates. Illiquidity means an investor may not be able to find a buyer to buy its securities readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered certificates. Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Book-Entry Certificates

  The absence of physical certificates  The offered certificates, other than the
  may cause delays in payments and      Class AR Certificates, will not be
  cause difficulty in pledging or       issued in physical form.
  selling the offered certificates.     Certificateholders will be able to
                                        transfer certificates, other than the
                                        Class AR Certificates, only through The
                                        Depository Trust Company (referred to in this prospectus supplement as DTC), participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the absence of a physical certificate. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trustee will not send distributions directly to them. Instead, the trustee will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.

                                        See "Description of the
                                        Certificates--Book-Entry Registration"
                                        in this prospectus supplement.

Special Yield and Prepayment
Considerations

  The yield to maturity on your         The yield to maturity on each class of
  certificates will depend on various   offered certificates will depend on a
  factors, including the rate of        variety of factors, including:
  prepayments.
                                        o    the rate and timing of principal
                                             payments on the related mortgage
                                             loans (including prepayments,
                                             defaults and liquidations, and
                                             repurchases due to breaches of
                                             representations or warranties or
                                             interest rate conversions);

                                        o    the pass-through rate for that
                                             class;

                                        o    interest shortfalls due to
                                             mortgagor prepayments on the
                                             related mortgage loans;

                                        o    whether the optional termination of
                                             the mortgage pool occurs;

                                        o    the purchase price of that class;
                                             and

                                        o    whether losses on the mortgage
                                             loans are covered by credit
                                             enhancement.

                                        The rate of prepayments is one of the
                                        most important and least predictable of
                                        these factors.

                                        In general, if a class of certificates
                                        is purchased at a price higher than its
                                        outstanding certificate principal
                                        balance and principal distributions on
                                        that class occur faster than assumed at
                                        the time of purchase, the yield will be
                                        lower than anticipated. Conversely, if a class of certificates is purchased at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

  The rate of prepayments on the        Since mortgagors can generally prepay
  mortgage loans will be affected by    their mortgage loans at any time, the
  various factors.                      rate and timing of principal
                                        distributions on the offered
                                        certificates are highly uncertain.
                                        Generally, when market interest rates
                                        increase, borrowers are less likely to
                                        prepay their mortgage loans. Such
                                        reduced prepayments could result in a
                                        slower return of principal to holders of the offered certificates at a time when they may be able to reinvest such funds at a higher rate of interest than the pass-through rate on their class of certificates. Conversely, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. Such increased prepayments could result in a faster return of principal to holders of the offered certificates at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of certificates.

                                        Each mortgage loan in the trust is an
                                        adjustable-rate mortgage loan and the
                                        mortgage loans generally adjust after a
                                        one, two, three, five or seven year
                                        initial fixed-rate period. We are not
                                        aware of any publicly available
                                        statistics that set forth principal
                                        prepayment experience or prepayment
                                        forecasts of mortgage loans of the type
                                        included in the trust over an extended
                                        period of time, and the experience with
                                        respect to the mortgage loans included
                                        in the trust is insufficient to draw any conclusions with respect to the expected prepayment rates on such mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing mortgage interest rates fall significantly, adjustable-rate mortgage loans with an initial fixed-rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to "lock in" lower fixed interest rates. The features of adjustable-rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest-rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable-rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

                                        Refinancing programs, which may involve
                                        soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by the originator, the servicer, any sub-servicer or their affiliates, and may include streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate.

                                        The seller will be required to purchase
                                        mortgage loans from the trust in the
                                        event certain breaches of
                                        representations and warranties made by
                                        it have not been cured or if a mortgagor converts the loan to a fixed rate mortgage loan. In addition, the servicer has the option to purchase mortgage loans from the trust that become ninety days or more delinquent. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

  The Class I-X, Class III-X, Class     The Class I-X, Class III-X, Class IV-X
  IV-X and Class V-X Certificates are   and Class V-X Certificates receive only
  especially sensitive to rapid         payments of interest and are sensitive
  prepayments of the group I, group     to variations in the rate of prepayments
  III, group IV and group V mortgage    on the group I, group III, group IV and
  loans, respectively.                  group V mortgage loans, respectively. If
                                        you purchase a Class I-X, Class III-X,
                                        Class IV-X or Class V-X Certificate and
                                        the rate of prepayments on the
                                        respective group I, group III, group IV
                                        or group V mortgage loans is faster than you expected, your yield will be lower than expected and under certain prepayment scenarios you may not fully recoup your initial investment.

  The yield on your certificates will   After an initial fixed rate period, each
  also be affected by changes in the    mortgage loan provides for adjustments
  mortgage interest rate.               to the interest rate generally annually,
                                        or in the case of certain mortgage loans with an initial fixed rate period of two, three or five years, every two, three or five years, respectively. The interest rate on each mortgage loan will adjust to equal the sum of an index and a margin. Interest rate adjustments may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the interest rate may be subject to an overall maximum and minimum interest rate. See "Description of the Mortgage
                                        Pool" in this prospectus supplement.

                                        With respect to the variable rate
                                        offered certificates, the pass-through
                                        rates may decrease, and may decrease
                                        significantly, after the mortgage
                                        interest rates on the mortgage loans
                                        begin to adjust as a result of, among
                                        other factors, the dates of adjustment,
                                        the margins, changes in the indices and
                                        any applicable periodic cap or lifetime
                                        rate change limitations. Each mortgage
                                        loan has a minimum mortgage interest
                                        rate and substantially all of the
                                        mortgage loans have a maximum mortgage
                                        interest rate. In some cases, the
                                        minimum mortgage interest rate may be
                                        the applicable margin. In the event
                                        that, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the certificates could be adversely affected. See "Description of the Mortgage Pool" and "Certain Yield and Prepayment Considerations" in this prospectus supplement.

  An optional termination of the trust  When the aggregate stated principal
  may adversely affect the              balance of the mortgage loans has been
  certificates.                         reduced to 5% or less of their aggregate
                                        Cut-off Date Principal Balance, the
                                        servicer may purchase all of the
                                        mortgage loans. If the servicer
                                        exercises its rights to purchase these
                                        mortgage loans as described above, such
                                        purchase of mortgage loans would cause
                                        an early retirement of the certificates.
                                        See "Pooling and Servicing
                                        Agreement--Optional Termination" in this prospectus supplement. If this happens, the purchase price paid by the servicer will be passed through to the related certificateholders. This would have the same effect as if all of the remaining mortgagors made prepayments in full. Any class of certificates purchased at a premium could be adversely affected by an optional purchase of the mortgage loans.

                                        See "Yield, Prepayment and Maturity
                                        Considerations" in the prospectus.

Mortgage Loans May Convert to Fixed
Rates Which May Reduce the Yield on
the Certificates

                                        Although all of the mortgage loans in
                                        the mortgage pool are adjustable rate
                                        mortgage loans, the borrower on
                                        approximately 40.26% of mortgage loans
                                        by aggregate Cut-off Date Principal
                                        Balance can convert from an adjustable
                                        rate to a fixed rate during certain
                                        periods as long as the
                                        borrower is current in payment on the
                                        borrower's mortgage loan. If the
                                        borrower converts a mortgage loan from
                                        an adjustable rate to a fixed rate, the
                                        seller will be obligated to repurchase
                                        the converted mortgage loan from the
                                        trust. The fixed rate on a converted
                                        loan may be lower than the pass-through
                                        rate on one or more classes of offered
                                        certificates. Since the pass-through
                                        rates on the certificates may not exceed the weighted average of the net mortgage loan rates, any conversion to a fixed rate of a mortgage loan that has not been purchased by the seller may increase the likelihood that the pass-through rates on the offered certificates will be lower than if such conversion had not occurred.

Potential Inadequacy of Credit
Enhancement

                                        The subordination, shifting of interests and other credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that the related classes of certificates in varying degrees will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans. None of the depositor, the seller, the servicer, or the trustee will have any obligation to supplement any credit enhancement.

Holding Subordinate Certificates
Creates Additional Risks

                                        The protections afforded the senior
                                        certificates in this transaction create
                                        risks for the subordinate certificates.
                                        Prior to any purchase of subordinate
                                        certificates, consider the following
                                        factors that may adversely impact your
                                        yield:

                                        o    Because the subordinate
                                             certificates receive interest and
                                             principal distributions after the
                                             related senior certificates receive
                                             such distributions, there is a
                                             greater likelihood that the
                                             subordinate certificates will not
                                             receive the distributions to which
                                             they are entitled on any
                                             distribution date.

                                        o    Except under the circumstances
                                             described in this prospectus
                                             supplement, the Group C-B
                                             Certificates are not entitled to a
                                             full proportionate share of
                                             principal prepayments on the
                                             related mortgage loans until the
                                             beginning of the fourteenth year
                                             after the closing date. In
                                             addition, if certain losses on the
                                             related mortgage loans exceed
                                             stated levels, a portion of the
                                             principal distribution payable to
                                             classes of the Group C-B
                                             Certificates with higher
                                             alphanumerical class designations
                                             will be paid to the classes of
                                             Group C-B Certificates with lower
                                             alphanumerical class designations.

                                        o    If the servicer determines not to
                                             advance a delinquent payment on a
                                             mortgage loan because such amount
                                             is not recoverable from a
                                             mortgagor, there may be a shortfall
                                             in distributions on the
                                             certificates which will impact the
                                             related subordinate certificates.

                                        o    After extinguishing the credit
                                             enhancement available to a group,
                                             losses on the mortgage loans will
                                             be allocated to the subordinate
                                             certificates in reverse order of
                                             their priority of payment. A loss
                                             allocation results in a reduction
                                             of a class principal balance
                                             without a
                                             corresponding distribution of cash
                                             to the holder. A lower class
                                             principal balance will result in
                                             less interest accruing on the
                                             certificate.

                                        o    The earlier in the transaction that
                                             a loss on a mortgage loan occurs,
                                             the greater the impact on the
                                             yield.

Mortgaged Properties May Be
Subject to Environmental Risks
That Could Result in Losses

                                        Federal, state and local laws and
                                        regulations impose a wide range of
                                        requirements on activities that may
                                        affect the environment. In certain
                                        circumstances, these laws and
                                        regulations impose obligations on owners or operators of residential properties such as those that secure the mortgage loans in the trust. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                        In some states, a lien on the property
                                        due to contamination has priority over
                                        the lien of an existing mortgage.
                                        Further, a mortgage lender may be held
                                        liable as an "owner" or "operator" for
                                        costs associated with the release of
                                        petroleum from an underground storage
                                        tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Violation of Various Federal and
State Laws May Result in Losses
on the Mortgage Loans

                                        Applicable state laws generally regulate interest rates and other charges, require certain disclosures and require licensing of mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                        The mortgage loans are also subject to
                                        federal laws including:

                                        o    the Federal Truth-in-Lending Act
                                             and Regulation Z promulgated
                                             thereunder, which require certain
                                             disclosures to the borrowers
                                             regarding the terms of the mortgage
                                             loans;

                                        o    the Equal Credit Opportunity Act
                                             and Regulation B promulgated
                                             thereunder, which prohibit
                                             discrimination on the basis of age,
                                             race, color, sex, religion, marital
                                             status, national origin, receipt of
                                             public assistance or the exercise
                                             of any right under the Consumer
                                             Credit Protection Act, in the
                                             extension of credit; and

                                        o    the Fair Credit Reporting Act,
                                             which regulates the use and
                                             reporting of information related to
                                             the borrower's credit experience.

                                        Violations of certain provisions of
                                        these state and federal laws may limit
                                        the ability of the servicer to collect
                                        all or part of the principal of or
                                        interest on the mortgage loans and in
                                        addition could subject the trust to
                                        damages and administrative enforcement.
                                        In particular, the originator's failure
                                        to comply with certain requirements of
                                        the Federal Truth-in-

                                        Lending Act, as implemented by
                                        Regulation Z, could subject the trust
                                        and other assignees of the mortgage
                                        loans to monetary penalties, and result
                                        in the obligors' rescinding the mortgage loans against the trust.

                                        The seller will represent in
                                        substantially all instances that any and all requirements of any federal and state law applicable to the origination of each mortgage loan originated by it have been complied with. In the event of a breach of that representation, the originator will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement.

                                  INTRODUCTION

     The depositor will establish the Fifth Third Mortgage Loan Trust 2002-FTB1 on the closing date pursuant to a pooling and servicing agreement among the depositor, the seller, the servicer, and the trustee dated as of the cut-off date. On the closing date, the depositor will deposit into the trust five groups of mortgage loans, which in the aggregate will constitute the mortgage pool. The Mortgage Pass-Through Certificates, Series 2002-FTB1 will be issued pursuant to the pooling and servicing agreement.

     Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

General

     Information relating to the mortgage loans to be included in the mortgage pool is presented in this section. Prior to the closing date, mortgage loans may be removed from the five groups of mortgage loans to be included in the mortgage pool, and other mortgage loans may be substituted for those mortgage loans. The depositor believes that the information in this prospectus supplement relating to the mortgage loans to be included in the mortgage pool as currently constituted is representative of the characteristics of the mortgage loans as it will be constituted at the closing date, although some characteristics of the mortgage loans in the mortgage pool may vary. Numbers expressed below as percentages, other than rates of interest, are approximate percentages based on the Cut-off Date Principal Balance of the mortgage loans in the related group, unless otherwise indicated.

     The depositor will acquire indirectly 270 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $109,709,474.59 (the "group I mortgage loans"), 186 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $84,835,278.37 (the "group II mortgage loans"), 298 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $136,327,107.96 (the "group III mortgage loans"), 94 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $46,373,521.32 (the "group IV mortgage loans") and 230 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $118,467,583.47 (the "group V mortgage loans") from DLJ Mortgage Capital, Inc. ("DLJ Mortgage Capital"), an affiliate of the depositor, pursuant to an assignment and assumption agreement. On or prior to the closing date, DLJ Mortgage Capital purchased the mortgage loans from Fifth Third Mortgage Company, referred to in this prospectus supplement as the seller or, Fifth Third, pursuant to a mortgage loan purchase agreement in a secondary market transaction. The mortgage loans were originated by the seller or its affiliates or purchased by the seller in the secondary market in the ordinary course of business.

     Under the pooling and servicing agreement, the depositor will assign the mortgage loans to the trustee for the benefit of the holders of the certificates.

     Under the pooling and servicing agreement, the seller will make representations and warranties relating to the characteristics of the mortgage loans. These representations and warranties relating to the mortgage loans will be made by the seller as of the closing date. In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, the seller will be obligated to do one of the following:

          o    cure that breach,

          o repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of repurchase, and accrued interest on that mortgage loan at the applicable mortgage rate (net of the servicing fee), from the date through which interest was last paid by the mortgagor to the date of repurchase, or

          o substitute one or more replacement mortgage loans for that mortgage loan.

     However, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the REMICs, or result in a prohibited transaction under the Internal Revenue Code. The depositor will make no representations or warranties as to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of the servicer are limited to its contractual servicing obligations under the pooling and servicing agreement.

     The mortgage loans are secured by first liens on fee simple interests in one- to four-family residential real properties. The property securing a mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of mortgage loans with terms to maturity that range from 10 to 30 years from the date of origination.

     Each mortgage loan will be a conventional adjustable-rate mortgage loan evidenced by a mortgage note. Generally, each mortgage loan has an initial fixed mortgage interest rate for approximately one, two, three, five or seven years after the origination of such mortgage loan. Each mortgage note generally will provide for adjustments to the mortgage interest rate thereon either annually, or in the case of mortgage loans with initial fixed rate periods of two, three or five years and which have indices of Two-Year CMT, Three-Year CMT and Five-Year CMT, respectively, every two, three or five years, respectively (each, an "Adjustment Date"). On each Adjustment Date, the mortgage interest rate will adjust to the sum of the applicable Index and the number of basis points specified in the applicable mortgage note (the "Margin"), rounded to the nearest one-eighth of one percent, subject to the limitation that, with respect to certain mortgage loans, the mortgage interest rate after such adjustment on each Adjustment Date may not vary from the mortgage interest rate in effect prior to such adjustment by more than the number of basis points specified in the mortgage note (the "Periodic Cap"). In addition, adjustments to the mortgage interest rate for substantially all of the mortgage loans are subject to a lifetime maximum interest rate (a "Rate Ceiling"). Each mortgage loan specifies a lifetime minimum interest rate (a "Rate Floor") which in some cases is equal to the Margin for that mortgage loan. On the first due date following each Adjustment Date for each mortgage loan, the monthly payment for the mortgage loan will be adjusted, if necessary, to an amount that will fully amortize such mortgage loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity. None of the mortgage loans provides for deferred interest or negative amortization. Approximately 40.26% of the mortgage loans by aggregate Cut-off Date Principal Balance are permitted to convert their mortgage rate from adjustable-rate to fixed-rate. Pursuant to the pooling and servicing agreement, the seller will be required to repurchase any mortgage loan that is converted to a fixed rate.

     Each mortgage contains a "due-on-sale" clause; however, the lender is prohibited from exercising that "due-on-sale" clause if prohibited by applicable law or if certain conditions specified in the mortgage note are satisfied.

     The aggregate Cut-off Date Principal Balance of the mortgage loans is expected to be approximately $495,712,965.71. All of the mortgage loans provide for payments due on the first day of each month. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.

     As of the cut-off date, the mortgage loans will have the characteristics indicated in the following table:

              Number of                           Earliest
              Mortgage       Cut-off Date          Payment         Latest Stated      Earliest Stated
Designation     Loans     Principal Balance         Date           Maturity Date       Maturity Date
-----------   ---------   -----------------   ----------------   -----------------   ----------------
Group I          270       $109,709,474.59    February 1, 1987   September 1, 2032     March 1, 2008
Group II         186       $ 84,835,278.37      July 1, 1995     September 1, 2032     July 1, 2009
Group III        298       $136,327,107.96    February 1, 1998    October 1, 2032    December 1, 2016
Group IV          94       $ 46,373,521.32      April 1, 1987       May 1, 2032      December 1, 2008
Group V          230       $118,467,583.47      April 1, 2001     October 1, 2032    February 1, 2017

     None of the mortgage loans was delinquent 30 days or more as of the cut-off date. Except for 25 mortgage loans representing approximately 2.69% of the aggregate Cut-off Date Principal Balance of all the mortgage loans, no mortgage loan was delinquent more than 30 days in the twelve months preceding the cut-off date.

     None of the mortgage loans are subject to a buydown agreement. None of the mortgage loans provides for a prepayment penalty in connection with any full or partial prepayments of principal.

     All of the mortgage loans as of the cut-off date had LTV ratios at origination of 100% or less. Except for approximately 11 mortgage loans, together representing approximately 0.84% of the aggregate Cut-off Date Principal Balance of the mortgage loans, each mortgage loan with an LTV ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac, or any nationally recognized statistical rating organization. The primary mortgage guaranty insurance policy referred to in the immediately preceding sentence will not be required for any of these mortgage loans after the date on which the related LTV ratio is 80% or less or, based on a new appraisal, the principal balance of that mortgage loan represents 80% or less of the new appraised value or as otherwise provided by law.

     The loan-to-value ("LTV") ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the stated principal balance of the mortgage loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

The Indices

     The indices (each, an "Index" and collectively, the "Indices"), which are described below, for the mortgage loans in each loan group generally will be as follows:

                        Group I                  Group II                 Group III
                      Mortgage Loans          Mortgage Loans           Mortgage Loans
                 ----------------------   ----------------------   ----------------------
                 Number of   Percent of   Number of   Percent of   Number of   Percent of
                  Mortgage      Loan      Mortgage       Loan      Mortgage       Loan
Index              Loans        Group      Loans         Group       Loans        Group
--------------   ---------   ----------   ---------   ----------   ---------   ----------
One-Year CMT        270        100.0%          0         0.0%         298        100.0%
Two-Year CMT          0          0.0%         13         5.9%           0          0.0%
Three-Year CMT        0          0.0%        173        94.1%           0          0.0%

                            Group IV                      Group V
                         Mortgage Loans                Mortgage Loans
                 ---------------------------   ---------------------------
                   Number of      Percent of     Number of      Percent of
Index            Mortgage Loans   Loan Group   Mortgage Loans   Loan Group
--------------   --------------   ----------   --------------   ----------
One-Year CMT            0            0.0%           216           92.3%
Five-Year CMT          94          100.0%             0            0.0%
One-Year LIBOR          0            0.0%            14            7.7%

     One-Year CMT

     "One-Year CMT" is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date specified in the related mortgage note (generally 45 days prior to the applicable Adjustment
Date). In the event such Index is no longer available, the servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

     Listed below are historical values of certain average yields, which are related to One-Year CMT. The values shown are the average monthly yields on United States Treasury Securities adjusted to a constant maturity of one-year for the months indicated, published by the Federal Reserve Board. By contrast, One-Year CMT is determined by reference to a weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, rather than such monthly average yields. The monthly averages shown are intended only to provide an historical summary of the movements in yields on United States Treasury Securities adjusted to a constant maturity of one year and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to One-Year CMT as published by a different source for the same period.

                                             One-Year CMT
                               ---------------------------------------
Month                          2002   2001   2000   1999   1998   1997
----------------------------   ----   ----   ----   ----   ----   ----
January.....................   2.16%  4.81%  6.12%  4.51%  5.24%  5.61%
February....................   2.23   4.68   6.22   4.70   5.31   5.53
March.......................   2.57   4.30   6.22   4.78   5.39   5.80
April.......................   2.48   3.98   6.15   4.69   5.38   5.99
May.........................   2.35   3.78   6.33   4.85   5.44   5.87
June........................   2.20   3.58   6.17   5.10   5.41   5.69
July........................   1.96   3.62   6.08   5.03   5.36   5.54
August......................   1.76   3.47   6.18   5.20   5.21   5.56
September...................   1.72   2.82   6.13   5.25   4.71   5.52
October.....................   1.65   2.33   6.01   5.43   4.12   5.46
November....................   1.49   2.18   6.09   5.55   4.53   5.46
December....................          2.22   5.60   5.84   4.52   5.53

     Two-Year CMT

     "Two-Year CMT" is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of two years, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date specified in the related mortgage note (generally 45 days prior to the applicable Adjustment
Date). In the event such Index is no longer available, the servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

     Listed below are historical values of certain average yields, which are related to Two-Year CMT. The values shown are the average monthly yields on United States Treasury Securities adjusted to a constant maturity of two-years for the months indicated, published by the Federal Reserve Board. By contrast, Two-Year CMT is determined by reference to a weekly average yield on United States Treasury Securities adjusted to a constant maturity of two years, rather than such monthly average yields. The monthly averages shown are intended only to provide an historical summary of the movements in yields on United States Treasury Securities adjusted to a constant maturity of two years and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to Two-Year CMT as published by a different source for the same period.

                                             Two-Year CMT
                               ---------------------------------------
Month                          2002   2001   2000   1999   1998   1997
----------------------------   ----   ----   ----   ----   ----   ----
January.....................   3.03%  4.76%  6.44%  4.62%  5.36%  6.01%
February....................   3.02   4.66   6.61   4.88   5.42   5.90
March.......................   3.56   4.34   6.53   5.05   5.56   6.22
April.......................   3.42   4.23   6.40   4.98   5.56   6.45
May.........................   3.27   4.26   6.81   5.25   5.59   6.28
June........................   2.99   4.08   6.48   5.62   5.52   6.09
July........................   2.56   4.04   6.34   5.55   5.46   5.89
August......................   2.13   3.76   6.23   5.68   5.27   5.94
September...................   2.00   3.12   6.08   5.66   4.67   5.88
October.....................   1.91   2.73   5.91   5.86   4.09   5.77
November....................   1.92   2.78   5.88   5.86   4.54   5.71
December....................          3.11   5.35   6.10   4.51   5.72

     Three-Year CMT

     "Three-Year CMT" is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of three years, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date specified in the related mortgage note (generally 45 days prior to the applicable Adjustment
Date). In the event such Index is no longer available, the servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

     Listed below are historical values of certain average yields, which are related to Three-Year CMT. The values shown are the average monthly yields on United States Treasury Securities adjusted to a constant maturity of three-years for the months indicated, published by the Federal Reserve Board. By contrast, Three-Year CMT is determined by reference to a weekly average yield on United States Treasury Securities adjusted to a constant maturity of three years, rather than such monthly average yields. The monthly averages shown are intended only to provide an historical summary of the movements in yields on United States Treasury Securities adjusted to a constant maturity of three years and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to Three-Year CMT as published by a different source for the same period.

                                             Three-Year CMT
                               ---------------------------------------
Month                          2002   2001   2000   1999   1998   1997
----------------------------   ----   ----   ----   ----   ----   ----
January.....................   3.56%  4.77%  6.49%  4.61%  5.38%  6.16%
February....................   3.55   4.71   6.65   4.90   5.43   6.03
March.......................   4.14   4.43   6.53   5.11   5.57   6.38
April.......................   4.01   4.42   6.36   5.03   5.58   6.61
May.........................   3.81   4.51   6.77   5.33   5.61   6.42
June........................   3.49   4.35   6.43   5.70   5.52   6.24
July........................   3.01   4.31   6.28   5.62   5.47   6.00
August......................   2.52   4.04   6.17   5.77   5.24   6.06
September...................   2.32   3.45   6.02   5.75   4.62   5.98
October.....................   2.25   3.14   5.85   5.94   4.18   5.84
November....................   2.32   3.22   5.79   5.92   4.57   5.76
December....................          3.62   5.26   6.14   4.48   5.74

     Five-Year CMT

     "Five-Year CMT" is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of five years, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date specified in the related mortgage note (generally 45 days prior to the applicable Adjustment
Date). In the event such Index is no longer available, the servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

     Listed below are historical values of certain average yields, which are related to Five-Year CMT. The values shown are the average monthly yields on United States Treasury Securities adjusted to a constant maturity of five-years for the months indicated, published by the Federal Reserve Board. By contrast, Five-Year CMT is determined by reference to a weekly average yield on United States Treasury Securities adjusted to a constant maturity of five years, rather than such monthly average yields. The monthly averages shown are intended only to provide an historical summary of the movements in yields on United States Treasury Securities adjusted to a constant maturity of five years and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to Five-Year CMT as published by a different source for the same period.

                                             Five-Year CMT
                               ---------------------------------------
Month                          2002   2001   2000   1999   1998   1997
----------------------------   ----   ----   ----   ----   ----   ----
January.....................   4.34%  4.86%  6.58%  4.60%  5.42%  6.33%
February....................   4.30   4.89   6.68   4.91   5.49   6.20
March.......................   4.74   4.64   6.50   5.14   5.61   6.54
April.......................   4.65   4.76   6.26   5.08   5.61   6.76
May.........................   4.49   4.93   6.69   5.44   5.63   6.57
June........................   4.19   4.81   6.30   5.81   5.52   6.38
July........................   3.81   4.76   6.18   5.68   5.46   6.12
August......................   3.29   4.57   6.06   5.84   5.27   6.16
September...................   2.94   4.12   5.93   5.80   4.62   6.11
October.....................   2.95   3.91   5.78   6.03   4.18   5.93
November....................   3.05   3.97   5.70   5.97   4.54   5.80
December....................          4.39   5.17   6.19   4.45   5.77

     One-Year LIBOR

     "One-Year LIBOR" is defined to be the rate for one-year U.S. dollar denominated deposits offered in the London interbank market as published in The Wall Street Journal and most recently available as of the date specified in the related mortgage note (generally the first business day of the month immediately preceding the month of the applicable Adjustment Date). In the event such Index is no longer available, the servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

     Listed below are historical values of certain average yields, which are related to One-Year LIBOR. The monthly averages shown are intended only to provide an historical summary of the movements in One-Year LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to One-Year LIBOR as published by a different source for the same period.

                                                      One-Year LIBOR
                               ---------------------------------------------------------
Month                           2002       2001     2000      1999      1998      1997
----------------------------   -------   -------   -------   -------   -------   -------
January.....................   2.49125%  5.17375%  6.75000%  5.05813%  5.65625%  5.93750%
February....................   2.43000   4.88375   6.76375   5.39375   5.79297   5.96875
March.......................   3.00250   4.66750   6.94375   5.25000   5.89063   6.27344
April.......................   2.63375   4.44125   7.10125   5.23000   5.99219   6.31250
May.........................   2.59125   4.24250   7.50125   5.55781   5.87500   6.25781
June........................   2.28625   4.18375   7.18000   5.84000   5.84375   6.12500
July........................   2.09000   3.82000   7.08000   5.89125   5.82422   5.93750
August......................   1.89625   3.56375   6.97000   6.06000   5.53125   6.03125
September...................   1.72500   2.64250   6.80125   6.03500   5.06250   6.00000
October.....................   1.63625   2.27188   6.73000   6.25000   4.75125   5.91797
November....................   1.72750   2.38625   6.55500   6.28625   5.12563   6.01172
December....................             2.44250   6.00000   6.50000   5.09844   5.96875

Mortgage Loan Statistical Information

     Set forth below is a description of some additional statistical characteristics of the group I mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate Cut-off Date Principal Balance of the group I mortgage loans, and may not add to 100.00% due to rounding.

                         Group I Current Mortgage Rates*

                                                                    Percent of
                                      Number of                       Group I
                                       Mortgage      Principal       Mortgage
Mortgage Rate (%)                       Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
4.251 - 4.500......................       10      $  3,867,691.96       3.53%
4.501 - 4.750......................       16         6,745,024.77       6.15
4.751 - 5.000......................       29        10,722,863.61       9.77
5.001 - 5.250......................       24         8,641,380.35       7.88
5.251 - 5.500......................       21         8,867,868.53       8.08
5.501 - 5.750......................       10         3,974,113.03       3.62
5.751 - 6.000......................        6         3,214,900.26       2.93
6.001 - 6.250......................       18         7,353,252.49       6.70
6.251 - 6.500......................       69        28,378,007.69      25.87
6.501 - 6.750......................       43        17,986,835.34      16.39
6.751 - 7.000......................       15         5,306,954.02       4.84
7.001 - 7.250......................        7         3,882,776.56       3.54
7.251 - 7.500......................        2           767,805.98       0.70
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======
----------
* The minimum current mortgage rate and the maximum current mortgage rate for the group I mortgage loans are 4.375% per annum and 7.500% per annum, respectively. As of the cut-off date, the weighted average current mortgage rate for the group I mortgage loans will be approximately 5.989% per annum.

                       Group I Current Net Mortgage Rates*

                                                                    Percent of
                                      Number of                       Group I
                                       Mortgage      Principal       Mortgage
Net Mortgage Rate (%)                   Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
3.501 - 3.750......................       10      $  3,867,691.96       3.53%
3.751 - 4.000......................       16         6,745,024.77       6.15
4.001 - 4.250......................       29        10,722,863.61       9.77
4.251 - 4.500......................       24         8,641,380.35       7.88
4.501 - 4.750......................       21         8,867,868.53       8.08
4.751 - 5.000......................       10         3,974,113.03       3.62
5.001 - 5.250......................        6         3,214,900.26       2.93
5.251 - 5.500......................       18         7,353,252.49       6.70
5.501 - 5.750......................       69        28,378,007.69      25.87
5.751 - 6.000......................       43        17,986,835.34      16.39
6.001 - 6.250......................       15         5,306,954.02       4.84
6.251 - 6.500......................        7         3,882,776.56       3.54
6.501 - 6.750......................        2           767,805.98       0.70
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

----------
* The minimum current net mortgage rate and the maximum current net mortgage rate for the group I mortgage loans are 3.623% and 6.748%, respectively. As of the cut-off date, the weighted average current net mortgage rate for the group I mortgage loans will be approximately 5.236%.

             Group I Cut-off Date Mortgage Loan Principal Balances*

                                                                    Percent of
                                      Number of                      Group I
                                       Mortgage      Principal       Mortgage
Cut-off Date Principal Balance ($)      Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
  125,000.01 -   150,000.00........        3      $    423,178.35       0.39%
  150,000.01 -   175,000.00........        2           325,598.32       0.30
  175,000.01 -   200,000.00........        4           765,436.09       0.70
  200,000.01 -   250,000.00........        8         1,861,819.84       1.70
  250,000.01 -   300,000.00........       26         7,467,758.98       6.81
  300,000.01 -   400,000.00........      130        44,678,886.80      40.72
  400,000.01 -   500,000.00........       42        18,929,984.35      17.25
  500,000.01 -   600,000.00........       32        17,615,802.01      16.06
  600,000.01 -   700,000.00........       15         9,683,859.21       8.83
  700,000.01 -   800,000.00........        4         3,009,135.20       2.74
  900,000.01 - 1,000,000.00........        2         1,908,687.78       1.74
1,000,000.01 - 1,100,000.00........        1         1,057,763.21       0.96
1,900,000.01 - 2,000,000.00........        1         1,981,564.45       1.81
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

----------
* The minimum principal balance and the maximum principal balance of the group I mortgage loans as of the cut-off date are $135,777.46 and $1,981,564.45, respectively. As of the cut-off date, the average principal balance for the group I mortgage loans will be approximately $406,331.39.

                        Group I Mortgaged Property Types

                                                                    Percent of
                                      Number of                       Group I
                                       Mortgage      Principal       Mortgage
Property Type                           Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Single Family Residence............      190      $ 77,652,559.20      70.78%
Condo..............................       12         6,157,409.81       5.61
2 Family...........................        1           377,728.46       0.34
PUD (attached).....................        5         1,777,701.98       1.62
PUD (de minimis/detached)..........       62        23,744,075.14      21.64
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

                         Group I Mortgage Loan Purposes

                                                                    Percent of
                                      Number of                      Group I
                                       Mortgage      Principal       Mortgage
Loan Purpose                            Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Purchase...........................      146      $ 58,838,368.03      53.63%
Refinance - Rate Term..............       68        28,306,407.92      25.80
Refinance - Cashout................       56        22,564,698.64      20.57
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

                            Group I Occupancy Types*

                                                                    Percent of
                                      Number of                      Group I
                                       Mortgage      Principal       Mortgage
Occupancy Type                          Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Primary............................      249      $ 98,706,000.52      89.97%
Second Home........................       21        11,003,474.07      10.03
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                       Group I Credit Score Distribution*

                                                                    Percent of
                                      Number of                       Group I
                                       Mortgage      Principal       Mortgage
Credit Score                            Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
501 - 520..........................        2      $    669,459.51       0.61%
521 - 540..........................        1         1,057,763.21       0.96
541 - 560..........................        2           589,474.14       0.54
561 - 580..........................        4         1,920,896.85       1.75
581 - 600..........................        6         2,332,387.45       2.13
601 - 620..........................       10         4,256,936.06       3.88
621 - 640..........................       10         3,925,913.40       3.58
641 - 660..........................       12         4,096,179.69       3.73
661 - 680..........................       20         8,283,449.43       7.55
681 - 700..........................       25         9,991,852.80       9.11
701 - 720..........................       35        16,106,547.72      14.68
721 - 740..........................       29        12,242,493.18      11.16
741 - 760..........................       41        17,212,173.17      15.69
761 - 780..........................       37        13,239,300.84      12.07
781 - 800..........................       32        12,606,564.50      11.49
801 - 820..........................        4         1,178,082.64       1.07
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

----------
* The minimum credit score and the maximum credit score (where available) for the group I mortgage loans are 516 and 813, respectively. As of the cut-off date, the weighted average credit score for the group I mortgage loans will be approximately 713.

                          Group I Original LTV Ratios*

                                                                    Percent of
                                      Number of                      Group I
                                       Mortgage       Principal      Mortgage
Original LTV Ratio (%)                  Loans          Balance        Loans
-----------------------------------   ---------   ---------------   ----------
Less than 50.01....................       19      $  6,618,471.05       6.03%
50.01 - 55.00......................        6         2,748,073.16       2.50
55.01 - 60.00......................        5         2,032,944.81       1.85
60.01 - 65.00......................       16         6,675,857.43       6.09
65.01 - 70.00......................       26        11,304,528.50      10.30
70.01 - 75.00......................       56        26,119,572.70      23.81
75.01 - 80.00......................      106        41,355,288.58      37.70
80.01 - 85.00......................       10         3,729,712.56       3.40
85.01 - 90.00......................       24         8,218,204.32       7.49
90.01 - 95.00......................        2           906,821.48       0.83
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group I mortgage loans are 15.30% and 92.70%, respectively. As of the cut-off date, the weighted average original LTV ratio for the group I mortgage loans will be approximately 73.24%.

                             Group I Original Terms*

                                                                    Percent of
                                      Number of                       Group I
                                       Mortgage      Principal       Mortgage
Loan Term (months)                      Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
152................................        1      $    290,986.89       0.27%
172................................        1           297,008.00       0.27
180................................        3           655,575.15       0.60
318................................        1           943,525.51       0.86
324................................        1           135,777.46       0.12
343................................        1           297,078.26       0.27
346................................        1           301,196.10       0.27
347................................        1           568,530.75       0.52
348................................        2           696,930.88       0.64
349................................        1           511,668.23       0.47
352................................        2           575,873.23       0.52
357................................        1           670,673.47       0.61
358................................        3           602,107.43       0.55
359................................        1           261,780.33       0.24
360................................      250       102,900,762.90      93.79
                                         ---      ---------------      -----
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

----------
* The minimum original term and the maximum original term for the group I mortgage loans are 152 months and 360 months, respectively. As of the cut-off date, the weighted average original term for the group I mortgage loans will be approximately 357 months.

                        Group I Months Since Origination*

                                                                    Percent of
                                      Number of                      Group I
                                       Mortgage      Principal       Mortgage
Months                                  Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
  1 -   3..........................        1      $    456,154.47       0.42%
 10 -  12..........................        6         4,077,886.04       3.72
 13 -  15..........................       64        27,015,530.18      24.62
 16 -  18..........................       40        18,399,551.45      16.77
 19 -  21..........................       12         4,725,017.54       4.31
 22 -  24..........................        2           925,517.27       0.84
 25 -  27..........................        5         2,476,316.12       2.26
 28 -  30..........................        4         1,753,781.65       1.60
 31 -  33..........................        2           834,137.43       0.76
 34 -  36..........................        7         3,215,822.46       2.93
 37 -  39..........................        9         3,472,983.22       3.17
 40 -  42..........................       12         4,347,559.05       3.96
 43 -  45..........................       18         7,497,791.83       6.83
 46 -  48..........................        7         2,527,254.03       2.30
 49 -  51..........................       13         4,499,121.27       4.10
 52 -  54..........................        6         2,030,778.49       1.85
 55 -  57..........................       12         4,355,690.91       3.97
 58 -  60..........................        7         2,461,057.45       2.24
 61 -  63..........................       11         3,934,166.01       3.59
 64 -  66..........................        4         1,768,618.40       1.61
 67 -  69..........................        4         1,432,228.55       1.31
 70 -  72..........................        4           994,603.44       0.91
 73 -  75..........................        2           585,824.74       0.53
 76 -  78..........................        6         1,954,779.30       1.78
 79 -  81..........................        3         1,026,288.02       0.94
 85 -  87..........................        2           861,644.54       0.79
 88 -  90..........................        1           290,986.89       0.27
 97 -  99..........................        1           384,780.04       0.35
100 - 102..........................        1           313,003.89       0.29
103 - 105..........................        1           306,150.69       0.28
112 - 114..........................        2           555,498.85       0.51
190 - 192..........................        1           228,950.37       0.21
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

----------
* The minimum months since origination and the maximum months since origination for the group I mortgage loans are 3 months and 191 months, respectively. As of the cut-off date, the weighted average months since origination for the group I mortgage loans will be approximately 34 months.

                   Group I Remaining Terms to Stated Maturity*

                                                                    Percent of
                                      Number of                       Group I
                                       Mortgage      Principal       Mortgage
Remaining Term (months)                 Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
 61 -  72..........................        1      $    290,986.89       0.27%
 97 - 108..........................        1           243,002.44       0.22
109 - 120..........................        1           256,405.90       0.23
121 - 132..........................        1           156,166.81       0.14
133 - 144..........................        1           297,008.00       0.27
169 - 180..........................        1           228,950.37       0.21
241 - 252..........................        2           555,498.85       0.51
253 - 264..........................        3         1,003,934.62       0.92
265 - 276..........................        2           861,644.54       0.79
277 - 288..........................       11         3,628,250.62       3.31
289 - 300..........................       27         9,471,396.17       8.63
301 - 312..........................       34        12,860,113.41      11.72
313 - 324..........................       49        19,074,339.98      17.39
325 - 336..........................       17         7,825,629.50       7.13
337 - 348..........................      116        51,530,643.69      46.97
349 - 360..........................        3         1,425,502.80       1.30
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group I mortgage loans are 63 months and 357 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group I mortgage loans will be approximately 323 months.

                          Group I Documentation Types*

                                                                    Percent of
                                      Number of                      Group I
                                       Mortgage      Principal       Mortgage
Documentation Type                      Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Full...............................      127      $ 48,243,740.13      43.97%
Alternative........................       48        19,975,631.31      18.21
Reduced............................       93        40,783,585.93      37.17
No Income/No Asset.................        2           706,517.22       0.64
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

----------
* For a description of the documentation types, see "Underwriting Standards" in this prospectus supplement.

             Group I Geographic Distribution of Mortgaged Properties

                                                                    Percent of
                                      Number of                      Group I
                                       Mortgage      Principal       Mortgage
State                                   Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Ohio...............................       81      $ 31,617,904.77      28.82%
Arizona............................       43        17,948,092.89      16.36
Illinois...........................       40        15,638,157.98      14.25
Florida............................       16         9,623,930.14       8.77
Michigan...........................       24         9,067,918.73       8.27
Indiana............................       23         8,677,224.64       7.91
Kentucky...........................       18         7,567,473.84       6.90
North Carolina.....................        6         2,201,518.96       2.01
Virginia...........................        5         1,519,874.55       1.39
Texas..............................        3         1,219,617.41       1.11
Other..............................       11         4,627,760.68       4.22
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

----------
* No other state represents a percentage greater than 1.01% of the group I mortgage loans.

                   Group I Next Interest Rate Adjustment Dates

                                                                    Percent of
                                      Number of                       Group I
                                       Mortgage      Principal       Mortgage
Year/Month                              Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
2003-01............................       11      $  4,149,020.61       3.78%
2003-02............................        3         1,128,291.51       1.03
2003-03............................        8         2,734,103.65       2.49
2003-04............................       14         5,119,260.74       4.67
2003-05............................       21         7,709,069.18       7.03
2003-06............................       13         4,327,553.27       3.94
2003-07............................        8         2,779,478.09       2.53
2003-08............................       14         5,105,721.25       4.65
2003-09............................       22         9,255,293.85       8.44
2003-10............................       12         4,222,912.76       3.85
2003-11............................        7         3,168,925.79       2.89
2003-12............................        7         3,925,963.67       3.58
2004-01............................        3         1,537,521.56       1.40
2004-02............................        1           344,846.09       0.31
2004-03............................        5         1,949,817.99       1.78
2004-04............................        5         2,283,406.97       2.08
2004-05............................        6         2,917,578.33       2.66
2004-06............................        9         4,242,477.14       3.87
2004-07............................       21         8,714,970.79       7.94
2004-08............................       15         6,773,321.76       6.17
2004-09............................       25        10,530,056.62       9.60
2004-10............................       21         8,374,272.13       7.63
2004-11............................       18         7,992,945.79       7.29
2004-12............................        1           422,665.05       0.39
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

                                Group I Margins*

                                                                    Percent of
                                      Number of                      Group I
                                       Mortgage      Principal       Mortgage
Margin (%)                              Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
2.251 - 2.375......................        1      $    360,503.40       0.33%
2.376 - 2.500......................        1           228,950.37       0.21
2.501 - 2.625......................        1           462,320.20       0.42
2.626 - 2.750......................      230        93,356,492.90      85.09
2.751 - 2.875......................       17         5,953,061.47       5.43
2.876 - 3.000......................       15         7,715,585.47       7.03
3.001 - 3.125......................        1           321,982.12       0.29
3.126 - 3.250......................        2           556,817.59       0.51
3.376 - 3.500......................        1           294,689.11       0.27
3.626 - 3.750......................        1           459,071.96       0.42
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

----------
* As of the cut-off date, the weighted average margin of the group I mortgage loans will be 2.782%.

     As of the cut-off date, all of the group I mortgage loans have a rate floor that is identical to the margin.

                        Group I First Periodic Rate Caps*

                                                                    Percent of
                                      Number of                       Group I
                                       Mortgage      Principal       Mortgage
First Periodic Rate Cap (%)             Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Not Available......................        1      $    290,986.89       0.27%
1.251 - 1.375......................        1           135,777.46       0.12
1.376 - 1.500......................        1           462,320.20       0.42
1.626 - 1.750......................        1           549,952.17       0.50
1.876 - 2.000......................      256       104,264,729.16      95.04
2.876 - 3.000......................        7         2,353,230.27       2.14
3.126 - 3.250......................        1           568,530.75       0.52
4.876 - 5.000................. ....        1           140,422.18       0.13
6.251 - 6.375......................        1           943,525.51       0.86
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

----------
* As of the cut-off date, the weighted average first periodic rate cap for the group I mortgage loans will be approximately 2.059%.

                           Group I Periodic Rate Caps*

                                                                    Percent of
                                      Number of                      Group I
                                       Mortgage      Principal       Mortgage
Periodic Rate Cap (%)                   Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
1.376 - 1.500......................        1      $    462,320.20       0.42%
1.876 - 2.000......................      269       109,247,154.39      99.58
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

----------
* As of the cut-off date, the weighted average periodic rate cap for the group I mortgage loans will be approximately 1.998%.

                         Group I Maximum Mortgage Rates*

                                                                    Percent of
                                      Number of                       Group I
                                       Mortgage      Principal       Mortgage
Maximum Mortgage Rate (%)               Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
10.001 - 10.125....................        1      $    316,420.82       0.29%
10.376 - 10.500....................        1           394,562.80       0.36
10.626 - 10.750....................        1           274,230.10       0.25
11.126 - 11.250....................        7         2,970,021.68       2.71
11.251 - 11.375....................        7         3,116,539.81       2.84
11.376 - 11.500....................       16         5,507,032.40       5.02
11.501 - 11.625....................        8         3,151,855.22       2.87
11.626 - 11.750....................        8         3,798,575.97       3.46
11.751 - 11.875....................       12         5,065,542.87       4.62
11.876 - 12.000....................       14         6,104,194.59       5.56
12.001 - 12.125....................        3           945,096.79       0.86
12.126 - 12.250....................       16         6,267,742.59       5.71
12.251 - 12.375....................       17         7,048,427.30       6.42
12.376 - 12.500....................       47        19,107,010.09      17.42
12.501 - 12.625....................       21         8,469,653.68       7.72
12.626 - 12.750....................       22         8,806,787.85       8.03
12.751 - 12.875....................       12         4,623,685.63       4.21
12.876 - 13.000....................        8         2,850,393.24       2.60
13.001 - 13.125....................        8         3,781,115.34       3.45
13.126 - 13.250....................        7         3,273,380.12       2.98
13.251 - 13.375....................        5         1,899,565.99       1.73
13.376 - 13.500....................        7         4,310,844.84       3.93
13.501 - 13.625....................        4         1,196,776.96       1.09
13.626 - 13.750....................        8         3,097,378.04       2.82
13.751 - 13.875....................        5         1,545,265.95       1.41
13.876 - 14.000....................        3         1,012,397.30       0.92
14.126 - 14.250....................        2           774,976.62       0.71
                                         ---      ---------------     ------
Total..............................      270      $109,709,474.59     100.00%
                                         ===      ===============     ======

----------
* The lowest maximum mortgage rate and the highest maximum mortgage rate for the group I mortgage loans are 10.125% per annum and 14.250% per annum, respectively. As of the cut-off date, the weighted average maximum mortgage rate for the group I mortgage loans will be approximately 12.482% per annum.

     Set forth below is a description of some additional statistical characteristics of the group II mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate Cut-off Date Principal Balance of the group II mortgage loans, and may not add to 100.00% due to rounding.

                        Group II Current Mortgage Rates*

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
Mortgage Rate (%)                       Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
4.751 -  5.000.....................        2       $   941,656.18       1.11%
5.001 -  5.250.....................        9         3,773,858.42       4.45
5.251 -  5.500.....................        3           889,088.06       1.05
5.751 -  6.000.....................        9         3,834,854.22       4.52
6.001 -  6.250.....................       21         9,851,422.62      11.61
6.251 -  6.500.....................       25        10,247,811.03      12.08
6.501 -  6.750.....................       24        11,432,335.65      13.48
6.751 -  7.000.....................       12         5,265,733.58       6.21
7.001 -  7.250.....................       16         7,175,415.20       8.46
7.251 -  7.500.....................       25         9,648,043.43      11.37
7.501 -  7.750.....................        8         4,008,764.38       4.73
7.751 -  8.000.....................        8         4,758,706.16       5.61
8.001 -  8.250.....................        9         5,673,043.95       6.69
8.251 -  8.500.....................        5         2,318,641.88       2.73
8.501 -  8.750.....................        3         1,809,280.15       2.13
8.751 -  9.000.....................        1           503,632.94       0.59
9.001 -  9.250.....................        5         2,385,319.00       2.81
9.751 - 10.000.....................        1           317,671.52       0.37
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

----------
* The minimum current mortgage rate and the maximum current mortgage rate for the group II mortgage loans are 4.875% per annum and 9.875% per annum, respectively. As of the cut-off date, the weighted average current mortgage rate for the group II mortgage loans will be approximately 7.026% per annum.

                      Group II Current Net Mortgage Rates*

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
Net Mortgage Rate (%)                   Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
4.001 - 4.250......................        2       $   941,656.18       1.11%
4.251 - 4.500......................        9         3,773,858.42       4.45
4.501 - 4.750......................        3           889,088.06       1.05
5.001 - 5.250......................        9         3,834,854.22       4.52
5.251 - 5.500......................       21         9,851,422.62      11.61
5.501 - 5.750......................       25        10,247,811.03      12.08
5.751 - 6.000......................       24        11,432,335.65      13.48
6.001 - 6.250......................       12         5,265,733.58       6.21
6.251 - 6.500......................       16         7,175,415.20       8.46
6.501 - 6.750......................       25         9,648,043.43      11.37
6.751 - 7.000......................        8         4,008,764.38       4.73
7.001 - 7.250......................        8         4,758,706.16       5.61
7.251 - 7.500......................        9         5,673,043.95       6.69
7.501 - 7.750......................        5         2,318,641.88       2.73
7.751 - 8.000......................        3         1,809,280.15       2.13
8.001 - 8.250......................        1           503,632.94       0.59
8.251 - 8.500......................        5         2,385,319.00       2.81
9.001 - 9.250......................        1           317,671.52       0.37
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

----------
* The minimum current net mortgage rate and the maximum current net mortgage rate for the group II mortgage loans are 4.123% and 9.123%, respectively. As of the cut-off date, the weighted average current net mortgage rate for the group II mortgage loans will be approximately 6.273%.

             Group II Cut-off Date Mortgage Loan Principal Balances*

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage     Principal        Mortgage
Cut-off Date Principal Balance ($)      Loans        Balance           Loans
-----------------------------------   ---------   ---------------   ----------
  125,000.01 -   150,000.00........        2       $   270,728.23       0.32%
  150,000.01 -   175,000.00........        2           319,386.65       0.38
  175,000.01 -   200,000.00........        1           191,878.51       0.23
  200,000.01 -   250,000.00........        1           219,749.55       0.26
  250,000.01 -   300,000.00........        5         1,448,271.76       1.71
  300,000.01 -   400,000.00........       83        28,610,716.62      33.73
  400,000.01 -   500,000.00........       46        20,470,416.84      24.13
  500,000.01 -   600,000.00........       19        10,358,804.13      12.21
  600,000.01 -   700,000.00........       10         6,383,379.08       7.52
  700,000.01 -   800,000.00........        4         3,102,360.60       3.66
  800,000.01 -   900,000.00........        3         2,542,385.01       3.00
  900,000.01 - 1,000,000.00........        6         5,873,183.65       6.92
1,000,000.01 - 1,100,000.00........        1         1,026,375.64       1.21
1,200,000.01 - 1,300,000.00........        1         1,291,574.56       1.52
1,300,000.01 - 1,400,000.00........        1         1,304,265.71       1.54
1,400,000.01 - 1,500,000.00........        1         1,421,801.83       1.68
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

----------
* The minimum principal balance and the maximum principal balance of the group II mortgage loans as of the cut-off date are $125,155.96 and $1,421,801.83, respectively. As of the cut-off date, the average principal balance for the group II mortgage loans will be approximately $456,103.65.

                        Group II Mortgaged Property Types

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
Property Type                           Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
Single Family Residence............      120       $54,227,425.06      63.92%
Condo..............................       11         5,980,642.52       7.05
PUD (attached).....................        1           612,608.63       0.72
PUD (de minimis/detached)..........       54        24,014,602.16      28.31
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

                         Group II Mortgage Loan Purposes

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
Loan Purpose                            Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
Purchase...........................      115       $50,962,793.41      60.07%
Refinance - Rate Term..............       38        17,439,292.77      20.56
Refinance - Cashout................       33        16,433,192.19      19.37
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

                            Group II Occupancy Types*

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
Occupancy Type                          Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
Primary............................      159       $71,827,403.72      84.67%
Second Home........................       14         6,800,960.07       8.02
Investment.........................       13         6,206,914.58       7.32
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                       Group II Credit Score Distribution*

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
Credit Score                            Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
521 - 540..........................        2       $ 1,409,213.61       1.66%
541 - 560..........................        1           402,650.29       0.47
561 - 580..........................        4         2,172,745.36       2.56
581 - 600..........................        6         2,567,264.02       3.03
601 - 620..........................        8         3,656,243.88       4.31
621 - 640..........................        8         3,570,753.98       4.21
641 - 660..........................       22         9,134,483.59      10.77
661 - 680..........................       21         8,791,148.74      10.36
681 - 700..........................       24        11,006,797.22      12.97
701 - 720..........................       12         7,284,110.14       8.59
721 - 740..........................       24        11,453,867.38      13.50
741 - 760..........................       14         6,055,758.36       7.14
761 - 780..........................       18         8,567,694.94      10.10
781 - 800..........................       17         7,000,325.50       8.25
801 - 820..........................        5         1,762,221.36       2.08
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

----------
* The minimum credit score and the maximum credit score for the group II mortgage loans are 523 and 810, respectively. As of the cut-off date, the weighted average credit score for the group II mortgage loans will be approximately 699.

                          Group II Original LTV Ratios*

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
Original LTV Ratio (%)                  Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Less than 50.01....................       10       $ 5,001,401.49       5.90%
50.01 - 55.00......................        6         2,395,948.12       2.82
55.01 - 60.00......................        6         2,767,381.34       3.26
60.01 - 65.00......................       15         7,404,208.27       8.73
65.01 - 70.00......................       10         4,955,877.39       5.84
70.01 - 75.00......................       30        17,965,111.87      21.18
75.01 - 80.00......................       91        37,817,192.31      44.58
80.01 - 85.00......................        3         1,260,728.31       1.49
85.01 - 90.00......................       15         5,267,429.27       6.21
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group II mortgage loans are 25.70% and 90.00%, respectively. As of the cut-off date, the weighted average original LTV ratio for the group II mortgage loans will be approximately 72.77%.

                            Group II Original Terms*

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
Loan Term (months)                      Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
120................................        1       $   125,155.96       0.15%
180................................        2           700,932.30       0.83
240................................        2           844,997.18       1.00
331................................        1           466,277.27       0.55
342................................        1           765,242.96       0.90
344................................        1           219,749.55       0.26
345................................        3         1,134,040.98       1.34
347................................        1           153,673.12       0.18
348................................       16         7,385,795.86       8.71
349................................        1           323,077.23       0.38
350................................        2           677,600.54       0.80
351................................       14         5,401,261.08       6.37
352................................        3         1,145,348.94       1.35
353................................        1           496,918.20       0.59
354................................        4         2,133,458.50       2.51
355................................        1           282,672.47       0.33
357................................        2         1,146,080.30       1.35
360................................      129        61,040,645.78      71.95
361................................        1           392,350.15       0.46
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

----------
* The minimum original term and the maximum original term for the group II mortgage loans are 120 months and 361 months, respectively. As of the cut-off date, the weighted average original term for the group II mortgage loans will be approximately 354 months.

                       Group II Months Since Origination*

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
Months                                  Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
 1 -  3............................        1       $   485,443.32       0.57%
 4 -  6............................        7         3,578,029.13       4.22
 7 -  9............................       12         5,822,337.16       6.86
10 - 12............................       17         7,763,138.13       9.15
13 - 15............................       27        11,892,445.37      14.02
16 - 18............................       39        17,285,995.63      20.38
19 - 21............................       18         9,429,221.22      11.11
22 - 24............................       10         5,237,596.85       6.17
25 - 27............................        7         2,466,997.98       2.91
28 - 30............................       13         5,465,285.43       6.44
31 - 33............................        6         3,354,319.40       3.95
34 - 36............................        9         3,164,018.67       3.73
37 - 39............................        8         3,087,413.27       3.64
40 - 42............................        4         1,430,932.62       1.69
46 - 48............................        1           466,277.27       0.55
49 - 51............................        2           770,860.73       0.91
52 - 54............................        2         1,132,034.66       1.33
64 - 66............................        1           301,594.67       0.36
76 - 78............................        1           674,961.22       0.80
88 - 90............................        1         1,026,375.64       1.21
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

----------
* The minimum months since origination and the maximum months since origination for the group II mortgage loans are 3 months and 90 months, respectively. As of the cut-off date, the weighted average months since origination for the group II mortgage loans will be approximately 21 months.

                  Group II Remaining Terms to Stated Maturity*

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
Remaining Term (months)                 Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
 73 -  84..........................        1       $   125,155.96       0.15%
133 - 144..........................        1           275,640.71       0.32
157 - 168..........................        1           425,291.59       0.50
217 - 228..........................        2           844,997.18       1.00
265 - 276..........................        1         1,026,375.64       1.21
277 - 288..........................        2         1,141,238.49       1.35
289 - 300..........................        1           301,594.67       0.36
301 - 312..........................        4         1,902,895.39       2.24
313 - 324..........................       39        16,764,624.60      19.76
325 - 336..........................       18         6,675,926.79       7.87
337 - 348..........................       97        46,096,751.20      54.34
349 - 360..........................       19         9,254,786.15      10.91
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group II mortgage loans are 79 months and 357 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group II mortgage loans will be approximately 333 months.

                          Group II Documentation Types*

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
Documentation Type                      Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Full...............................      103       $43,576,373.23      51.37%
Alternative........................       26        16,234,726.89      19.14
Reduced............................       53        23,394,226.92      27.58
No Income / No Asset...............        4         1,629,951.33       1.92
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

----------
* For a description of the documentation types, see "Underwriting Standards" in this prospectus supplement.

            Group II Geographic Distribution of Mortgaged Properties

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
State                                   Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Ohio...............................       65       $29,593,283.55      34.88%
Arizona............................       56        24,911,122.47      29.36
Michigan...........................       17         7,493,625.91       8.83
Indiana............................       14         7,371,199.85       8.69
Kentucky...........................       13         5,720,538.54       6.74
Florida............................       10         4,676,969.76       5.51
Tennessee..........................        5         2,390,732.70       2.82
Illinois...........................        3         1,605,286.04       1.89
North Carolina.....................        2           661,991.06       0.78
Wisconsin..........................        1           410,528.49       0.48
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

                  Group II Next Interest Rate Adjustment Dates

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
Year/Month                              Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
2003-01............................        2       $   646,241.76       0.76%
2003-02............................        2           948,600.85       1.12
2003-03............................        2           558,043.90       0.66
2003-04............................        4         1,734,763.69       2.04
2003-05............................        3         1,281,371.04       1.51
2003-06............................        2           678,876.65       0.80
2003-07............................        1           125,155.96       0.15
2003-08............................        3         1,251,105.03       1.47
2003-09............................        1           338,741.47       0.40
2003-10............................        4         1,444,801.85       1.70
2003-11............................        3         1,698,569.42       2.00
2003-12............................        3         1,047,367.30       1.23
2004-01............................        1           478,539.97       0.56
2004-02............................        1           976,122.31       1.15
2004-03............................        5         3,689,282.67       4.35
2004-04............................        4         1,457,950.49       1.72
2004-05............................        7         3,314,822.53       3.91
2004-06............................       16         7,924,321.85       9.34
2004-07............................       13         5,124,819.52       6.04
2004-08............................       19         8,742,493.33      10.31
2004-09............................       10         5,157,369.59       6.08
2004-10............................        8         3,316,339.79       3.91
2004-11............................       16         7,444,924.59       8.78
2004-12............................        6         3,049,806.18       3.59
2005-01............................        8         3,228,874.62       3.81
2005-02............................        7         2,977,056.89       3.51
2005-03............................        3         1,834,663.49       2.16
2005-04............................        4         2,618,961.20       3.09
2005-05............................        1           405,959.00       0.48
2005-06............................        1           464,391.59       0.55
2005-07............................        2         1,091,926.02       1.29
2005-08............................       10         4,169,723.01       4.92
2005-09............................        3         1,043,426.18       1.23
2005-10............................        4         1,891,654.38       2.23
2005-11............................        4         1,349,883.65       1.59
2005-12............................        3         1,328,326.60       1.57
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

                                Group II Margins*

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
Margin (%)                              Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
2.626 - 2.750......................      104       $44,784,030.85      52.79%
2.751 - 2.875......................        1           381,323.66       0.45
2.876 - 3.000......................       46        23,738,281.25      27.98
3.001 - 3.125......................       10         5,179,161.31       6.10
3.126 - 3.250......................        7         3,556,123.87       4.19
3.251 - 3.375......................       11         4,463,955.08       5.26
3.376 - 3.500......................        3         1,241,556.61       1.46
3.501 - 3.625......................        1           386,995.91       0.46
3.626 - 3.750......................        2           786,178.31       0.93
3.876 - 4.000......................        1           317,671.52       0.37
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

----------
* As of the cut-off date, the weighted average margin of the group II mortgage loans will be 2.926%.

     As of the cut-off date, there are 165 group II mortgage loans that make up 86.43% of the group II mortgage loans that have a rate floor that is identical to the margin.

                       Group II First Periodic Rate Caps*

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
First Periodic Rate Cap (%)             Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
1.876 - 2.000......................      186       $84,835,278.37     100.00%
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

----------
* The minimum first periodic rate cap and the maximum first periodic rate cap for the group II mortgage loans are 2.000% and 2.000%, respectively. As of the cut-off date, the weighted average first periodic rate cap for the group II mortgage loans will be approximately 2.000%.

                          Group II Periodic Rate Caps*

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
Periodic Rate Cap (%)                   Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
1.876 - 2.000......................      186       $84,835,278.37     100.00%
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

----------
* The minimum periodic rate cap and the maximum periodic rate cap for the group II mortgage loans are 2.000% and 2.000%, respectively. As of the cut-off date, the weighted average periodic rate cap for the group II mortgage loans will be approximately 2.000%.

                        Group II Maximum Mortgage Rates*

                                                                    Percent of
                                      Number of                      Group II
                                       Mortgage      Principal       Mortgage
Maximum Mortgage Rate (%)               Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
10.126 - 10.250....................        1       $   445,931.03       0.53%
10.751 - 10.875....................        1           662,299.09       0.78
10.876 - 11.000....................        1           323,130.55       0.38
11.001 - 11.125....................        4         1,866,263.85       2.20
11.126 - 11.250....................        9         3,753,108.05       4.42
11.251 - 11.375....................       13         4,992,562.49       5.89
11.376 - 11.500....................       17         6,576,935.24       7.75
11.501 - 11.625....................        8         3,619,374.85       4.27
11.626 - 11.750....................       16         8,541,491.78      10.07
11.751 - 11.875....................       10         4,369,266.18       5.15
11.876 - 12.000....................        7         2,679,207.94       3.16
12.001 - 12.125....................        6         3,072,238.01       3.62
12.126 - 12.250....................       10         4,120,447.90       4.86
12.251 - 12.375....................       14         5,481,231.76       6.46
12.376 - 12.500....................       16         6,580,261.88       7.76
12.501 - 12.625....................        3         1,837,018.21       2.17
12.626 - 12.750....................        9         4,192,146.88       4.94
12.751 - 12.875....................        9         4,432,915.87       5.23
12.876 - 13.000....................        3         2,208,871.53       2.60
13.001 - 13.125....................        3         1,317,953.04       1.55
13.126 - 13.250....................        7         4,655,371.97       5.49
13.251 - 13.375....................        2         1,144,264.83       1.35
13.376 - 13.500....................        6         2,272,120.61       2.68
13.501 - 13.625....................        3         2,063,555.16       2.43
13.626 - 13.750....................        1           420,686.21       0.50
13.751 - 13.875....................        1           503,632.94       0.59
14.001 - 14.125....................        3         1,255,609.09       1.48
14.126 - 14.250....................        2         1,129,709.91       1.33
14.751 - 14.875....................        1           317,671.52       0.37
                                         ---       --------------     ------
Total..............................      186       $84,835,278.37     100.00%
                                         ===       ==============     ======

----------
* The lowest maximum mortgage rate and the highest maximum mortgage rate for the group II mortgage loans are 10.250% per annum and 14.875% per annum, respectively. As of the cut-off date, the weighted average maximum mortgage rate for the group II mortgage loans will be approximately 12.281% per annum.

     Set forth below is a description of some additional statistical characteristics of the group III mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate Cut-off Date Principal Balance of the group III mortgage loans, and may not add to 100.00% due to rounding.

                        Group III Current Mortgage Rates*

                                                                    Percent of
                                      Number of                      Group III
                                       Mortgage      Principal       Mortgage
Mortgage Rate(%)                        Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
4.501 - 4.750......................        2      $  1,132,166.16       0.83%
4.751 - 5.000......................        5         2,063,115.57       1.51
5.001 - 5.250......................       13         6,242,359.30       4.58
5.251 - 5.500......................       17         8,971,956.27       6.58
5.501 - 5.750......................       21        10,682,786.38       7.84
5.751 - 6.000......................       23         9,932,038.78       7.29
6.001 - 6.250......................       31        14,959,128.80      10.97
6.251 - 6.500......................       32        13,311,554.03       9.76
6.501 - 6.750......................       45        19,650,092.11      14.41
6.751 - 7.000......................       82        34,551,297.62      25.34
7.001 - 7.250......................       14         8,143,461.22       5.97
7.251 - 7.500......................        6         3,485,136.22       2.56
7.501 - 7.750......................        4         1,664,565.38       1.22
8.001 - 8.250......................        2           625,887.03       0.46
8.501 - 8.750......................        1           911,563.09       0.67
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======

----------
* The minimum current mortgage rate and the maximum current mortgage rate for the group III mortgage loans are 4.750% per annum and 8.625% per annum, respectively. As of the cut-off date, the weighted average current mortgage rate for the group III mortgage loans will be approximately 6.434% per annum.

                      Group III Current Net Mortgage Rates*

                                                                    Percent of
                                      Number of                      Group III
                                       Mortgage      Principal       Mortgage
Net Mortgage Rate(%)                    Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
3.751 - 4.000......................        2      $  1,132,166.16       0.83%
4.001 - 4.250......................        5         2,063,115.57       1.51
4.251 - 4.500......................       13         6,242,359.30       4.58
4.501 - 4.750......................       17         8,971,956.27       6.58
4.751 - 5.000......................       21        10,682,786.38       7.84
5.001 - 5.250......................       23         9,932,038.78       7.29
5.251 - 5.500......................       31        14,959,128.80      10.97
5.501 - 5.750......................       32        13,311,554.03       9.76
5.751 - 6.000......................       45        19,650,092.11      14.41
6.001 - 6.250......................       82        34,551,297.62      25.34
6.251 - 6.500......................       14         8,143,461.22       5.97
6.501 - 6.750......................        6         3,485,136.22       2.56
6.751 - 7.000......................        4         1,664,565.38       1.22
7.251 - 7.500......................        2           625,887.03       0.46
7.751 - 8.000......................        1           911,563.09       0.67
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======

----------
* The minimum current net mortgage rate and the maximum current net mortgage rate for the group III mortgage loans are 3.998% and 7.873%, respectively. As of the cut-off date, the weighted average current net mortgage rate for the group III mortgage loans will be approximately 5.681%.

            Group III Cut-off Date Mortgage Loan Principal Balances*

                                                                    Percent of
                                      Number of                      Group III
                                       Mortgage      Principal       Mortgage
Cut-off Date Principal Balance ($)      Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
  125,000.01 -   150,000.00........        2      $    276,708.52       0.20%
  200,000.01 -   250,000.00........        1           210,546.08       0.15
  250,000.01 -   300,000.00........        7         2,068,009.47       1.52
  300,000.01 -   400,000.00........      140        48,748,611.30      35.76
  400,000.01 -   500,000.00........       71        31,727,730.95      23.27
  500,000.01 -   600,000.00........       37        20,230,798.65      14.84
  600,000.01 -   700,000.00........       15         9,611,067.89       7.05
  700,000.01 -   800,000.00........        8         6,056,374.18       4.44
  800,000.01 -   900,000.00........        5         4,229,846.34       3.10
  900,000.01 - 1,000,000.00........        8         7,768,500.44       5.70
1,100,000.01 - 1,200,000.00........        1         1,110,502.21       0.81
1,200,000.01 - 1,300,000.00........        1         1,283,563.54       0.94
1,400,000.01 - 1,500,000.00........        1         1,482,118.88       1.09
1,500,000.01 - 1,600,000.00........        1         1,522,729.51       1.12
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======

----------
* The minimum principal balance and the maximum principal balance of the group III mortgage loans as of the cut-off date are $133,998.51 and $1,522,729.51, respectively. As of the cut-off date, the average principal balance for the group III mortgage loans will be approximately $457,473.52.

                       Group III Mortgaged Property Types

                                                                    Percent of
                                      Number of                      Group I
                                       Mortgage      Principal       Mortgage
Property Type                           Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Single Family Residence............      226      $102,031,189.90      74.84%
Condo..............................       24        10,359,780.42       7.60
2 Family...........................        1           453,902.40       0.33
PUD (attached).....................        1           306,527.67       0.22
PUD (de minimis/detached)..........       46        23,175,707.57      17.00
                                         ---      ---------------     -------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======


                        Group III Mortgage Loan Purposes
                                                                    Percent of
                                      Number of                      Group III
                                       Mortgage      Principal       Mortgage
Loan Purpose                            Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Purchase...........................       94      $ 39,352,363.67      28.87%
Refinance - Rate Term..............      118        54,335,177.19      39.86
Refinance - Cashout................       86        42,639,567.10      31.28
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======

                           Group III Occupancy Types*
                                                                    Percent of
                                      Number of                      Group III
                                       Mortgage      Principal       Mortgage
Occupancy Type                          Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Primary............................      266      $121,041,121.19      88.79%
Second Home........................       25        12,612,317.05       9.25
Investment.........................        7         2,673,669.72       1.96
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                      Group III Credit Score Distribution*

                                                                    Percent of
                                      Number of                      Group III
                                       Mortgage      Principal       Mortgage
Credit Score                            Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
581 - 600..........................        2      $  1,211,504.04       0.89%
601 - 620..........................       14         7,393,666.85       5.42
621 - 640..........................       15         6,184,645.20       4.54
641 - 660..........................       24        11,970,339.65       8.78
661 - 680..........................       30        12,560,140.53       9.21
681 - 700..........................       35        17,206,808.09      12.62
701 - 720..........................       30        15,258,072.89      11.19
721 - 740..........................       38        17,169,247.07      12.59
741 - 760..........................       40        18,183,551.34      13.34
761 - 780..........................       37        16,059,563.21      11.78
781 - 800..........................       31        12,528,989.72       9.19
801 - 820..........................        2           600,579.37       0.44
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======

----------
* The minimum credit score and the maximum credit score for the group III mortgage loans are 585 and 810, respectively. As of the cut-off date, the weighted average credit score for the group III mortgage loans will be approximately 712.

                         Group III Original LTV Ratios*
                                                                    Pecent of
                                      Number of                      Group III
                                       Mortgage      Principal       Mortgage
Original LTV Ratio (%)                  Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Less than 50.01....................       23      $ 12,227,009.58       8.97%
50.01 - 55.00......................       16         8,003,096.25       5.87
55.01 - 60.00......................       17         7,476,984.14       5.48
60.01 - 65.00......................       12         6,274,689.49       4.60
65.01 - 70.00......................       25        11,000,652.60       8.07
70.01 - 75.00......................       63        31,255,047.99      22.93
75.01 - 80.00......................      118        51,382,732.83      37.69
80.01 - 85.00......................        8         3,207,473.71       2.35
85.01 - 90.00......................       12         4,184,238.13       3.07
90.01 - 95.00......................        4         1,315,183.24       0.96
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group III mortgage loans are 18.70% and 95.00%, respectively. As of the cut-off date, the weighted average original LTV ratio for the group III mortgage loans will be approximately 70.50%.

                            Group III Original Terms*

                                                                    Pecent of
                                      Number of                      Group III
                                       Mortgage      Principal       Mortgage
Loan Term (months)                      Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
180................................        6      $  2,855,904.14       2.09%
240................................        1           337,471.77       0.25
345................................        1           397,625.05       0.29
355................................        1           210,546.08       0.15
356................................        1           142,710.01       0.10
360................................      288       132,382,850.91      97.11
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======

----------
* The minimum original term and the maximum original term for the group III mortgage loans are 180 months and 360 months, respectively. As of the cut-off date, the weighted average original term for the group III mortgage loans will be approximately 356 months.

                       Group III Months Since Origination*

                                                                    Percent of
                                      Number of                     Group III
                                       Mortgage      Principal       Mortgage
Months                                  Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
 1 -  3............................       35      $ 18,259,744.02      13.39%
 4 -  6............................       47        21,116,548.92      15.49
 7 -  9............................       29        13,735,398.48      10.08
10 - 12............................       37        18,569,203.62      13.62
13 - 15............................       62        28,050,643.54      20.58
16 - 18............................       62        25,030,669.27      18.36
19 - 21............................        7         3,067,362.14       2.25
25 - 27............................        1           319,218.79       0.23
28 - 30............................        3         1,173,569.21       0.86
31 - 33............................        2           747,867.60       0.55
34 - 36............................        3         1,505,495.07       1.10
37 - 39............................        1           385,028.05       0.28
40 - 42............................        3         1,540,230.16       1.13
52 - 54............................        3         1,698,069.62       1.25
55 - 57............................        1           330,666.44       0.24
58 - 60............................        2           797,393.03       0.58
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======
----------
* The minimum months since origination and the maximum months since origination for the group III mortgage loans are 2 months and 59 months, respectively. As of the cut-off date, the weighted average months since origination for the group III mortgage loans will be approximately 12 months.

                  Group III Remaining Terms to Stated Maturity*

                                                                    Percent of
                                      Number of                     Group III
                                       Mortgage      Principal       Mortgage
Remaining Term (months)                 Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
157 - 168..........................        1      $    610,529.04       0.45%
169 - 180..........................        5         2,245,375.10       1.65
229 - 240..........................        1           337,471.77       0.25
301 - 312..........................        6         2,826,129.09       2.07
313 - 324..........................        6         3,105,381.06       2.28
325 - 336..........................        8         2,963,652.87       2.17
337 - 348..........................      138        58,806,394.32      43.14
349 - 360..........................      133        65,432,174.71      48.00
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group III mortgage loans are 168 months and 358 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group III mortgage loans will be approximately 343 months.

                         Group III Documentation Types*

                                                                    Percent of
                                      Number of                     Group III
                                       Mortgage      Principal       Mortgage
Documentation Type                      Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Full...............................       88      $ 37,368,487.10      27.41%
Alternative........................       34        25,715,062.12      18.86
Reduced............................      175        72,799,323.21      53.40
No Income / No Asset...............        1           444,235.53       0.33
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======

----------
* For a description of the documentation types, see "Underwriting Standards" in this prospectus supplement.

           Group III Geographic Distribution of Mortgaged Properties*

                                                                    Percent of
                                      Number of                     Group III
                                       Mortgage      Principal       Mortgage
State                                   Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Ohio...............................      114      $ 52,233,583.78      38.31%
Indiana............................       40        18,436,839.21      13.52
Michigan...........................       38        17,063,254.08      12.52
Florida............................       27        14,315,710.74      10.50
Illinois...........................       27        11,391,470.27       8.36
Arizona............................       21         8,990,983.98       6.60
Kentucky...........................       18         8,134,846.54       5.97
Tennessee..........................        6         2,578,516.55       1.89
Virginia...........................        2           964,760.57       0.71
South Carolina.....................        1           643,067.62       0.47
Other..............................        4         1,574,074.62       1.15
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======

----------
* No other state represents a percentage greater than 0.41% of the group III mortgage loans.

                  Group III Next Interest Rate Adjustment Dates

                                                                    Percent of
                                      Number of                     Group III
                                       Mortgage      Principal       Mortgage
Year/Month                              Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
2004-08............................        1      $    325,372.22       0.24%
2004-11............................        1           979,393.49       0.72
2004-12............................       11         4,845,996.31       3.55
2005-01............................       18         8,205,155.54       6.02
2005-02............................       12         6,726,720.24       4.93
2005-03............................        6         2,393,632.76       1.76
2005-04............................       11         5,895,692.30       4.32
2005-05............................       14         6,201,316.59       4.55
2005-06............................       17         7,405,014.64       5.43
2005-07............................       20         9,345,317.04       6.86
2005-08............................       15         7,027,309.99       5.15
2005-09............................       33        16,255,554.77      11.92
2005-10............................        2         2,004,189.25       1.47
2005-11............................        1           319,218.79       0.23
2006-02............................        1           464,250.18       0.34
2006-03............................        2           514,667.57       0.38
2006-04............................        5         2,290,427.72       1.68
2006-05............................        2           661,642.60       0.49
2006-06............................       14         5,742,415.43       4.21
2006-07............................       16         6,607,010.93       4.85
2006-08............................       36        14,901,128.32      10.93
2006-09............................       28        12,097,894.92       8.87
2006-10............................       19         8,829,395.19       6.48
2006-11............................       13         6,288,391.17       4.61
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======

                               Group III Margins*

                                                                    Percent of
                                      Number of                     Group III
                                       Mortgage      Principal       Mortgage
Margin (%)                              Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
2.626 - 2.750......................      264      $120,006,167.49      88.03%
2.751 - 2.875......................        5         2,178,924.35       1.60
2.876 - 3.000......................       14         5,190,092.33       3.81
3.001 - 3.125......................        1           366,023.25       0.27
3.126 - 3.250......................        2           731,545.13       0.54
3.251 - 3.375......................        2         1,265,499.94       0.93
3.376 - 3.500......................        1           362,665.94       0.27
3.501 - 3.625......................        3         1,726,630.19       1.27
3.626 - 3.750......................        3         2,142,532.13       1.57
3.751 - 3.875......................        2         1,885,760.74       1.38
4.001 - 4.125......................        1           471,266.47       0.35
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======

----------
* As of the cut-off date, the weighted average margin of the group III mortgage loans will be 2.820%.

     As of the cut-off date, all of the group III mortgage loans have a rate floor that is identical to the margin.

                       Group III First Periodic Rate Caps*

                                                                    Percent of
                                      Number of                     Group III
                                       Mortgage      Principal       Mortgage
First Periodic Rate Cap (%)             Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
1.876 - 2.000......................      289      $132,244,534.08      97.01%
2.251 - 2.375......................        1           397,625.05       0.29
4.876 - 5.000......................        8         3,684,948.83       2.70
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======
----------
* The minimum first periodic rate cap and the maximum first periodic rate cap for the group III mortgage loans are 2.000% and 5.000%, respectively. As of the cut-off date, the weighted average first periodic rate cap for the group III mortgage loans will be approximately 2.082%.

                          Group III Periodic Rate Caps*

                                                                    Percent of
                                      Number of                     Group III
                                       Mortgage      Principal       Mortgage
Periodic Rate Cap (%)                   Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
0.876 - 1.000......................        1      $    318,939.73       0.23%
1.876 - 2.000......................      297       136,008,168.23      99.77
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======

----------
* The minimum periodic rate cap and the maximum periodic rate cap for the group III mortgage loans are 1.000% and 2.000%, respectively. As of the cut-off date, the weighted average periodic rate cap for the group III mortgage loans will be approximately 1.998%.

                        Group III Maximum Mortgage Rates*

                                                                    Percent of
                                      Number of                     Group III
                                       Mortgage      Principal       Mortgage
Maximum Mortgage Rate (%)               Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
10.001 - 10.125....................        1      $    395,711.45       0.29%
10.126 - 10.250....................        1           470,503.63       0.35
10.626 - 10.750....................        2         1,132,166.16       0.83
10.751 - 10.875....................        1           641,126.98       0.47
10.876 - 11.000....................        6         2,393,782.01       1.76
11.001 - 11.125....................        8         3,555,147.33       2.61
11.126 - 11.250....................       10         4,859,452.46       3.56
11.251 - 11.375....................       12         5,139,338.99       3.77
11.376 - 11.500....................       23        10,867,085.66       7.97
11.501 - 11.625....................       14         6,302,985.06       4.62
11.626 - 11.750....................       36        16,315,973.58      11.97
11.751 - 11.875....................       54        21,923,886.16      16.08
11.876 - 12.000....................       43        19,500,318.64      14.30
12.001 - 12.125....................       21        10,028,190.02       7.36
12.126 - 12.250....................       12         7,309,338.13       5.36
12.251 - 12.375....................        8         3,207,387.13       2.35
12.376 - 12.500....................        7         3,471,380.10       2.55
12.501 - 12.625....................       11         4,357,829.55       3.20
12.626 - 12.750....................        5         3,356,090.30       2.46
12.751 - 12.875....................        2           706,514.14       0.52
12.876 - 13.000....................        3           983,198.99       0.72
13.001 - 13.125....................        1           493,017.93       0.36
13.126 - 13.250....................        4         2,233,588.37       1.64
13.251 - 13.375....................        3         1,176,198.08       0.86
13.376 - 13.500....................        3         2,304,881.61       1.69
13.501 - 13.625....................        2           833,932.41       0.61
13.626 - 13.750....................        2           830,632.97       0.61
14.001 - 14.125....................        1           323,290.87       0.24
14.126 - 14.250....................        1           302,596.16       0.22
14.501 - 14.625....................        1           911,563.09       0.67
                                         ---      ---------------     ------
Total..............................      298      $136,327,107.96     100.00%
                                         ===      ===============     ======

----------
* The lowest maximum mortgage rate and the highest maximum mortgage rate for the group III mortgage loans are 10.125% per annum and 14.625% per annum, respectively. As of the cut-off date, the weighted average maximum mortgage rate for the group III mortgage loans will be approximately 11.979% per annum.

     Set forth below is a description of some additional statistical characteristics of the group IV mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate Cut-off Date Principal Balance of the group IV mortgage loans, and may not add to 100.00% due to rounding.

                        Group IV Current Mortgage Rates*

                                                                    Percent of
                                      Number of                     Group IV
                                       Mortgage      Principal       Mortgage
Mortgage Rate (%)                       Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
5.751 - 6.000......................        2       $ 1,303,839.53       2.81%
6.001 - 6.250......................        4         1,830,065.37       3.95
6.251 - 6.500......................       11         5,365,787.19      11.57
6.501 - 6.750......................       24        11,758,867.24      25.36
6.751 - 7.000......................       12         5,233,176.19      11.28
7.001 - 7.250......................       12         6,968,176.06      15.03
7.251 - 7.500......................        8         4,453,951.22       9.60
7.501 - 7.750......................        5         2,250,436.54       4.85
7.751 - 8.000......................        5         1,999,151.18       4.31
8.001 - 8.250......................        5         2,320,348.89       5.00
8.251 - 8.500......................        3         1,685,269.78       3.63
9.001 - 9.250......................        1           359,715.80       0.78
9.251 - 9.500......................        2           844,736.33       1.82
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

----------
* The minimum current mortgage rate and the maximum current mortgage rate for the group IV mortgage loans are 5.875% per annum and 9.500% per annum, respectively. As of the cut-off date, the weighted average current mortgage rate for the group IV mortgage loans will be approximately 7.099% per annum.

                      Group IV Current Net Mortgage Rates*

                                                                    Percent of
                                      Number of                     Group IV
                                       Mortgage      Principal       Mortgage
Net Mortgage Rate (%)                   Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
5.001 - 5.250......................        2       $ 1,303,839.53       2.81%
5.251 - 5.500......................        4         1,830,065.37       3.95
5.501 - 5.750......................       11         5,365,787.19      11.57
5.751 - 6.000......................       24        11,758,867.24      25.36
6.001 - 6.250......................       12         5,233,176.19      11.28
6.251 - 6.500......................       12         6,968,176.06      15.03
6.501 - 6.750......................        8         4,453,951.22       9.60
6.751 - 7.000......................        5         2,250,436.54       4.85
7.001 - 7.250......................        5         1,999,151.18       4.31
7.251 - 7.500......................        5         2,320,348.89       5.00
7.501 - 7.750......................        3         1,685,269.78       3.63
8.251 - 8.500......................        1           359,715.80       0.78
8.501 - 8.750......................        2           844,736.33       1.82
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

----------
* The minimum current net mortgage rate and the maximum current net mortgage rate for the group IV mortgage loans are 5.123% and 8.748%, respectively. As of the cut-off date, the weighted average current net mortgage rate for the group IV mortgage loans will be approximately 6.347%.

             Group IV Cut-off Date Mortgage Loan Principal Balances*

                                                                    Percent of
                                      Number of                      Group IV
                                       Mortgage      Principal       Mortgage
Cut-off Date Principal Balance ($)      Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
  150,000.01 -   175,000.00........        3       $   507,153.10       1.09%
  250,000.01 -   300,000.00........        3           843,581.08       1.82
  300,000.01 -   400,000.00........       37        12,658,016.13      27.30
  400,000.01 -   500,000.00........       21         9,313,909.70      20.08
  500,000.01 -   600,000.00........       10         5,422,274.27      11.69
  600,000.01 -   700,000.00........        9         5,727,136.79      12.35
  700,000.01 -   800,000.00........        4         2,938,379.29       6.34
  800,000.01 -   900,000.00........        1           800,733.50       1.73
  900,000.01 - 1,000,000.00........        1           956,441.69       2.06
1,000,000.01 - 1,100,000.00........        1         1,045,763.66       2.26
1,300,000.01 - 1,400,000.00........        2         2,688,792.74       5.80
1,500,000.01 - 1,600,000.00........        1         1,507,346.29       3.25
1,900,000.01 - 2,000,000.00........        1         1,963,993.08       4.24
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

----------
* The minimum principal balance and the maximum principal balance of the group IV mortgage loans as of the cut-off date are $162,482.81 and $1,963,993.08, respectively. As of the cut-off date, the average principal balance for the group IV mortgage loans will be approximately $493,335.33.

                        Group IV Mortgaged Property Types
                                                                    Percent of
                                      Number of                      Group IV
                                       Mortgage      Principal       Mortgage
Property Type                           Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
Single Family Residence............       65       $34,050,032.04      73.43%
Condo..............................        5         2,356,506.79       5.08
PUD (attached).....................        2           627,100.36       1.35
PUD (de minimis/detached)..........       22         9,339,882.13      20.14
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

                         Group IV Mortgage Loan Purposes
                                                                    Percent of
                                      Number of                      Group IV
                                       Mortgage      Principal       Mortgage
Loan Purpose                            Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
Purchase...........................       45       $18,680,990.71      40.28%
Refinance - Rate Term..............       20        12,130,302.70      26.16
Refinance - Cashout................       29        15,562,227.91      33.56
                                          --       --------------   ---------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

                            Group IV Occupancy Types*
                                                                    Percent of
                                      Number of                      Group IV
                                       Mortgage      Principal       Mortgage
Occupancy Type                          Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
Primary............................       82       $39,376,435.71      84.91%
Second Home........................        8         5,485,765.22      11.83
Investment.........................        4         1,511,320.39       3.26
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                       Group IV Credit Score Distribution*
                                                                    Percent of
                                      Number of                      Group IV
                                       Mortgage      Principal       Mortgage
Credit Score                            Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
501 - 520..........................        1       $   308,116.54       0.66%
521 - 540..........................        3         1,089,384.78       2.35
541 - 560..........................        1           600,955.70       1.30
581 - 600..........................        2           751,857.75       1.62
621 - 640..........................       10         5,288,320.88      11.40
641 - 660..........................        5         3,184,809.78       6.87
661 - 680..........................        7         3,607,377.75       7.78
681 - 700..........................       14         7,467,377.14      16.10
701 - 720..........................       13         4,850,732.87      10.46
721 - 740..........................        9         3,849,063.55       8.30
741 - 760..........................       10         5,206,424.77      11.23
761 - 780..........................        8         4,852,241.58      10.46
781 - 800..........................        9         4,534,737.36       9.78
801 - 820..........................        2           782,120.87       1.69
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

----------
* The minimum credit score and the maximum credit score (where available) for the group IV mortgage loans are 502 and 808, respectively. As of the cut-off date, the weighted average credit score for the group IV mortgage loans will be approximately 703.

                          Group IV Original LTV Ratios*
                                                                    Percent of
                                      Number of                      Group IV
                                       Mortgage     Principal        Mortgage
Original LTV Ratio (%)                  Loans        Balance           Loans
-----------------------------------   ---------   ---------------   ----------
Less than 50.01....................        2       $ 2,764,726.58       5.96%
50.01 - 55.00......................        2           669,298.62       1.44
55.01 - 60.00......................        3           879,524.76       1.90
60.01 - 65.00......................        8         5,103,569.61      11.01
65.01 - 70.00......................       12         6,975,707.38      15.04
70.01 - 75.00......................       12         5,251,133.76      11.32
75.01 - 80.00......................       45        21,247,942.76      45.82
80.01 - 85.00......................        3           894,143.51       1.93
85.01 - 90.00......................        7         2,587,474.34       5.58
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group IV mortgage loans are 23.50% and 90.00%, respectively. As of the cut-off date, the weighted average original LTV ratio for the group IV mortgage loans will be approximately 71.77%.

                            Group IV Original Terms*
                                                                    Percent of
                                      Number of                      Group IV
                                       Mortgage     Principal        Mortgage
Loan Term (months)                      Loans        Balance           Loans
-----------------------------------   ---------   ---------------   ----------
180................................        4       $ 1,279,573.33       2.76%
240................................        2         1,865,324.45       4.02
339................................        1           461,557.41       1.00
344................................        1           634,687.95       1.37
345................................        1           956,441.69       2.06
348................................        4         1,693,791.16       3.65
351................................       11         4,364,909.29       9.41
352................................        1           299,366.81       0.65
354................................        2           877,713.69       1.89
356................................        1           509,692.66       1.10
357................................        2           662,174.15       1.43
360................................       64        32,768,288.73      70.66
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

----------
* The minimum original term and the maximum original term for the group IV mortgage loans are 180 months and 360 months, respectively. As of the cut-off date, the weighted average original term for the group IV mortgage loans will be approximately 348 months.

                       Group IV Months Since Origination*
                                                                    Percent of
                                      Number of                      Group IV
                                       Mortgage      Principal       Mortgage
Months                                  Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
  4 -   6..........................        1           956,441.69       2.06%
  7 -   9..........................        3         1,407,879.52       3.04
 10 -  12..........................       29        15,063,236.90      32.48
 13 -  15..........................        6         4,388,915.74       9.46
 16 -  18..........................       16         8,235,461.24      17.76
 19 -  21..........................        4         2,707,950.57       5.84
 22 -  24..........................        4         1,938,817.30       4.18
 25 -  27..........................        1           466,556.32       1.01
 28 -  30..........................        9         3,318,740.41       7.16
 31 -  33..........................        8         3,457,140.23       7.45
 34 -  36..........................        2           794,523.87       1.71
 37 -  39..........................        1           378,002.12       0.82
 40 -  42..........................        1           509,692.66       1.10
 43 -  45..........................        1           162,482.81       0.35
 55 -  57..........................        1           536,800.75       1.16
 64 -  66..........................        1           268,399.81       0.58
 76 -  78..........................        1           424,215.49       0.91
100 - 102..........................        1           275,814.46       0.59
106 - 108..........................        3           699,392.75       1.51
187 - 189..........................        1           383,056.68       0.83
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

----------
* The minimum months since origination and the maximum months since origination for the group IV mortgage loans are 5 months and 189 months, respectively. As of the cut-off date, the weighted average months since origination for the group IV mortgage loans will be approximately 22 months.

                  Group IV Remaining Terms to Stated Maturity*

                                                                    Percent of
                                      Number of                      Group IV
                                       Mortgage      Principal       Mortgage
Remaining Term (months)                 Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
 61 -  72..........................        1       $   173,836.82       0.37%
133 - 144..........................        1           162,482.81       0.35
157 - 168..........................        1           471,325.84       1.02
169 - 180..........................        2           854,984.54       1.84
217 - 228..........................        2         1,865,324.45       4.02
241 - 252..........................        1           354,722.46       0.76
253 - 264..........................        2           446,647.93       0.96
277 - 288..........................        1           424,215.49       0.91
289 - 300..........................        1           268,399.81       0.58
301 - 312..........................        1           536,800.75       1.16
313 - 324..........................       21         8,920,354.28      19.24
325 - 336..........................        4         1,399,913.50       3.02
337 - 348..........................       36        18,951,902.76      40.87
349 - 360..........................       20        11,542,609.88      24.89
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group IV mortgage loans are 72 months and 353 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group IV mortgage loans will be approximately 326 months.

                          Group IV Documentation Types*

                                                                    Percent of
                                      Number of                      Group IV
                                       Mortgage      Principal       Mortgage
Documentation Type                      Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Full...............................       48       $20,807,634.46      44.87%
Alternative........................       18        12,610,757.26      27.19
Reduced............................       24        11,538,451.19      24.88
No Income / No Asset...............        4         1,416,678.41       3.05
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

----------
* For a description of the documentation types, see "Underwriting Standards" in this prospectus supplement.

            Group IV Geographic Distribution of Mortgaged Properties

                                                                    Percent of
                                      Number of                      Group IV
                                       Mortgage      Principal       Mortgage
State                                   Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Ohio...............................       39       $21,672,335.28      46.73%
Arizona............................       23         9,318,109.55      20.09
Michigan...........................       10         4,781,141.66      10.31
Kentucky...........................        6         2,603,119.00       5.61
Indiana............................        7         2,477,576.51       5.34
Utah...............................        1         1,963,993.08       4.24
Florida............................        5         1,786,543.25       3.85
Massachusetts......................        1           735,448.55       1.59
South Carolina.....................        1           611,038.95       1.32
New York...........................        1           424,215.49       0.91
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

                  Group IV Next Interest Rate Adjustment Dates

                                                                    Percent of
                                      Number of                      Group IV
                                       Mortgage      Principal       Mortgage
Year/Month                              Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
2003-04............................        1       $   536,800.75       1.16%
2003-12............................        2           528,559.28       1.14
2004-01............................        1           170,833.47       0.37
2004-03............................        2           971,250.07       2.09
2004-04............................        2           528,715.33       1.14
2004-05............................        1           428,291.35       0.92
2004-06............................        3         1,205,988.77       2.60
2004-07............................        4         1,791,124.76       3.86
2004-08............................        1           359,933.03       0.78
2004-09............................        5         2,128,398.01       4.59
2004-10............................        3         1,326,788.34       2.86
2004-11............................        2           632,636.35       1.36
2005-03............................        1           401,216.78       0.87
2005-04............................        3           984,222.26       2.12
2005-09............................        1           320,314.57       0.69
2006-01............................        2           844,736.33       1.82
2006-03............................        1           359,715.80       0.78
2006-04............................        1           956,441.69       2.06
2006-05............................        3         2,778,078.69       5.99
2006-06............................        4         2,098,484.39       4.53
2006-07............................        8         4,240,447.16       9.14
2006-08............................        4         1,570,586.69       3.39
2006-09............................        4         2,043,794.52       4.41
2006-10............................        1           381,128.14       0.82
2006-11............................        2         2,636,564.29       5.69
2006-12............................       10         3,790,106.85       8.17
2007-01............................       14         9,024,508.11      19.46
2007-02............................        6         2,598,547.23       5.60
2007-03............................        1           403,615.81       0.87
2007-05............................        1           331,692.50       0.72
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

                                Group IV Margins*

                                                                    Percent of
                                      Number of                      Group IV
                                       Mortgage      Principal       Mortgage
Margin (%)                              Loans         Balance         Loans
----------                            ---------   ---------------   ----------
2.376 - 2.500......................        1       $   383,056.68       0.83%
2.626 - 2.750......................       54        25,461,310.47      54.90
2.751 - 2.875......................        1           162,482.81       0.35
2.876 - 3.000......................       20        11,734,445.82      25.30
3.001 - 3.125......................        5         3,070,467.59       6.62
3.126 - 3.250......................        5         2,516,694.25       5.43
3.251 - 3.375......................        2           797,619.75       1.72
3.376 - 3.500......................        2           507,532.26       1.09
3.501 - 3.625......................        1           430,747.77       0.93
3.626 - 3.750......................        2           844,736.33       1.82
3.876 - 4.000......................        1           464,427.59       1.00
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

----------
* As of the cut-off date, the weighted average margin of the group IV mortgage loans will be 2.921%.

     As of the cut-off date, there are 85 group IV mortgage loans that make up 91.61% of the group IV mortgage loans that have a rate floor that is identical to the margin.

                       Group IV First Periodic Rate Caps*

                                                                    Percent of
                                      Number of                      Group IV
                                       Mortgage      Principal       Mortgage
First Periodic Rate Cap (%)             Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
1.876 - 2.000......................       92       $45,879,346.01      98.93%
2.876 - 3.000......................        1           162,482.81       0.35
4.876 - 5.000......................        1           331,692.50       0.72
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

----------
* The minimum first periodic rate cap and the maximum first periodic rate cap for the group IV mortgage loans are 2.000% and 5.000%, respectively. As of the cut-off date, the weighted average first periodic rate cap for the group IV mortgage loans will be approximately 2.025%.

                          Group IV Periodic Rate Caps*

                                                                    Percent of
                                      Number of                      Group IV
                                       Mortgage      Principal       Mortgage
Periodic Rate Cap (%)                   Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
1.876 - 2.000......................       92       $45,879,346.01      98.93%
2.876 - 3.000......................        1           162,482.81       0.35
4.876 - 5.000......................        1           331,692.50       0.72
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

----------
* The minimum periodic rate cap and the maximum periodic rate cap for the group IV mortgage loans are 2.000% and 5.000%, respectively. As of the cut-off date, the weighted average periodic rate cap for the group IV mortgage loans will be approximately 2.025%.

                        Group IV Maximum Mortgage Rates*

                                                                    Percent of
                                      Number of                      Group IV
                                       Mortgage      Principal       Mortgage
Range of Maximum Mortgage Rate (%)      Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
10.751 - 10.875....................        2       $ 1,303,839.53       2.81%
11.001 - 11.125....................        4         2,099,672.52       4.53
11.126 - 11.250....................        1           431,328.85       0.93
11.251 - 11.375....................        5         2,225,454.33       4.80
11.376 - 11.500....................        6         3,140,332.86       6.77
11.501 - 11.625....................       13         5,920,162.63      12.77
11.626 - 11.750....................       11         5,394,924.73      11.63
11.751 - 11.875....................        5         2,378,956.91       5.13
11.876 - 12.000....................        4         1,953,957.33       4.21
12.001 - 12.125....................        6         3,214,913.33       6.93
12.126 - 12.250....................        5         3,582,429.26       7.73
12.251 - 12.375....................        2         1,931,561.78       4.17
12.376 - 12.500....................        6         2,522,389.44       5.44
12.501 - 12.625....................        4         2,076,599.72       4.48
12.751 - 12.875....................        2           901,702.05       1.94
12.876 - 13.000....................        6         1,804,146.21       3.89
13.001 - 13.125....................        1           956,441.69       2.06
13.126 - 13.250....................        4         1,261,929.56       2.72
13.251 - 13.375....................        2         1,084,314.08       2.34
13.376 - 13.500....................        1           600,955.70       1.30
14.126 - 14.250....................        1           359,715.80       0.78
14.376 - 14.500....................        3         1,227,793.01       2.65
                                          --       --------------     ------
Total..............................       94       $46,373,521.32     100.00%
                                          ==       ==============     ======

----------
* The lowest maximum mortgage rate and the highest maximum mortgage rate for the group IV mortgage loans are 10.875% per annum and 14.500% per annum, respectively. As of the cut-off date, the weighted average maximum mortgage rate for the group IV mortgage loans will be approximately 12.122% per annum.

     Set forth below is a description of some additional statistical characteristics of the group V mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate Cut-off Date Principal Balance of the group V mortgage loans, and may not add to 100.00% due to rounding.

                         Group V Current Mortgage Rates*

                                                                    Percent of
                                      Number of                      Group V
                                       Mortgage      Principal       Mortgage
Mortgage Rate (%)                       Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
3.751 - 4.000......................        1      $    408,182.05       0.34%
4.751 - 5.000......................        2         1,456,370.85       1.23
5.001 - 5.250......................        1           606,232.74       0.51
5.251 - 5.500......................        6         2,255,540.96       1.90
5.501 - 5.750......................       22        12,120,824.70      10.23
5.751 - 6.000......................       58        30,160,641.53      25.46
6.001 - 6.250......................       50        27,375,377.88      23.11
6.251 - 6.500......................       41        21,111,573.58      17.82
6.501 - 6.750......................       17         8,766,176.44       7.40
6.751 - 7.000......................       16         6,376,405.04       5.38
7.001 - 7.250......................       11         4,865,889.02       4.11
7.251 - 7.500......................        5         2,964,368.68       2.50
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

----------
* The minimum current mortgage rate and the maximum current mortgage rate for the group V mortgage loans are 3.875% per annum and 7.500% per annum, respectively. As of the cut-off date, the weighted average current mortgage rate for the group V mortgage loans will be approximately 6.235% per annum.

                       Group V Current Net Mortgage Rates*

                                                                    Percent of
                                      Number of                       Group V
                                       Mortgage      Principal       Mortgage
Net Mortgage Rate (%)                   Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
3.001 - 3.250......................        1      $    408,182.05       0.34%
4.001 - 4.250......................        2         1,456,370.85       1.23
4.251 - 4.500......................        1           606,232.74       0.51
4.501 - 4.750......................        6         2,255,540.96       1.90
4.751 - 5.000......................       22        12,120,824.70      10.23
5.001 - 5.250......................       58        30,160,641.53      25.46
5.251 - 5.500......................       50        27,375,377.88      23.11
5.501 - 5.750......................       41        21,111,573.58      17.82
5.751 - 6.000......................       17         8,766,176.44       7.40
6.001 - 6.250......................       16         6,376,405.04       5.38
6.251 - 6.500......................       11         4,865,889.02       4.11
6.501 - 6.750......................        5         2,964,368.68       2.50
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

----------
* The minimum current net mortgage rate and the maximum current net mortgage rate for the group V mortgage loans are 3.123% and 6.748%, respectively. As of the cut-off date, the weighted average current net mortgage rate for the group V mortgage loans will be approximately 5.482%.

             Group V Cut-off Date Mortgage Loan Principal Balances*

                                                                    Percent of
                                      Number of                       Group V
                                       Mortgage      Principal       Mortgage
Cut-off Date Principal Balance ($)      Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
  250,000.01 -   300,000.00........        2      $    594,724.99       0.50%
  300,000.01 -   400,000.00........       92        32,534,414.52      27.46
  400,000.01 -   500,000.00........       50        22,723,295.66      19.18
  500,000.01 -   600,000.00........       35        19,103,263.44      16.13
  600,000.01 -   700,000.00........       26        16,568,034.62      13.99
  700,000.01 -   800,000.00........       10         7,634,608.80       6.44
  800,000.01 -   900,000.00........        2         1,720,376.08       1.45
  900,000.01 - 1,000,000.00........        5         4,977,281.90       4.20
1,000,000.01 - 1,100,000.00........        1         1,097,907.06       0.93
1,200,000.01 - 1,300,000.00........        2         2,526,544.77       2.13
1,400,000.01 - 1,500,000.00........        1         1,493,690.64       1.26
1,500,000.01 - 1,600,000.00........        1         1,564,373.87       1.32
1,600,000.01 - 1,700,000.00........        1         1,672,933.50       1.41
1,900,000.01 - 2,000,000.00........        1         1,985,258.24       1.68
Greater than 2,000,000.01..........        1         2,270,875.38       1.92
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======
----------
* The minimum principal balance and the maximum principal balance of the group V mortgage loans as of the cut-off date are $294,787.52 and $2,270,875.38, respectively. As of the cut-off date, the average principal balance for the group V mortgage loans will be approximately $515,076.45.

                        Group V Mortgaged Property Types

                                                                    Percent of
                                      Number of                       Group V
                                       Mortgage      Principal       Mortgage
Property Type                           Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
Single Family Residence............      176      $ 90,630,175.94      76.50%
Condo..............................       20        10,364,219.08       8.75
PUD (attached).....................        3         1,522,780.14       1.29
PUD (de minimis/detached)..........       31        15,950,408.31      13.46
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

                         Group V Mortgage Loan Purposes

                                                                    Percent of
                                      Number of                       Group V
                                       Mortgage      Principal       Mortgage
Loan Purpose                            Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
Purchase...........................       70      $ 35,634,554.72      30.08%
Refinance - Rate Term..............       99        48,358,272.63      40.82
Refinance - Cashout................       61        34,474,756.12      29.10
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

                            Group V Occupancy Types*

                                                                    Percent of
                                      Number of                       Group V
                                       Mortgage      Principal       Mortgage
Occupancy Type                          Loans         Balance          Loans
-----------------------------------   ---------   ---------------   ----------
Primary............................      197      $ 97,846,380.35      82.59%
Second Home........................       32        20,250,110.48      17.09
Investment.........................        1           371,092.64       0.31
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

----------
* Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

                       Group V Credit Score Distribution*

                                                                    Percent of
                                      Number of                      Group V
                                       Mortgage      Principal       Mortgage
Credit Score                            Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
521 - 540..........................        1      $    358,246.75       0.30%
561 - 580..........................        1           332,391.49       0.28
581 - 600..........................        2         1,822,055.45       1.54
601 - 620..........................        6         3,167,058.77       2.67
621 - 640..........................        6         2,734,227.80       2.31
641 - 660..........................       15         7,786,233.02       6.57
661 - 680..........................       17        11,368,602.08       9.60
681 - 700..........................       28        13,730,057.37      11.59
701 - 720..........................       28        15,224,437.18      12.85
721 - 740..........................       31        16,780,654.03      14.16
741 - 760..........................       21         8,709,262.52       7.35
761 - 780..........................       45        22,013,346.18      18.58
781 - 800..........................       26        13,095,643.88      11.05
801 - 820..........................        3         1,345,366.95       1.14
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

----------
* The minimum credit score and the maximum credit score for the group V mortgage loans are 531 and 810, respectively. As of the cut-off date, the weighted average credit score for the group V mortgage loans will be approximately 720.

                          Group V Original LTV Ratios*

                                                                    Percent of
                                      Number of                      Group V
                                       Mortgage      Principal       Mortgage
Original LTV Ratio (%)                  Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Less than 50.00....................       23      $ 12,709,452.55      10.73%
50.01 - 55.00......................        7         3,780,910.74       3.19
55.01 - 60.00......................       16         7,564,523.16       6.39
60.01 - 65.00......................       20        12,954,698.24      10.94
65.01 - 70.00......................       27        15,546,665.21      13.12
70.01 - 75.00......................       40        20,098,266.66      16.97
75.01 - 80.00......................       83        40,529,877.64      34.21
80.01 - 85.00......................        3         1,186,554.41       1.00
85.01 - 90.00......................       11         4,096,634.86       3.46
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

----------
* The minimum original LTV ratio and the maximum original LTV ratio for the group V mortgage loans are 20.60% and 90.00%, respectively. As of the cut-off date, the weighted average original LTV ratio for the group V mortgage loans will be approximately 68.67%.

                             Group V Original Terms*

                                                                    Percent of
                                      Number of                      Group V
                                       Mortgage      Principal       Mortgage
Loan Term (months)                      Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
180................................        3      $  1,268,965.79       1.07%
300................................        1           432,822.63       0.37
349................................        1           392,034.57       0.33
352................................        1         2,270,875.38       1.92
360................................      224       114,102,885.10      96.32
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

----------
* The minimum original term and the maximum original term for the group V mortgage loans are 180 months and 360 months, respectively. As of the cut-off date, the weighted average original term for the group V mortgage loans will be approximately 358 months.

                        Group V Months Since Origination*

                                                                    Percent of
                                      Number of                      Group V
                                       Mortgage      Principal       Mortgage
Months                                  Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
 1 -  3............................       29      $ 16,556,769.15      13.98%
 4 -  6............................       85        43,045,872.50      36.34
 7 -  9............................       63        33,290,538.24      28.10
10 - 12............................       42        20,799,681.79      17.56
16 - 18............................        8         3,638,943.84       3.07
19 - 21............................        3         1,135,777.95       0.96
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

----------
* The minimum months since origination and the maximum months since origination for the group V mortgage loans are 2 months and 21 months, respectively. As of the cut-off date, the weighted average months since origination for the group V mortgage loans will be approximately 7 months.

                   Group V Remaining Terms to Stated Maturity*

                                                                    Percent of
                                      Number of                      Group V
                                       Mortgage      Principal       Mortgage
Remaining Term (months)                 Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
169 - 180..........................        3      $  1,268,965.79       1.07%
289 - 300..........................        1           432,822.63       0.37
337 - 348..........................       23        11,471,388.15       9.68
349 - 360..........................      203       105,294,406.90      88.88
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

----------
* The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the group V mortgage loans are 170 months and 358 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the group V mortgage loans will be approximately 351 months.

                          Group V Documentation Types*

                                                                    Percent of
                                      Number of                      Group V
                                       Mortgage      Principal       Mortgage
Documentation Type                      Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Full...............................       81      $ 37,021,053.88      31.25%
Alternative........................       31        25,024,673.75      21.12
Reduced............................      118        56,421,855.84      47.63
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

----------
* For a description of the documentation types, see "Underwriting Standards" in this prospectus supplement.

            Group V Geographic Distribution of Mortgaged Properties*

                                                                    Percent of
                                      Number of                      Group V
                                       Mortgage      Principal       Mortgage
State                                   Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
Ohio...............................      122      $ 62,140,454.63      52.45%
Florida............................       32        18,102,670.56      15.28
Indiana............................       18         7,972,582.78       6.73
Kentucky...........................       17         7,918,888.83       6.68
Illinois...........................       14         6,035,143.89       5.09
Michigan...........................       12         5,904,804.97       4.98
Georgia............................        2         3,562,770.26       3.01
Arizona............................        6         2,585,705.76       2.18
Tennessee..........................        3         2,395,423.27       2.02
South Carolina.....................        1           621,480.28       0.52
Other..............................        3         1,227,658.24       1.04
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

----------
* No other state represents a percentage greater than 0.38% of the group V mortgage loans.

                   Group V Next Interest Rate Adjustment Dates

                                                                    Percent of
                                      Number of                      Group V
                                       Mortgage      Principal       Mortgage
Year/Month                              Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
2006-08............................        1      $    392,034.57       0.33%
2006-11............................        1           327,617.72       0.28
2006-12............................       11         6,304,631.79       5.32
2007-01............................       19        10,522,943.05       8.88
2007-02............................       12         5,915,364.61       4.99
2007-03............................        7         3,370,763.55       2.85
2007-04............................       16         9,357,136.04       7.90
2007-05............................       40        20,562,638.65      17.36
2007-06............................       21         9,689,219.07       8.18
2007-07............................       27        13,013,167.04      10.98
2007-08............................       36        19,951,451.82      16.84
2007-09............................       21        10,080,083.99       8.51
2007-10............................        7         4,205,809.78       3.55
2008-03............................        2           776,492.74       0.66
2008-05............................        1           359,285.21       0.30
2008-06............................        1           606,670.83       0.51
2008-07............................        4         1,936,007.72       1.63
2008-08............................        3         1,096,265.29       0.93
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

                                Group V Margins*

                                                                    Percent of
                                      Number of                      Group V
                                       Mortgage      Principal       Mortgage
Margin (%)                              Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
2.126 - 2.250......................       23      $ 14,990,177.14      12.65%
2.626 - 2.750......................      188        94,442,105.04      79.72
2.876 - 3.000......................       12         5,584,249.90       4.71
3.001 - 3.125......................        1           534,184.38       0.45
3.126 - 3.250......................        2           685,812.83       0.58
3.251 - 3.375......................        3         1,872,807.43       1.58
3.501 - 3.625......................        1           358,246.75       0.30
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

----------
* As of the cut-off date, the weighted average margin of the group V mortgage loans will be 2.716%.

     As of the cut-off date, all of the group V mortgage loans have a rate floor that is identical to the margin.

                        Group V First Periodic Rate Caps*

                                                                    Percent of
                                      Number of                      Group V
                                       Mortgage      Principal       Mortgage
First Periodic Rate Cap (%)             Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
1.876 - 2.000......................       90      $ 46,502,905.37      39.25%
2.501 - 2.625......................        1         2,270,875.38       1.92
4.876 - 5.000......................      139        69,693,802.72      58.83
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

----------
* The minimum first periodic rate cap and the maximum first periodic rate cap for the group V mortgage loans are 2.000% and 5.000%, respectively. As of the cut-off date, the weighted average first periodic rate cap for the group V mortgage loans will be approximately 3.777%.

                           Group V Periodic Rate Caps*

                                                                    Percent of
                                      Number of                      Group V
                                       Mortgage      Principal       Mortgage
Periodic Rate Cap (%)                   Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
1.876 - 2.000......................      228      $117,589,420.69      99.26%
4.876 - 5.000......................        2           878,162.78       0.74
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

----------
* The minimum periodic rate cap and the maximum periodic rate cap for the group V mortgage loans are 2.000% and 5.000%, respectively. As of the cut-off date, the weighted average periodic rate cap for the group V mortgage loans will be approximately 2.022%.

                         Group V Maximum Mortgage Rates*

                                                                    Percent of
                                      Number of                      Group V
                                       Mortgage      Principal       Mortgage
Maximum Mortgage Rate (%)               Loans         Balance         Loans
-----------------------------------   ---------   ---------------   ----------
8.751 - 8.875......................        1      $    408,182.05       0.34%
9.751 - 9.875......................        1           825,892.77       0.70
9.876 - 10.000.....................        1           630,478.08       0.53
10.126 - 10.250....................        1           606,232.74       0.51
10.251 - 10.375....................        2           633,253.32       0.53
10.376 - 10.500....................        4         1,622,287.64       1.37
10.501 - 10.625....................        9         4,028,141.29       3.40
10.626 - 10.750....................       13         8,092,683.41       6.83
10.751 - 10.875....................       19         9,104,567.65       7.69
10.876 - 11.000....................       39        21,056,073.88      17.77
11.001 - 11.125....................       19         8,408,912.85       7.10
11.126 - 11.250....................       30        16,695,589.65      14.09
11.251 - 11.375....................       26        12,782,788.54      10.79
11.376 - 11.500....................       15         8,328,785.04       7.03
11.501 - 11.625....................        4         1,784,102.23       1.51
11.626 - 11.750....................       14         9,252,949.59       7.81
11.751 - 11.875....................       11         4,186,703.17       3.53
11.876 - 12.000....................        4         1,818,603.93       1.54
12.001 - 12.125....................        6         2,572,170.35       2.17
12.126 - 12.250....................        5         2,293,718.67       1.94
12.251 - 12.375....................        3         2,201,892.54       1.86
12.376 - 12.500....................        2           762,476.14       0.64
13.751 - 13.875....................        1           371,097.94       0.31
                                         ---      ---------------     ------
Total..............................      230      $118,467,583.47     100.00%
                                         ===      ===============     ======

----------
* The lowest maximum mortgage rate and the highest maximum mortgage rate for the group V mortgage loans are 8.875% per annum and 13.875% per annum, respectively. As of the cut-off date, the weighted average maximum mortgage rate for the group V mortgage loans will be approximately 11.253% per annum.

Additional Information

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as expected to be constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

     The credit score tables included among the foregoing tables show the credit scores, if any, that the originators or underwriters of the mortgage loans collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. However, credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

     A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission after the initial issuance of the offered certificates. In the event a material number of mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report.

Underwriting Standards

     The mortgage loans will be acquired by the depositor indirectly through an affiliate from the seller on the closing date. All of the mortgage loans were originated or acquired by the seller or its affiliates, generally in accordance with the underwriting standards of Fifth Third Mortgage Company ("Fifth Third"). The following is a brief description of Fifth Third's underwriting standards. Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts.

     In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of improvements. Appraisals with respect to the mortgage loans originated under the Flex 53 Program may not meet the requirements of Freddie Mac or Fannie Mae.

     Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses.

     Fifth Third's underwriting standards generally require that "Full Doc" mortgage loans require two years of employment verification through two years of Form W-2's and a current paystub, or two years of Form 1040's for self-employed borrowers. Certain "alternative" loan documentation programs of Fifth Third allow alternative documentation for verification of income or employment, including the use of one or more paystubs or verbal verification of income or employment. These alternative documentation programs generally follow guidelines acceptable to Fannie Mae and Freddie Mac.

     Fifth Third's underwriting standards may be varied in appropriate cases, specifically in "reduced documentation" mortgage loan programs. Certain reduced loan documentation programs, for example, do not require income, employment or asset verifications. Generally, in order to be eligible for a reduced loan documentation program, the mortgaged property must have a LTV ratio which supports the amount of the mortgage loan and the borrower must have a good credit history. In addition, Fifth Third has developed an underwriting guideline program (the "Flex 53 Program") that examines individual risk factors of borrowers and/or properties that might not satisfy standard underwriting guidelines. Fifth Third utilizes risk-based pricing to address positive and negative underwriting factors. The Flex 53 Program is offered for the purchase or refinance of a single family primary home, vacation home or investment property and enables potential homeowners with non-traditional income, higher debt-to-income ratios or other factors to qualify for a mortgage loan. Approximately 11.16% of the aggregate Cut-off Date Principal Balance of all the mortgage loans were underwritten pursuant to the Flex 53 Program. Mortgage loans originated under the Flex 53 Program were underwritten with standards less stringent than the underwriting standards established by Fannie Mae or Freddie Mac. In addition, these mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. With the exception of the Flex 53 Program, Fifth Third's underwriting standards generally follow guidelines acceptable to Fannie Mae and Freddie Mac.

     The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the borrower but rather must look solely to the property for repayment in the event of foreclosure. Fifth Third's underwriting standards applicable to all states require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value will support the loan balance in the future.

Assignment of Mortgage Loans

     Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the cut-off date.

     In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy or a commitment to issue the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

     The trustee or its custodian will review each mortgage file within 90 days of the closing date or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the applicable seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan). However, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code. Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

          o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the applicable seller and held for distribution to the certificateholders on the related distribution date);

          o have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan, have a maximum mortgage rate and minimum mortgage rate not less than the respective rate for the deleted mortgage loan, have the same index as the deleted mortgage loan and a gross margin equal to or greater than the deleted mortgage loan;

          o have an LTV ratio not higher than that of the deleted mortgage loan;

          o have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturity mortgage loan in the trust immediately prior to any substitution; and

          o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

                           THE SELLER AND THE SERVICER

     The following information has been provided by Fifth Third Mortgage Company and no other entity, including, without limitation, the depositor or the underwriter, makes any representations or warranties as to the accuracy or completeness of such information.

General

     All of the Mortgage Loans have been originated by Fifth Third Mortgage Company ("Fifth Third"), or its affiliates or purchased by it in the secondary market in the ordinary course of business. Fifth Third, the seller and the servicer, is a direct, wholly-owned subsidiary of Fifth Third Bank.

     Fifth Third will initially retain Fifth Third Bank to subservice the mortgage loans for Fifth Third. Regardless of the subservicing arrangement, Fifth Third will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if it alone were servicing the mortgage loans. See "Servicing of Mortgage Loans--General" in this prospectus supplement. As of December 31, 2001, Fifth Third's total assets were approximately $11.66 billion. Fifth Third's principal place of business is located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 and its telephone number is (513) 579-5300.

Residential Mortgage Loan Servicing Activities of Fifth Third

     The residential and certain commercial mortgage loans originated by Fifth Third and its affiliates, or by other originators (such mortgage loans obtained indirectly by Fifth Third through acquisitions of other financial institutions by Fifth Third's affiliates), including the mortgage loans contained in the mortgage pool, are serviced currently at its servicing facility located in Cincinnati, Ohio (the "Cincinnati Center"). On September 30, 2002,

Fifth Third was servicing approximately 379,000 mortgage loans at the Cincinnati Center, with an aggregate principal balance of approximately $34.8 billion.

     The Cincinnati Center is responsible for receiving loan payments, reporting to investors, maintaining hazard insurance or a single interest policy, monitoring payment of taxes, assessments and (when applicable) private mortgage insurance, and for all mortgage accounting and record keeping. The Cincinnati Center also maintains a department responsible for collection efforts on delinquent residential and commercial mortgage loans, a department to process all foreclosures thereon and a department to manage and dispose of other real estate owned.

     Because of the Cincinnati Center's role in servicing loans for governmental and quasi-governmental agencies of the United States, the servicing department is examined regularly by Fifth Third's internal auditors and periodically by Fannie Mae, Freddie Mac, the Federal Reserve Bank of Cleveland and the Ohio Division of Banks. Certain financial records of Fifth Third relating to its mortgage servicing activities are reviewed annually by Fifth Third Bancorp's independent public accountants.

Residential Mortgage Loan Portfolio of Fifth Third

     Fifth Third's residential mortgage loan portfolio consists predominately of long-term conventional loans made to owner-occupants and secured by first liens on residential one- to four-family real property. Conventional loans are loans which are not insured by the Federal Housing Administration or partially guaranteed by the Veterans Administration. On September 30, 2002, the residential mortgage loan portfolio held by Fifth Third for its own account and serviced at the Cincinnati Center was approximately $5.8 billion.

     Fifth Third or its affiliates have sold a portion of the mortgage loans they have originated to participants in the secondary mortgage markets, including quasi-governmental agencies such as Fannie Mae and Freddie Mac. Fifth Third has retained servicing obligations in substantially all sales transactions. However, from time to time, it may sell individual or pools of mortgage loans on a servicing-released basis. On September 30, 2002, Fifth Third was servicing approximately $29.0 billion of mortgage loans that affiliates of Fifth Third or Fifth Third had originated and sold in the secondary mortgage markets.

Recent SEC Filings by Fifth Third Bancorp

     On December 10, 2002, the servicer's indirect parent company, Fifth Third Bancorp, filed a Form 8-K disclosing that in the third quarter of 2002 it had recognized an $83 million pre-tax ($53 million after-tax) expense related to charged-off items. The Form 8-K disclosed that funds related to a securitization transaction that should have been applied against a mortgage receivable account had instead been offset against other treasury items in the treasury clearing account. The rectification of this difference resulted in a deficit in the treasury clearing account. The Form 8-K also stated that Fifth Third Bancorp was continuing to work with Federal and State banking regulators related to their supervisory letter review described in Fifth Third Bancorp's Form 10-Q for the period ended September 30, 2002, filed on November 14, 2002. The Form 10-Q disclosed that the Securities and Exchange Commission is conducting an informal investigation regarding the after-tax charge discussed above and the existence or effects of weaknesses in financial controls in Fifth Third Bancorp's treasury and/or trust operations. The Form 8-K stated that Fifth Third Bancorp will continue to comply with and assist the Securities and Exchange Commission in this review. Reference is made to Fifth Third Bancorp's Form 10-Q filed on November 14, 2002 and Form 8-K filed on December 10, 2002 for a more detailed discussion of these events.

                           SERVICING OF MORTGAGE LOANS

General

     Fifth Third, referred to in this prospectus supplement as the servicer, is responsible for the servicing of the mortgage loans under the pooling and servicing agreement. Under the pooling and servicing agreement, the servicer may contract with subservicers to perform some or all of its respective duties. The servicer, will initially retain Fifth Third Bank, its parent, to subservice the mortgage loans. Regardless of the subservicing arrangement, the servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the servicer alone were servicing the mortgage loans.

     The servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the pooling and servicing agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the pooling and servicing agreement, the servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts, into which deposits will be made on a daily basis of payments and collections on the mortgage loans, net of the related servicing compensation payable with respect to the mortgage loans. Funds credited to a collection account may be invested for the benefit and at the risk of the servicer in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the servicer remittance date in accordance with the provisions of the pooling and servicing agreement. If permitted by the pooling and servicing agreement, a collection account may be a commingled account with other similar accounts maintained by the servicer, as applicable.

     The pooling and servicing agreement prohibits the resignation of the servicer except upon (a) appointment of a successor servicer (which may be with respect to all or a portion of the mortgage loans serviced by the servicer) and receipt by the trustee of a letter from each rating agency that the resignation and appointment will not result in a downgrading of the rating of any of the certificates or (b) a determination that the servicer's respective duties thereunder are no longer permitted under applicable law. No resignation of the servicer will be effective until a successor servicer has assumed such servicing obligations in the manner provided in the pooling and servicing agreement. In connection with the appointment of a successor servicer, the servicing provisions of the pooling and servicing agreement may be amended without the consent of the certificateholders, provided the rating agencies confirm the rating of the certificates giving effect to the amendment.

Fifth Third Mortgage Company's Delinquency and Foreclosure Experience

     The following table sets forth the delinquency and foreclosure experience of the residential mortgage loans serviced by the servicer having initial principal balances that exceed the loan balance limitations of Fannie Mae or Freddie Mac as of the dates indicated. The servicer's total portfolio of mortgage loans serviced by it may differ significantly from the mortgage loans in the trust in terms of interest rates, principal balances, geographic distribution, LTV ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the trust will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual loss and delinquency experience on the mortgage loans will depend upon, among other things, the value of the real estate securing those mortgage loans and the ability of borrowers to make required payments.

     There can be no assurance that the information set forth in the following table will be representative of future delinquency experience.

                               At December 31, 2000          At December 31, 2001         At September 30, 2002
                           ---------------------------   ---------------------------   ---------------------------
                                 By                            By                            By
                            Dollar Amount   % of Total    Dollar Amount   % of Total    Dollar Amount   % of Total
 Servicer's Portfolio         of Loans       Portfolio      of Loans       Portfolio      of Loans       Portfolio
------------------------   --------------   ----------   --------------   ----------   --------------   ----------
Total Portfolio.........   $1,873,550,899                $2,205,812,792                $1,883,214,475

Period of Delinquency
30-59 days..............   $  127,215,502      6.79%     $   77,051,958      3.49%     $   41,128,571      2.18%
60-89 days..............   $   10,855,068      0.58%     $   15,868,915      0.72%     $   11,925,957      0.63%
90+ days................   $    6,696,987      0.36%     $   48,600,110      2.20%     $   39,528,179      2.10%
                           --------------      ----      --------------      ----      --------------      ----
Total Delinquencies(1)..   $  144,767,557      7.73%     $  141,520,983      6.42%     $   92,582,707      4.92%
                           ==============      ====      ==============      ====      ==============      ====

----------

(1)  Includes foreclosures, bankruptcies and real estate owned.

                               At December 31, 2000          At December 31, 2001         At September 30, 2002
                           ---------------------------   ---------------------------   ---------------------------
                                 By                            By                            By
   Serviced for Others      Dollar Amount   % of Total    Dollar Amount   % of Total    Dollar Amount   % of Total
        Portfolio             of Loans       Portfolio      of Loans       Portfolio      of Loans       Portfolio
------------------------   --------------   ----------   --------------   ----------   --------------   ----------
Total Portfolio.........   $1,254,989,825                $1,712,675,494                $1,046,313,349

Period of Delinquency
30-59 days..............   $    4,044,754      0.32%     $   21,271,510      1.24%     $    8,766,767      0.84%
60-89 days..............   $      259,467      0.02%     $    4,526,489      0.26%     $    2,003,243      0.19%
90+ days................   $      866,979      0.07%     $    5,777,176      0.34%     $    4,246,628      0.41%
                           --------------      ----      --------------      ----      --------------      ----
Total Delinquencies(1)..   $    5,171,200      0.41%     $   31,575,175      1.84%     $   15,016,638      1.44%
                           ==============      ====      ==============      ====      ==============      ====

----------
(1)  Includes foreclosures, bankruptcies and real estate owned.

                               At December 31, 2000          At December 31, 2001         At September 30, 2002
                           ---------------------------   ---------------------------   ---------------------------
                                 By                            By                            By
                            Dollar Amount   % of Total    Dollar Amount   % of Total    Dollar Amount   % of Total
        Total                 of Loans       Portfolio      of Loans       Portfolio      of Loans       Portfolio
------------------------   --------------   ----------   --------------   ----------   --------------   ----------
Total Portfolio......      $3,128,540,724                $3,918,488,286                $2,929,527,824

Period of Delinquency
30-59 days...........      $  131,260,256      4.20%     $   98,323,468      2.51%     $   49,895,338      1.70%
60-89 days...........      $   11,114,535      0.36%     $   20,395,404      0.52%     $   13,929,200      0.48%
90+ days.............      $    7,563,966      0.24%     $   54,377,286      1.39%     $   43,774,807      1.49%
                           --------------      ----      --------------      ----      --------------      ----
Total Delinquencies(1)     $  149,938,757      4.79%     $  173,096,158      4.42%     $  107,599,345      3.67%
                           ==============      ====      ==============      ====      ==============      ====

----------
(1)  Includes foreclosures, bankruptcies and real estate owned.

     While the above delinquency experience is typical of the servicer's recent experience, there can be no assurance that experience on the mortgage loans will be similar. Accordingly, the information should not be considered to reflect the credit quality of the mortgage loans, or as a basis for assessing the likelihood, amount or severity of losses on the mortgage loans. The statistical data in the table is based on all of the loans in the servicer's servicing portfolio having initial principal loan balances that exceed the loan balance limitations of Fannie Mae or Freddie Mac. The mortgage loans may be more recently originated than, and are likely to have other characteristics which distinguish them from, the majority of the loans in the servicer's servicing portfolio.

Servicing Compensation and Payment of Expenses

     The expense fees for the mortgage loans are payable out of the interest payments on each mortgage loan. The rate at which the expense fees accrue is expected to be approximately 0.7525% of each mortgage loan. The expense fees consist of the servicing fee of 0.75% per annum, the trustee fee and mortgage guaranty insurance premiums, as applicable. The servicing fee consists of both a primary and an excess servicing fee. The net mortgage rate of a mortgage loan is equal to its current mortgage rate less the rate at which expense fees accrue on that mortgage loan.

     The servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the servicer, in connection with its responsibilities under the pooling and servicing agreement, and those amounts will be paid by the servicer, out of its servicing fee. The amount of the servicing fee is subject to adjustment for prepaid mortgage loans, as described in this prospectus supplement under "--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans." The servicer will also be entitled to receive late payment fees, assumption fees and other similar charges, and all reinvestment income earned on amounts on deposit in its collection account for the mortgage loans. The trustee will be entitled to all reinvestment income earned on amounts on deposit in the certificate account. See "Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

     When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made.

     The servicer is obligated to remit to the trust on the business day before each distribution date, with respect to each mortgage loan, an amount equal to the lesser of:

          o any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full and partial principal prepayments on the mortgage loans made during the calendar month preceding such distribution date, and

          o a portion of the servicing fee that the servicer is entitled to receive from the trust on the related distribution date, equal to 0.25% per annum of the aggregate Stated Principal Balance of such mortgage loans.

     Any remaining shortfall in interest collections resulting from partial principal prepayments and principal prepayments in full on the mortgage loans in a loan group will be allocated pro rata to each class of certificates in the related certificate group, according to the amount of interest to which that class of the certificates would otherwise be entitled, in reduction thereof, from the mortgage loans in the related loan group or groups.

Advances from the Servicer

     Subject to the limitations described below, the servicer will be required to advance, prior to each distribution date, from its own funds or amounts received for the mortgage loans that are not required to be distributed on that distribution date, an amount equal to the aggregate of payments of principal of and interest on the mortgage loans, net of the servicing fees, that were due on the previous due date and which were delinquent on the determination date for that distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The servicer is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. Subject to the foregoing, advances will be made through the liquidation of the related mortgaged property. If the servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to a specified grace period. If the servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement. For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee in the case of any event of default, see "Description of the Certificates--Events of Default" and "The Agreements--Event of Default and Rights in the Case of Events of Default" in the prospectus.

     The servicer will not be required to advance shortfalls in interest payments on the mortgage loans resulting from the application of the Relief Act.

Optional Purchase of Defaulted Loans

     The servicer may, at its option, purchase from the trust any mortgage loan that is delinquent 90 days or more. That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate (less the servicing fee rate) from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed.

                         DESCRIPTION OF THE CERTIFICATES

General

     The certificates will be issued under the pooling and servicing agreement. Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

Senior Certificates

     The Fifth Third Mortgage Loan Trust 2002-FTB1, Mortgage Pass-Through Certificates, Series 2002-FTB1, will include the following ten classes of senior certificates which are offered hereby:

          o    Class I-A-1 Certificates;

          o    Class I-X Certificates;

          o    Class II-A-1 Certificates;

          o    Class III-A-1 Certificates;

          o    Class III-X Certificates;

          o    Class IV-A-1 Certificates;

          o    Class IV-X Certificates;

          o    Class V-A-1 Certificates;

          o    Class V-X Certificates; and

          o    Class AR Certificates (also referred to as the Residual
               Certificates).

Subordinate Certificates

     In addition to the senior certificates, the Fifth Third Mortgage Loan Trust 2002-FTB1, Mortgage Pass-Through Certificates, Series 2002-FTB1, will also include the following six classes of subordinate certificates:

     (a) the Class C-B-1 Certificates which are subordinate to the Group I, Group II, Group III, Group IV and Group V Certificates;

     (b) the Class C-B-2 Certificates which are subordinate to the Group I, Group II, Group III, Group IV, Group V and Class C-B-1 Certificates;

     (c) the Class C-B-3 Certificates which are subordinate to the Group I, Group II, Group III, Group IV, Group V, Class C-B-1 and Class C-B-2 Certificates;

     (d) the Class C-B-4 Certificates which are subordinate to the Group I, Group II, Group III, Group IV, Group V, Class C-B-1, Class C-B-2 and Class C-B-3 Certificates;

     (e) the Class C-B-5 Certificates which are subordinate to the Group I, Group II, Group III, Group IV, Group V, Class C-B-1, Class C-B-2, Class C-B-3 and Class C-B-4 Certificates; and

     (f) the Class C-B-6 Certificates which are subordinate to the Group I, Group II, Group III, Group IV, Group V, Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4 and Class C-B-5 Certificates.

     All classes of subordinate certificates, other than the Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, are offered hereby.

Designations

          o The Class I-A-1 and Class I-X Certificates are referred to as the Group I Certificates.

          o The Class II-A-1 and Class AR Certificates are referred to as the Group II Certificates.

          o The Class III-A-1 and Class III-X Certificates are referred to as the Group III Certificates.

          o The Class IV-A-1 and Class IV-X Certificates are referred to as the Group IV Certificates.

          o The Class V-A-1 and Class V-X Certificates are referred to as the Group V Certificates.

          o The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates are referred to as the Group C-B Certificates.

Assets of the Trust

     The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

          o the mortgage loans, together with their mortgage files, and together with all collections thereon and proceeds thereof;

          o any property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;

          o the trustee's rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the pooling and servicing agreement and proceeds thereof;

          o the collection account, the Certificate Account and the assets that are deposited in them from time to time; and

          o    all proceeds of any of the foregoing.

     Notwithstanding the foregoing, however, the trust specifically excludes all payments and other collections of principal and interest due on the mortgage loans on or before the cut-off date.

     The offered certificates, other than the Class I-X, Class III-X, Class IV-X, Class V-X and Class AR Certificates will be issued only in minimum denominations of $25,000 initial Class Principal Balance and in integral multiples of $1 in excess of that amount. The Class I-X, Class III-X, Class IV-X and Class V-X Certificates will be issued only in minimum denominations of $100,000 initial notional amount and in integral multiples of $1 in excess of that amount. The Class AR Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest, except, in the case of one Class AR Certificate, as otherwise described in the prospectus under "Material Federal Income Tax Consequences."

Book-Entry Registration

     The offered certificates, other than the Class AR Certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial certificate principal balance or notional amount of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in

Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, referred to as JPMorgan, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

     The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described under "--Definitive Certificates" below.

     Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

     For a description of the procedures applicable to the DTC registered certificates, see "Description of the Securities--Book-entry Registration" in the prospectus.

Definitive Certificates

     Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

o DTC or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trustee is unable to locate a qualified successor;

o the depositor, at its sole option, in writing, elects to terminate the book-entry system through DTC; or

o after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 66-2/3% of the related aggregate certificate principal balance or notional amount advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners.

     In the case of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trustee will issue the definitive certificates. After that, the trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

     According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions

     Distributions on the certificates will be made by the trustee on the 19th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in January 2003, to the persons in whose names those certificates are registered on the close of business on the last business day of the month preceding the month of that distribution date (each such date, a "Record Date").

     Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register. In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate principal balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depositary institution having appropriate wire transfer facilities. The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trustee.

Glossary of Terms

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     Accrual Period--For any distribution date, the calendar month immediately preceding that distribution date.

     Available Funds--For any distribution date and each of loan group I, loan group II, loan group III, loan group IV and loan group V, the sum of:

     (a) all scheduled installments of interest and principal due on the due date in the month in which that distribution date occurs and received prior to the related determination date on the related mortgage loans, together with any advances for the related mortgage loans;

     (b) all Insurance Proceeds (to the extent not applied to restoration of the mortgaged property or released to the mortgagor in accordance with the servicer's standard servicing procedures), and Liquidation Proceeds received during the calendar month preceding the month of that distribution date on the related mortgage loans, in each case net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any;

     (c) all partial and full principal prepayments received during the applicable Prepayment Period on the related mortgage loans;

     (d) amounts received for that distribution date in respect of the substitution of a related mortgage loan, the purchase of a related deleted mortgage loan, or a repurchase of a related mortgage loan by the seller or the servicer as of that distribution date;

     (e) any amounts payable as Compensating Interest by the servicer on that distribution date on the related mortgage loans; and

     (f) minus, in the case of clauses (a) through (d) above, the amounts to which the trustee or the servicer is entitled under the pooling and servicing agreement, including accrued and unpaid servicing fees, trustee fees, unreimbursed advances and certain expenses and minus any mortgage guaranty insurance premiums, if applicable, in the related group.

     With respect to any distribution date, the due date is the first day of the month in which that distribution date occurs and the determination date is the 10th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day.

     Bankruptcy Loss Coverage Amount--The aggregate amount of Bankruptcy Losses that are allocated solely to the Group C-B Certificates, initially, approximately $110,765.

     Bankruptcy Losses--With respect to any loan group, Realized Losses on the mortgage loans in that loan group incurred as a result of Debt Service Reductions and Deficient Valuations.

     Class I-X Notional Amount--For any distribution date, the Class Principal Balance of the Class I-A-1 Certificates immediately prior to that distribution date. The Class I-X Notional Amount as of the closing date will be approximately $104,498,000.

     Class III-X Notional Amount--For any distribution date, the Class Principal Balance of the Class III-A-1 Certificates immediately prior to that distribution date. The Class III-X Notional Amount as of the closing date will be approximately $129,852,000.

     Class IV-X Notional Amount--For any distribution date, the Class Principal Balance of the Class IV-A-1 Certificates immediately prior to that distribution date. The Class IV-X Notional Amount as of the closing date will be approximately $44,171,000.

     Class V-X Notional Amount--For any distribution date, the Class Principal Balance of the Class V-A-1 Certificates immediately prior to that distribution date. The Class V-X Notional Amount as of the closing date will be approximately $112,840,000.

     Class Principal Balance--For any class of certificates, as of any date of determination, an amount equal to the initial class principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

          o All amounts previously distributed to holders of certificates of that class as payments of principal;

          o the amount of Realized Losses, including Excess Losses, allocated to that class; and

          o in the case of the Group C-B Certificates, any amount allocated to a class in reduction of its Class Principal Balance if the aggregate Class Principal Balance of all classes of certificates exceeds the aggregate Stated Principal Balance of the group I, group II, group III, group IV and group V mortgage loans, as described below under "-Allocation of Losses; Subordination of Group C-B Certificates."

     Compensating Interest--For any distribution date, an amount to be paid by the servicer as described above under "Servicing of Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans" in this prospectus supplement.

     Credit Support Depletion Date--The first distribution date on which the aggregate Class Principal Balance of the Group C-B Certificates has been or will be reduced to zero.

     Debt Service Reduction--With respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code, except a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

     Deficient Valuation--With respect to any mortgage loan, a valuation by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in an amount less than the then outstanding indebtedness under the mortgage loan, or that results in a permanent forgiveness of principal.

     Excess Losses--Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount.

     Fraud Loss--With respect to any loan group, a Realized Loss sustained on a Liquidated Mortgage Loan in that loan group by reason of a default arising from fraud, dishonesty or misrepresentation.

     Fraud Loss Coverage Amount--The aggregate amount of Fraud Losses that are allocated solely to the Group C-B Certificates, initially, $9,914,259, approximately 2.00% of the cut-off date aggregate Stated Principal Balance of the group I, group II, group III, group IV and group V mortgage loans.

     Group C-B Component Balance--With respect to each loan group, the excess, if any, of the then outstanding aggregate Stated Principal Balance of the mortgage loans in the applicable group over the then outstanding aggregate Class Principal Balance of the senior certificates related to such group.

     Group C-B Percentage--For any distribution date, the aggregate Class Principal Balance of the Group C-B Certificates immediately prior to that distribution date divided by the outstanding aggregate Stated Principal Balance of the group I, group II, group III, group IV and group V mortgage loans immediately prior to that distribution date.

     Group I Senior Principal Distribution Amount--For any distribution date the sum of:

          o the related Senior Percentage of the Principal Payment Amount for the group I mortgage loans;

          o the related Senior Prepayment Percentage of the Principal Prepayment Amount for the group I mortgage loans; and

          o    the Senior Liquidation Amount for the group I mortgage loans.

     Group II Senior Principal Distribution Amount--For any distribution date the sum of:

          o the related Senior Percentage of the Principal Payment Amount for the group II mortgage loans;

          o the related Senior Prepayment Percentage of the Principal Prepayment Amount for the group II mortgage loans; and

          o    the Senior Liquidation Amount for the group II mortgage loans.

     Group III Senior Principal Distribution Amount--For any distribution date the sum of:

          o the related Senior Percentage of the Principal Payment Amount for the group III mortgage loans;

          o the related Senior Prepayment Percentage of the Principal Prepayment Amount for the group III mortgage loans; and

          o    the Senior Liquidation Amount for the group III mortgage loans.

     Group IV Senior Principal Distribution Amount--For any distribution date the sum of:

          o the related Senior Percentage of the Principal Payment Amount for the group IV mortgage loans;

          o the related Senior Prepayment Percentage of the Principal Prepayment Amount for the group IV mortgage loans; and

          o    the Senior Liquidation Amount for the group IV mortgage loans.

     Group V Senior Principal Distribution Amount--For any distribution date the sum of:

          o the related Senior Percentage of the Principal Payment Amount for the group V mortgage loans;

          o the related Senior Prepayment Percentage of the Principal Prepayment Amount for the group V mortgage loans; and

          o    the Senior Liquidation Amount for the group V mortgage loans.

     Insurance Proceeds--Amounts paid pursuant to any insurance policy, with respect to a mortgage loan that have not been used to restore the related mortgaged property or released to the mortgagor in accordance with the terms of the pooling and servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

     Liquidated Mortgage Loan--A mortgage loan for which the servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

     Liquidation Principal--For any distribution date, the principal portion of Liquidation Proceeds received on a mortgage loan that became a Liquidated Mortgage Loan, but not in excess of the Stated Principal Balance of that mortgage loan, during the calendar month preceding the month of the distribution date.

     Liquidation Proceeds--Amounts, including Insurance Proceeds, received in connection with the liquidation of a defaulted mortgage loan, whether through trustee's sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property.

     Net Interest Shortfall--For any distribution date and loan group, the sum of:

          o the amount of interest which would otherwise have been received for a mortgage loan in that loan group during the prior calendar month that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the Group C-B Certificates for those types of losses; and

          o    any related Net Prepayment Interest Shortfalls.

     Net Prepayment Interest Shortfall--For any distribution date and loan group, the amount by which the aggregate of Prepayment Interest Shortfalls for such loan group during the related Prepayment Period exceeds the available Compensating Interest for that period.

     Net WAC Rate--For any distribution date and loan group, the Weighted Average Pass-Through Rate for that loan group.

     Prepayment Interest Shortfall--The amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan, net of the amount required to be paid as a servicing fee, is less than one month's interest at the related mortgage rate, net of the amount required to be paid as a servicing fee, on the Stated Principal Balance of that mortgage loan being prepaid.

     Prepayment Period--For any distribution date, mortgage loan and principal payment in full or in part, the calendar month preceding that distribution date.

     Principal Payment Amount--For any distribution date and loan group I, loan group II, loan group III, loan group IV or loan group V the sum of:

          o scheduled principal payments on the mortgage loans in that loan group due on the due date related to that distribution date;

          o the principal portion of repurchase proceeds received with respect to any mortgage loan in that loan group that was repurchased as permitted or required by the pooling and servicing agreement during the calendar month preceding the month of that distribution date; and

          o any other unscheduled payments of principal that were received on the mortgage loans in that loan group during the preceding calendar month, other than Principal Prepayments or Liquidation Principal.

     Principal Prepayment Amount--For any distribution date and loan group, the sum of all partial prepayments or prepayments in full in that loan group which were received during the applicable Prepayment Period preceding that distribution date.

     Principal Prepayments--Any mortgagor payment or other recovery of principal on a mortgage loan, excluding amounts representing Liquidation Principal, that is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Realized Loss--The amount determined by the servicer and evidenced by an officers' certificate delivered to the trustee, in connection with any mortgage loan equal to:

          o for any Liquidated Mortgage Loan, the excess of its Stated Principal Balance plus interest at a rate equal to the applicable net mortgage rate from the due date as to which interest was last paid up to the first due date after the liquidation over any proceeds received in connection with the liquidation, after application of all withdrawals permitted to be made by the servicer from the collection account for the mortgage loan;

          o for any mortgage loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or

          o for any mortgage loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on the mortgage loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on the mortgage loan, discounted monthly at the applicable mortgage rate.

     Relief Act--The Soldiers' and Sailors' Civil Relief Act of 1940, and any similar state statute.

     Relief Act Reduction--A reduction in the amount of the scheduled interest payment on a mortgage loan pursuant to the Relief Act.

     Senior Liquidation Amount--For any distribution date and for each of loan group I, loan group II, loan group III, loan group IV and loan group V, for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, the lesser of (i) the related Senior Percentage of the Stated Principal Balance of that mortgage loan and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan.

     Senior Percentage--For any distribution date and group, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the classes of senior certificates of such group immediately prior to that distribution date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans in that group immediately prior to that distribution date.

     In no event will the Senior Percentage for any group exceed 100%.

     Senior Prepayment Percentage--With respect to group I, group II, group III, group IV and group V and any distribution date occurring during the ten years beginning on the first distribution date, 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the senior certificates while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance evidenced by the Group C-B Certificates. Increasing the respective interest of the Group C-B Certificates relative to that of the Group I, Group II, Group III, Group IV and Group V Certificates is intended to preserve the availability of the subordination provided by the Group C-B Certificates.

     The Senior Prepayment Percentage for each group and any distribution date occurring on or after the tenth anniversary of the first distribution date will be as follows:

          o for any distribution date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that distribution date;

          o for any distribution date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that distribution date;

          o for any distribution date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that distribution date;

          o for any distribution date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that distribution date; and

          o for any distribution date thereafter, the related Senior Percentage for that distribution date.

     There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph. On any distribution date, and for group I, group II, group III, group IV or group V (i) if the Senior Percentage exceeds its initial Senior Percentage, the Senior Prepayment Percentage for each group for that distribution date will equal 100%, (ii) if on or before the distribution date in December 2005, the Group C-B Percentage for such distribution date is greater than or equal to twice the Group C-B Percentage as of the closing date, then the Senior Prepayment Percentage for each group for such distribution date will equal the related Senior Percentage, plus 50% of the excess of 100% over that percentage for that distribution date, and (iii) if after the distribution date in December 2005, the Group C-B Percentage for such distribution date is greater than or equal to twice the Group C-B Percentage as of the closing date, then the Senior Prepayment Percentage for each group for such distribution date will equal the related Senior Percentage.

     In spite of the foregoing, the Senior Prepayment Percentage for the related group will equal 100% for any distribution date as to which (i) the outstanding Stated Principal Balance of the mortgage loans in the related group, delinquent 60 days or more (including all REO and loans in foreclosure) averaged over the preceding six month period, as a percentage of the related Group C-B Component Balance as of that distribution date is equal to or greater than 50% or (ii) cumulative Realized Losses for the mortgage loans in the related group exceed:

          o for any distribution date prior to the third anniversary of the first distribution date, 20% of the related original Group C-B Component Balance;

          o for any distribution date on or after the third anniversary but prior to the eleventh anniversary of the first distribution date, 30% of the related original Group C-B Component Balance;

          o for any distribution date on or after the eleventh anniversary but prior to the twelfth anniversary of the first distribution date, 35% of the related original Group C-B Component Balance;

          o for any distribution date on or after the twelfth anniversary but prior to the thirteenth anniversary of the first distribution date, 40% of the related original Group C-B Component Balance;

          o for any distribution date on or after the thirteenth anniversary but prior to the fourteenth anniversary of the first distribution date, 45% of the related original Group C-B Component Balance; and

          o for any distribution date on or after the fourteenth anniversary of the first distribution date, 50% of the related original Group C-B Component Balance.

     If the Senior Prepayment Percentage for one group equals 100% due to the limitations set forth above, then the Senior Prepayment Percentage for the other groups will equal 100%.

     If on any distribution date the allocation to the class of senior certificates then entitled to distributions of principal payments in full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of that class below zero, the distribution to that class of certificates of the Senior Prepayment Percentage of those amounts for that distribution date will be limited to the percentage necessary to reduce the related Class Principal Balance to zero.

     Special Hazard Loss--With respect to any loan group, a Realized Loss on a mortgage loan in that loan group attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the pooling and servicing agreement or any loss due to normal wear and tear or certain other causes.

     Special Hazard Loss Coverage Amount--The aggregate amount of Special Hazard Losses that are allocated solely to the Group C-B Certificates, initially, approximately $13,227,147.

     Stated Principal Balance--As to any mortgage loan and any date of determination, the principal balance of that mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that mortgage loan on or before that date of determination, and as further reduced to the extent that any Realized Loss on that mortgage loan has been allocated to one or more classes of certificates on or before that date of determination.

     Subordinate Liquidation Amount--For any distribution date and loan group, the excess, if any, of the aggregate Liquidation Principal for all mortgage loans related to that group that became Liquidated Mortgage Loans during the calendar month preceding the month of that distribution date, over the related Senior Liquidation Amount for that distribution date.

     Subordinate Percentage--For any distribution date and loan group I, loan group II, loan group III, loan group IV or loan group V, the excess of 100% over the related Senior Percentage for that date.

     Subordinate Prepayment Percentage--For any distribution date and loan group I, loan group II, loan group III, loan group IV or loan group V, the excess of 100% over the related Senior Prepayment Percentage for that distribution date; provided, however, that if the aggregate Class Principal Balance of the related senior certificates has been reduced to zero, then the Subordinate Prepayment Percentage for that loan group will equal 100%.

     Subordinate Principal Distribution Amount--For any distribution date and loan group I, loan group II, loan group III, loan group IV and loan group V, the sum of the following aggregate amount calculated for such groups:

          o the related Subordinate Percentage of the related Principal Payment Amount;

          o the related Subordinate Prepayment Percentage of the related Principal Prepayment Amount; and

          o    the related Subordinate Liquidation Amount; less

          o the amount of certain cross-collateralization payments as described under "--Cross-Collateralization".

     Subordination Level--On any distribution date for any class of Group C-B Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all classes of Group C-B Certificates which are subordinate in right of payment to that class by the Class Principal Balances of all classes of certificates, in each case immediately prior to that distribution date.

     Weighted Average Pass-Through Rate--With respect to each loan group, a rate equal to the weighted average of the mortgage interest rates of the mortgage loans in such loan group as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, less the per annum rates at which each of the servicing fee, the trustee fee and any applicable mortgage guaranty insurance premium is calculated.

Priority of Distributions

     Distributions will in general be made to the extent of the related Available Funds:

          o first, concurrently (i) to the senior certificates of the related group, accrued and unpaid interest, as described in "--Distributions of Interest;" and

          o second, to the senior certificates of the related group (other than the Class I-X, Class III-X, Class IV-X and Class V-X Certificates), principal as described in "--Distributions of Principal."

     After giving effect to the distributions set forth in the previous paragraph, all remaining Available Funds will be aggregated and the following distributions will be made in the priority set forth below, subject to any payments required to be made to the Group I, Group II, Group III, Group IV and Group V Certificates as described herein under "--Cross-Collateralization":

          o first, to each class of Group C-B Certificates, interest and then principal, if applicable, in increasing order of alphanumerical class designation, with both interest and principal being paid to one class before any payments are made to the next class; and

          o second, to the Class AR Certificates, the remainder (which is expected to be zero) of all Available Funds.

     Distributions of interest and principal to the Group I, Group II, Group III, Group IV and Group V Certificates will be based on payments received or advanced for the mortgage loans in the related group except under the limited circumstances described under "--Cross-Collateralization."

Distributions of Interest

     The pass-through rates for the Group I, Group II, Group III, Group IV and Group V Certificates are described in the table on pages S-6 and S-7 of this prospectus supplement and in the notes to that table.

     The pass-through rate on the Group C-B Certificates will equal, on any distribution date, the quotient expressed as a percentage, of (A) the sum of:
(i) the product of (x) the Net WAC Rate for loan group I for that distribution date and (y) the Group C-B Component Balance for loan group I immediately prior to such distribution date, (ii) the product of (x) the Net WAC Rate for loan group II for that distribution date and (y) the Group C-B Component Balance for loan group II immediately prior to such distribution date, (iii) the product of
(x) the Net WAC Rate for loan group III for that distribution date and (y) the Group C-B Component Balance for loan group III immediately prior to such distribution date, (iv) the product of (x) the Net WAC Rate for loan group IV for that distribution date and (y) the Group C-B Component Balance for loan group IV immediately prior to such distribution date and (v) the product of (x) the Net WAC Rate for loan group V for that distribution date and (y) the Group C-B Component Balance for loan group V immediately prior to such distribution date, divided by (B) the aggregate of the Group C-B Component Balances for loan group I, loan group II, loan group III, loan group IV and loan group V immediately prior to such distribution date.

     The initial pass-through rate on the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates will be approximately 5.6988% per annum.

     With respect to each class of certificates and each distribution date, an amount of interest will accrue on each such class of certificates, generally equal to 1/12th of the applicable pass-through rate for that class multiplied by the related Class Principal Balance or notional amount, as applicable, immediately prior to that distribution date. Interest to be distributed on the certificates on any distribution date will consist of accrued and unpaid interest as of previous distribution dates and interest accrued during the preceding Accrual Period. Interest will accrue on each class of certificates on the basis of a 360 day year consisting of twelve 30-day months.

     The interest entitlement described above for each class of senior certificates will be reduced by Net Interest Shortfalls experienced by the mortgage loans in the related group for that distribution date and the interest entitlement described above for the Group C-B Certificates will be reduced by Net Interest Shortfalls experienced by the group I, group II, group III, group IV and group V mortgage loans for that distribution date. Net Interest Shortfalls on any distribution date will be allocated pro rata among all such classes of certificates related to such group or groups, based on the amount of interest each of those classes of certificates would otherwise be entitled to receive on that distribution date from such group or groups before taking into account any reduction in the amounts resulting from Net Interest Shortfalls. The amount a class of Group C-B Certificates would otherwise be entitled to receive from the mortgage loans in a loan group before taking into account any such reduction will be based on the amount of interest accruing at the applicable Net WAC Rate on that class' proportionate share, based on the Class Principal Balance of the related Group C-B Component Balance for that distribution date.

Distributions of Principal

General.

     On each distribution date, certificateholders will be entitled to receive principal distributions from the funds available therefor to the extent and in the priority described in this prospectus supplement. See " --Priority of Distributions" in this prospectus supplement. The Group I, Group II, Group III, Group IV and Group V Certificates will receive a portion of the principal collected from the group I, group II, group III, group IV and group V mortgage loans, respectively, except under the limited circumstances described in "-- Cross-Collateralization." The Group C-B Certificates will receive a portion of the principal collected from the group I, group II, group III, group IV and group V mortgage loans. The Class I-X, Class III-X, Class IV-X and Class V-X Certificates will not be entitled to receive any distributions of principal.

Group I Senior Principal Distribution Amount.

     On each distribution date, an amount, up to the amount of the Group I Senior Principal Distribution Amount for that distribution date, will be distributed as principal to the Class I-A-1 Certificates, until its Class Principal Balance has been reduced to zero.

Group II Senior Principal Distribution Amount.

     On each distribution date, an amount, up to the amount of the Group II Senior Principal Distribution Amount for that distribution date, will be distributed as principal sequentially, first to the Class AR Certificates, until its Class Principal Balance has been reduced to zero, then second, to the Class II-A-1 Certificates, until its Class Principal Balance has been reduced to zero.

Group III Senior Principal Distribution Amount.

     On each distribution date, an amount, up to the amount of the Group III Senior Principal Distribution Amount for that distribution date, will be distributed as principal to the Class III-A-1 Certificates, until its Class Principal Balance has been reduced to zero.

Group IV Senior Principal Distribution Amount.

     On each distribution date, an amount, up to the amount of the Group IV Senior Principal Distribution Amount for that distribution date, will be distributed as principal to the Class IV-A-1 Certificates until its Class Principal Balance has been reduced to zero.

Group V Senior Principal Distribution Amount.

     On each distribution date, an amount, up to the amount of the Group V Senior Principal Distribution Amount for that distribution date, will be distributed as principal to the Class V-A-1 Certificates until its Class Principal Balance has been reduced to zero.

Subordinate Principal Distribution Amount to the Group C-B Certificates.

     On each distribution date, an amount, up to the amount of the Subordinate Principal Distribution Amount for that distribution date, will be distributed as principal, to the Group C-B Certificates, to the extent of the aggregate Available Funds for group I, group II, group III, group IV and group V remaining after distributions of interest and principal to the Group I, Group II, Group III, Group IV and Group V Certificates. Each class of Group C-B Certificates will be entitled to receive (except on distribution dates on which the Subordination Level for any class of the Group C-B Certificates is less than the Subordination Level as of the closing date) its pro rata share, based on its respective Class Principal Balance, of the Subordinate Principal Distribution Amount. Distributions of principal of the Group C-B Certificates will be made on each distribution date sequentially in the order of their alphanumerical class designation, beginning with the Class C-B-1 Certificates, until each class of Group C-B Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for that distribution date. The order of alphanumerical designation, from highest to lowest, of the Group C-B Certificates is sequentially as follows: Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6. See "--Priority of Distributions" in this prospectus supplement.

     For each class of Group C-B Certificates, if on any distribution date the related Subordination Level of that class is less than the related Subordination Level of such class as of the closing date, no distributions of principal prepayments in full and partial principal prepayments will be made to any class or classes junior to that class. The amount otherwise distributable to those classes will be allocated among the remaining classes of Group C-B Certificates, pro rata, based upon their respective Class Principal Balances.

Allocation of Losses; Subordination of Group C-B Certificates

     Credit enhancement for the Group I, Group II, Group III, Group IV and Group V Certificates includes the subordination of the Group C-B Certificates and the priority of application of Realized Losses. The Group C-B Certificates will be subordinate in right of payment of and provide credit support to the Group I, Group II, Group III, Group IV and Group V Certificates to the extent described in this prospectus supplement. The support provided by the Group C-B Certificates is intended to enhance the likelihood of regular receipt by the Group I, Group II, Group III, Group IV and Group V Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Group I, Group II, Group III, Group IV and Group V Certificates protection against certain losses.

     Any Realized Loss with respect to a group I, group II, group III, group IV or group V mortgage loan, except for Excess Losses, will be allocated among the certificates as follows:

(a) first, to the Class C-B-6 Certificates, until its Class Principal Balance has been reduced to zero;

(b) second, to the Class C-B-5 Certificates, until its Class Principal Balance has been reduced to zero;

(c) third, to the Class C-B-4 Certificates, until its Class Principal Balance has been reduced to zero;

(d) fourth, to the Class C-B-3 Certificates, until its Class Principal Balance has been reduced to zero;

(e) fifth, to the Class C-B-2 Certificates, until its Class Principal Balance has been reduced to zero;

(f) sixth, to the Class C-B-1 Certificates, until its Class Principal Balance has been reduced to zero; and

(g) seventh, to the senior certificates of the related group, pro rata, according to and in reduction of their Class Principal Balances.

     On each distribution date, Excess Losses will be allocated pro rata among all classes of certificates, based on their respective Class Principal Balances.

     On each distribution date, if the aggregate Class Principal Balance of all classes of certificates exceeds the aggregate Stated Principal Balance of the group I, group II, group III, group IV and group V mortgage loans after giving effect to distributions of principal and the allocation of all losses to these certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Group C-B Certificates then outstanding.

     Investors in the Group I, Group II, Group III, Group IV and Group V Certificates should be aware that because the Group C-B Certificates represent interests in loan group I, loan group II, loan group III, loan group IV and loan group V, the Class Principal Balances of the Group C-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in any loan group. Therefore, notwithstanding that Realized Losses, other than Excess Losses, on the mortgage loans in any loan group may be allocated only to the related senior certificates, the allocation to the Group C-B Certificates of Realized Losses on the mortgage loans in any loan group will increase the likelihood that losses may be allocated to the senior certificates related to such loan group.

     The Group C-B Certificates will provide limited protection to the classes of certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to the Special Hazard Loss Coverage Amount,
(ii) Bankruptcy Losses in an initial amount expected to be up to the Bankruptcy Loss Coverage Amount and (iii) Fraud Losses in an initial amount expected to be up to Fraud Loss Coverage Amount.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, on each anniversary prior to the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount will be reduced to an amount equal to the lesser of: (A) 1.00% of the then current aggregate of the Stated Principal Balances of the group I, group II, group III, group IV and group V mortgage loans and (B) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the cut-off date over the cumulative amount of Fraud Losses allocated to the Group C-B Certificates since such preceding anniversary. On the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount will be reduced to zero.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Group C-B Certificates.

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to an amount equal on any distribution date to the lesser of:

     (A)  the greatest of:

o 1% of the aggregate of the Stated Principal Balances of the group I, group II, group III, group IV and group V mortgage loans,

o twice the Stated Principal Balance of the largest mortgage loan in loan group I, loan group II, loan group III, loan group IV and loan group V, or

o the aggregate Stated Principal Balance of the mortgage loans in loan group I, loan group II, loan group III, loan group IV and loan group V secured by mortgaged properties located in the single Ohio postal zip code area having the highest aggregate Stated Principal Balance of any such zip code area; and

     (B) the Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of Special Hazard Losses allocated to the Group C-B Certificates since the closing date.

     The amount of coverage provided by the Group C-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the applicable rating agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Group C-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     Investors in the Group I, Group II, Group III, Group IV, Group V Certificates should be aware that the applicable coverage for Special Hazard Losses, Fraud Losses and Bankruptcy Losses cover mortgage loans in loan group I, loan group II, loan group III, loan group IV and loan group V. In the event mortgage loans in any loan group suffers a high level of losses, the available coverage for the certificates in the other loan groups will be reduced and may cause the certificates related to such other loan group to suffer losses in the event mortgage loans such other group suffer losses after the available coverage has been exhausted.

Cross-Collateralization

Cross-Collateralization due to rapid prepayments.

     On each distribution date prior to the Credit Support Depletion Date, but after the date on which any of the aggregate Class Principal Balance of the Group I, Group II, Group III, Group IV or Group V Certificates has been reduced to zero, all principal on the mortgage loans relating to the group that has been paid in full, will be paid to the senior certificates of the other groups, pro rata, based on aggregate Class Principal Balance. However, principal will not be distributed as described above if on that distribution date (a) the Group C-B Percentage for that distribution date is greater than or equal to 200% of that Group C-B Percentage as of the closing date and (b) the average outstanding Stated Principal Balance of the mortgage loans in each group delinquent 60 days or more over the last six months, as a percentage of the related Group C-B Component Balance, is less than 50%. If principal from one group is distributed to the senior certificates of the other group according to this paragraph, the Group C-B Certificates will not receive that principal amount.

Cross-Collateralization due to disproportionate realized losses in one group.

     If on any distribution date the Class Principal Balance of any of the Group I, Group II, Group III, Group IV or Group V Certificates is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group (the "Undercollateralized Group"), then the following will occur:

          o The Available Funds in the other groups, that are not an Undercollateralized Group (each, an "Overcollateralized Group") will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group or Groups, in an amount equal to one month's interest on the Principal Transfer Amount of each Undercollateralized Group at the pass-through rate applicable to the Undercollateralized Group or Groups and that amount will be added to the Available Funds of the applicable Undercollateralized Group; and

          o The portion of the Available Funds in respect of principal on the mortgage loans in the Overcollateralized Groups, after distributions of principal to the senior certificates of the Overcollateralized Groups, will be distributed to the senior certificates of the Undercollateralized Group or Groups until the Class Principal Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the mortgage loans in the related group.

     Consequently, the Group C-B Certificates will not receive any distributions of principal until the Undercollateralized Group or Groups are no longer undercollateralized.

     On each Distribution Date, the "Principal Transfer Amount" for each Undercollateralized Group will equal the excess, if any, of the Class Principal Balance of the senior certificates related to each Undercollateralized Group over the aggregate Stated Principal Balance of the mortgage loans in such group.

     In the event more than one group is an Overcollateralized Group on any distribution date, reductions in the Available Funds of such groups to make payment to the Undercollateralized Group will be made pro rata based on the extent to which such Overcollateralized Groups are overcollateralized. Payments made to multiple Undercollateralized Groups will be made pro rata based on the amount of payments required to be made to such Undercollateralized Groups.

     All or a portion of the distributions to the Group I, Group II, Group III, Group IV and Group V Certificates pursuant to the cross-collateralization provisions described above, may be made on the distribution date in the month following the month during which the obligation to make a transfer payment arises (without any additional distribution of interest or earnings thereon with respect to such delay).

                         POOLING AND SERVICING AGREEMENT

Optional Termination

     On any distribution date on or after which the aggregate Stated Principal Balance of the mortgage loans is less than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, the servicer will (subject to the terms of the pooling and servicing agreement) have the option to purchase the mortgage loans, all real property acquired in respect of any mortgage loan remaining in the trust, and any other related property remaining in the trust for a price equal to the sum of (i) 100% of the aggregate outstanding Stated Principal Balance of the mortgage loans plus accrued interest thereon at the applicable mortgage rate to but not including, the due date in the month of such distribution date, (ii) the fair market value of all other property of the trust related to the mortgage loans and (iii) any unreimbursed advances, fees and other amounts payable to the, the servicer and the trustee related to the mortgage loans.

     If such option is exercised, the effect would be to cause an early retirement of the certificates. Distributions on the certificates relating to any optional termination will first be treated as a prepayment of mortgage loans and paid in accordance with the priorities and amounts set forth above under "Description of the Certificates." The proceeds from that distribution may not be sufficient to distribute the full amount to which each related class of certificates is entitled.

Purchase of Converted Loans

     The seller will purchase from the trust any mortgage loan that converts from a variable mortgage rate to a fixed mortgage rate pursuant to the terms of that mortgage loan. That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed plus any reimbursed advances and transferring costs.

The Trustee

     The trustee, JPMorgan Chase, has its corporate trust offices at Four New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services/Structured Finance Services Fifth Third 2002-FTB1. The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. The trustee may also be removed at any time by certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates. In such circumstances, the depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates and may transact business with other interested parties with the same rights as it would have if it were not the trustee.

     The pooling and servicing agreement requires the trustee to maintain, at its own expense, an office or agency in New York City where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the certificate registrar in respect of the certificates pursuant to the pooling and servicing agreement may be served.

     The trustee will also act as paying agent, certificate registrar and authenticating agent under the pooling and servicing agreement.

     The trustee will make the reports of distributions to certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other interested parties via the trustee's website, which is presently located at www.jpmorgan.com/absmbs. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the trustee at 1-800-275-2048. The trustee shall have the right to change the way such reports are made available in order to make distributions more convenient and/or more accessible to the above parties and to the certificateholders. The trustee shall provide timely and adequate notification to all above parties and to the certificateholders regarding any such change.

     The trustee shall be entitled to a trustee fee and shall also be entitled to the investment earnings on amounts on deposit in the certificate account maintained by the trustee.

Restrictions on Transfer of the Class AR Certificates

     The Class AR Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations." The pooling and servicing agreement provides that the Class AR Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met. See "ERISA Considerations" in this prospectus supplement. Each Class AR Certificate will contain a legend describing the foregoing restrictions.

Final Scheduled Distribution Date

     The final scheduled distribution date (the "Final Scheduled Distribution Date") for each class of certificates, other than the Class III-X, Class IV-X and Class V-X Certificates Groups is the distribution date in November 2032, which is the distribution date for the certificates occurring in the month after the latest stated maturity of any related mortgage loans occurs. The Final Scheduled Distribution Date for the Class III-X, Class IV-X and Class V-X Certificates is the distribution date in February 2005, March 2006 and June 2007, respectively, which is the last distribution date in which each such class is schedule to receive a payment of interest. No event of default, change in the priorities for distribution among the classes or other provision under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Class Principal Balance of any class of offered certificate on or before its Final Scheduled Distribution Date.

Voting Rights

     At all times 96% of all voting rights will be allocated among the holders of the certificates, other than the Class I-X, Class III-X, Class IV-X, Class V-X and Class AR Certificates, in proportion to the then outstanding certificate principal balances of their respective certificates. At all times 1% of the voting rights will be allocated to the holders of each of the Class I-X, Class III-X, Class IV-X and Class V-X Certificates, respectively. At all times, no voting rights will be allocated to the Class AR Certificates.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments on the Mortgage Loans

     The yields to maturity of each class of the offered certificates and the aggregate amount of distributions on each class of the offered certificates will be affected by, among other things, the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments thereon. For this purpose, the term "prepayment" includes prepayments and liquidations due to defaults or other dispositions of the mortgage loans or the mortgaged properties, including application of insurance proceeds or condemnation awards, the purchase of mortgage loans by the seller or servicer, as applicable, of those mortgage loans due to uncured breaches of representations and warranties, the purchase of delinquent mortgage loans and the purchase of mortgage loans that the mortgagor has converted the interest rate to a fixed rate or the purchase of the mortgage loans by the servicer under the circumstances described under "Pooling and Servicing Agreement--Optional Termination" herein. No assurance can be given as to the rate or timing of principal payments or prepayments on any of the mortgage loans. Prepayments, liquidations and purchases of the mortgage loans will result in (a) principal distributions to certificateholders that would otherwise be distributed over the remaining terms of the mortgage loans and (b) the termination of ongoing interest distributions with respect to such mortgage loans to the certificateholders. See "Yield, Prepayment and Maturity Considerations" in the prospectus.

     The rate of principal prepayments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. All of the mortgage loans are adjustable-rate mortgage loans. As is the case with fixed-rate mortgage loans, in general, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans, the adjustable-rate mortgage loans (and the applicable offered certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates on the mortgage loans, the mortgage loans (and the applicable offered certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the mortgage rates on the mortgage loans. Prepayments on the mortgage loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the mortgage loans will experience.

     Although the mortgage rates on the mortgage loans are subject to adjustment, such mortgage rates adjust less frequently than the pass-through rates on the certificates and adjust by reference to the applicable Index. The mortgage rate applicable to substantially all of the mortgage loans and any Adjustment Date will be based on the applicable Index value most recently announced generally as of a date specified in the related mortgage note, in the case of mortgage loans with One Year CMT, Two Year CMT, Three Year CMT or Five Year CMT, generally 45 days prior to the applicable Adjustment Date, or in the case of mortgage loans with One Year LIBOR, generally the first business day of the month immediately preceding the month of the applicable Adjustment Date. Thus, if the Index value with respect to a mortgage loan rises, the lag in time before the corresponding mortgage rate increases, will, all other things being equal, slow the upward adjustment of the pass-through rate or rate cap, as applicable, on the related certificates. In addition, substantially all of the mortgage loans have mortgage rates which will not adjust for a substantial period of time after origination. See "Description of the Mortgage Pool" in this prospectus supplement.

     The depositor makes no representation as to the expected rate of prepayments on the mortgage loans. See "Description of the Mortgage Pool" and "Description of the Certificates" in this prospectus supplement and "Yield, Prepayment and Maturity Considerations" in the prospectus for additional information about the effect of the rate of prepayments on the yields on and maturity of the offered certificates.

     Investors in the offered certificates should consider the risk that rapid rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor in the offered certificates may choose to reinvest amounts received as principal distributions on the offered certificates may be lower than the interest rate borne by such certificates. Conversely, slow rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor in the offered certificates for reinvestment at such high prevailing interest rates may be relatively low.

     All of the mortgage loans will contain "due-on-sale" clauses. The sale of mortgaged properties encumbered by non-assumable mortgage loans will result in the prepayment of such mortgage loans and a corresponding decrease in the weighted average life of the applicable class of offered certificates. See "Yield, Prepayment and Maturity Considerations" in the prospectus.

Modeling Assumptions

     For purposes of preparing the tables below, indicating the percentage of initial Class Principal Balances outstanding and the weighted average lives of the offered certificates under certain prepayment scenarios, the following assumptions (the "Modeling Assumptions"), among others, have been made:

     (1) as of December 1, 2002, the mortgage loans in each mortgage loan group consist of hypothetical mortgage loans with the characteristics indicated in the hypothetical mortgage loan tables below;

     (2)  there are no repurchases of the mortgage loans;

     (3)  the certificates will be purchased on December 30, 2002;

     (4) distributions on the certificates will be made on the 19th day of each month, commencing in January 2003;

     (5) no mortgage loan is delinquent and there are no Realized Losses on the mortgage loans while the certificates are outstanding;

     (6)  there are no shortfalls of interest with regard to the mortgage loans;

     (7) there is no optional termination of the mortgage loans by the servicer;

     (8) scheduled payments on the mortgage loans are received on the first day of each month commencing in January 2003;

     (9) principal prepayments on the mortgage loans are received on the last day of each month commencing in December 2002;

     (10) the One-Year LIBOR Index remains constant at 1.560%;

     (11) the One-Year CMT Index remains constant at 1.459%;

     (12) the Two-Year CMT Index remains constant at 1.835%;

     (13) the Three-Year CMT Index remains constant at 2.239%; and

     (14) the Five-Year CMT Index remains constant at 3.033%.

                           Hypothetical Mortgage Loans

Loan Group I

                                                        Remaining   Original
                              Expense      Stated        Term to     Term to
                 Mortgage    Fee Rate     Principal     Maturity    Maturity
Mortgage Loan    Rate (%)       (%)      Balance ($)     (Months)   (Months)   Margin (%)
-------------   ----------   --------   -------------   ---------   --------   ----------
I-1 (2)         6.24597153    0.7525     4,149,020.61      294         333     2.72164728
I-2 (2)         6.03467924    0.7525     1,128,291.51      289         360     2.75000000
I-3 (2)         5.62338812    0.7525     2,734,103.65      297         360     2.72369826
I-4 (2)         5.99760281    0.7525     5,119,260.74      308         360     2.87018896
I-5 (2)         5.90773170    0.7525     7,709,069.18      310         358     2.77804380
I-6 (2)         5.45281522    0.7525     4,327,553.27      300         360     2.80515836
I-7 (2)         5.06398281    0.7525     2,779,478.09      303         360     2.77592788
I-8 (2)         5.18080700    0.7525     5,105,721.25      307         357     2.79746473
I-9 (2)         4.94846689    0.7525     9,255,293.85      316         360     2.81069166
I-10 (2)        5.07320049    0.7525     4,222,912.76      288         343     2.82511684
I-11 (2)        4.67971200    0.7525     3,168,925.79      324         358     2.78303039
I-12 (2)        5.22602707    0.7525     3,925,963.67      315         346     2.89951542
I-13 (2)        7.00436803    0.7525     1,537,521.56      322         360     2.85090716
I-14 (2)        6.25000000    0.7525       344,846.09      314         360     2.75000000
I-15 (2)        6.34773078    0.7525     1,949,817.99      316         360     2.75000000
I-16 (2)        6.80498898    0.7525     2,283,406.97      330         360     2.75000000
I-17 (2)        6.84227432    0.7525     2,917,578.33      339         360     2.79262272
I-18 (2)        6.60720484    0.7525     4,242,477.14      340         360     2.78772597
I-19 (2)        6.51362786    0.7525     8,714,970.79      341         360     2.77006006
I-20 (2)        6.51043489    0.7525     6,773,321.76      341         360     2.76161113
I-21 (2)        6.54612915    0.7525    10,530,056.62      345         360     2.75000000
I-22 (2)        6.53145128    0.7525     8,374,272.13      345         360     2.75000000
I-23 (2)        6.27286654    0.7525     7,992,945.79      336         355     2.75000000
I-24 (2)        6.00000000    0.7525       422,665.05      348         360     2.75000000

                             Frequency
                 Months to    of Rate       Maximum       Initial                  Minimum
                Adjustment   Adjustment     Mortgage     Periodic     Periodic     Mortgage
Mortgage Loan      Date       (Months)      Rate (%)      Cap (%)      Cap (%)     Rate (%)
-------------   ----------   ----------   -----------   ----------   ----------   ----------
I-1 (2)              1           12       12.11828693   1.92327951   2.00000000   2.72164728
I-2 (2)              2           12       12.34628837   2.00000000   2.00000000   2.75000000
I-3 (2)              3           12       12.38333215   1.91545306   1.91545306   2.72369826
I-4 (2)              4           12       12.81529723   2.00000000   2.00000000   2.87018896
I-5 (2)              5           12       12.46002871   2.13083384   2.00000000   2.77804380
I-6 (2)              6           12       12.61169883   2.00000000   2.00000000   2.80515836
I-7 (2)              7           12       12.73443484   2.12577123   2.00000000   2.77592788
I-8 (2)              8           12       12.84150614   1.97307177   2.00000000   2.79746473
I-9 (2)              9           12       12.67321291   2.07240572   2.00000000   2.81069166
I-10 (2)            10           12       12.24069973   2.08431643   2.00000000   2.82511684
I-11 (2)            11           12       12.83001047   2.12377452   2.00000000   2.78303039
I-12 (2)            12           12       12.94391768   2.07317409   2.00000000   2.89951542
I-13 (2)            13           12       12.61135688   2.00000000   2.00000000   2.85090716
I-14 (2)            14           12       11.25000000   2.00000000   2.00000000   2.75000000
I-15 (2)            15           12       11.34773078   2.00000000   2.00000000   2.75000000
I-16 (2)            16           12       12.36088074   2.00000000   2.00000000   2.75000000
I-17 (2)            17           12       12.70487624   2.00000000   2.00000000   2.79262272
I-18 (2)            18           12       12.49306519   2.00000000   2.00000000   2.78772597
I-19 (2)            19           12       12.42472334   2.00000000   2.00000000   2.77006006
I-20 (2)            20           12       12.40526546   2.00000000   2.00000000   2.76161113
I-21 (2)            21           12       12.54612915   2.00000000   2.00000000   2.75000000
I-22 (2)            22           12       12.48963501   2.00000000   2.00000000   2.75000000
I-23 (2)            23           12       11.99609826   2.51644590   2.00000000   2.75000000
I-24 (2)            24           12       12.00000000   2.00000000   2.00000000   2.75000000

----------
(1)  Index is the One-Year LIBOR Index.

(2)  Index is the One-Year CMT Index.

(3)  Index is the Two-Year CMT Index.

(4)  Index is the Three-Year CMT Index.

(5)  Index is the Five-Year CMT Index.

Loan Group II

                                                        Remaining   Original
                              Expense      Stated        Term to     Term to
                 Mortgage    Fee Rate     Principal     Maturity    Maturity
Mortgage Loan    Rate (%)       (%)      Balance ($)     (Months)   (Months)   Margin (%)
-------------   ----------   --------   -------------   ---------   --------   ----------
II-1 (3)        6.97599975    0.7525       758,180.90      339         360     2.75000000
II-2 (3)        7.07992753    0.7525     1,778,853.71      327         360     2.75000000
II-3 (3)        6.22214623    0.7525       492,970.16      277         299     2.75000000
II-4 (3)        6.14759568    0.7525     1,451,788.03      323         360     2.75000000
II-5 (3)        6.75000000    0.7525       550,824.85      319         360     2.75000000
II-6 (4)        7.71456306    0.7525     1,394,705.61      326         353     2.88624151
II-7 (4)        7.12233914    0.7525     1,916,157.67      324         348     2.75000000
II-8 (4)        8.88746251    0.7525     1,222,032.30      338         357     2.92703847
II-9 (4)        8.73312825    0.7525     2,738,950.54      337         359     3.14297314
II-10 (4)       8.43211460    0.7525     5,143,944.95      339         360     3.08021921
II-11 (4)       7.31770819    0.7525    12,697,094.87      330         353     2.93150785
II-12 (4)       7.26311685    0.7525    18,473,857.59      340         356     2.97064630
II-13 (4)       6.82848856    0.7525    13,811,070.56      339         354     3.01047063
II-14 (4)       6.64454252    0.7525     8,040,595.00      344         358     2.94742434
II-15 (4)       6.36017371    0.7525     3,489,311.79      311         351     2.75000000
II-16 (4)       6.18010107    0.7525     6,305,075.21      315         344     2.76958999
II-17 (4)       5.22903107    0.7525     4,569,864.63      324         354     2.76642724

                             Frequency
                 Months to    of Rate       Maximum       Initial                  Minimum
                Adjustment   Adjustment     Mortgage     Periodic     Periodic     Mortgage
Mortgage Loan      Date       (Months)      Rate (%)      Cap (%)      Cap (%)     Rate (%)
-------------   ----------   ----------   -----------   ----------   ----------   ----------
II-1 (3)             2           24       12.97599975        2           2        2.75000000
II-2 (3)             5           24       12.38808223        2           2        2.75000000
II-3 (3)             8           24       11.96826482        2           2        2.75000000
II-4 (3)            11           24       12.48982952        2           2        2.75000000
II-5 (3)            19           24       12.75000000        2           2        2.75000000
II-6 (4)             2           36       12.71456306        2           2        3.07107963
II-7 (4)             5           36       12.12233914        2           2        2.85328665
II-8 (4)             8           36       13.88746251        2           2        3.88746251
II-9 (4)            11           36       13.73312825        2           2        3.86851740
II-10 (4)           15           36       13.43211460        2           2        3.45589025
II-11 (4)           18           36       12.42612174        2           2        2.96520493
II-12 (4)           20           36       12.27838506        2           2        2.97064630
II-13 (4)           23           36       12.05442727        2           2        3.03982380
II-14 (4)           26           36       11.77823444        2           2        2.94742434
II-15 (4)           28           36       11.93376733        2           2        2.75000000
II-16 (4)           32           36       11.56943836        2           2        2.76958999
II-17 (4)           35           36       11.79647910        2           2        2.77464086

----------
(1)  Index is the One-Year LIBOR Index.

(2)  Index is the One-Year CMT Index.

(3)  Index is the Two-Year CMT Index.

(4)  Index is the Three-Year CMT Index.

(5)  Index is the Five-Year CMT Index.

Loan Group III

                                                        Remaining   Original
                              Expense      Stated        Term to     Term to
                 Mortgage    Fee Rate     Principal     Maturity    Maturity
Mortgage Loan    Rate (%)       (%)      Balance ($)     (Months)   (Months)   Margin (%)
-------------   ----------   --------   -------------   ---------   --------   ----------
III-1 (2)       6.50000000    0.7525       325,372.22      326         360     2.75000000
III-2 (2)       6.41535977    0.7525     5,825,389.80      324         341     2.76558309
III-3 (2)       6.34907540    0.7525    17,325,508.54      333         346     2.75562254
III-4 (2)       6.45096569    0.7525    19,502,023.53      347         357     2.89705711
III-5 (2)       5.71333029    0.7525    32,628,181.80      350         355     2.88284263
III-6 (2)       6.93777914    0.7525     2,323,408.04      355         360     3.50448351
III-7 (2)       6.99854217    0.7525       978,917.75      340         359     2.76822293
III-8 (2)       7.00198034    0.7525     8,694,485.75      340         359     2.75000000
III-9 (2)       6.86363099    0.7525    33,606,034.17      343         360     2.76182332
III-10 (2)      6.67374823    0.7525    15,117,786.36      346         360     2.75000000

                             Frequency
                 Months to    of Rate       Maximum       Initial                  Minimum
                Adjustment   Adjustment     Mortgage     Periodic     Periodic     Mortgage
Mortgage Loan      Date       (Months)      Rate (%)      Cap (%)      Cap (%)     Rate (%)
-------------   ----------   ----------   -----------   ----------   ----------   ----------
III-1 (2)           20           12       11.50000000   2.00000000   2.00000000   2.75000000
III-2 (2)           24           12       12.33744182   2.00000000   2.00000000   2.76558309
III-3 (2)           26           12       12.21885590   2.00000000   2.00000000   2.75562254
III-4 (2)           29           12       12.34181802   2.00000000   2.00000000   2.89705711
III-5 (2)           32           12       11.68923588   2.07228323   2.00000000   2.88284263
III-6 (2)           34           12       12.93777914   2.00000000   2.00000000   3.50448351
III-7 (2)           39           12       12.14432562   2.00000000   2.00000000   2.76822293
III-8 (2)           41           12       12.10204668   2.12870019   2.00000000   2.75000000
III-9 (2)           44           12       11.90392578   2.20318618   1.99050945   2.76182332
III-10 (2)          46           12       11.67374823   2.05941490   2.00000000   2.75000000

----------
(1)  Index is the One-Year LIBOR Index.

(2)  Index is the One-Year CMT Index.

(3)  Index is the Two-Year CMT Index.

(4)  Index is the Three-Year CMT Index.

(5)  Index is the Five-Year CMT Index.

Loan Group IV

                                                        Remaining   Original
                              Expense      Stated        Term to     Term to
                 Mortgage    Fee Rate     Principal     Maturity    Maturity
Mortgage Loan    Rate (%)       (%)      Balance ($)     (Months)   (Months)   Margin (%)
-------------   ----------   --------   -------------   ---------   --------   ----------
IV-1 (5)        7.62500000    0.7525       536,800.75      304         360     2.75000000
IV-2 (5)        7.12166602    0.7525       528,559.28      193         301     2.99666602
IV-3 (5)        6.94162942    0.7525     1,142,083.54      306         350     2.75000000
IV-4 (5)        6.67176629    0.7525     2,162,995.45      305         338     2.75938992
IV-5 (5)        6.84408414    0.7525     4,279,455.80      316         350     2.75000000
IV-6 (5)        6.83243452    0.7525     1,959,424.69      322         354     2.75000000
IV-7 (5)        6.75000000    0.7525       401,216.78      327         360     2.75000000
IV-8 (5)        7.66427916    0.7525       984,222.26      325         354     2.75000000
IV-9 (5)        7.99000000    0.7525       320,314.57      339         360     2.75000000
IV-10 (5)       9.42533622    0.7525     1,204,452.13      340         359     3.52600866
IV-11 (5)       7.65547486    0.7525     5,833,004.77      296         312     2.94198159
IV-12 (5)       7.31249717    0.7525     7,854,828.37      335         355     3.01547212
IV-13 (5)       6.82010379    0.7525     6,807,799.28      346         360     2.96953909
IV-14 (5)       6.78607161    0.7525    12,026,671.15      336         353     2.92995570
IV-15 (5)       6.12500000    0.7525       331,692.50      353         360     2.75000000

                             Frequency
                 Months to    of Rate       Maximum      Initial                   Minimum
                Adjustment   Adjustment     Mortgage     Periodic     Periodic     Mortgage
Mortgage Loan      Date       (Months)      Rate (%)      Cap (%)      Cap (%)     Rate (%)
-------------   ----------   ----------   -----------   ----------   ----------   ----------
IV-1 (5)             4           60       12.62500000   2.00000000   2.00000000   2.75000000
IV-2 (5)            12           60       12.24333204   2.00000000   2.00000000   2.99666602
IV-3 (5)            15           60       11.86683915   2.00000000   2.00000000   2.75000000
IV-4 (5)            17           60       11.74688563   2.07511935   2.07511935   2.75938992
IV-5 (5)            20           60       11.83602778   2.00000000   2.00000000   2.75000000
IV-6 (5)            22           60       11.83243452   2.00000000   2.00000000   2.75000000
IV-7 (5)            27           60       11.75000000   2.00000000   2.00000000   2.75000000
IV-8 (5)            28           60       12.66427916   2.00000000   2.00000000   2.99368900
IV-9 (5)            33           60       12.99000000   2.00000000   2.00000000   2.99000000
IV-10 (5)           38           60       14.42533622   2.00000000   2.00000000   4.08708795
IV-11 (5)           41           60       12.65547486   2.00000000   2.00000000   3.02922729
IV-12 (5)           44           60       12.30574630   2.00000000   2.00000000   3.03744765
IV-13 (5)           48           60       11.86938547   2.00000000   2.00000000   2.96953909
IV-14 (5)           49           60       11.83942376   2.00000000   2.00000000   2.92995570
IV-15 (5)           53           60       11.12500000   5.00000000   5.00000000   2.75000000

----------
(1)  Index is the One-Year LIBOR Index.

(2)  Index is the One-Year CMT Index.

(3)  Index is the Two-Year CMT Index.

(4)  Index is the Three-Year CMT Index.

(5)  Index is the Five-Year CMT Index.

Loan Group V

                                                        Remaining   Original
                              Expense      Stated        Term to    Term to
                 Mortgage    Fee Rate     Principal     Maturity    Maturity
Mortgage Loan    Rate (%)       (%)      Balance ($)     (Months)   (Months)   Margin (%)
-------------   ----------   --------   -------------   ---------   --------   ----------
V-1 (1)         5.80324683    0.7525     8,480,274.68      356         360     2.25000000
V-2 (1)         5.50000000    0.7525       633,606.71      358         360     2.25000000
V-3 (2)         6.87500000    0.7525       392,034.57      344         349     2.75000000
V-4 (2)         6.41560323    0.7525     6,632,249.51      348         360     2.76398839
V-5 (2)         6.50467569    0.7525    19,809,071.21      346         356     2.75464365
V-6 (2)         6.45156276    0.7525    18,006,344.46      350         357     2.85698581
V-7 (2)         6.12912318    0.7525     2,123,950.79      305         309     3.03704420
V-8 (2)         6.50000000    0.7525       576,453.05      358         360     3.00000000
V-9 (2)         7.18823525    0.7525     1,233,677.16      343         360     2.75000000
V-10 (2)        6.19364386    0.7525    21,602,649.30      353         360     2.73621633
V-11 (2)        5.96172843    0.7525    32,440,477.38      355         359     2.67735719
V-12 (2)        5.79505528    0.7525     2,995,750.02      358         360     2.84162205
V-13 (2)        7.34656802    0.7525       776,492.74      339         360     2.75000000
V-14 (2)        7.17149347    0.7525       965,956.04      342         360     2.75000000
V-15 (2)        7.12384085    0.7525     1,798,595.85      343         360     2.75000000

                             Frequency
                 Months to    of Rate       Maximum      Initial                   Minimum
                Adjustment   Adjustment     Mortgage     Periodic     Periodic     Mortgage
Mortgage Loan      Date       (Months)      Rate (%)      Cap (%)      Cap (%)     Rate (%)
-------------   ----------   ----------   -----------   ----------   ----------   ----------
V-1 (1)             56           12       10.80324683   5.00000000   2.00000000   2.25000000
V-2 (1)             58           12       10.50000000   5.00000000   2.00000000   2.25000000
V-3 (2)             44           12       11.87500000   2.00000000   2.00000000   2.75000000
V-4 (2)             48           12       11.52751034   2.00000000   2.00000000   2.76398839
V-5 (2)             50           12       11.57632453   2.07164885   2.00000000   2.75464365
V-6 (2)             53           12       11.45156276   2.00000000   2.00000000   2.85698581
V-7 (2)             57           12       11.12912318   2.00000000   2.00000000   3.03704420
V-8 (2)             58           12       11.50000000   2.00000000   2.00000000   3.00000000
V-9 (2)             67           12       12.18823525   2.00000000   2.00000000   2.75000000
V-10 (2)            53           12       11.19364386   5.00000000   2.00000000   2.73621633
V-11 (2)            56           12       10.96172843   5.00000000   2.08120991   2.67735719
V-12 (2)            58           12       10.79505528   5.00000000   2.00000000   2.84162205
V-13 (2)            63           12       12.34656802   5.00000000   2.00000000   2.75000000
V-14 (2)            66           12       12.17149347   5.00000000   2.00000000   2.75000000
V-15 (2)            67           12       12.12384085   5.00000000   2.00000000   2.75000000

----------
(1)  Index is the One-Year LIBOR Index.

(2)  Index is the One-Year CMT Index.

(3)  Index is the Two-Year CMT Index.

(4)  Index is the Three-Year CMT Index.

(5)  Index is the Five-Year CMT Index.

     The Modeling Assumptions have been based on weighted average characteristics or aggregate characteristics, as applicable. The actual characteristics and performance of many of the mortgage loans will vary, and may vary significantly, from the Modeling Assumptions.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model (the "Prepayment Assumption"). The Prepayment Assumption used in this prospectus supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, 35% CPR assumes a constant prepayment rate of 35% per annum.

     The Prepayment Assumption does not purport to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the group I, group II, group III, group IV or group V mortgage loans.

     The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at the same rate until maturity. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Class Principal Balance outstanding over time and the weighted average lives of the offered certificates.

Weighted Average Life

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

    Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the Respective Percentages of the Prepayment Assumption:

                                                Class AR
                                    --------------------------------
Distribution Date                    10%    15%    25%    35%    50%
---------------------------------   ----   ----   ----   ----   ----
Initial Percentage...............    100%   100%   100%   100%   100%
December 2003 and thereafter.....      0      0      0      0      0
Weighted Average Life to
Maturity (Years)*................   0.05   0.05   0.05   0.05   0.05

*    The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

        Percentage of Initial Class Principal Balance Outstanding for the
      Offered Certificates at the Respective Percentages of the Prepayment
                                   Assumption:

                                         Class I-A-1                        Class II-A-1
                               --------------------------------   --------------------------------
Distribution Date               10%    15%    25%    35%    50%    10%    15%    25%    35%    50%
-----------------              ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage..........    100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
December 19, 2003...........     88     83     73     62     47     88     83     73     62     47
December 19, 2004...........     77     68     52     38     22     78     69     53     39     22
December 19, 2005...........     67     56     37     24     10     68     57     38     24     10
December 19, 2006...........     59     46     27     15      5     60     47     28     15      5
December 19, 2007...........     51     38     20      9      2     52     39     20     10      2
December 19, 2008...........     44     31     15      6      1     45     32     15      6      1
December 19, 2009...........     38     26     11      4      1     40     26     11      4      1
December 19, 2010...........     33     21      8      2      *     35     22      8      2      *
December 19, 2011...........     29     17      6      1      *     30     18      6      2      *
December 19, 2012...........     25     14      4      1      *     26     15      4      1      *
December 19, 2013...........     22     12      3      1      *     23     12      3      1      *
December 19, 2014...........     19      9      2      *      *     20     10      2      *      *
December 19, 2015...........     16      8      1      *      *     17      8      2      *      *
December 19, 2016...........     14      6      1      *      *     15      7      1      *      *
December 19, 2017...........     11      5      1      *      *     12      5      1      *      *
December 19, 2018...........     10      4      1      *      *     11      4      1      *      *
December 19, 2019...........      8      3      *      *      *      9      3      *      *      *
December 19, 2020...........      7      2      *      *      *      7      3      *      *      *
December 19, 2021...........      5      2      *      *      *      6      2      *      *      *
December 19, 2022...........      4      1      *      *      *      5      2      *      *      *
December 19, 2023...........      3      1      *      *      *      4      1      *      *      *
December 19, 2024...........      3      1      *      *      *      3      1      *      *      *
December 19, 2025...........      2      1      *      *      *      2      1      *      *      *
December 19, 2026...........      1      *      *      *      *      2      *      *      *      *
December 19, 2027...........      1      *      *      *      *      1      *      *      *      *
December 19, 2028...........      *      *      *      *      *      1      *      *      *      *
December 19, 2029...........      *      *      *      *      *      *      *      *      *      *
December 19, 2030...........      *      *      *      *      0      *      *      *      *      0
December 19, 2031...........      0      0      0      0      0      0      0      0      0      0
December 19, 2032...........      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
   to Maturity (Years) **...   6.88   5.04   3.10   2.12   1.33   7.11   5.16   3.15   2.14   1.34

*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

        Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the Respective Percentages of the Prepayment
                                    Assumption:

                                         Class III-A-1                       Class IV-A-1
                               --------------------------------   --------------------------------
Distribution Date               10%    15%    25%    35%    50%    10%    15%    25%    35%    50%
-----------------              ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage..........    100%   100%   100%   100%   100%   100%   100%   100%   100%   100%
December 19, 2003...........     88     83     73     62     47     88     83     73     62     47
December 19, 2004...........     78     69     53     39     22     78     69     53     39     22
December 19, 2005...........     69     57     38     24     10     69     57     38     24     10
December 19, 2006...........     60     47     28     15      5     60     47     28     15      5
December 19, 2007...........     52     39     20     10      2     52     39     21     10      2
December 19, 2008...........     45     32     15      6      1     46     32     15      6      1
December 19, 2009...........     40     26     11      4      1     40     27     11      4      1
December 19, 2010...........     35     22      8      2      *     35     22      8      2      *
December 19, 2011...........     30     18      6      2      *     31     18      6      2      *
December 19, 2012...........     26     15      4      1      *     27     15      4      1      *
December 19, 2013...........     23     12      3      1      *     23     12      3      1      *
December 19, 2014...........     20     10      2      *      *     20     10      2      *      *
December 19, 2015...........     17      8      2      *      *     17      8      2      *      *
December 19, 2016...........     15      7      1      *      *     15      7      1      *      *
December 19, 2017...........     12      5      1      *      *     13      5      1      *      *
December 19, 2018...........     11      4      1      *      *     11      4      1      *      *
December 19, 2019...........      9      3      *      *      *      9      3      *      *      *
December 19, 2020...........      8      3      *      *      *      7      3      *      *      *
December 19, 2021...........      6      2      *      *      *      6      2      *      *      *
December 19, 2022...........      5      2      *      *      *      5      2      *      *      *
December 19, 2023...........      4      1      *      *      *      4      1      *      *      *
December 19, 2024...........      3      1      *      *      *      3      1      *      *      *
December 19, 2025...........      3      1      *      *      *      2      1      *      *      *
December 19, 2026...........      2      *      *      *      *      2      *      *      *      *
December 19, 2027...........      1      *      *      *      *      1      *      *      *      *
December 19, 2028...........      1      *      *      *      *      1      *      *      *      *
December 19, 2029...........      1      *      *      *      *      *      *      *      *      *
December 19, 2030...........      *      *      *      *      *      *      *      *      *      0
December 19, 2031...........      *      *      *      *      0      *      *      *      0      0
December 19, 2032...........      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
   to Maturity (Years) **...   7.13   5.17   3.15   2.14   1.34   7.14   5.18   3.15   2.14   1.34

*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

        Percentage of Initial Class Principal Balance Outstanding for the
            Offered Certificates at the Respective Percentages of the
                             Prepayment Assumption:

                                                                    Class C-B-1, Class C-B-2 and
                                          Class V-A-1                        Class C-B-3
                               --------------------------------   ---------------------------------
Distribution Date               10%    15%    25%    35%    50%    10%     15%    25%    35%    50%
-----------------              ----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial Percentage..........    100%   100%   100%   100%   100%    100%   100%   100%   100%   100%
December 19, 2003...........     88     83     73     62     47      99     99     99     99     99
December 19, 2004...........     78     69     53     39     22      97     97     97     90     71
December 19, 2005...........     69     57     38     24     10      95     95     88     72     50
December 19, 2006...........     60     47     28     15      5      94     94     65     46     24
December 19, 2007...........     53     39     21     10      2      91     82     47     29     12
December 19, 2008...........     46     32     15      6      1      89     68     35     18      6
December 19, 2009...........     40     27     11      4      1      83     56     25     12      3
December 19, 2010...........     35     22      8      2      *      73     46     18      7      1
December 19, 2011...........     31     18      6      2      *      63     38     13      5      1
December 19, 2012...........     27     15      4      1      *      55     31     10      3      *
December 19, 2013...........     23     12      3      1      *      48     26      7      2      *
December 19, 2014...........     20     10      2      *      *      41     21      5      1      *
December 19, 2015...........     17      8      2      *      *      35     17      4      1      *
December 19, 2016...........     15      7      1      *      *      30     14      3      *      *
December 19, 2017...........     13      5      1      *      *      26     11      2      *      *
December 19, 2018...........     11      4      1      *      *      22      9      1      *      *
December 19, 2019...........      9      3      *      *      *      19      7      1      *      *
December 19, 2020...........      8      3      *      *      *      15      6      1      *      *
December 19, 2021...........      6      2      *      *      *      13      4      *      *      *
December 19, 2022...........      5      2      *      *      *      10      3      *      *      *
December 19, 2023...........      4      1      *      *      *       8      3      *      *      *
December 19, 2024...........      4      1      *      *      *       7      2      *      *      *
December 19, 2025...........      3      1      *      *      *       5      1      *      *      *
December 19, 2026...........      2      1      *      *      *       4      1      *      *      *
December 19, 2027...........      2      *      *      *      *       3      1      *      *      *
December 19, 2028...........      1      *      *      *      *       2      *      *      *      *
December 19, 2029...........      1      *      *      *      *       1      *      *      *      *
December 19, 2030...........      *      *      *      *      *       *      *      *      *      *
December 19, 2031...........      *      *      *      *      0       *      *      *      *      0
December 19, 2032...........      0      0      0      0      0       0      0      0      0      0
Weighted Average Life
   to Maturity (Years) **...   7.21   5.21   3.16   2.15   1.34   11.80   8.85   5.71   4.36   3.15

*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Sensitivity of the Class I-X, Class III-X, Class IV-X and Class V-X Certificates

     As indicated in the table below, the yield to investors on the Class I-X, Class III-X, Class IV-X and Class V-X Certificates will be sensitive to the rate of principal payments (including prepayments) of the related mortgage loans. The mortgage loans generally can be prepaid at any time. On the basis of the assumptions described below, the yield to maturity on the Class I-X, Class III-X, Class IV-X and Class V-X Certificates would be approximately 0% if prepayments were to occur at approximately 60% CPR, 71% CPR, 65% CPR and 60% CPR, respectively, (in each case assuming the Modeling Assumptions and applicable purchase price below). If the actual prepayment rate of the mortgage loans of the related group were to exceed the applicable level for as little as one month while equaling such level for the remaining months, the investors in Class I-X, Class III-X, Class IV-X and Certificates, as applicable, would not fully recoup their initial investments.

     The information set forth in the following table has been prepared on the basis of the Modeling Assumptions (which assume no Realized Losses), and on the assumption that the respective purchase prices (expressed as a percentage of applicable initial notional amount) are as follows:

CLASS OF CERTIFICATES                                                    PRICE*
---------------------                                                  ---------
Class I-X...........................................................   0.656250%
Class III-X.........................................................   1.171875%
Class IV-X..........................................................   0.656250%
Class V-X...........................................................   0.531250%

----------
* The prices do not include accrued interest. Accrued interest has been added to each such price in calculating the yields set forth in the table below.

                           Sensitivity to Prepayments
                                (Pre-Tax Yields)

                                        PREPAYMENT ASSUMPTION
---------------------   ------------------------------------------------------
    CLASS                  10%       25%      40%      50%      60%       70%
---------------------   -------   -------   ------   ------   ------   -------
Class I-X............   106.288%   79.390%  49.499%  27.265%   2.417%  (26.058)%
Class III-X..........   150.611%  120.728%  87.305%  62.553%  35.081%    3.994%
Class IV-X...........   124.453%   96.307%  64.982%  41.739%  15.869%  (13.542)%
Class V-X............   105.289%   78.470%  48.693%  26.553%   1.822%  (26.482)%

     It is highly unlikely that all of the mortgage loans will have the characteristics assumed or that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class I-X, Class III-X, Class IV-X and Class V-X Certificates are likely to differ from those shown in the table above, even if all of the mortgage loans of the related group or groups prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the mortgage loans for any period or over the lives of the Class I-X, Class III-X, Class IV-X and Class V-X Certificates or as to the yield on the Class I-X, Class III-X, Class IV-X and Class V-X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class I-X, Class III-X, Class IV-X and Class V-X Certificates.

Additional Yield Considerations Applicable Solely to the Residual Certificates

     The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual

Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

     The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

General

     The pooling and servicing agreement provides that the trust will comprise a tiered REMIC structure. The pooling and servicing agreement will designate a single class of interest in each REMIC as the residual interest in that REMIC. The Class AR Certificates will represent ownership of the residual interest in each REMIC. Elections will be made to treat each REMIC created by the pooling and servicing agreement as a REMIC for federal income tax purposes.

     Upon the issuance of the offered certificates, McKee Nelson LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, each REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

Tax Treatment of the Offered Certificates

Original Issue Discount

     Certain classes of the offered certificates, depending on their issue price, may be treated as having been issued with original issue discount for federal income tax purposes. However, regardless of their issue price, although the tax treatment is not entirely certain, the Class I-X, Class III-X, Class IV-X and Class V-X Certificates will each be treated by the trustee as having been issued with original issue discount for federal income tax purposes equal to the excess of all expected payments of interest on the certificate over its issue price. Although unclear, a holder of a Class I-X, Class III-X, Class IV-X and Class V-X, Certificate may be entitled to deduct a loss to the extent that such holder's remaining basis exceeds the maximum amount of future payments to which the holder would be entitled if there were no further prepayments of the mortgage loans. For federal income tax information reporting purposes, certain classes of offered certificates may be issued with original issue discount based on their issue price. The prepayment assumption that will be used in determining the rate of accrual of original issued discount, market discount, and bond premium, if any, will be a rate equal to 35% CPR. No representation is made that the mortgage loans will actually prepay at these rates or at any other rates.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a beneficial owner, the amount of original issue discount allocable to such period would be zero and such beneficial owner will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificates.

     In certain circumstances OID Regulations permit the beneficial owner of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the beneficial owner of an offered certificate may be able to select a method for recognizing original issue discount that differs from that used by the entity identified as the "tax matters person" in the pooling and servicing agreement in preparing reports to the beneficial owner and the IRS.

     Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner's purchase price (or in the case of a Carryover Certificate, the portion of the purchase price allocated to the regular interest component) and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium" in the prospectus.

Status of the Offered Certificates

     The Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated.

The Class AR Certificates

     Purchasers of the Class AR Certificates should consider carefully the tax consequences of an investment in those certificates discussed in the prospectus and should consult their own tax advisors for those consequences. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates" in the prospectus. Specifically, prospective holders of the Class AR Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class AR Certificate will be treated as a "noneconomic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential residual interest. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates", "--Excess Inclusions" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations" in the prospectus

     On July 19, 2002, the Treasury Department adopted final regulations concerning the safe harbor for transfers of noneconomic residual interests (the "Final Regulations"). In general, the Final Regulations adopt the two safe harbors contained in Revenue Procedure 2001-12, with some modifications. Among the modifications is a requirement that the transferee not be a foreign branch of a corporation that would be subject to tax on a net basis in the foreign jurisdiction on the income associated with the residual interest. Other modifications concern the manner for determining the adequacy of any inducement payment to be made to the transferee. The Final Regulations generally apply to transfers of noneconomic residual interests after February 3, 2000, and thus generally will apply to transfers of the Class AR Certificates. The Final Regulations contain additional detail regarding their application, and prospective investors in the Class AR Certificates should consult their own tax advisors regarding the application of the Final Regulations to a transfer of the Class AR Certificates. Additionally, for information regarding prohibited transactions and treatment of Realized Losses, see "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions and Other Possible REMIC Taxes" and "--Taxation of Owners of REMIC Regular Certificates--Realized Losses" in the prospectus.

                             METHOD OF DISTRIBUTION

     In accordance with the terms and conditions of an underwriting agreement, dated December 20, 2002, Credit Suisse First Boston Corporation, (an affiliate of the depositor), has agreed to purchase, and the depositor has agreed to sell, the offered certificates. It is expected that delivery of the offered certificates, other than the Class AR Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about December 23, 2002, against payment therefor in immediately available funds. It is expected that the Class AR Certificates will be available for delivery at the office of the underwriter, against payment therefor in immediately available funds.

     The underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the offered certificates if any of the offered certificates are purchased thereby.

     The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the offered certificates are subject to the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriter may effect the transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of any offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 101.61% of the aggregate certificate principal balance of the offered certificates, plus accrued interest from the cut-off date.

     The underwriter anticipates selling the Class I-X, Class III-X, Class IV-X, Class V-X, Class C-B-1, Class C-B-2 and Class C-B-3 Certificates to an affiliate of the Seller.

     The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

     The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "The Agreements--Reports to Securityholders," which will include information as to the outstanding certificate principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL OPINIONS

     Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter by McKee Nelson LLP, New York, New York. Certain legal matters will be passed upon for the seller and the servicer by James R. Hubbard, Esq., counsel for Fifth Third Mortgage Company and by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATINGS

     It is a condition to the issuance of the offered certificates that they be rated as indicated on page S-6 of this prospectus supplement by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P").

     The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which such certificateholders are entitled. The rating process addresses the structural and legal aspects associated with such certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield. Further, the ratings on the Class I-X, Class III-X, Class IV-X and Class V-X Certificates do not address whether investors will recover their initial investments. Additionally, the ratings assigned by S&P to the Class AR Certificates address only the return of the Class Principal Balance and interest on that balance at the pass-through rate.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                                LEGAL INVESTMENT

     The offered certificates, other than the Class C-B-2 and Class C-B-3 Certificates, will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

     The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

     Any plan fiduciary that proposes to cause an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Internal Revenue Code, of the plan's acquisition and ownership of those Certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code from engaging in specific transactions involving that plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Internal Revenue Code imposes various excise taxes on prohibited transactions involving plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Internal Revenue Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may be subject to the prohibited transaction rules described in Section 503 of the Internal Revenue Code.

     Except as noted above, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. A fiduciary that decides to invest the assets of a plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

     The U.S. Department of Labor has granted an individual administrative exemption to the underwriter (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by plans of securities, including certificates, issued by asset-backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. Assuming that the general conditions of the Exemption are met, including the requirement that an investing plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended, the Exemption applies to mortgage loans like the mortgage loans in the trust, and to certificates that qualify for the Exemption and that represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans in the trust.

     For a general description of the Exemption, and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

     It is expected that the Exemption will apply to the acquisition and holding by plans of the offered certificates, other than the Class AR Certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

     The rating of a security may change. If a class of certificates is no longer rated at least BBB- or Baa3 by at least one rating agency, certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a plan (although a plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

     Because the Class AR Certificates will not meet the requirements of PTCE 83-1, as described in the prospectus, or the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of the Class AR Certificates by a plan or by individual retirement accounts or other plans subject to Title I of ERISA or Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class AR Certificates will not be registered by the trustee unless the trustee receives the following:

          o a representation from the transferee of the certificates, acceptable to and in form and substance satisfactory to the trustee, to the effect that that transferee is neither an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of a plan or arrangement or using the assets of a plan or arrangement to effect the transfer; or

          o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account," as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of the Class AR Certificates are covered under Sections I and III of PTCE 95-60; or

          o an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificates by a plan, any person acting on behalf of a plan or using a plan's assets, will not result in a prohibited transaction under ERISA or the Internal Revenue Code and will not subject the trustee or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

     In the event that the representation is violated, or any attempt to transfer to a plan or person acting on behalf of a plan or using a plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

     Prospective plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the offered certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participants or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing systems customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner that is not a United States person within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such beneficial owner provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

          I.   the trustee or the U.S. withholding agent receives a statement--

               (a) from the beneficial owner on Internal Revenue Service (IRS) From W-8BEN (or any successor form) that--

                    (i) is signed by the beneficial owner under penalties of perjury,

                    (ii) certifies that such beneficial owner is not a United States person, and

                    (iii) provides the name and address of the beneficial owner, or

               (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

                    (i) is signed under penalties of perjury by an authorized representative of the financial institution,

                    (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

                    (iii) provides the name and address of the beneficial owner, and

                    (iv) attaches the IRS Form W-8BEN (or any successor form) provides by the beneficial owner;

          II. the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

          III. the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent; or

          IV. the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owner consult with their tax advisors when purchasing the certificates.

A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

          I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

          II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

          III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES MORTGAGE-BACKED NOTES

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
Depositor

                        THE DEPOSITOR MAY PERIODICALLY ESTABLISH TRUSTS TO ISSUE SECURITIES IN SERIES BACKED BY MORTGAGE COLLATERAL.

                        EACH TRUST WILL CONSIST PRIMARILY OF:

                        o One or more pools of senior or junior mortgage loans,
                          which may include closed-end loans and/or revolving credit loans, secured by residential properties, loans secured by manufactured homes, or participation interests in those loans.

                        o Agency mortgage-backed securities.

                        o Private mortgage-backed securities.

                        THE SECURITIES IN A SERIES:

                        o Will consist of certificates representing interests
                          in, or notes secured by, a trust and will be paid only from the assets of that trust.

                        o May include multiple classes of securities with
                          differing payment terms and priorities.

                        o Will have the benefit of credit enhancement.

 You should carefully consider the Risk Factors beginning on Page 5 in this prospectus.

 THIS PROSPECTUS TOGETHER WITH THE ACCOMPANYING PROSPECTUS SUPPLEMENT WILL CONSTITUTE THE FULL PROSPECTUS.

The securities may be offered to the public through several different methods. Credit Suisse First Boston Corporation, an affiliate of Credit Suisse First Boston Mortgage Acceptance Corp., may act as agent or underwriter in connection with the sale of those securities. This prospectus and the accompanying prospectus supplement may be used by Credit Suisse First Boston Corporation in secondary market transactions in connection with the offer and sale of any securities. Credit Suisse First Boston Corporation may act as principal or agent in those transactions and those sales will be made at prevailing market prices or otherwise.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 July 22, 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that provide progressively more detail:

      this prospectus, which provides general information, some of which may not apply to your series of securities; and

      the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You can find a listing of definitions for capitalized terms used in this prospectus under the caption 'Glossary' in this prospectus.

                                       2

                               TABLE OF CONTENTS

                                        PAGE
                                        ---
RISK FACTORS..........................    5
DESCRIPTION OF THE SECURITIES.........    9
    General...........................    9
    Distributions on the Securities...    9
    Categories of Classes of
      Securities......................   11
    Funding Account...................   13
    Optional Termination..............   13
    Book-entry Registration...........   13
YIELD, PREPAYMENT AND MATURITY
  CONSIDERATIONS......................   14
    Payment Delays....................   14
    Principal Prepayments.............   15
    Timing of Reduction of Principal
      Balance.........................   15
    Interest or Principal Only
      Securities......................   15
    Funding Account...................   15
    Final Scheduled Distribution
      Date............................   15
    Prepayments and Weighted Average
      Life............................   16
    Other Factors Affecting Weighted
      Average Life....................   16
THE TRUST FUNDS.......................   19
    Private Mortgage-Backed
      Securities......................   20
    The Agency Securities.............   22
    The Mortgage Loans................   23
    The Manufactured Home Loans.......   30
    Collection Account and Payment
      Account.........................   31
    Other Funds or Accounts...........   32
LOAN UNDERWRITING PROCEDURES AND
  STANDARDS...........................   33
    Underwriting Standards............   33
    Loss Experience...................   35
    Representations and Warrants......   35
SERVICING OF LOANS....................   37
    General...........................   37
    Collection Procedures; Escrow
      Accounts........................   38
    Deposits to and Withdrawals from
      the Collection..................   38
    Servicing Accounts................   40
    Buy-down Loans, GPM Loans and
      Other Subsidized Loans..........   40
    Advances..........................   41
    Maintenance of Insurance Policies
      and Other Servicing
      Procedures......................   41
    Presentation of Claims;
      Realization on Defaulted
      Loans...........................   44
    Enforcement of Due-on-sale
      Clauses.........................   45
    Servicing Compensation and Payment
      of Expenses.....................   45
    Evidence as to Compliance.........   46
    Matters Regarding the Master
      Servicer and the Depositor......   46

                                        PAGE
                                        ---
CREDIT SUPPORT........................   47
    General...........................   47
    Subordinate Securities;
      Subordination Reserve Fund......   48
    Overcollateralization.............   49
    Cross-Support Features............   49
    Insurance.........................   50
    Letter of Credit..................   50
    Financial Guarantee Insurance.....   50
    Reserve Funds.....................   51
DESCRIPTION OF MORTGAGE AND OTHER
  INSURANCE...........................   52
    Mortgage Insurance on the Loans...   52
    Hazard Insurance on the Loans.....   55
    Bankruptcy Bond...................   56
    Repurchase Bond...................   57
THE AGREEMENTS........................   57
    Assignment of Mortgage Assets.....   57
    Repurchase and Substitution of
      Loans...........................   60
    Reports to Securityholders........   61
    Investment of Funds...............   62
    Event of Default and Rights in the
      Case of Events of Default.......   63
    The Owner Trustee.................   65
    The Trustee.......................   65
    Duties of the Trustee.............   65
    Resignation of Trustee............   66
    Payment Account...................   66
    Expense Reserve Fund..............   67
    Amendment of Agreements...........   67
    Voting Rights.....................   68
    REMIC Administrator...............   68
    Termination.......................   68
LEGAL ASPECTS OF LOANS................   69
    Cooperative Loans.................   69
    Tax Aspects of Cooperative
      Ownership.......................   71
    Foreclosure on Mortgage Loans.....   71
    Realizing on Cooperative Loan
      Security........................   73
    Rights of Redemption..............   74
    Anti-deficiency Legislation and
      Other Limitations on Lenders....   75
    Leasehold Considerations..........   77
    Soldiers' and Sailors' Civil
      Relief Act......................   77
    Junior Mortgages; Rights of Senior
      Mortgagees......................   78
    Due-on-sale Clauses in Mortgage
      Loans...........................   79
    Enforceability of Prepayment and
      Late Payment Fees...............   80
    Equitable Limitations on
      Remedies........................   80
    Applicability of Usury Laws.......   80
    Adjustable Interest Rate Loans....   81
    Environmental Legislation.........   81

                                        PAGE
                                        ---
    Forfeitures in Drug and RICO
      Proceedings.....................   82
    Negative Amortization Loans.......   82
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES........................   83
    General...........................   83
    REMICs............................   83
    Classification of REMICs..........   83
    Characterization of Investments in
      REMIC Certificates..............   84
    Tiered REMIC Structures...........   84
    Taxation of Owners of REMIC
      Regular Certificates............   85

                                        PAGE
                                        ---
    Taxation of Owners of REMIC
      Residual Certificates...........   90
    New Withholding Regulations.......  100
    Notes.............................  100
STATE AND OTHER TAX CONSEQUENCES......  101
ERISA CONSIDERATIONS..................  101
LEGAL INVESTMENT......................  107
LEGAL MATTERS.........................  108
THE DEPOSITOR.........................  109
USE OF PROCEEDS.......................  109
PLAN OF DISTRIBUTION..................  109
GLOSSARY..............................  111

                                  RISK FACTORS

    THE PROSPECTUS AND RELATED PROSPECTUS SUPPLEMENT WILL DESCRIBE THE MATERIAL RISK FACTORS RELATED TO YOUR SECURITIES. THE SECURITIES OFFERED UNDER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT ARE COMPLEX SECURITIES. YOU SHOULD POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.

THERE IS NO SOURCE OF PAYMENTS FOR YOUR        When you buy a security, you will not own an interest
SECURITIES OTHER THAN PAYMENTS ON THE          in or a debt obligation of Credit Suisse First Boston
MORTGAGE LOANS IN THE TRUST AND ANY CREDIT     Mortgage Acceptance Corp., the master servicer or any
ENHANCEMENT.                                   of their affiliates. You will own an interest in the
                                               trust in the case of a series of certificates, or you
                                               will be entitled to proceeds from the trust
                                               established in the case of a series of notes. Your
                                               payments come only from assets in the trust.
                                               Therefore, the mortgagors' payments on the mortgage
                                               loans included in the trust (and any credit
                                               enhancements) will be the sole source of payments to
                                               you. If those amounts are insufficient to make
                                               required payments of interest or principal to you,
                                               there is no other source of payments. Moreover, no
                                               governmental agency either guarantees or insures
                                               payments on the securities or any of the mortgage
                                               loans, except as otherwise described in the related
                                               prospectus supplement.

YOU BEAR THE RISK OF MORTGAGOR DEFAULTS; SOME  Because your securities are backed by the mortgage
KINDS OF MORTGAGE LOANS MAY BE ESPECIALLY      loans, your investment may be affected by a decline
PRONE TO DEFAULTS.                             in real estate values and changes in each individual
                                               mortgagor's financial conditions. You should be aware
                                               that the value of the mortgaged properties may
                                               decline. If the outstanding balance of a mortgage
                                               loan and any secondary financing on the underlying
                                               property is greater than the value of the property,
                                               there is an increased risk of delinquency,
                                               foreclosure and losses. To the extent your securities
                                               are not covered by credit enhancements, you will bear
                                               all of the risks resulting from defaults by
                                               mortgagors. In addition, several types of mortgage
                                               loans which have higher than average rates of default
                                               or loss may be included in the trust that issues your
                                               certificate or note. The following types of loans may
                                               be included:

                                               o mortgage loans that are subject to 'negative
                                                 amortization'. The principal balances of these loans
                                                 may be increased to amounts greater than the value
                                                 of the underlying property. This increases the
                                                 likelihood of default;

                                               o mortgage loans that do not fully amortize over their
                                                 terms to maturity which are sometimes referred to as
                                                 'balloon loans' and some revolving credit loans that
                                                 do not significantly amortize prior to maturity.
                                                 Balloon loans and revolving credit loans involve a
                                                 greater degree of risk because the ability of a
                                                 mortgagor to make the final payment on these types
                                                 of mortgage loans typically depends on the ability
                                                 to refinance the loan or sell the related mortgaged
                                                 property;

                                               In addition, due to the unpredictable nature of
                                               principal payments for revolving credit loans, the
                                               rates of principal payments for those loans may be
                                               more volatile than for

                                               typical first lien loans. To the extent the principal
                                               payments on certain revolving credit loans are being
                                               reinvested on Draws on other revolving credit loans
                                               in the pool, principal distributions on your
                                               securities may be further reduced;

                                               o  adjustable rate mortgage loans and other mortgage
                                                 loans that provide for escalating or variable
                                                 payments by the mortgagor. The mortgagor may have
                                                 qualified for those loans based on an income level
                                                 sufficient to make the initial payments only. As the
                                                 payments increase, the likelihood of default will
                                                 increase;

                                               o loans secured by second or more junior liens. The
                                                 cost of foreclosure on these loans compared to the
                                                 potential foreclosure proceeds, after repaying all
                                                 senior liens, may cause these loans to be
                                                 effectively unsecured; and

                                               o mortgage loans that are concentrated in one or more
                                                 regions, states or zip code areas of the United
                                                 States. Those geographic units may experience weak
                                                 economic conditions and housing markets. This may
                                                 cause higher rates of loss and delinquency. See 'The
                                                 Mortgage Pool' in the prospectus supplement to see
                                                 if any of these or other types of special risk loans
                                                 are included in the mortgage pool applicable to your
                                                 securities.

CREDIT ENHANCEMENTS MAY BE LIMITED OR REDUCED  This prospectus supplement related to your securities
AND THIS MAY CAUSE YOUR SECURITIES TO BEAR     may specify that credit enhancements will provide
MORE RISK OF MORTGAGOR DEFAULTS.               some protection to cover various losses on the
                                               underlying mortgage loans. The forms of credit
                                               enhancement include (but are not limited to) the
                                               following: subordination of one or more classes of
                                               securities to other classes of securities in the same
                                               series evidencing beneficial ownership in the same
                                               pool of collateral or different pools; having assets
                                               in the trust with a greater amount of aggregate
                                               principal balance than the aggregate principal
                                               balance of the securities in a series; an insurance
                                               policy on a particular class of securities; a letter
                                               of credit; a mortgage pool insurance policy; a
                                               reserve fund; or any combination of the above. See
                                               'Credit Support' in this prospectus. See also 'Credit
                                               Enhancement' in the prospectus supplement in order to
                                               see what forms of credit enhancements apply to your
                                               securities.

                                               Regardless of the form of credit enhancement, an
                                               investor should be aware that:

                                               o The amount of coverage is usually limited;

                                               o The amount of coverage will usually be reduced over
                                                 time according to a schedule or formula;

                                               o The particular forms of credit enhancement may
                                                 provide coverage only to some types of losses on the
                                                 mortgage loans, and not to other types of losses;

                                               o The particular forms of credit enhancement may
                                                 provide coverage only to some certificates or notes
                                                 and not other securities of the same series; and

                                               o If the applicable rating agencies believe that the
                                                 rating on the securities will not be adversely
                                                 affected, some types of credit enhancement may be
                                                 reduced or terminated.

THE RATINGS OF YOUR SECURITIES MAY BE LOWERED  Any class of securities issued under this prospectus
OR WITHDRAWN, AND DO NOT TAKE INTO ACCOUNT     and the accompanying prospectus supplement will be
RISKS OTHER THAN CREDIT RISKS WHICH YOU WILL   rated in one of the four highest rating categories of
BEAR.                                          at least one nationally recognized rating agency. A
                                               rating is based on the adequacy of the value of the
                                               trust assets and any credit enhancement for that
                                               class, and reflects the rating agency's assessment of
                                               how likely it is that holders of the class of
                                               securities will receive the payments to which they
                                               are entitled. A rating does not constitute an
                                               assessment of how likely it is that principal
                                               prepayments on the underlying loans will be made, the
                                               degree to which the rate of prepayments might differ
                                               from that originally anticipated, or the likelihood
                                               that the securities will be redeemed early. A rating
                                               is not a recommendation to purchase, hold, or sell
                                               securities because it does not address the market
                                               price of the securities or the suitability of the
                                               securities for any particular investor.

                                               A rating may not remain in effect for any given
                                               period of time and the rating agency could lower or
                                               withdraw the rating, entirely in the future. For
                                               example, the rating agency could lower or withdraw
                                               its rating due to:

                                               o a decrease in the adequacy of the value of the trust
                                                 assets or any related credit enhancement, an adverse
                                                 change in the financial or other condition of a
                                                 credit enhancement provider, or

                                               o a change in the rating of the credit enhancement
                                                 provider's long-term debt.

                                               The amount, type, and nature of credit enhancement
                                               established for a class of securities will be
                                               determined on the basis of criteria established by
                                               each rating agency rating classes of the securities.
                                               These criteria are sometimes based on an actuarial
                                               analysis of the behavior of similar loans in a larger
                                               group. That analysis is often the basis on which each
                                               rating agency determines the amount of credit
                                               enhancement required for a class. The historical data
                                               supporting any actuarial analysis may not accurately
                                               reflect future experience, and the data derived from
                                               a large pool of similar loans may not accurately
                                               predict the delinquency, foreclosure, or loss
                                               experience of any a particular pool of mortgage
                                               loans.

YOUR YIELD MAY BE REDUCED DUE TO THE OPTIONAL  The master servicer or another entity specified in
REDEMPTION OF THE SECURITIES OR THE OPTIONS    the related prospectus supplement may elect to
REPURCHASE OF UNDERLYING MORTGAGE LOANS.       repurchase all of the assets of the trust if the
                                               aggregate outstanding principal balance of those
                                               assets is less than a percentage of their initial
                                               outstanding principal amount specified in the
                                               prospectus supplement. This kind of event will
                                               subject the trust related to your securities to early
                                               retirement and would affect the average life and
                                               yield of each class of securities in those series.
                                               See 'Yield, Prepayment and Maturity

                                               Considerations' in this prospectus and in the
                                               accompanying prospectus supplement.

THE YIELD, MARKET PRICE, RATING AND LIQUIDITY  A trust may include one or more financial instruments
OF YOUR SECURITIES MAY BE REDUCED IF THE       including interest rate or other swap agreements and
PROVIDER OF ANY FINANCIAL INSTRUMENT DEFAULTS  interest rate cap or floor agreements. These
OR IS DOWNGRADED.                              financial instruments provide protection against some
                                               types of risks or provide specific cashflow
                                               characteristics for one or more classes of a series.
                                               The protection or benefit to be provided by any
                                               specific financial instrument will be dependent on,
                                               among other things, the credit strength of the
                                               provider of that financial instrument. If that
                                               provider were to be unable or unwilling to perform
                                               its obligations under the financial instrument, the
                                               securityholders of the applicable class or classes
                                               would bear that credit risk. This could cause a
                                               material adverse effect on the yield to maturity, the
                                               rating or the market price and liquidity for that
                                               class. For example, suppose a financial instrument is
                                               designed to cover the risk that the interest rates on
                                               the mortgage assets that adjust based on one index
                                               will be less than the interest rate payable on the
                                               securities based on another index. If that financial
                                               instrument does not perform, then the investors will
                                               bear basis risk, or the risk that their yield will be
                                               reduced if the first index declines relative to the
                                               second. Even if the provider of a financial
                                               instrument performs its obligations under that
                                               financial instrument, a withdrawal or reduction in a
                                               credit rating assigned to that provider may adversely
                                               affect the rating or the market price and liquidity
                                               of the applicable class or classes of securities.

                         DESCRIPTION OF THE SECURITIES

GENERAL

    The securities will be issued in one or more series. Each series of certificates will be issued under separate pooling and servicing agreements among the depositor, the master servicer and the trustee for the related series identified in the related prospectus supplement. Each series of notes will be issued under separate indentures between the related issuer and the trustee for the related series identified in the related prospectus supplement. The trust for each series of notes will be created under an owner trust agreement between the depositor and the owner trustee. The following summaries describe provisions common to each series. The summaries do not purport to be complete, but together with the related prospectus supplement they describe the material provisions of the agreements relating to each series.

    Each series will consist of one or more classes of securities, one or more of which may consist of accrual securities, floating rate securities, interest only securities or principal only securities. A series may also include one or more classes of subordinate securities. A class of subordinate securities will be offered by this prospectus and by the related prospectus supplement, as specified, only if rated by a rating agency in at least its fourth highest applicable rating category. If stated in the related prospectus supplement, the mortgage assets in a trust may be divided into multiple groups of individual mortgage assets, or asset groups, which share similar characteristics. These mortgage assets are aggregated into separate groups and the securities of each separate class will evidence beneficial ownership of, or be secured by, each corresponding asset group.

    The securities for each series will be issued in fully registered form, in the minimum original principal amount, notional amount or percentage interest specified in the related prospectus supplement. The transfer of the securities may be registered, and the securities may be exchanged, without the payment of any service charge payable in connection with the registration of transfer or exchange. However, the trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of securities. If stated in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

DISTRIBUTIONS ON THE SECURITIES

    Commencing on the date specified in the related prospectus supplement, distributions of principal and interest on the securities will be made on each distribution date to the extent of the Available Distribution Amount as described in the related prospectus supplement.

    Distributions of interest on securities which receive interest will be made periodically at the intervals and at the security interest rate specified or, for floating rate securities, determined in the manner described in the related prospectus supplement. Interest on the securities will be calculated as described in the related prospectus supplement.

    Distributions of principal of and interest on securities of a series will be made by check mailed to securityholders of that series registered on the close of business on the record date specified in the related prospectus supplement at their addresses appearing on the security register. However, distributions may be made by wire transfer in the circumstances described in the related prospectus supplement, and the final distribution in retirement of a security will be made only on presentation and surrender of that security at the corporate trust office of the trustee for that series or another office of the trustee as specified in the prospectus supplement. If specified in the related prospectus supplement, the securities of a series or some classes of a series may be available only in book-entry form. See 'Book-Entry Registration' in this prospectus.

    For information regarding reports to be furnished to securityholders concerning a distribution, see 'The Agreements -- Reports to Securityholders.'

    Single Class Series. For a series other than a multiple class series, distributions on the securities on each distribution date will, in most cases, be allocated to each security entitled to those distributions on the basis of the undivided percentage interest evidenced by that security in the trust or on the basis of their outstanding principal amounts or notional amounts. If the mortgage assets for a series have adjustable or variable interest or pass-through rates, then the security interest rate of the related securities may also vary, due to changes in those rates and due to prepayments on loans comprising or underlying the related mortgage assets. If the mortgage assets for a series have fixed interest or pass-through rates, then the security interest rate on the related securities may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the mortgage assets. If the mortgage assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the security interest rate on the related securities may also reflect those caps.

    Multiple Class Series. Each security of a multiple class series will have a principal amount or a notional amount and a specified security interest rate, which may be zero. Interest distributions on a multiple class series will be made on each security entitled to an interest distribution on each distribution date at the security interest rate specified. For floating rate securities, interest distributions will be determined as described in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate securities to receive current distributions. See 'Subordinate Securities' and 'Credit Support' in this prospectus.

    Interest on all securities of a multiple class series currently entitled to receive interest will be distributed on the distribution date specified in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate class to receive current distributions. See 'Subordinate Securities' and 'Credit Support' in this prospectus. Distributions of interest on a class of accrual securities will commence only after the related Accrual Termination Date. On each distribution date prior to and including the Accrual Termination Date, interest on the class of accrual securities will accrue and the amount of interest accrued on that distribution date will be added to the principal balance of that class on the related distribution date. On each distribution date after the Accrual Termination Date, interest distributions will be made on classes of accrual securities on the basis of the current principal balance of that class.

    The securities of a multiple class series may include one or more classes of floating rate securities. The security interest rate of a floating rate security will be a variable or adjustable rate, subject to a maximum floating rate, a minimum floating rate, or both. For each class of floating rate securities, the related prospectus supplement will describe the initial floating rate or the method of determining it, the interest accrual period, and the formula, index, or other method by which the floating rate will be determined.

    A series may include one or more classes of interest only securities, principal only securities, or both. Payments received from the mortgage assets will be allocated on the basis of the interest of each class in the principal component of the distributions, the interest component of the distributions, or both. Those distributions will be further allocated on a pro rata basis among the securities within each class.

    In the case of a multiple class series, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to any of those determinations for each class of securities shall be as described in the related prospectus supplement. A multiple class series may contain two or more classes of securities as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including planned amortization classes and targeted amortization classes, or on the basis of collections from designated portions of the trust.

    Subordinate Securities. One or more classes of a series may consist of subordinate securities. Subordinate securities may be included in a series to provide credit support as described in this prospectus under 'Credit Support' in lieu of or in addition to other forms of credit support. The extent of subordination of a class of subordinate securities may be limited as described in the related prospectus supplement. See 'Credit Support.' If the mortgage assets are divided into separate asset groups with separate classes of securities, credit support may be provided by a cross-support feature which requires that distributions be made to senior securities evidencing beneficial ownership of one asset group prior to making distributions on subordinate securities evidencing a beneficial ownership interest in another asset group within the trust. Subordinate securities will not be offered by this prospectus or by the related prospectus supplement unless they are rated in one of the four highest rating categories by at least one rating agency. As to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

CATEGORIES OF CLASSES OF SECURITIES

    In general, classes of pass-through securities fall into different categories. The following chart identifies and describes some typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.


                                                                  DESCRIPTION
CATEGORIES OF CLASSES                                           PRINCIPAL TYPES
---------------------                                           ---------------
Accretion directed........................  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying mortgage assets or other assets of the trust fund for the related series.

Component securities......................  A class consisting of 'components.' The components of a class of component securities may have different principal and
                                            interest payment characteristics but together constitute a single class. Each component of a class of component
                                            securities may be identified as falling into one or more of the categories in this chart.

Notional amount securities................  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned principal class or PACs...........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying mortgage
                                            assets. These two rates are the endpoints for the 'structuring range' for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories, for example, primary planned principal classes, secondary planned principal classes and so forth, having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.

Scheduled principal class.................  A class that is designed to receive principal payments using a predetermined principal balance but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant
                                            prepayment rates for the underlying mortgage assets. These two rates are the endpoints for the 'structuring range' for the scheduled principal class.

Sequential pay............................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal payments before or after all
                                            other classes in the same series of securities may be
                                            identified as a sequential pay class.

Strip.....................................  A class that receives a constant proportion, or 'strip,' of the principal payments on the underlying mortgage assets or other assets of the trust fund.

                                                                  DESCRIPTION
CATEGORIES OF CLASSES                                           PRINCIPAL TYPES
---------------------                                           ---------------
Support class (also sometimes referred to
  as 'companion classes').................  A class that receives principal payments on any distribution date only if scheduled payments have been
                                            made on specified planned principal classes, targeted
                                            principal classes or scheduled principal classes.

Targeted principal class or TACs..........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived
                                            by assuming a single constant prepayment rate for the
                                            underlying mortgage assets.

                                                                     DESCRIPTION
                                                                   INTEREST TYPES
                                                                   --------------
Lockout...................................  A senior class that does not receive principal payments for a specific period of time.
Fixed rate................................  A class with an interest rate that is fixed throughout the life of the class.

Floating rate.............................  A class with an interest rate that resets periodically based on a designated index and that varies directly with changes in the index.

Inverse floating rate.....................  A class with an interest rate that resets periodically based on a designated index that varies inversely with changes in the index.

Variable rate.............................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest
                                            applicable to specified assets or instruments, for example, the mortgage rates borne by the underlying mortgage loans.

Interest only.............................  A class that receives some or all of the interest payments made on the underlying mortgage assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount.
                                            A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the
                                            amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal only............................  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial accrual...........................  A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may
                                            continue until a specified event has occurred or until the partial accrual class is retired.

Accrual...................................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

FUNDING ACCOUNT

    The related agreement may provide for the transfer by the seller of additional loans to the related trust after the closing date. The additional loans will be required to conform to the requirements described in the related prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the loans of principal will be deposited in that account to be released as additional loans are transferred. In most cases, all amounts deposited in a Funding Account will be required to be invested in eligible investments, as described under 'The Agreements -- Investment of Funds' in this prospectus. The amount held in those eligible investments shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The related agreement or other agreement providing for the transfer of additional loans will provide that all those transfers must be made within 3 months after the closing date. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner described in that prospectus supplement. A Funding Account can affect the application of the requirements under ERISA. See 'ERISA Considerations.'

OPTIONAL TERMINATION

    The master servicer or another entity designated in the related prospectus supplement may have the option to cause an early termination of a trust. This would be effected by repurchasing all of the mortgage assets from that trust on or after a date specified in the related prospectus supplement, or on or after that time as the aggregate outstanding principal amount of the mortgage assets is less than their initial aggregate principal amount times a percentage, not greater than 25%, stated in the related prospectus supplement. The repurchase price will be at least equal to the entire unpaid principal balance, plus accrued and unpaid interest, of the securities that are the subject of that optional termination. In the case of a trust for which a REMIC election or elections have been made, the trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the REMIC status of the REMIC or REMICs, and that the optional termination will be conducted so as to constitute a 'qualified liquidation' under Section 860F of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. See 'The
Agreements -- Termination.'

    In addition to the optional repurchase of the property in the related trust, a holder of the Call Class may have the right, solely at its discretion, to terminate the related trust and by that termination effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or other entity specified in the related prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. That call will be of the entire trust at one time; multiple calls as to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call Class certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the Call Class certificateholder, the final payment to the certificateholders will be made on surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

    In the event of an optional termination as described in the preceding two paragraphs, the trust and the securityholders will have no continuing liability as sellers of assets of the trust fund.

BOOK-ENTRY REGISTRATION

    The securities may be issued in book-entry form in the minimum denominations specified in the prospectus supplement and integral multiples of those minimum denominations. Each class will be represented by a single security registered in the name of the nominee of the Depository Trust Company, or DTC, a limited-purpose trust company organized under the laws of the State of New York. In most cases, a securityowner will be entitled to receive a security issued in fully registered, certificated form, or definitive security, representing that person's interest in the securities only if the book-entry system for the securities is discontinued, as described in the fifth paragraph below. Unless and until definitive securities are issued, it is anticipated that the only securityholder of the securities will be Cede & Co., as nominee of DTC. Securityowners will not be registered securityholders or registered holders under the related agreement. Securityowners will only be permitted to exercise the rights of securityholders indirectly through DTC participants. For each series of certificates or notes, securityowners and securityholders will be referred to as certificate owners and certificateholders or noteowners and noteholders, respectively.

    DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants, entities that clear through or maintain a custodial relationship with a participant.

    Securityowners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only though participants and indirect participants. Because DTC can only act on behalf of participants and indirect participants, the ability of a securityowner to pledge that owner's security to persons or entities that do not participate in the DTC system, or otherwise take actions relating to that security, may be limited. In addition, under a book-entry format, securityowners may experience some delay in their receipt of principal and interest distributions on the securities since those distributions will be forwarded to DTC and DTC will then forward those distributions to its participants which in turn will forward them to indirect participants or securityowners.

    Under DTC rules, DTC participants may make book-entry transfers among participants through DTC facilities for the securities. DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions on the securities. Participants and indirect participants with which securityowners have accounts for securities similarly are required to make book-entry transfers and receive and transmit those distributions on behalf of their respective securityowners. Accordingly, although securityowners will not possess certificates or notes, the DTC rules provide a mechanism by which securityowners will receive distributions and will be able to transfer their interests.

    The depositor understands that DTC will take any action permitted to be taken by a securityholder under the related agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, the depositor understands that DTC will take those actions for holders of a specified interest in the certificates or notes or holders having a specified voting interest only at the direction of and on behalf of participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions as to other holders of securities to the extent that those actions are taken on behalf of participants whose holdings represent that specified interest or voting interest.

    DTC may discontinue providing its services as securities depository for the securities at any time by giving reasonable notice to the depositor or the trustee. Under those circumstances, in the event that a successor securities depository is not obtained, definitive securities will be printed and delivered. In addition, the depositor may at its option elect to discontinue use of the book-entry system through DTC. In that event, too, definitive securities will be printed and delivered.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

    For any series, a period of time will elapse between receipt of payments or distributions on the mortgage assets and the distribution date on which those payments or distributions are passed through to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related prospectus supplement may describe an example of the timing of receipts and the distribution of those receipts to securityholders.

PRINCIPAL PREPAYMENTS

    For a series for which the mortgage assets consist of loans or participation interests in those loans, when a loan prepays in full, the borrower will in most cases be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the securities, thus effectively reducing the yield that would be obtained if interest continued to accrue on the loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer for those prepaid loans. See 'Servicing of Loans -- Advances.'

TIMING OF REDUCTION OF PRINCIPAL BALANCE

    A multiple class series may provide that, for purposes of calculating interest distributions, the principal amount of the securities is deemed reduced as of a date prior to the distribution date on which principal on those securities is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the security outstanding. The effect of those provisions is to produce a lower yield on the securities than would be obtained if interest were to accrue on the securities on the actual unpaid principal amount of those securities to each distribution date. The related prospectus supplement will specify the time at which the principal amounts of the securities are determined or are deemed to reduce for purposes of calculating interest distributions on securities of a multiple class series.

INTEREST OR PRINCIPAL ONLY SECURITIES

    A lower rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in principal only securities, and a higher rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in interest only securities. The prospectus supplement for a series including those securities will include a table showing the effect of various levels of prepayment on yields on those securities. The tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

FUNDING ACCOUNT

    If the applicable agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional loans to the related trust, as described under 'Description of the Securities -- Funding Account' in this prospectus, and the trust is unable to acquire those additional loans within any applicable time limit, the amounts set aside for that purpose may be applied as principal payments on one or more classes of securities of that series. See 'Risk Factors -- Yield, Prepayment and Maturity.'

FINAL SCHEDULED DISTRIBUTION DATE

    The final scheduled distribution date of each class of any series other than a multiple class series will be the distribution date following the latest stated maturity of any mortgage asset in the related trust. The final scheduled distribution date of each class of any multiple class series, if specified in the related prospectus supplement, will be the date, calculated on the basis of the assumptions applicable to the related series, on which the aggregate principal balance of that class will be reduced to zero. Since prepayments on the loans underlying or comprising the mortgage assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual maturity of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

    Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of that security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the loans comprising or underlying the mortgage assets for those securities is paid, which may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include those prepayments made in whole or in part, and liquidations due to default.

    The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In most cases, however, if prevailing mortgage market interest rates fall significantly below the interest rates on the loans comprising or underlying the mortgage assets for a series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the loans comprising or underlying the mortgage assets of a series may have different interest rates, and the stated pass-through or interest rate of some of the mortgage assets or the security interest rate on the securities may be a number of percentage points less than interest rates on those loans. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans comprising or underlying the mortgage assets. If any loans comprising or underlying the mortgage assets for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more class of the series may be fully paid prior to its final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than assumed.

    Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month after that month until the thirtieth month. Beginning in the thirtieth month and in each month after that month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

    Neither CPR or SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the loans underlying or comprising the mortgage assets. Thus, it is likely that prepayment of any loans comprising or underlying the mortgage assets for any series will not conform to any level of CPR or SPA.

    The prospectus supplement for each multiple class series may describe the prepayment standard or model used to prepare the illustrative tables showing the weighted average life of each class of that series under a given set of prepayment assumptions. The related prospectus supplement may also describe the percentage of the initial principal balance of each class of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the loans comprising or underlying the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in that prospectus supplement. The tables and assumptions are intended to illustrate the sensitivity of weighted average life of the securities to various prepayment rates. They will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the securities or prepayment rates of the loans comprising or underlying, the related mortgage assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

    Type of Loan. Some types of loans may experience a rate of principal prepayments which is different from the principal prepayment rate for conventional fixed rate loans or from other adjustable rate loans. These include:

    o revolving credit loans,

    o Additional Collateral Loans,

    o ARM loans,

    o Balloon Loans,

    o Bi-Weekly Loans,

    o GEM Loans,

    o GPM Loans, or

    o Buy-Down Loans.

    In the case of negatively amortizing ARM loans, if interest rates rise without a simultaneous increase in the related scheduled payment, deferred interest and negative amortization may result. However, borrowers may pay amounts in addition to their scheduled payments in order to avoid that negative amortization and to increase tax deductible interest payments. To the extent that any of those mortgage loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of that mortgage loan and a smaller portion of the scheduled payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of those loans will increase. During a period of declining interest rates, the portion of each scheduled payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related loan, resulting in accelerated amortization of that negatively amortizing ARM loan. This acceleration in amortization of the principal balance of any negatively amortizing ARM loan will shorten the weighted average life of that mortgage loan. The application of partial prepayments to reduce the outstanding principal balance of a negatively amortizing ARM loan will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to holders who purchased their securities at a premium, if any, and holders of an interest only class.

    If the loans comprising or underlying the mortgage assets for a series include ARM loans that permit the borrower to convert to a long-term fixed interest rate loan if specified in the related prospectus supplement, some entity may be obligated to repurchase any loan so converted. This conversion and repurchase would reduce the average weighted life of the securities of the related series.

    Some of the revolving credit loans are not expected to significantly amortize during the related Repayment Period. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of the revolving credit loan. Because of the payment terms of Balloon Loans, there is a risk that those mortgage loans and revolving credit loans and Additional Collateral Loans that require substantial principal payments at maturity may default at maturity, or that the maturity of those mortgage loans may be extended in connection with a workout. Based on the amortization schedule of those mortgage loans, such payment is expected to be the entire or a substantial amount of the original principal balance. Payment of a substantial principal amount at maturity will usually depend on the mortgagor's ability to obtain refinancing of those mortgage loans, to sell the mortgaged property prior to the maturity of that loan or to otherwise have sufficient funds to make that final payment. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation:

    o real estate values,

    o the mortgagor's financial situation,

    o prevailing mortgage market interest rates,

    o the mortgagor's equity in the related mortgaged property,

    o tax laws, and

    o prevailing general economic conditions.

    In most cases, none of the depositor, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

    A GEM Loan provides for scheduled annual increases in the borrower's scheduled payment. Because the additional portion of the scheduled payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

    Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

    For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

    For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal payments will be further reduced.

    The prepayment experience for manufactured home loans will, in most cases, not correspond to the prepayment experience on other types of housing loans.

    Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the loans which are foreclosed in relation to the number of loans which are repaid in accordance with their terms will affect the weighted average life of the loans and that of the related series of securities. Servicing decisions made relating to the loans, including the use of payment plans prior to a demand for acceleration and the restructuring of loans in bankruptcy proceedings, may also have an impact on the payment patterns of particular loans. In particular, the return to holders of securities who purchased their securities at a premium, if any, and the yield on an interest only class may be adversely affected by servicing policies and decisions relating to foreclosures.

    Due on Sale Clauses. The acceleration of prepayment as a result of various transfers of the mortgaged property securing a loan is another factor affecting prepayment rates. Most types of mortgage loans may include 'due-on-sale' clauses. In most cases, the servicer of loans constituting or underlying the mortgage assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any applicable 'due-on-sale' clause in the manner it enforces those clauses on other similar loans in its portfolio. FHA loans and VA loans are not permitted to contain 'due-on-sale' clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the mortgaged property is usually sold and the loans prepaid, even though, by their terms, the loans are not 'due-on-sale' and could have been assumed by new buyers.

    Optional Termination. The entity specified in the related prospectus supplement may cause an early termination of the related trust by its repurchase of the remaining mortgage assets in that trust. See 'Description of the Securities -- Optional Termination.'

                                THE TRUST FUNDS

    The trust for each series will be held by the trustee for the benefit of the related securityholders. Each trust will consist of:

    o the mortgage assets;

    o amounts held from time to time in the Collection Account and the Payment Account established for that series;

    o mortgaged property;

    o the credit line agreements related to any revolving credit loans;

    o any reserve fund for that series, if specified in the related prospectus supplement;

    o the subservicing agreements, if any, relating to loans in the trust;

    o any primary mortgage insurance policies relating to loans in the trust;

    o any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the series;

    o eligible investment of funds held in any Eligible Account of the trust, or any guaranteed investment contract for the investment of those funds; and

    o any other instrument or agreement relating to the trust and described in the related prospectus supplement, which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association.

Some of the items listed above may be held outside of the trust. The value of any guaranteed investment contract held by a trust will not exceed 10% of the total assets of the trust.

    Any Retained Interests which are received on a private mortgage-backed security or loan comprising the mortgage assets for a series will not be included in the trust for that series. Instead, that Retained Interest will be retained by or payable to the originator, servicer or seller of that private mortgage-backed security or loan, free and clear of the interest of securityholders under the related agreement.

    Mortgage assets in the trust for a series may consist of any combination of the following to the extent and as specified in the related prospectus supplement:

    o private mortgage-backed securities;

    o mortgage loans or participation interests in those mortgage loans and manufactured home loans or participation interests in those manufactured home loans; or

    o Agency Securities.

Unless otherwise indicated, references to the term 'mortgage loans' or 'loans' includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

    As of the closing date, no more than 5% of the loans or securities, as applicable, relative to the aggregate asset pool balance, will deviate from the characteristics of the loans or securities as described in the prospectus supplement. Loans which comprise the mortgage assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions from the seller. Some of the loans may have been originated by an affiliate of the depositor. Participation interests in loans may be purchased by the depositor, or an affiliate, under a participation agreement. See 'The Agreements -- Assignment of Mortgage Assets.'

    Any mortgage securities underlying any certificates will (i) either
(a) have been previously registered under the Securities Act, or (b) will be eligible for sale under Rule 144(k) under the Securities Act, and (ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates. Alternatively, if the mortgage securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the mortgage securities will be registered under the Securities Act at the same time as the certificates.

    Each trust will be established under either a pooling and servicing agreement, or an owner trust agreement, that limits the activities of the trust to those necessary or incidental to the securities. Each trust will issue only one series of securities, and will not be authorized to incur other obligations. As a result of the limited purpose and activities of each trust, the possibility that any trust will be involved in a bankruptcy proceeding is remote. At the time that each series of securities is issued, the issuer will deliver an opinion of counsel, acceptable to the rating agencies rating the series, addressing the effect on the trust of the bankruptcy of the depositor, or of the transferor of the trust's assets to the depositor. That opinion will state that in the event of that bankruptcy, the assets of the trust would not be treated as property of the depositor or the transferor and therefore would not be subject to an automatic stay in those bankruptcy proceedings.

PRIVATE MORTGAGE-BACKED SECURITIES

    General. Private mortgage-backed securities may consist of:

    o mortgage pass-through certificates, evidencing an undivided interest in a pool of loans;

    o collateralized mortgage obligations secured by loans; or

    o pass-through certificates representing beneficial interests in Agency Securities.

Private mortgage-backed securities will have been issued under a private mortgage-backed securities agreement, or PMBS agreement. The seller/servicer of the underlying loans will have entered into the PMBS agreement with the private mortgage-backed securities trustee, or PMBS trustee. The PMBS trustee or its agent, or a custodian, will possess the loans underlying that private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more subservicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the private mortgage-backed securities, approved by HUD as a FHA mortgagee.

    The private mortgage-backed securities issuer, or PMBS issuer, will be a financial institution or other entity engaged in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts, and selling beneficial interests in those trusts. In some cases, the PMBS issuer may be the depositor or an affiliate of the depositor. The obligations of the PMBS issuer will, in most cases, be limited to various representations and warranties relating to the assets conveyed by it to the related trust. In most cases, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS agreement. Additionally, although the loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

    Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

    Underlying Loans. The loans underlying the private mortgage-backed securities may consist of:

    o revolving credit loans,

    o fixed rate, level payment, fully amortizing loans,

    o Additional Collateral Loans,

    o GEM Loans,

    o GPM Loans,

    o Balloon Loans,

    o Buy-Down Loans,

    o Bi-Weekly Loans,

    o ARM loans, or

    o loans having other special payment features.

Loans may be secured by single family property which is property consisting of one- to four-family attached or detached residential housing including Cooperative Dwellings, manufactured homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. The following criteria apply to most loans:

    o no loan will have had a Loan-to-Value Ratio, or LTV ratio, at origination in excess of 125%;

    o each loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

    o no loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS agreement;

    o each loan, other than a Cooperative Loan, will be required to be covered by a standard hazard insurance policy which may be a blanket policy; and

    o each loan, other than a Cooperative Loan or a loan secured by a manufactured home or a junior lien, will be covered by a title insurance policy.

    Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS agreement, overcollateralization, letters of credit, insurance policies or other types of credit support may be provided for the loans underlying the private mortgage-backed securities or for the private mortgage-backed securities themselves. The type, characteristics and amount of credit support, if any, will be a function of various characteristics of the loans and other factors and will have been established for the private mortgage-backed securities on the basis of requirements of the rating agencies which initially assigned a rating to the private mortgage-backed securities.

    Additional Information. The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify:

    o the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust;

    o various characteristics of the loans which comprise the underlying assets for the private mortgage-backed securities including:

        o the payment features of those loans, i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

        o the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity;

        o the servicing fee or range of servicing fees for the loans;

        o the minimum and maximum stated maturities of the underlying loans at origination;

    o the maximum original term-to-stated maturity of the private mortgage-backed securities;

    o the weighted average term-to-stated maturity of the private mortgage-backed securities;

    o the note interest rate, pass-through or certificate rate or ranges of those rates for the private mortgage-backed securities;

    o the weighted average note interest rate, pass-through or certificate rate of the private mortgage-backed securities;

    o the PMBS issuer, the PMBS servicer, if other than the PMBS issuer, and the PMBS trustee for those private mortgage-backed securities;

    o various characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

    o the terms on which the underlying loans for those private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

    o the terms on which loans may be substituted for those originally underlying the private mortgage-backed securities.

THE AGENCY SECURITIES

    All of the Agency Securities will be registered in the name of the trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary, which may be the trustee, that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions on those loans. All of the Agency Securities in a trust will be issued or guaranteed by the United States or a United States government-sponsored agency.

    The descriptions of GNMA, Freddie Mac and Fannie Mae Certificates that are presented in the remaining paragraphs of this subsection are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest on those loans. GNMA, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of those issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described under 'The Mortgage Loans' in this prospectus. The terms of any of those certificates to be included in a trust and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any of those certificates that are actually included in a trust.

    GNMA. The Government National Mortgage Association, or GNMA, is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development, or HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, or the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages either:

    o insured by the Federal Housing Administration, or the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or

    o partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

    Section 306(g) of the Housing Act provides that 'the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.' In order to meet its obligations under that guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable GNMA to perform its obligations under its guarantee. See 'Additional Information' for the availability of further information regarding GNMA and GNMA certificates.

    GNMA Certificates. In most cases, each GNMA certificate relating to a series, which may be a 'GNMA I Certificate' or a 'GNMA II Certificate' as referred to by GNMA, will be a 'fully modified pass-through' mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA, except for any stripped mortgage-backed securities guaranteed by GNMA or any REMIC securities issued by GNMA. The characteristics of any GNMA certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

    Freddie Mac. The Federal Home Loan Mortgage Corporation, or Freddie Mac, is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the FHLMC Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in those mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet various standards presented in the FHLMC Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of that quality and type as to meet most of the purchase standards imposed by private institutional mortgage investors. See 'Additional Information' for the availability of further information regarding Freddie Mac and Freddie Mac certificates. Neither the United States nor any agency of the United States is obligated to finance Freddie Mae's operations or to assist Freddie Mac in any other manner.

    Freddie Mac Certificates. In most cases, each Freddie Mac certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except for any stripped mortgage-backed securities issued by Freddie Mac. That pool will consist of mortgage loans:

    o substantially all of which are secured by one- to four-family residential properties or

    o if specified in the related prospectus supplement, are secured by five or more family residential properties.

    The characteristics of any Freddie Mac certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

    Fannie Mae. The Federal National Mortgage Association, or Fannie Mae, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, replenishing their funds for additional lending. See 'Additional Information' for the availability of further information regarding Fannie Mae and Fannie Mae certificates. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency of the United States is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

    Fannie Mae Certificates. In most cases, each Fannie Mae certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except for any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae certificates will consist of:

    o fixed, variable or adjustable rate conventional mortgage loans or

    o fixed-rate FHA loans or VA loans.

    Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

THE MORTGAGE LOANS

    The trust for a series may consist of senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans or participation interests in those mortgage loans. The mortgage loans may have been originated by mortgage lenders which are Fannie Mae- or Freddie Mac-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA loans, approved by HUD as an FHA mortgagee. Some of the mortgage loans may have been originated by an affiliate of the depositor. The mortgage loans may include FHA loans which are fixed rate housing loans secured by the FHA, or VA loans which are housing loans partially guaranteed by the Department of Veteran Affairs, or the VA, or conventional loans which are not insured or guaranteed by the FHA or the VA. The mortgage loans:

    o may have fixed interest rates or adjustable interest rates and may provide for fixed level payments, or may be:

    o revolving credit loans,

    o Additional Collateral Loans,

    o GPM Loans,

    o GEM Loans,

    o Balloon Loans,

    o Buy-Down Loans,

    o Bi-Weekly Loans, or

    o mortgage loans with other payment characteristics as described under 'The Mortgage Loans' in this prospectus or in the related prospectus supplement.

ARM loans may have a feature which permits the borrower to convert the rate on those ARM loans to a long-term fixed rate. The mortgage loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or a junior lien on mortgaged property. The mortgage loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The mortgage loans may also include condominium loans secured by a mortgage on a condominium unit together with that condominium unit's appurtenant interest in the common elements.

    The mortgaged properties may include single family property including:

    o detached individual dwellings,

    o cooperative dwellings,

    o individual condominiums,

    o townhouses,

    o duplexes,

    o row houses,

    o individual units in planned unit developments and

    o other attached dwelling units.

Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. The fee interest in any leased land will be subject to the lien securing the related mortgage loan. Attached dwellings may include owner-occupied structures where each borrower owns the land on which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is in most cases subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land.

    Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by that tenant-stockholder. See 'Legal Aspects of Loans.'

    If stated in the related prospectus supplement, some of the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

    o first, to the payment of court costs and fees in connection with the foreclosure,

    o second, to real estate taxes,

    o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and

    o fourth, any other sums due and owing to the holder of the senior liens.

The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if those proceeds are sufficient, before the trust as holder of the junior lien receives any payments on the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at that sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that those proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear the risk of delay in distributions while a deficiency judgment against the borrower is obtained and the risk of loss if the deficiency judgment is not collected. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

    Liquidation expenses for defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing on a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

    If specified in the related prospectus supplement, a trust will contain Additional Collateral Loans. In most cases, the security agreements and other similar security instruments related to the Additional Collateral for the loans in a trust will, in the case of Additional Collateral consisting of personal property, create first liens on that personal property, and, in the case of Additional Collateral consisting of real estate, create first or junior liens on that Additional Collateral. Additional Collateral, or the liens on that Additional Collateral in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of those Additional Collateral Loans, the appraised values of the underlying mortgaged properties or the differences, if any, between those principal balances and those appraised values.

    The requirements that Additional Collateral be maintained may be terminated in the case of the reduction of the LTV Ratios or principal balances of the related Additional Collateral Loans to pre-determined amounts. In most cases, appraised value means:

    o For mortgaged property securing a single family property, the lesser of:

      o the appraised value determined in an appraisal obtained at origination of the related mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in that subsequent appraisal, and

      o the sales price for the related mortgaged property, except in circumstances in which there has been a subsequent appraisal;

    o For refinanced, modified or converted mortgaged property, the lesser of:

      o the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion, and

      o the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements; and

    o For mortgaged property securing a manufactured home loan, the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums.

Additional Collateral, including any related third-party guarantees, may be provided either in addition to or in lieu of primary mortgage insurance policies for the Additional Collateral Loans in a trust, as specified in the related prospectus supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a trust includes Additional Collateral Loans, the related prospectus supplement will specify the nature and extent of those Additional Collateral Loans and of the related Additional Collateral. If specified in that prospectus supplement, the trustee, on behalf of the related securityholders, will have only the right to receive various proceeds from the disposition of that Additional Collateral consisting of personal property and the liens on that personal property will not be assigned to the trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See 'Legal Aspects of Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders' in this prospectus.

    The percentage of mortgage loans which are owner-occupied will be disclosed in the related prospectus supplement. In most cases, the sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either:

    o the making of a representation by the mortgagor at origination of the mortgage loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

    o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

    To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes. Mortgage loans secured by investment properties may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans to the extent specified in the related prospectus supplement.

    The characteristics of the mortgage loans comprising or underlying the mortgage assets for a series may vary to the extent that credit support is provided in levels satisfactory to the rating agency which assigns a rating to a series of securities. In most cases, the following selection criteria shall apply for the mortgage loans comprising the mortgage assets:

    o no mortgage loan will have had a LTV ratio at origination in excess of 125%;

    o each mortgage loan must have an original term to maturity of not less than 10 years and not more than 40 years;

    o no mortgage loan may be included which, as of the cut-off date, is more than 30 days delinquent as to payment of principal or interest; and

    o no mortgage loan, other than a Cooperative Loan, may be included unless a title insurance policy and a standard hazard insurance policy, which may be a blanket policy, is in effect for the mortgaged property securing that mortgage loan.

    Each mortgage loan will be selected by the depositor for inclusion in a trust from among those purchased by the depositor, either directly or through its affiliates, from a seller or sellers. The related prospectus supplement will specify the extent of mortgage loans so acquired. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a trust but were not selected for inclusion in that trust.

    The mortgage loans to be included in a trust will, in most cases, be acquired by the depositor under a Designated Seller Transaction. Those securities may be sold in whole or in part to seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under 'Plan of Distribution.' The related prospectus supplement for a trust composed of mortgage loans acquired by the depositor under a Designated Seller Transaction will in most cases include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. Neither the depositor nor any of its affiliates, other than the seller, if applicable, will make any representation or warranty as to that mortgage loan, or any representation as to the accuracy or completeness of that information provided by the seller and no assurances are made as to that seller's financial strength, stability or wherewithal to honor its repurchase obligations for breaches of representations and warranties or otherwise honor its obligations.

    The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. In most cases, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to that borrower's Cooperative Dwelling or that cooperative's building could significantly reduce the value of the collateral securing that Cooperative Note.

    The initial LTV ratio of any mortgage loan represents the ratio of the principal amount of the mortgage loan at origination, plus in the case of a mortgage loan secured by a junior lien, the principal amount of the related senior lien, to the appraised value of that mortgaged property.

    In most cases, for Buy-Down Loans, during the Buy-Down Period when the borrower is not obligated to pay the full scheduled payment otherwise due on that loan, each of the Buy-Down Loans will provide for scheduled payments based on the Buy-Down Mortgage Rate that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. The Buy-Down Amounts that may be contributed by the servicer of the related Buy-Down Loan is limited to 6% of the appraised value of the related mortgaged property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. The borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger scheduled payments after the Buy-Down Amounts have been depleted and, for some Buy-Down Loans, while those Buy-Down Amounts are being depleted.

    In most cases, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing mortgage loans payable on every other Friday during the term of that loan and secured by first mortgages on one-to four-family residential properties.

    In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another party specified in the related prospectus supplement will be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the securities unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of eligible mortgage loans, preempting any contrary state law prohibitions, some states do not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

    In most cases, adjustable rate mortgage loans, or ARM loans, will provide for a fixed initial mortgage rate for either the first six or twelve scheduled payments. After that period, the mortgage rate is subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant index described in the applicable prospectus supplement, to a rate equal to the index plus the gross margin, which is a fixed percentage spread over the index established contractually for each ARM loan, at the time of its origination. An ARM loan may be convertible into a fixed-rate mortgage loan. To the extent specified in the related prospectus supplement, any ARM loan so converted may be subject to repurchase by the seller, the servicer or the master servicer.

    ARM loans have features that can cause payment increases that some borrowers may find difficult to make. However, each of the ARM loans provides that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for that ARM loan. In addition, some of the ARM loans provide for Periodic Rate Caps. Some ARM loans are payable in self-amortizing payments of principal and interest. Negatively amortizing ARM loans instead provide for limitations on changes in the scheduled payment on those ARM loans to protect borrowers from payment increases due to rising interest rates. Those limitations can result in scheduled payments which are greater or less than the amount necessary to amortize a negatively amortizing ARM loan by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the scheduled payment is not sufficient to pay the interest accruing on a negatively amortizing ARM loan, then the deferred interest is added to the principal balance of that ARM loan causing the negative amortization of that ARM loan, and will be repaid through future scheduled payments. If specified in the related prospectus supplement, negatively amortizing ARM loans may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant prospectus supplement will specify whether the ARM loans comprising or underlying the mortgage assets are negatively amortizing ARM loans.

    Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

    If applicable, the prospectus supplement for each series will specify the index to be used for any mortgage loans underlying that series.

    The related prospectus supplement for each series will provide information for the mortgage loans as of the cut-off date, including, among other things:

    o the aggregate outstanding principal balance of the mortgage loans;

    o the weighted average mortgage rate on the mortgage loans, and, in the case of ARM loans, the weighted average of the current mortgage rates and the maximum mortgage rates, if any;

    o the average outstanding principal balance of the mortgage loans;

    o the weighted average remaining term-to-stated maturity of the mortgage loans and the range of remaining terms-to-stated maturity;

    o the range of LTV ratios of the mortgage loans;

    o the relative percentage, by outstanding principal balance as of the cut-off date, of mortgage loans that are revolving credit loans, Additional Collateral Loans, ARM loans, Balloon Loans, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, conventional loans, Bi-Weekly Loans, FHA loans and VA loans;

    o the percentage of mortgage loans, by outstanding principal balance as of the cut-off date, that are covered by primary mortgage insurance policies;

    o any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the mortgage loans;

    o the geographic distribution of the mortgaged properties securing the mortgage loans;

    o the percentage of mortgage loans, by principal balance as of the cut-off date, that are secured by single family property, Cooperative Dwellings, investment property and vacation or second homes;

    o the applicable index, the range of gross margins, the weighted average gross margin and the frequency of mortgage rate adjustments;

    o for revolving credit loans, the aggregate credit limits and the range of credit limits of the related credit line agreements; and

    o for mortgage loans secured by a junior lien, the amount of the related senior liens.

The related prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans which may comprise or underlie the mortgage assets for a series.

    If information of the nature described in the preceding paragraph for the mortgage loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Securities and Exchange Commission, or the Commission, within 15 days after the initial issuance of those securities. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related closing date.

    As more fully described in the related prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan. Any revolving credit loan may have a mortgage rate that is subject to adjustment on the day specified in the related mortgage note. As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of (a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

    The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment Period, the borrower will not be permitted to make Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount.

    Subject to the terms of the related mortgage note, the maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the related prospectus supplement.

    With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan. The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

    The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

THE MANUFACTURED HOME LOANS

    Manufactured home loans comprising or underlying the mortgage assets for a series of securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each manufactured home loan will have been originated by a bank or savings institution which is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. Mortgage loans, including an interest in that mortgage loan, or manufactured home loans, including an interest in that manufactured home, that are conveyed to the trust for a series is referred to throughout this prospectus as the 'loans.'

    The manufactured home loans may be conventional loans, FHA loans or VA loans. Each manufactured home loan will be secured by a manufactured home. In most cases, the manufactured home loans will be fully amortizing and will bear interest at a fixed interest rate.

    The manufactured homes securing the manufactured home loans, in most cases, consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and as to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter. In addition, the following restrictions, in most cases, apply for manufactured home loans comprising or underlying the mortgage assets for a series:

    o no manufactured home loan will have had a LTV ratio at origination in excess of 125%;

    o each manufactured home loan must have an original term to maturity of not less than three years and not more than 25 years;

    o no manufactured home loan may be more than 30 days delinquent as to payment of principal or interest as of the cut-off date; and

    o each manufactured home loan must have, as of the cut-off date, a standard hazard insurance policy, which may be a blanket policy, in effect for that manufactured home loan.

The initial LTV ratio of any manufactured home loan represents the ratio of the principal amount of the manufactured home loan at origination to the appraised value of that manufactured home. For underwriting of manufactured home loans, see 'Loan Underwriting Procedures and Standards.' For servicing of manufactured home loans, see 'Servicing of Loans.'

    The related prospectus supplement for each series will provide information for the manufactured home loans comprising the mortgage assets as of the cut-off date, including, among other things:

    o the aggregate outstanding principal balance of the manufactured home loans comprising or underlying the mortgage assets;

    o the weighted average interest rate on the manufactured home loans;

    o the average outstanding principal balance of the manufactured home loans;

    o the weighted average remaining scheduled term to maturity of the manufactured home loans and the range of remaining scheduled terms to maturity;

    o the range of LTV ratios of the manufactured home loans;

    o the relative percentages, by principal balance as of the cut-off date, of manufactured home loans that were made on new manufactured homes and on used manufactured homes;

    o any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the manufactured home loans; and

    o the distribution by state of manufactured homes securing the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of manufactured home loans which may be included in the mortgage assets for a series.

    If information of the nature specified in the preceding paragraph for the manufactured home loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of those securities.

COLLECTION ACCOUNT AND PAYMENT ACCOUNT

    In most cases, a separate Collection Account for each series will be established by the master servicer in the name of the trustee for deposit of:

    o all distributions received on the mortgage assets for that series,

    o all Advances, other than Advances deposited into the Payment Account,

    o the amount of cash to be initially deposited in that Collection Account, if any,

    o reinvestment income on those funds and other amounts required to be deposited in that Collection Account under the related pooling and servicing agreement or the related servicing agreement and indenture.

Any reinvestment income or other gain from investments of funds in the Collection Account will usually be credited to that Collection Account, and any loss resulting from those investments will be charged to that Collection Account. That reinvestment income may, however, be payable to the master servicer or to a servicer as additional servicing compensation. See 'Servicing of Loans' and 'The Agreements -- Investment of Funds.' In this case, that reinvestment income would not be included in calculation of the Available Distribution Amount. See 'Description of the Securities -- Distributions on the Securities.'

    Funds on deposit in the Collection Account will be available for deposit into the Payment Account for various payments provided for in the related pooling and servicing agreement or the related servicing agreement and indenture. In most cases, amounts in the Collection Account constituting reinvestment income which is payable to the master servicer as additional servicing compensation will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account. In addition, amounts in the Collection Account for the reimbursement of advances or expenses, amounts relating to any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account.

    A separate Payment Account will be established by the trustee or by the master servicer, in either case in the name of the trustee for the benefit of the securityholders. References in the related prospectus supplement to a Certificate Account will be referred to in this prospectus as a Payment Account. All funds received from the master servicer and all required withdrawals from any reserve funds and any draws on any financial guarantee insurance for that series will be deposited into that Payment Account, pending distribution to the securityholders. Any reinvestment income or other gain from investments of funds in the Payment Account will usually be credited to the Payment Account and any loss resulting from those investments will be charged to that Payment Account. That reinvestment income, may, however, be payable to the master servicer or the trustee as additional servicing compensation. On each distribution date, all funds on deposit in the Payment Account, subject to permitted withdrawals by the trustee as described in the related agreement, will be available for remittance to the securityholders. If it is specified in the related prospectus supplement that the Payment Account will be maintained by the master servicer in the name of the trustee, then, prior to each distribution date, funds in the Payment Account will be transferred to a separate account established by and in the name of the trustee from which the funds on deposit in that Collection Account will, subject to permitted withdrawals by the trustee as specified in the related agreement, be available for remittance to the securityholders. See also 'The Agreements -- Payment Account' in this prospectus.

OTHER FUNDS OR ACCOUNTS

    A trust may include other funds and accounts or a security interest in various funds and accounts for the purpose of, among other things, paying administrative fees and expenses of the trust and accumulating funds pending their distribution. In some cases, funds may be established with the trustee for Buy-Down Loans, GPM Loans, or other loans having special payment features included in the trust in addition to or in lieu of those similar funds to be held by the master servicer. See 'Servicing of Loans -- Buy-Down Loans, GPM Loans and Other Subsidized Loans.' If private mortgage-backed securities are backed by GPM Loans and the value of a multiple class series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the mortgage assets. See 'Servicing of Loans -- Buy-Down Loans, GPM Loans and Other Subsidized Loans' in this prospectus. Other similar accounts may be established as specified in the related prospectus supplement.

                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

    The depositor expects that all loans comprising the mortgage assets for a series will have been originated in accordance with the underwriting procedures and standards described in this prospectus, as supplemented by the related prospectus supplement.

    Sellers of the loans may include banks, savings and loan associations, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, or the FDIC, and others. These sellers will make representations and warranties concerning compliance with those underwriting procedures and standards. Additionally, all or a sample of the loans comprising mortgage assets for a series may be reviewed by or on behalf of the depositor to determine compliance with those underwriting standards and procedures and compliance with other requirements for inclusion in the trust.

    Mortgage loans will have been originated by:

    o a savings and loan association,

    o savings bank,

    o commercial bank,

    o credit union,

    o insurance company, or

    o similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development under Sections 203 and 211 of the National Housing Act.

Manufactured home loans may have been originated by those institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. The originator of a loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA loans and VA loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

    Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information relating to its assets, liabilities, income, credit history, employment history and personal information. The borrower will have also furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Various considerations may cause an originator of loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

    The adequacy of the property financed by the related loan as security for repayment of that loan will in most cases have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the loan originator or independent appraisers selected in accordance with pre-established guidelines established by the loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based on a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

    The value of the property being financed, as indicated by the appraisal, must currently support, and is anticipated to support in the future, the outstanding loan balance. In most cases, appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform,

Recovery and Enforcement Act of 1989, or FIRREA, and must be on forms acceptable to Fannie Mae and/or Freddie Mac.

    Based on the data provided, various verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the loan and other expenses related to the property. These expenses include property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative, and other fixed obligations other than housing expenses. The originating lender's guidelines for loans secured by single family property in most cases will specify that scheduled payments plus taxes and insurance and all scheduled payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective borrower's gross income. In most cases, these guidelines will be applied only to the payments to be made during the first year of the loan.

    For FHA loans and VA loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each loan will in most cases have been applied. For manufactured home loans that are conventional loans, the related prospectus supplement will specify:

    o the required minimum down payment,

    o the maximum amount of purchase price eligible for financing,

    o the maximum original principal amount that may be financed, and

    o the limitations on ratios of borrower's scheduled payment to gross monthly income and monthly income net of other fixed payment obligations.

For mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

    Other types of loans that may be included in the mortgage assets for a series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Balloon Loans, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger scheduled payments in subsequent years. ARM loans may involve similar assessments.

    To the extent specified in the related prospectus supplement, the depositor may purchase loans, or participation interests in those loans, for inclusion in a trust that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, loans may be underwritten under a 'limited documentation program,' if specified in the prospectus supplement. For those loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and those loans may be underwritten primarily on the basis of an appraisal of the mortgaged property and LTV ratio on origination. Thus, if the LTV ratio is less than a percentage specified in the related prospectus supplement, the originator may forego other aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

    In addition, mortgage loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property in spite of higher risks of default and losses. The related prospectus supplement describes the underwriting standards applicable to those mortgage loans.

    The underwriting standards applied by the loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Some states where the mortgaged properties may be located have 'antideficiency' laws requiring that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See 'Legal Aspects of Loans' in this prospectus.

    For the underwriting standards applicable to any mortgage loans, those underwriting standards, in most cases, include a set of specific criteria under which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

LOSS EXPERIENCE

    The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing the conventional loans will continue. Further, there is no assurance that appreciation of real estate values will limit loss experiences on non-traditional housing such as manufactured homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the mortgaged property, including Cooperative Dwellings, securing a loan has remained or will remain at the level existing on the date of origination of that loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties securing those loans become equal to or greater than the value of the mortgaged properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See 'Legal Aspects of Loans' in this prospectus.

    No assurance can be given that values of manufactured homes have or will remain at the levels existing on the dates of origination of the related loan. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of mortgaged property. Additionally, delinquency, loss and foreclosure experience on manufactured home loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional mortgaged property.

    To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for loans included in the mortgage assets for a series of securities are not covered by the methods of credit support or the insurance policies described in this prospectus or in the related prospectus supplement, those losses will be borne by holders of the securities of that series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage assets, thus reducing average weighted life and affecting yield to maturity. See 'Yield, Prepayment and Maturity Considerations.'

REPRESENTATIONS AND WARRANTS

    The seller, or another party as described in the related prospectus supplement, will represent and warrant to the depositor and the trustee regarding the mortgage loans comprising the mortgage assets in a trust, on delivery of the mortgage loans to the trustee under a trust, among other things, that:

    o any required hazard and primary mortgage insurance policies were effective at the origination of that mortgage loan, and that policy remained in effect on the date of sale, or another date as described in the related prospectus supplement, of that mortgage loan from the seller, or another party specified in the related prospectus supplement, by or on behalf of the depositor;

    o for each mortgage loan required to have title insurance, either (A) a title insurance policy insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of that mortgage loan and that policy remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor or (B) if the mortgaged property securing that mortgage loan is located in an area where those policies are often not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to those permissible exceptions stated in that certificate, the first lien status of the mortgage,

    o the seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buy-Down Loan;

    o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage, subject only to permissible title insurance exceptions;

    o the related mortgaged property is free from material damage and at least in adequate repair;

    o there are no delinquent tax or assessment liens against the related mortgaged property;

    o if a primary mortgage insurance policy is required for that mortgage loan, that mortgage loan is the subject of that policy; and

    o that mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

    If the mortgage loans include Cooperative Loans, no representations or warranties concerning title insurance or hazard insurance will be given. In addition, if the mortgage loans include condominium loans, no representation regarding hazard insurance will be given. In most cases, the Cooperative or condominium association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the condominium association is responsible for maintaining standard hazard insurance, insuring the entire condominium building including each individual condominium unit, and the borrowers of that Cooperative or condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or condominium units. See 'Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures' in this prospectus. For a Cooperative Loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant that (a) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan. subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments, and (b) the related Cooperative Dwelling is free of material damage and in good repair.

    For each manufactured home loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant, among other things that:

    o immediately prior to the transfer and assignment of the manufactured home loans to the trustee, the seller had good title to, and was the sole owner of, each manufactured home loan;

    o as of the date of the transfer and assignment, the manufactured home loans are subject to no offsets, defenses or counterclaims;

    o each manufactured home loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

    o as of the date of the transfer and assignment, each manufactured home loan constitutes a valid first lien on the related manufactured home and that manufactured home is free of material damage and is in good repair;

    o as of the date of the representation and warranty, no manufactured home loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related manufactured home; and

    o for each manufactured home loan, any required hazard insurance policy was effective at the origination of each manufactured home loan and remained in effect on the date of the transfer and assignment of the manufactured home loan from the depositor and that all premiums due on that insurance have been paid in full.

In the case of the discovery of the breach of any representation or warranty made by the master servicer concerning a loan that materially and adversely affects the interest of the securityholder in that loan, the seller, or other party as described in the prospectus supplement, will be obligated to cure that breach in all material respects, repurchase that loan from the trustee, or deliver a qualified substitute mortgage loan as described under 'The
Agreements -- Assignment of Mortgage Assets' in this prospectus. See 'Risk Factors -- Limited Obligations and Assets of the Depositor' in this prospectus. If the seller or other party fails to cure or repurchase, another party may be required to cure or repurchase as described in the prospectus supplement. The PMBS trustee, in the case of private mortgage-backed securities, or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of that loan. The master servicer may be obligated to enforce those obligations rather than the trustee or PMBS trustee.

                               SERVICING OF LOANS

GENERAL

    Customary servicing functions for loans constituting the mortgage assets in the trust will be provided by the master servicer directly or through one or more servicers subject to supervision by the master servicer. If the master servicer is not directly servicing the loans, then the master servicer will:

    o administer and supervise the performance by the servicers of their servicing responsibilities under their subservicing agreements with the master servicer;

    o maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related loans; and

    o advance funds as described under 'Advances' in this prospectus.

If the master servicer services the loans through servicers as its agents, the master servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, regardless of its delegation of various responsibilities to that servicer.

    The master servicer will be a party to the pooling and servicing agreement or servicing agreement for any series for which loans comprise the mortgage assets and may be a party to a participation agreement executed for any participation securities which constitute the mortgage assets. The master servicer may be an affiliate of the depositor. The master servicer and each servicer will usually be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA loans, approved by HUD as an FHA mortgagee.

    The master servicer will be paid the Servicing Fee for the performance of its services and duties under each pooling and servicing agreement or servicing agreement as specified in the related prospectus supplement. Each servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the portion of the Servicing Fee paid to the servicer under a terminated subservicing agreement if the master servicer elects to perform those servicing functions itself.

    The master servicer, at its election, may pay itself the Servicing Fee for a series for each mortgage loan either by:

    o withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of that payment in the Collection Account for that series,

    o withdrawing the Servicing Fee from the Collection Account after the entire scheduled payment has been deposited in the Collection Account, or

    o requesting that the trustee pay the Servicing Fee out of amounts in the Payment Account.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

    The master servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the related pooling and servicing agreement or servicing agreement for a series and any applicable insurance policies and other forms of credit support, and follow the collection procedures as it follows for comparable loans held in its own portfolio. Consistent with the preceding sentence, the master servicer may, in its discretion:

    o waive any assumption fee, late payment charge, or other charge in connection with a loan;

    o increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement; and

    o arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan. However, the master servicer shall first determine that the waiver or extension will not impair the coverage of any related insurance policy or materially and adversely affect the lien of the related mortgage or the lien on any related Additional Collateral.

In addition, if a material default occurs or a payment default is reasonably foreseeable, the master servicer will be permitted, subject to any specific limitations required by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of that mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. This modification, waiver or amendment will be permitted only if it (1) is reasonably likely to produce a greater recovery for that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

    In most cases, the master servicer, to the extent permitted by law, will establish and maintain Escrow Accounts in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage loans and manufactured home loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account for those loans. Withdrawals from the Escrow Accounts are to be made:

    o to effect timely payment of taxes, assessments, mortgage and hazard insurance,

    o to refund to borrowers amounts determined to be overages,

    o to pay interest to borrowers on balances in the Escrow Account to the extent required by law, and

    o to repair or otherwise protect the property securing the related loan and to clear and terminate that Escrow Account.

The master servicer will be responsible for the administration of the Escrow Accounts and, in most cases, will make advances to that account when a deficiency exists in that account.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

    In most cases, the Collection Account will be an Eligible Account and the funds held in that account may be invested, pending remittance to the trustee, in eligible investments. The master servicer will usually be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

    In most cases, the master servicer will deposit into the Collection Account for each series on the business day after the closing date any amounts representing scheduled payments due after the related cut-off date but received by the master servicer on or before the related cut-off date. After the cut-off date, the master servicer will deposit into the Collection Account after the date of receipt of those scheduled payments, the following payments and collections received or made by it, other than payments representing principal of and interest on the related loans due on or before that cut-off date:

    o All payments on account of principal, including prepayments, on those loans;

    o All payments on account of interest on those loans net of any portion of that payment retained by the related servicer, including the master servicer, if any, as servicing compensation on the loans in accordance with the related pooling and servicing agreement or servicing agreement;

    o All Insurance Proceeds and all amounts received by the master servicer in connection with the liquidation of defaulted loans or property acquired relating to those defaulted loans, whether through foreclosure sale or otherwise. This includes all payments in connection with those loans received from the mortgagor, other than Liquidation Proceeds, exclusive of proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, net of Liquidation Expenses;

    o Any Buydown Funds, and, if applicable, investment earnings on the Buydown Funds required to be paid as described in this prospectus;

    o All proceeds of any mortgage loan in that trust purchased, or, in the case of a substitution, other amounts representing a principal adjustment, by the master servicer, the seller or any other person under the terms of the related pooling and servicing agreement or servicing agreement;

    o All amounts required to be deposited in that trust in connection with any losses on eligible investments under the related pooling and servicing agreement or servicing agreement; and

    o All other amounts required to be deposited in that trust under the related pooling and servicing agreement or servicing agreement.

    The master servicer is permitted, from time to time, to make withdrawals from the Collection Account for various purposes, as specified in the related pooling and servicing agreement or servicing agreement, which, in most cases, will include the following, except as otherwise provided in that agreement:

    o to make deposits to the Payment Account in the amounts and in the manner provided in the pooling and servicing agreement or servicing agreement;

    o to reimburse itself for Advances, including amounts advanced for taxes, insurance premiums or similar expenses as to any mortgaged property, out of late payments or collections on the related mortgage loan for which those Advances were made;

    o to pay to itself unpaid Servicing Fees, out of payments or collections of interest on each mortgage loan;

    o to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the related pooling and servicing agreement or servicing agreement, any profits realized on disposition of a mortgaged property acquired by deed in lieu of foreclosure or otherwise allowed under the related pooling and servicing agreement or servicing agreement;

    o to pay to itself or the seller all amounts received as to each mortgage loan purchased, repurchased or removed under the terms of the related pooling and servicing agreement or servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

    o to reimburse itself for any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise, subject, in the case of a series with senior securities and subordinate securities, to limitations described in the related pooling and servicing agreement or servicing agreement as described in the related prospectus supplement;

    o to reimburse itself, the trustee or the depositor for other expenses incurred for which it, the trustee or the depositor is entitled to reimbursement or against which it, the trustee or the depositor is indemnified under the related pooling and servicing agreement or the related servicing agreement and indenture;

    o to make any other withdrawals permitted by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement;

    o to pay to itself or any subservicer for the funding of any Draws made on the revolving credit loans, if applicable; and

    o to clear the Collection Account of amounts relating to the corresponding loans in connection with the termination of the trust under the pooling and servicing agreement or servicing agreement.

SERVICING ACCOUNTS

    In those cases where a servicer is servicing a mortgage loan, the servicer will usually establish and maintain a Servicing Account that will be an Eligible Account and which is otherwise acceptable to the master servicer. The servicer is required to deposit into the Servicing Account all proceeds of mortgage loans received by the servicer, less its servicing compensation and any reimbursed expenses and advances, to the extent permitted by the subservicing agreement. On the date specified in the related prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account for each mortgage loan, after deducting from that remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled under the related subservicing agreement, to the extent not previously paid to or retained by it. In addition on each of those dates the servicer will be required to remit to the master servicer any amount required to be advanced under the related subservicing agreement, and the servicer will also be required to remit to the master servicer, within one business day of receipt, the proceeds of any principal Prepayments and all Insurance Proceeds and Liquidation Proceeds.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

    For each Buy-Down Loan, if any, included in a trust the master servicer will deposit all Buy-Down Amounts in a Buy-Down Fund. The amount of that deposit, together with investment earnings on that deposit at the rate specified in the related prospectus supplement, will provide sufficient funds to support the payments on that Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Account should amounts in that account and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected. A Buy-Down Fund, in most cases, will not be included in or deemed to be a part of the trust.

    The terms of some of the loans may provide for the contribution of subsidy funds by the seller of the related mortgaged property or by another entity. The master servicer will deposit the subsidy funds in a Subsidy Fund for that loan. In most cases, the terms of the loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of that loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to that Subsidy Fund any of its own funds. The Subsidy Fund, in most cases, will not be included in or deemed to be a part of the trust.

    If the depositor values any GPM Loans deposited into the trust for a multiple class series on the basis of that GPM Loan's scheduled maximum principal balance, the master servicer will deposit in a GPM Fund complying with the requirements described above for the Collection Account an amount which, together with anticipated reinvestment income on that amount, will be sufficient to cover the amount by which payments of principal and interest on those GPM Loans assumed in calculating payments due on the securities of that multiple class series exceed the scheduled payments on those GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series on a prepayment of those GPM Loan as necessary and apply those amounts to the payment of principal and interest on the securities of that series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts in that account and investment earnings on those amounts prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. The GPM Fund, in most cases, will not be included in or deemed to be part of the trust.

    For any other type of loan which provides for payments other than on the basis of level payments, an account may be established as described in the related prospectus supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.

ADVANCES

    General. The related prospectus supplement will describe when the master servicer or servicer will make an Advance for delinquent payments of principal of and interest on a loan. In most cases, neither the master servicer nor any servicer will be obligated to make Advances. That obligation to make Advances may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a particular portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided for that obligation as described in the related prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds for which that Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies or Liquidation Proceeds from the related loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Payment Account, Collection Account or Servicing Account. Recovery also may be from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement. For any multiple class series, so long as the related subordinate securities remain outstanding, those Advances may also be reimbursable in most cases out of amounts otherwise distributable to holders of the subordinate securities, if any.

    Advances in Connection with Prepaid Loans. In addition, when a borrower makes a principal prepayment in full between due dates on the related loan, the borrower will usually be required to pay interest on the principal amount prepaid only to the date of that prepayment. In order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to advance moneys as needed to cover a full scheduled payment of interest on the related loan, less any related Servicing Fees. That principal prepayment, together with a full scheduled payment of interest on that prepayment to the extent of the adjustment or advance, will be distributed to securityholders on the related distribution date. If the amount necessary to include a full scheduled payment of interest as described in the second preceding sentence exceeds the amount which the master servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See 'Yield, Prepayment and Maturity Considerations.'

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

    Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each loan to maintain or will use its best reasonable efforts to cause each servicer of a loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for some other hazards as is customary in the state in which the property securing the related loan is located. See 'Description of Mortgage and Other Insurance' in this prospectus. In most cases, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan.

    The master servicer will also maintain on REO Property that secured a defaulted loan and that has been acquired on foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of that REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired for a defaulted loan, other than under those applicable laws and regulations as shall at any time be in force and shall require for additional insurance. When, at the time of origination of a loan or at any time during the term of the loan the master servicer or the related servicer determines that the related mortgaged property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the borrower will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with an acceptable insurance carrier, in an amount representing coverage not less than the lesser of:

    o the outstanding principal balance of the loan or

    o the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1983 or the National Flood Insurance Reform Act of 1994, as amended.

The pooling and servicing agreement or servicing agreement will obligate the mortgagor to obtain and maintain all requisite flood insurance coverage at the mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the master servicer or servicer to obtain and maintain that coverage at the mortgagor's cost and expense and to seek reimbursement for that cost and expense from the mortgagor.

    Any amounts collected by the master servicer or the servicer, as the case may be, under those policies of insurance, other than amounts to be applied to the restoration or repair of the mortgaged property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement, will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by that policy absent that deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of that deductible clause.

    The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. In most cases, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing that Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a condominium unit relating to any condominium loan. In most cases, the condominium association is responsible for maintenance of hazard insurance insuring the entire condominium building, including each individual condominium unit, and the owner(s) of an individual condominium unit do not maintain separate hazard insurance policies. To the extent, however, that a condominium association and the related borrower on a condominium loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's condominium unit or the related condominium building could significantly reduce the value of the collateral securing that condominium loan to the extent not covered by other credit support.

    Special Hazard Insurance Policy. If, and to the extent specified in the related prospectus supplement, the master servicer will maintain a special hazard insurance policy, in the amount specified in the related prospectus supplement, in full force and effect for the loans. In most cases, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy. However, if the cost of that replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, in most cases, be reduced to a level so that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account, net of amounts to be used to repair, restore or replace the related property securing the loan or to reimburse the master servicer or a servicer for related amounts owed to it. Some characteristics of the special hazard insurance policy are described under 'Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans.'

    Primary Mortgage Insurance. To the extent described in the related prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy for each conventional loan secured by single family property for which that coverage is required for as long as the related mortgagor is obligated to maintain that primary mortgage insurance under the terms of the related loan. The master servicer will not cancel or refuse to renew that primary mortgage insurance policy in effect at the date of the initial issuance of the securities that is required to be kept in force unless a replacement primary mortgage insurance policy for that cancelled or nonrenewed policy is maintained with a Qualified Insurer.

    Primary insurance policies will be required for manufactured home loans only to the extent described in the related prospectus supplement. If primary mortgage insurance is to be maintained for manufactured home loans, the master servicer will be required to maintain that insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see 'Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans.'

    FHA Insurance and VA Guarantees. To the extent specified in the related prospectus supplement, all or a portion of the loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps that are reasonably necessary to keep that insurance and guarantees in full force and effect. See 'Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans.'

    Pool Insurance Policy. The master servicer may be obligated to use its best reasonable efforts to maintain a pool insurance policy for the loans in the amount and with the coverage described in the related prospectus supplement. In most cases, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the loans. The master servicer will be obligated to pay the premiums for that pool insurance policy on a timely basis.

    The prospectus supplement will identify the pool insurer for the related series of securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the related prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced. However, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, in most cases, be reduced to a level so that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account, net of expenses of the master servicer or any related unreimbursed Advances or unpaid Servicing Fee. Typical terms of the pool insurance policy are described under 'Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans.'

    Bankruptcy Bond. The master servicer may be obligated to use its best reasonable efforts to obtain and after those efforts maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related agreement, unless coverage under that bankruptcy bond has been exhausted through payment of claims. The master servicer may be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of securities. See 'Description of Mortgage and Other Insurance -- Bankruptcy Bond' in this prospectus.

PRESENTATION OF CLAIMS; REALIZATION ON DEFAULTED LOANS

    The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims for any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable relating to any FHA insurance or VA guarantee respecting defaulted mortgage loans.

    The master servicer will use its reasonable best efforts to foreclose on, repossess or otherwise comparably convert the ownership of the real properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities for comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines:

    o that restoration or foreclosure will increase the Liquidation Proceeds of the related mortgage loan available to the securityholders after reimbursement to itself for those expenses, and

    o that those expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

In spite of anything to the contrary in this prospectus, in the case of a trust for which a REMIC election or elections have been made, the master servicer shall not liquidate any collateral acquired through foreclosure later than two years after the acquisition of that collateral, unless a longer period of time is necessary for the orderly liquidation of the collateral and the master servicer has obtained from the Internal Revenue Service, or IRS, an extension of the two year period within which it would otherwise be required to liquidate the collateral. While the holder of mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

    For a mortgage loan in default, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both of those remedies if it determines that one remedy is more likely to result in a greater recovery. If that mortgage loan is an Additional Collateral Loan, the master servicer, or the related servicer, if the lien on the Additional Collateral for that Additional Collateral Loan is not assigned to the trustee on behalf of the securityholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which that Additional Collateral is held, including any third-party guarantee. On the first to occur of final liquidation, by foreclosure or otherwise, and a repurchase or substitution under a breach of a representation and warranty, that mortgage loan will be removed from the related trust if it has not been removed previously. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances, if any, and Excluded Balances as described in the related prospectus supplement.

    If any property securing a defaulted loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines:

    o that restoration will increase the Liquidation Proceeds of the loan after reimbursement of the expenses incurred by that servicer or the master servicer, and

    o that those expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will, in most cases, have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See

'Legal Aspects of Loans -- On Cooperative Loan Security' in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring that approval could limit the number of potential purchasers for those shares and otherwise limit the trust's ability to sell and realize the value of those shares.

    For a defaulted manufactured home loan, the value of the related manufactured home can be expected to be less on resale than a new manufactured home. To the extent equity does not cushion the loss in market value, and that loss is not covered by other credit support, a loss may be experienced by the trust.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

    In most cases, for a series, when any mortgaged property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of that prospective conveyance and prior to the time of the consummation of that conveyance, exercise the trustee's right to accelerate the maturity of that loan under the applicable 'due-on-sale' clause, if any, unless the master servicer reasonably believes that the clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. If those conditions are not met or the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into a substitution or assumption agreement, on behalf of the trustee, with the person to whom that property has been or is about to be conveyed. Under this agreement, that person becomes liable under the loan and under which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a loan may not be changed in connection with a substitution or assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In most cases, the master servicer or any servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted loans and as otherwise specified in this prospectus.

    In most cases, the master servicer will pay the fees of the servicers, if any, and various expenses incurred in connection with the servicing of the loans, including, without limitation:

    o the payment of the fees and expenses of the trustee and independent accountants,

    o payment of insurance policy premiums and the cost of credit support, if any, and

    o payment of expenses incurred in enforcing the obligations of servicers and sellers and in the preparation of reports to securityholders.

Some of these expenses may be reimbursable under the terms of the related agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers and sellers, from any recoveries in excess of amounts due on the related loans or from specific recoveries of costs.

    The master servicer will be entitled to reimbursement for various expenses incurred by it in connection with the liquidation of defaulted loans. The related trust will suffer no loss by reason of those expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under those insurance policies has been exhausted, the related trust will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to securityholders. In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, that right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other forms of credit support. The master servicer is also entitled to reimbursement from the Collection Account and the Payment Account for Advances.

    In most cases, the rights of the master servicer to receive funds from the Collection Account or the Payment Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of that series.

EVIDENCE AS TO COMPLIANCE

    In most cases, each pooling and servicing agreement and each servicing agreement will provide for delivery, on or before a specified date in each year, to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has complied in all material respects with the minimum servicing standards specified in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled in all material respects its obligations under the related agreement throughout the preceding year. If there has been material noncompliance with those servicing standards or a material default in the fulfillment of any obligation, that statement shall include a description of that noncompliance or specify that known default, as the case may be, and the nature and status of the default. The statement may be provided as a single form making the required statements as to more than one agreement.

    In most cases, each pooling and servicing agreement and each servicing agreement will also provide that on or before a specified date in each year, beginning the first date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a report to the depositor and the trustee stating the opinion of that firm. The opinion will state that on the basis of an examination by that firm conducted substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion by management of the master servicer regarding the master servicer's compliance with the minimum servicing standards specified in the Uniform Single Attestation Program for Mortgage Bankers during the preceding year is fairly stated in all material respects, subject to those exceptions and other qualifications that, in the opinion of that firm, those accounting standards require it to report. In rendering its statement that firm may rely, as to the matters relating to the direct servicing of mortgage loans by servicers, on comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants, rendered within one year of that statement, for those servicers which also have been the subject of that examination.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

    The master servicer for each series will be identified in the related prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

    In most cases, the master servicer may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement except on its determination that its duties under that agreement are no longer permissible under applicable law or except in connection with a permitted transfer of servicing. This resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related agreement.

    In the event of an Event of Default under the related pooling and servicing agreement or servicing agreement, the master servicer may be replaced by the trustee or a successor master servicer. See 'The Agreements -- Rights in the Case of Events of Default' in this prospectus.

    In most cases, the master servicer has the right, with the consent of the trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the pooling and servicing agreement or servicing agreement for each series; provided that the purchaser or transferee accepting that assignment or delegation:

    o is qualified to sell loans to and service mortgage loans for Fannie Mae or Freddie Mac;

    o has a net worth of not less than $10,000,000;

    o is acceptable to each rating agency for purposes of maintaining its then-current ratings of the securities;

    o is reasonably acceptable to the trustee; and

    o executes and delivers to the depositor and the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by that purchaser or transferee of the due and punctual performance and performed or observed by the master servicer under the related pooling and servicing agreement or servicing agreement from and after the date of that agreement.

    To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, that subsidiary or affiliate need not satisfy the criteria described above. However, in that instance the assigning master servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer described in the preceding paragraph.

    Each pooling and servicing agreement and each servicing agreement will also provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the related trust or the securityholders for any action taken or for failing to take any action in good faith under the related agreement or for errors in judgment. However, neither the master servicer, the depositor, nor any other person will be protected against any breach of warranty or representations made by that party under the related agreement or the failure to perform its obligations in compliance with any standard of care described in the related agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under that agreement. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification from the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under that agreement or by reason of reckless disregard of obligations and duties under that agreement. In addition, the related agreement provides that neither the master servicer nor the depositor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the related agreement which, in its opinion, may involve it in any expense or liability. The master servicer or the depositor may, in its discretion, undertake that action which it may deem necessary or desirable for the related agreement and the rights and duties of the parties to that agreement and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of that action and any liability resulting from that action will be expenses, costs, and liabilities of the trust and the master servicer or the depositor will be entitled to be reimbursed for those expenses, costs and liabilities out of the Collection Account, or the Payment Account, if applicable.

                                 CREDIT SUPPORT

GENERAL

    For any series, credit support may be provided for one or more classes of that series or the related mortgage assets. Credit support may be in the form of the following:

    o a letter of credit;

    o the subordination of one or more classes of the securities of that series;

    o subordination created through overcollateralization;

    o the establishment of one or more reserve funds;

    o use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

    o financial guarantee insurance;

    o the use of cross-support features; or

    o another method of credit support described in the related prospectus supplement, or any combination of the foregoing, in any case, in the amounts and having the terms and conditions as are acceptable to each rating agency which assigns a rating to the securities of the related series.

Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations described in that insurance policy.

    For any series of securities backed by Trust Balances of revolving credit loans, the credit support provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit support is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

    In most cases, for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities at the security interest rate. If losses occur which exceed the amount covered by credit support or which are not covered by credit support, those losses will be borne by the securityholders. If credit support is provided for a series, the related prospectus supplement will include a description of:

    o the amount payable under that credit support,

    o any conditions to payment under that credit support not otherwise described in this prospectus,

    o the conditions under which the amount payable under that credit support may be reduced and under which that credit support may be terminated or replaced, and

    o the material provisions of any agreement relating to that credit support.

Additionally, the related prospectus supplement will provide some information on the issuer of any third-party credit support, including:

    o a brief description of its principal business activities,

    o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

    o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

    o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE SECURITIES; SUBORDINATION RESERVE FUND

    In some issuances, one or more classes of a series may be subordinate securities. The rights of the subordinate securityholders to receive distributions of principal and interest from the Payment Account on any distribution date may be subordinated to the rights of the senior securityholders to the extent of the then applicable Subordinated Amount as defined in the related prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders, including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the senior securityholders. The Subordinated Amount will usually increase whenever there is distributed to the subordinate securityholders amounts for which subordination payments have previously been paid to the senior securityholders, which will occur when subordination payments for delinquencies and some other deficiencies have been recovered.

    A series may include a class of subordinate securities entitled to receive cash flows remaining after distributions made to all other classes. That right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. The subordination of a class may apply only in the event of some types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of some provisions of the federal bankruptcy code, 11 United States Code 101 et seq., and regulations promulgated under the federal bankruptcy code, or the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan.

    In some cases, for any series which includes one or more classes of subordinate securities, a Subordination Reserve Fund may be established. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of subordinate securities, or both, as specified in the related prospectus supplement. In most cases, the Subordination Reserve Fund will not be a part of the trust. If the Subordination Reserve Fund is not a part of the trust, the trustee will have a security interest in that Subordination Reserve Fund on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on senior securities under the circumstances described in the related prospectus supplement.

    Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the Subordination Reserve Fund for that series, and any loss resulting from those investments will be charged to that Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the required reserve fund balance may be periodically released to the subordinate securityholders under the conditions and to the extent specified in the related prospectus supplement. Additional information concerning any Subordination Reserve Fund will be described in the related prospectus supplement, including the amount of any initial deposit to that Subordination Reserve Fund, the required reserve fund balance to be maintained in the Subordination Reserve Fund, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

OVERCOLLATERALIZATION

    Subordination may be provided by one or more classes of senior securities through overcollateralization, i.e., by having a greater amount of aggregate principal balance of the mortgage assets for a series than the aggregate principal balance of the securities of that series. That subordination may exist on the closing date or may be effected through the allocation of interest payments on the loans to reduce the principal balances of some classes of securities.

    In a series with overcollateralization, the allocation of losses to the securities is handled through the priority of payment process, first by interest that otherwise would pay down principal on the securities, and then those losses would be allocated to the senior securities only if the principal balance of the mortgage loans was reduced to less than the principal balance of the senior securities. The level of overcollateralization required under the provisions of the related pooling and servicing agreement or indenture will be subject to various tests based primarily on the loss and delinquency experience of the related mortgage assets, and will be raised and lowered accordingly.

CROSS-SUPPORT FEATURES

    If the mortgage assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust that includes a cross-support feature, only assets of the trust will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust. A trust will not provide a cross-support feature that benefits securities issued by any other trust, and a trust will not receive cross-support from any other trust.

INSURANCE

    Credit support for a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, for all loans comprising or underlying the mortgage assets for a series, or those loans that have specified characteristics. Those insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related prospectus supplement, include:

    o a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy,

    o a special hazard insurance policy covering risks not covered by standard hazard insurance policies,

    o a bankruptcy bond covering a number of losses resulting from the bankruptcy of a borrower and application of various provisions of the Bankruptcy Code,

    o a repurchase bond covering the repurchase of a loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related loan, or

    o other insurance covering other risks associated with the particular type of loan. See 'Description of Mortgage and Other Insurance.'

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the loans comprising the mortgage assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

LETTER OF CREDIT

    The letter of credit, if any, for a series of securities will be issued by the letter of credit bank specified in the related prospectus supplement. Under the letter of credit, the letter of credit bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under that letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. The letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under that letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust. See 'Description of the Securities -- Optional Termination' and 'The Agreements -- Termination.' A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

FINANCIAL GUARANTEE INSURANCE

    Financial guarantee insurance, if any, for a series of securities will be provided by one or more insurance companies. That financial guarantee insurance will guarantee, for one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions described in or determined in the manner specified in the related prospectus supplement. The financial guarantee insurance may also guarantee against any payment made to a securityholder which is subsequently recovered as a 'voidable preference' payment under the Bankruptcy Code. A copy of the financial guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

RESERVE FUNDS

    One or more reserve funds may be established for a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination of the foregoing, in the amounts, if any, so specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in those reserve funds a specified amount of the distributions received on the related mortgage assets as specified in the related prospectus supplement.

    Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those deposits, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the securities, if required as a condition to the rating of that series by each rating agency rating that series. Reserve funds may be established to provide limited protection, in an amount satisfactory to each rating agency which assigns a rating to the securities, against various types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan. Following each distribution date amounts in that reserve fund in excess of any required reserve fund balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the trustee.

    Moneys deposited in any reserve funds will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to the master servicer or a servicer as additional servicing compensation. See 'Servicing of Loans' and 'The
Agreements -- Investment of Funds.' In most cases, the reserve fund, if any, for a series will not be a part of the trust.

    Additional information concerning any reserve fund will be provided in the related prospectus supplement, including the initial balance of that reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

                  DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

    The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages under those insurances are general descriptions only and do not purport to be complete.

MORTGAGE INSURANCE ON THE LOANS

    In most cases, all mortgage loans that are conventional loans secured by single family property and which had initial LTV ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each of those mortgage loans in excess of 75% of the original appraised value of the related mortgaged property and remaining in force until the principal balance of that mortgage loan is reduced to 80% of that original appraised value.

    In some cases, a pool insurance policy will be obtained to cover any loss, subject to limitations described in this prospectus, occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. See 'Pool Insurance Policy' in this prospectus. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against losses sustained in the event of a personal bankruptcy of the borrower under a mortgage loan. See 'Legal Aspects of Loans' in this prospectus. Those losses will be covered to the extent described in the related prospectus supplement by the bankruptcy bond or other credit support, if any.

    To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed mortgage loan, and to the extent those losses are not covered by the pool insurance policy or other credit support for that series, those losses, if any, would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See 'Hazard Insurance on the Loans' in this prospectus. Other hazard risks will not be insured and the occurrence of those hazards could adversely affect payments to the securityholders.

    Primary Mortgage Insurance. While the terms and conditions of the primary mortgage insurance policies issued by one primary insurer will differ from those in primary mortgage insurance policies issued by other primary insurers, each primary mortgage insurance policy, in most cases, will pay either:

    o the insured percentage of the loss on the related mortgaged property;

    o the entire amount of that loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

    o at the option of the primary insurer under various primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, after that date, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred or an approved sale.

The amount of the loss as calculated under a primary mortgage insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of that mortgage loan and accrued and unpaid interest on that mortgage loan and reimbursement of various expenses, less:

    o rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property,

    o hazard insurance proceeds in excess of the amount required to restore that mortgaged property and which have not been applied to the payment of the mortgage loan,

    o amounts expended but not approved by the primary insurer,

    o claim payments previously made on that mortgage loan, and

    o unpaid premiums and other amounts.

As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the mortgagor. the insured will typically be required, among other things, to:

    o advance or discharge hazard insurance premiums and, as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

    o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

    o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

The pooling and servicing agreement or servicing agreement for a series, in most cases, will require that the master servicer or servicer maintain, or cause to be maintained, coverage under a primary mortgage insurance policy to the extent this coverage was in place on the cut-off date. In the event that the depositor gains knowledge that, as of the closing date, a mortgage loan had a LTV Ratio at origination in excess of 80% and was not the subject of a primary mortgage insurance policy, was not included in any exception to that standard disclosed in the related prospectus supplement, and that the mortgage loan has a then current LTV Ratio in excess of 80%, then the master servicer or the servicer is required to use its reasonable efforts to obtain and maintain a primary mortgage insurance policy to the extent that this kind of policy is obtainable at a reasonable price.

    Any primary mortgage insurance or primary credit insurance policies relating to loans secured by manufactured homes will be described in the related prospectus supplement.

    FHA Insurance and VA Guarantees. The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under
Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and
Section 234 programs.

    Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

    The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, and additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

    When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for tax, insurance and similar payments made by it and to deduct amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to loans underlying a series of securities will be described in the related prospectus supplement.

    The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased on a pro rata basis with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. In spite of the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage on its assignment to the VA.

    Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of specified amounts. The amount of that additional coverage will be specified in the related prospectus supplement. Any VA guaranty relating to loans underlying a series of securities will be described in the related prospectus supplement.

    Pool Insurance Policy. The master servicer may be required to maintain the pool insurance policy and to present or cause the servicers, if any, to present claims under that policy on behalf of the trustee and the securityholders. See 'Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures.' Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of those policies. The related prospectus supplement will describe any provisions of a pool insurance policy which are materially different from those described in this prospectus.

    The responsibilities of the master servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans in the related trust that have LTV ratios at the time of origination in excess of 80% and that a claim under that primary mortgage insurance policy has been submitted and settled. FHA insurance and VA guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which, in most cases, will be:

    o the amount of the unpaid principal balance of the defaulted mortgage loan immediately prior to the sale of the mortgaged property,

    o the amount of the accumulated unpaid interest on that mortgage loan to the date of claim settlement at the contractual rate of interest, and

    o advances made by the insured as described above less a number of specified payments.

    An approved sale is:

    o a sale of the mortgaged property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval,

    o a foreclosure or trustee's sale of the mortgaged property at a price exceeding the maximum amount specified by the pool insurer,

    o the acquisition of the mortgaged property under the primary mortgage insurance policy by the mortgage insurer, or

    o the acquisition of the mortgaged property by the pool insurer.

    As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the mortgaged property. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and that these expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

    The original amount of coverage under the pool insurance policy will be reduced over the life of the securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer on disposition of all foreclosed mortgaged properties covered by that policy. The amount of claims paid includes expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent mortgage loans to the date of payment of the claim. See 'Legal Aspects of Loans' in this prospectus. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the trust, and thus will affect adversely payments on the securities. In addition, the exhaustion of coverage under any pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance relating to a delinquent loan would not be recoverable from the proceeds of the liquidation of that loan or otherwise, it will not be obligated to make an advance for that delinquency since the Advance would not be ultimately recoverable by it. See ' -- Servicing of Loans -- Advances.'

    Mortgage Insurance for Manufactured Home Loans. A manufactured home loan may be an FHA loan or a VA loan. Any primary mortgage or similar insurance and any pool insurance policy relating to manufactured home loans will be described in the related prospectus supplement.

HAZARD INSURANCE ON THE LOANS

    Standard Hazard Insurance Policies for Mortgage Loans. The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. That coverage, in most cases, will be in an amount equal to the lesser of the principal balance of that mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement or servicing agreement will provide that the master servicer or servicer shall cause those hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to in the next paragraph and under 'Special Hazard Insurance Policy' and 'Other
Hazard -- Related Insurance Liability Insurance,' or on the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors.

    In most cases, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of those terms and conditions are dictated by respective state laws. Those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in other cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement or servicing agreement, in most cases, requires the master servicer or servicer to cause to be maintained for that mortgage loan serviced, flood insurance as described under 'Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures.'

    Standard Hazard Insurance Policies for Manufactured Home Loans. The terms of the pooling and servicing agreement or servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained for each manufactured home loan one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the mortgagor on the related manufactured home loan, whichever is less. That coverage may be provided by one or more blanket insurance policies covering losses on the manufactured home loans resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related manufactured home loan, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

    If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for that manufactured home or indemnify the trustee against any damage to that manufactured home prior to resale or other disposition.

    Special Hazard Insurance Policy. Although the terms of those policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan, title to which has been acquired by the insured, and to the extent that damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained for that property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay. The amount of this payment is the lesser of (a) the cost of repair or replacement of that property or (b) on transfer of the property to the special hazard insurer, the unpaid principal balance of that loan at the time of acquisition of that property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the master servicer or the servicer for that property. If the unpaid principal balance plus accrued interest and various expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under specific circumstances, nuclear reaction, flood if the mortgaged property is in a federally designated flood area, chemical contamination and other risks.

    Restoration of the property with the proceeds described under (a) in the preceding paragraph is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim that the pool insurance policy may be validly presented for the defaulted loan secured by that property. The payment described under (b) in the preceding paragraph will render unnecessary presentation of a claim relating to that loan under the pool insurance policy Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

BANKRUPTCY BOND

    In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan, and, if specified in the related prospectus supplement, any related Additional Collateral, at an amount less than the then outstanding principal balance of that loan. The amount of the secured debt could be reduced to that value, and the holder of that loan thus would become an unsecured creditor to the extent the outstanding principal balance of that loan exceeds the value so assigned to the property, and any related Additional Collateral, by the bankruptcy court. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See 'Legal Aspects of Loans' in this prospectus. If so provided in the related prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract for proceedings relating to borrowers under the Bankruptcy Code. The bankruptcy bond will cover some losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover some unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

    The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust secured by single unit primary residences. In most cases, that amount will be reduced by payments made under that bankruptcy bond relating to those loans.

REPURCHASE BOND

    The seller, the depositor or the master servicer may be obligated to repurchase any loan, up to an aggregate dollar amount specified in the related prospectus supplement, for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of that loan. That obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the seller, the depositor or the master servicer.

                                 THE AGREEMENTS

    The following summaries describe specific provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related agreements. Where particular provisions or terms used in the related agreements are referred to, those provisions or terms are as specified in the related agreements.

ASSIGNMENT OF MORTGAGE ASSETS

    General. The depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the mortgage assets and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the mortgage assets after the cut-off date specified in the related prospectus supplement, except for any Retained Interests. The trustee will, concurrently with that assignment, execute and deliver the securities.

    Assignment of Private Mortgage-Backed Securities. The depositor will cause private mortgage-backed securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its agent or correspondent, will have possession of any certificated private mortgage-backed securities. In most cases, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See 'The Trust Funds -- Private Mortgage-Backed Securities' in this prospectus. Each private mortgage-backed security will be identified in the mortgage certificate schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee. In the related agreement, the depositor will represent and warrant to the trustee regarding the private mortgage-backed securities:

    o that the information contained in the mortgage certificate schedule is true and correct in all material respects;

    o that, immediately prior to the conveyance of the private mortgage-backed securities, the depositor had good title thereto, and was the sole owner of those private mortgage-backed securities, subject to any Retained Interests;

    o that there has been no other sale by it of that private mortgage-backed securities; and

    o that there is no existing lien, charge, security interest or other encumbrance, other than any Retained Interest, on those private mortgage-backed securities.

    Assignment of Agency Securities. The depositor will transfer, convey and assign to the trustee, or its nominee or correspondent, all right, title and interest of the depositor in the Agency Securities and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the Agency Securities after the cut-off date specified in the related prospectus supplement, except for any Retained Interest. The depositor will cause the Agency Securities to be registered in the name of the trustee, or its nominee or correspondent, and the trustee will concurrently authenticate and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date and the annual pass-through rate or interest rate for each Agency Security conveyed to the trustee.

    Assignment of Mortgage Loans. In addition, except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian:

    o the mortgage note for each mortgage loan endorsed without recourse to the order of the trustee or in blank;

    o the original mortgage with evidence of recording indicated on that mortgage note, except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office; and

    o an assignment of the mortgage in recordable form and, if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents as described in the related agreement.

The trustee, or, in some cases, the custodian, will hold those documents in trust for the benefit of the securityholders.

    In most cases, the depositor will, at the time of delivery of the securities, cause assignments to the trustee of the mortgage loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, that recording is not required to protect the trustee's interest in the mortgage loan. As promptly as possible, the depositor will cause that assignments to be so recorded, in which event, the related agreement may require the depositor to repurchase from the trustee any mortgage loan required to be recorded but not recorded within that time, at the price described above for repurchase by reason of defective documentation. In most cases, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a mortgage loan to be recorded.

    For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

    For any mortgage loans which are Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian:

    o the related original cooperative note endorsed to the order of the trustee,

    o the original security agreement, the proprietary lease or occupancy agreement,

    o the recognition agreement,

    o an executed financing agreement, and

    o the relevant stock certificate and related blank stock powers.

The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

    Each mortgage loan will be identified in the mortgage loan schedule appearing as an exhibit to the related agreement. That mortgage loan schedule will specify, among other things, for each mortgage loan:

    o the original principal amount and unpaid principal balance as of the cut-off date;

    o the current interest rate;

    o the current scheduled payment of principal and interest; the maturity date of the related mortgage note;

    o if the mortgage loan is an ARM loan, the minimum mortgage rate, the maximum mortgage rate, if any, and the Periodic Rate Cap; and

    o whether the mortgage loan is an Additional Collateral Loan, a Balloon Loan, a Cooperative Loan, a GPM Loan, a GEM Loan, a Buy-Down Loan or a mortgage loan with other than fixed scheduled payments and level amortization.

    Assignment of Manufactured Home Loans. The depositor will cause any manufactured home loans included in the mortgage assets for a series of securities to be assigned to the trustee, together with principal and interest due on or for the manufactured home loans after the cut-off date specified in the related prospectus supplement. Each manufactured home loan will be identified in the loan schedule appearing as an exhibit to the related agreement. That loan schedule will specify, for each manufactured home loan, among other things:

    o the original principal balance and the outstanding principal balance as of the close of business on the cut-off date;

    o the interest rate;

    o the current scheduled payment of principal and interest; and

    o the maturity date of the manufactured home loan.

    In addition, for each manufactured home loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original manufactured home loan and copies of documents and instruments related to each manufactured home loan and the security interest in the manufactured home securing each manufactured home loan. To give notice of the right, title and interest of the securityholders to the manufactured home loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all manufactured home loans as collateral. In most cases, the manufactured home loans will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured home loans without notice of that assignment. the interest of the securityholders in the manufactured home loans could be defeated. See 'Legal Aspects of Loans -- Manufactured Home Loans.'

    The seller, or other party as described in the related prospectus supplement, will provide limited representations and warranties to the depositor and the trustee concerning the manufactured home loans. Those representations and warranties will include:

    o that the information contained in the loan schedule provides an accurate listing of the manufactured home loans and that the information about those manufactured home loans listed in that loan schedule is true and correct in all material respects at the date or dates when that information is furnished;

    o that, immediately prior to the conveyance of the manufactured home loans, the depositor had good title to, and was sole owner of, those manufactured home loans, subject to any Retained Interests;

    o that there has been no other sale by it of those manufactured home loans and that the manufactured home loan is not subject to any lien, charge, security interest or other encumbrance;

    o if the master servicer will not directly service the manufactured home loans, each subservicing agreement entered into with a servicer for manufactured home loans comprising the mortgage assets has been assigned and conveyed to the trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and

    o the depositor has obtained from each of the master servicer, the servicer, the originator of the manufactured home loans or other entity that is the seller of the related manufactured home loan representations and warranties relating to some information about the origination of and current status of the manufactured home loans, and has no knowledge of any fact which would cause it to believe that those representations and warranties are inaccurate in any material respect. See 'Loan Underwriting Procedures and Standards' in this prospectus.

    Assignment of Participation Securities. The depositor will cause any securities which evidence a participation interest in a loan, obtained under a participation agreement to be assigned to the trustee by delivering to the trustee the participation security, which will be reregistered in the name of the trustee. In most cases, the trustee will not be in possession of or be assignee of record for the loans represented by the participation security. Each participation security will be identified in a participation security schedule which will specify the original principal balance, outstanding principal balance as of the cut-off date, pass-through rate and maturity date for each participation security. In the related agreement, the depositor will represent and warrant to the trustee regarding the participation security:

    o that the information contained in the participation security schedule is true and correct in all material respects;

    o that, immediately prior to the conveyance of the participation securities, the depositor had good title to and was sole owner of the participation security;

    o that there has been no other sale by it of the participation security; and

    o that the participation security is not subject to any existing lien, charge, security interest or other encumbrance, other than any Retained Interests.

REPURCHASE AND SUBSTITUTION OF LOANS

    In most cases, if any document in the loan file delivered by the depositor to the trustee, or custodian on behalf of the trustee, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the related servicer or seller does not cure that defect within 60 days from the date the master servicer was notified of the defect by the trustee, or within another period specified in the related prospectus supplement, the related servicer or seller if, and to the extent it is obligated to do so under the related servicing agreement or mortgage loan sale agreement will, not later than 90 days or within another period specified in the related prospectus supplement, from the date the seller or the master servicer was notified of the defect by the depositor, the master servicer or the trustee, repurchase the related mortgage loan or any property acquired relating to that repurchase from the trustee. The price to repurchase the related mortgage loan or property is equal to the outstanding principal balance of that mortgage loan, or, in the case of a foreclosed mortgage loan, the outstanding principal balance of that mortgage loan immediately prior to foreclosure, plus accrued and unpaid interest to the date of the next scheduled payment on that mortgage loan at the related mortgage rate.

    In most cases, the master servicer may, rather than repurchase the loan as described above, remove the loan from the trust and substitute in its place one or more other loans provided, however, that:

    o for a trust for which no REMIC election is made, that substitution must be effected within 120 days of the date of initial issuance of the securities, and

    o for a trust for which a REMIC election or elections are made, the trustee must have received a satisfactory opinion of counsel that the substitution will not result in a prohibited transactions tax under the Internal Revenue Code or cause the trust to lose its status as a REMIC, or in the case of a trust consisting of two or more REMICs, that the substitution will not cause that REMIC to lose its status as a REMIC.

In most cases, any qualified substitute mortgage loan will have on the date of substitution:

    o an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted loan, the amount of any shortfall to be deposited to the Payment Account in the month of substitution for distribution to securityholders;

    o an interest rate not lower than and not more than 1% of the interest rate of the deleted loan;

    o have a LTV Ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

    o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan; and

    o comply with all of the representations and warranties specified in the related agreement as of the date of substitution. The related agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

In most cases, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a loan document.

    In most cases, the seller, or other party as described in the related prospectus supplement, will make representations and warranties about loans which comprise the mortgage assets for a series. See 'Loan Underwriting Procedures and Standards -- Representations and Warranties' in this prospectus. If the related seller, or other party, cannot cure a breach of those representations and warranties in all material respects within 60 days after notification by the master servicer, the depositor or the trustee of that breach, and if the breach is of a nature that materially and adversely affects interest of the securityholders in that loan, the seller is obligated to cure, substitute or repurchase the affected mortgage loan if those seller is required to do so under the applicable agreement.

REPORTS TO SECURITYHOLDERS

    The master servicer will prepare and will forward or will provide to the trustee for forwarding to each securityholder on each distribution date, or as soon after that distribution date as is practicable, a statement providing, to the extent applicable to any series as specified in the related agreement, among other things:

    o as applicable, either (A) the amount of the distribution allocable to principal on the mortgage assets, separately identifying the aggregate amount of any principal prepayments included in that distribution and the amount, if any, advanced by the master servicer or by a servicer or
      (B) the amount of the principal distribution in reduction of stated principal amount of each class and the aggregate unpaid principal amount of each class following that distribution;

    o as applicable, either (A) the amount of the distribution allocable to interest on the mortgage assets and the amount, if any, advanced by the master servicer or a servicer or (B) the amount of the interest distribution;

    o the amount of servicing compensation for the mortgage assets paid during the Due Period commencing on the due date to which that distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

    o for accrual securities, prior to the Accrual Termination Date in addition to the information specified in (B) of the first clause above of this paragraph, the amount of interest accrued on those securities during the related Interest Accrual Period and added to the principal balance of those securities;

    o in the case of floating rate securities, the floating rate applicable to the distribution being made;

    o if applicable, (I) the number and aggregate principal balances of loans
      (A) delinquent for 31 to 60 days, (B) delinquent for 61 days to 90 days and (C) delinquent 91 days or more, as of the close of business on the determination date to which that distribution relates or (II) the number and aggregate principal balances of loans in foreclosure or delinquent (with a notation indicating which loans, if any, are in foreclosure)
      (A) 30 to 59 days, (B) 60 to 89 days and (C) 90 or more days, as of the close of business on the last day of the calendar month preceding that distribution date assuming twelve, thirty day months;

    o if applicable, the book value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date to which that distribution relates;

    o if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable distribution date;

    o if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable distribution date;

    o if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable distribution date;

    o in the case of any other credit support described in the related prospectus supplement, the amount of coverage of that credit support as of the close of business on the applicable distribution date;

    o in the case of any series which includes a subordinate class, the Subordinated Amount, if any, determined as of the related determination date and if the distribution to the senior securityholders is less than their required distribution, the amount of the shortfall;

    o the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund including any Subordination Reserve Fund, if any, on that distribution date, after giving effect to distributions made on that date;

    o whether such loans are closed-end loans and/or revolving credit loans;

    o in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features; and

    o any other information as specified in the related agreement.

    In addition, within a reasonable period of time after the end of each calendar year the master servicer, in most cases, will furnish to each securityholder of record at any time during that calendar year a report summarizing the items provided to securityholders as specified in the related agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual reports provided to the securityholders will not have been examined and reported on by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants concerning the master servicer's servicing of the loans. See 'Servicing of Loans -- Evidence as to Compliance' in this prospectus.

INVESTMENT OF FUNDS

    The Payment Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer or by the servicer, if any, can be invested only in eligible investments acceptable to each rating agency rating that series, which may include, without limitation:

    o direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality of the United States, provided that those obligations are backed by the full faith and credit of the United States;

    o commercial paper, having original maturities of not more than nine months, of any corporation incorporated under the laws of the United States or any state of the United States or the District of Columbia which on the date of acquisition has been rated by each rating agency in its highest short-term rating, or the lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency;

    o certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any bank or trust company incorporated under the laws of the United States or of any state of the United States or the District of Columbia. The short-term commercial paper of that bank or trust company, or in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of that holding company, at the date of acquisition must have been rated by each rating agency in its highest short-term rating;

    o money market funds or mutual funds organized under the Investment Company Act of 1940 rated in the highest rating category by each rating agency;

    o repurchase obligation, the collateral of which is held by a third party or the trustee, for any security described in the first clause above of this paragraph provided that the long-term unsecured obligations of the party agreeing to repurchase those obligations are at the time rated by each rating agency in one of its two highest long-term rating categories; and

    o those other investments which do not adversely affect the rating on the securities of that series as confirmed in writing by each rating agency.

    Funds held in a reserve fund or Subordinated Reserve Fund may be invested in eligible reserve fund investments which may include eligible investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related prospectus supplement.

    Eligible investments or eligible reserve fund investments for a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Payment Account, any reserve fund or the Subordinated Reserve Fund for that series are required or may be anticipated to be required to be applied for the benefit of securityholders of that series.

    Unless provided in the related prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other reserve fund, Servicer Account, Collection Account or the Payment Account will be property of the trustee, the master servicer or a servicer and not available for distributions to securityholders. See 'Servicing of Loans' in this prospectus.

EVENT OF DEFAULT AND RIGHTS IN THE CASE OF EVENTS OF DEFAULT

    Pooling and Servicing Agreement and Servicing Agreement. Events of default under the pooling and servicing agreement or servicing agreement for each series of certificates or notes, respectively, in most cases, include:

     o any failure by the master servicer to remit to the trustee for distribution to the securityholders, or distribution to holders of the equity certificates for a series of notes, of that series any required payment which continues unremedied for five business days, or one business day for other required payments, after the giving of written notice of that failure, requiring the same to be remedied, to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuer for each series of notes, or to the master servicer, the depositor and the trustee for each series of certificates or to the master servicer, the issuer and the trustee for each series of notes by the related holders of securities of that series evidencing at least 25% of Voting Rights of the securities for the series;

     o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related pooling and servicing agreement or servicing agreement which continues unremedied for 30 days after the giving of written notice of that failure:

     o to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuer for each series of notes,

     o to the master servicer, the depositor and the trustee for each series of certificates, or

     o to the master servicer, the issuer and the trustee for each series of notes by the holders of securities of that series evidencing at least 25% of the Voting Rights of the securities; and

     o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

    In most cases, so long as an event of default remains unremedied under the pooling and servicing agreement or servicing agreement for a series, the trustee for that series or holders of the related securities evidencing at least 51% of the aggregate outstanding principal amount of the securities for that series, the first 51% who provide that notice, or the depositor may terminate all of the rights and obligations of the master servicer as servicer under the pooling and servicing, agreement or servicing agreement and in and to the mortgage loans, other than its right as a securityholder or as holder of the equity certificates for a series of notes under the pooling and servicing agreement or servicing agreement, as applicable, which rights the master servicer will retain under all circumstances. The trustee will then succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement or servicing agreement. The trustee will also be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related pooling and servicing agreement or servicing agreement. In most cases, in the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of a Fannie Mae or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 or other amount as specified in the related prospectus supplement to act as a successor to the master servicer under the related pooling and servicing agreement or servicing agreement. Pending that appointment, the trustee is obligated to act in that capacity.

    No securityholder of a series, solely by virtue of that holder's status as a securityholder, will have any right under the pooling and servicing agreement or servicing agreement for that series to institute any proceeding for the related pooling and servicing agreement or servicing agreement, unless:

     o that holder previously has given to the trustee for that series written notice of default,

     o the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have made written request to the trustee to institute that proceeding in its own name as trustee under that agreement, and

     o the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

    Indenture. In most cases, an event of default under the indenture will include:

     o a default for five days or more, or other period of time described in the related prospectus supplement, in the payment of any principal of or interest on any note or equity certificates of that series;

     o failure to perform any other covenant of the issuer in the indenture which continues for a period of 30 days after notice of that covenant is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the issuer in the indenture or in any certificate or other writing delivered for or in connection with that representation or warranty or affecting that series having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice of that breach is given in accordance with the procedures described in the related prospectus supplement;

     o events of bankruptcy, insolvency, receivership or liquidation of the issuer; or

     o any other event of default provided for notes of that series.

    If an event of default for the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. If the notes of that series are accrual securities, the trustee or the holders of that majority may declare that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, to be due and payable. That declaration may, under various circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

    If following an event of default for any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, despite that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been that declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

     o the holders of 100% of the then aggregate outstanding amount of the notes of that series consent to that sale,

     o the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of that sale, or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of that series.

    In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of that event of default.

    In the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of that discount that is unamortized.

    No noteholder or holder of an equity certificate of a series, solely by virtue of that holder's status as a noteholder or holder of an equity certificate, will have any right under an owner trust agreement or indenture for that series to institute any proceeding for that agreement unless that holder previously has given to the trustee for that series written notice of default and unless the holders of notes or equity certificates of any class evidencing at least 25% of the aggregate percentage interests constituting that class have made written request on the trustee to institute that proceeding in its own name as trustee under that series and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute for that proceeding.

    Under the terms of the indenture, if an event of default occurs and is continuing, senior securityholders may be entitled to exercise specified rights of the holders of the securities, without the consent of subordinate securityholders, and the subordinate securityholders may exercise those rights only with the prior consent of the senior securityholders.

THE OWNER TRUSTEE

    The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the owner trustee for each series of notes will be provided in the related prospectus supplement. The entity serving as owner trustee may have normal banking relationships with the depositor or the master servicer.

THE TRUSTEE

    The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the trustee for each series of securities will be provided in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of various local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of that appointment, all rights, powers, duties and obligations conferred or imposed on the trustee by the pooling and servicing agreement or indenture relating to that series will be conferred or imposed on the trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly on that separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. Those agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment. However, the trustee shall continue to be responsible for its duties and obligations under the related agreement.

DUTIES OF THE TRUSTEE

    The trustee makes no representations as to the validity or sufficiency of any related agreement, the securities or of any mortgage asset or related documents. If no event of default as described in the applicable agreement has occurred, the trustee is required to perform only those duties specifically required of it under that agreement. On receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of those documents furnished by it or the securityholders to the master servicer under the related agreement.

    The trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. See 'Event of Default and Rights in the Case of Events of Default' in this prospectus. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

    The trustee may resign, by written notice to the depositor, the master servicer and to all securityholders; provided, that the resignation shall not be effective until a successor trustee is appointed. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The resigning trustee shall not resign and be discharged until the time that the successor trustee is approved by each rating agency. The trustee may also be removed at any time:

     o by the depositor, if the trustee ceases to be eligible to continue as trustee under the related pooling and servicing agreement or indenture;

     o if the trustee becomes insolvent;

     o if a tax is imposed or threatened for the trust by any state in which the trustee or the trust held by the trustee under the related agreement is located; or

     o by the holders of securities evidencing at least 51% of the aggregate outstanding principal amount of the securities in the trust on notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

PAYMENT ACCOUNT

    The trustee will establish a Payment Account in its name as trustee for the securityholders, or if it is so specified in the related prospectus supplement, the Payment Account may be established by the master servicer in the name of the trustee. The Payment Account will, in most cases, be an Eligible Account, and the funds held in that account may be invested, pending disbursement to securityholders of the related series, under the terms of the related pooling and servicing agreement or the related servicing agreement and indenture, in eligible investments. The master servicer or the trustee will usually be entitled to receive, as additional compensation, any interest or other income earned on funds in the Payment Account. There will be deposited into the Payment Account monthly all funds received from the master servicer and required withdrawals from any reserve funds. In most cases, the trustee is permitted from time to time:

     o to make withdrawals from the Payment Account for each series to remove amounts deposited in that account in error,

     o to pay to itself or the master servicer any reinvestment income on funds held in the Payment Account to the extent it is entitled,

     o to remit to the master servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses,

     o to make deposits to any reserve fund,

     o to make regular distributions to the securityholders,

     o to clear and terminate the Payment Account, and

     o to make other withdrawals as required or permitted by the related agreements.

EXPENSE RESERVE FUND

    If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date in an Expense Reserve Fund cash or eligible investments which will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit in the Expense Reserve Fund of all or a portion of cash flow, to the extent described in the related prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more eligible investments.

AMENDMENT OF AGREEMENTS

    The pooling and servicing agreement for each series of certificates may be amended by the depositor, the master servicer, and the trustee for that series, without notice to or consent of the certificateholders:

     o to cure any ambiguity;

     o to correct or supplement any provision in that pooling and servicing agreement which may be defective or inconsistent with any other provision in that pooling and servicing agreement;

     o to make any other provisions regarding matters or questions arising under that pooling and servicing agreement which are not inconsistent with any other provisions of that pooling and servicing agreement; or

     o to comply with any requirements imposed by the Internal Revenue Code.

Any of these amendments, other than for the reason described in the last clause of this paragraph, must not adversely affect in any material respect the interests of any certificateholders of that series.

    In most cases, the pooling and servicing agreement for each series of certificates may also be amended by the trustee, the master servicer and the depositor for that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the certificates of each class of that series affected by that amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or modifying in any manner the rights of certificateholders of that series. That amendment may not:

     o reduce the amount or delay the timing of payments on any certificate without the consent of the holder of that certificate;

     o adversely affect the REMIC status, if a REMIC election or elections have been made, for the related trust of a series; or

     o reduce the aforesaid percentage of aggregate outstanding principal amount of certificates of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of certificates affected by that amendment.

    In spite of the foregoing, if a REMIC election or elections have been made for the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or any related REMIC or cause that trust or that REMIC to fail to qualify as a REMIC.

    In most cases, the servicing agreement or indenture for each series of notes may be amended by the parties to that agreement without the consent of any of the noteholders covered by that agreement:

     o to cure any ambiguity;

     o to correct, modify or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

     o to make any other provisions regarding matters or questions arising under the agreement which are not inconsistent with the provisions of that agreement, provided that this action will not adversely affect in any material respect the interests of any noteholder covered by the agreement.

    In most cases, the servicing agreement or indenture for each series of notes may also be amended by the parties to that agreement with the consent of the holders evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or modifying in any manner the rights of noteholders of that series. That the amendment may not:

     o reduce the amount of or delay the timing of, payments received on any note without the consent of the holder of that note;

     o adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding clause, without the consent of the holders of notes of that class evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that amendment; or

reduce the aforesaid percentage of aggregate outstanding principal amount of notes of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of notes affected by that amendment.

VOTING RIGHTS

    The related prospectus supplement will describe the method of determining allocation of voting rights for a series, if other than as described in this prospectus. If specified in the related prospectus supplement, a provider of credit enhancement may be entitled to specified voting rights of the securityholders.

REMIC ADMINISTRATOR

    For any multiple class series of certificates as to which a REMIC election is made, preparation of reports and other administrative duties relating to the trust may be performed by a REMIC Administrator, who may be an affiliate of the depositor.

TERMINATION

    The obligations created by the related agreements for a series will terminate on the distribution to securityholders of all amounts distributable to them under those agreements after:

     o the later of the final payment or other liquidation of the last mortgage loan remaining in the trust for that series or the disposition of all property acquired on foreclosure or deed in lieu of foreclosure of any mortgage loan, or

     o the repurchase by the master servicer, or another party as specified in the prospectus supplement, from the trustee for that series of all mortgage loans at that time subject to the related agreements and all property acquired in connection with any mortgage loan.

    The exercise of that right will effect early retirement of the securities of that series, but the right to so purchase is subject to the aggregate principal balances of the mortgage loans at the time of repurchase being, less than a fixed percentage, to be provided in the related prospectus supplement, of the cut-off date aggregate principal balance. In no event, however, will the trust created by the related agreements continue beyond the expiration of 21 years from the death of the last survivor of persons identified in those agreements. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the related agreements to each securityholder, and the final distribution will be made only on surrender and cancellation of the securities at an office or agency specified in the notice of termination. See 'Description of the Securities -- Optional Termination' in this prospectus.

                             LEGAL ASPECTS OF LOANS

    The following discussion contains summaries of various legal aspects of housing loans which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the law of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

    The mortgage loans, other than Cooperative Loans, comprising or underlying the mortgage assets for a series will be secured by either mortgages or deeds of trust, or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to a mortgage loan is located and may have first, second or third priority. Manufactured housing contracts evidence both the obligation of the obligor to repay the loan evidenced by those manufactured housing contracts and grant a security interest in the related manufactured homes to secure repayment of that loan. However, as manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under various circumstances become subject to real estate title and recording laws. See 'The Trust Funds -- The Manufactured Home Loans' in this prospectus. In some states, the filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest on the real property encumbered by the mortgage, deed of trust or deed to secure debt. However, in other states, the mortgage or deed of trust conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust, respectively. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority for those instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and, in most cases, on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, as described in the next sentence, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In a number of states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes:

     o a separate undertaking to make payments on the mortgage note, and

     o an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and a third-party grantee called the trustee.

    Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, often with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, often with a power of sale, until the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or the deed to secure debt, and, in a number of deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

    If specified in the prospectus supplement relating to a series of securities, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related to that agreement, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. That lien or security interest is not, in most cases, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. That lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

    Cooperative buildings relating to the Cooperative Loans are usually located in the State of New York. In most cases, each Cooperative owns in fee or has a leasehold interest in the land on which and the building in which the separate dwelling units in that Cooperative are located. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage(s) on the Cooperative's building or underlying land, as is usually the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling those mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interests of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord and the occupant's lender are in most cases subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

     o arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

     o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

    In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

    Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents that tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. In most cases, the lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under 'Realizing on Cooperative Loan Security', on default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See ' -- Realizing on Cooperative Loan Security' in this section of the prospectus.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

    In general, a 'tenant-stockholder', as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of specific interest expenses and specific real estate taxes allowable as a deduction under
Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under that section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Internal Revenue Code for those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGE LOANS

    Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt, in most cases, is accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale, the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to that sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In most cases, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the secured property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action historically was equitable in nature, and is addressed to a court of equity, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

    Foreclosure of a mortgage, in most cases, is accomplished by judicial action. The action is usually initiated by the service of legal pleadings on all parties having an interest of record in the real property.

Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years if defenses or counterclaims are interposed and is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time or even precluding the mortgagee from ever foreclosing the mortgage.

    In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is in most cases a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for an amount equal to the unpaid principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. In some states, there is a statutory minimum purchase price which the lender may offer for the property and, in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that purchase, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

    If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default under those senior mortgages, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgages. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a 'due-on-sale' clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. For those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and various governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale.

    If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the secured property subject to the senior lien. If proceeds from a foreclosure or similar sale of the secured property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

    In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for a borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

    The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their 'equity of redemption.' The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

REALIZING ON COOPERATIVE LOAN SECURITY

    The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. Subject to the terms of any recognition agreement, the proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by that tenant-stockholder. In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate that lease or agreement in the event the borrower defaults in the performance of covenants under that lease or agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement, in most cases, provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized on the sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on that Cooperative Loan.

    Recognition agreements, in most cases, also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing on its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. That approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize on the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

    Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder, that is, the borrower or the Cooperative, to obtain title insurance of any type, although title insurance is available to both the borrower and the lender. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the cooperative dwelling unit in the event of foreclosure.

    A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. However, if a portion of the indebtedness remains unpaid, the tenant-stockholder is usually responsible for the deficiency. See
' -- Anti-Deficiency Legislation and Other Limitations on Lenders' in this section of the prospectus.

RIGHTS OF REDEMPTION

    In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and some foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale.

    In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Various states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized on the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which that deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is usually to prevent a beneficiary, grantee, or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

    For mortgage loans secured by collateral in addition to the related mortgaged properties, realization on the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in a number of circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens on additional collateral consisting of various types of personal property, including, for example, bank accounts and, to some extent, insurance policies and annuities. Realization on that additional collateral will be governed by state laws applicable to that additional collateral rather than by the UCC, and the availability of deficiency awards under those state laws may be limited. Whether realization on any Additional Collateral is governed by the UCC or by other state laws, the ability of secured parties to realize on the additional collateral may be limited by statutory prohibitions that limit remedies for the related mortgage loans. Those prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both of those mortgaged properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize on the related additional collateral, including any third-party guarantees. Other state statutes require secured parties to foreclose on mortgaged properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure on the related mortgaged properties and where secured parties either are required or elect to proceed against those mortgaged properties before proceeding against the related additional collateral, limitations on the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties on the disposition of that additional collateral. Further, in some states where secured parties may choose whether to proceed against the related mortgaged properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies for the other. Consequently, the practical effect of the election requirement, in those states permitting that election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

    For Cooperative Loans. In most cases, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under
Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

    Federal Bankruptcy and Other Laws Affecting Creditor's Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed on the filing of a bankruptcy petition. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default of a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured only by property that is the principal residence of the debtor. In all cases, the secured creditor generally is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt. Therefore, for any Additional Collateral Loan secured by property of the debtor in addition to the debtor's principal residence, courts with federal bankruptcy jurisdiction may reduce the amount of each monthly payment, change the rate of interest, alter the repayment schedule, forgive all or a portion of the debt, reduce the lender's security interest to the value of the collateral and otherwise subject that mortgage loan to the cramdown provisions of Chapter 13.

    In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

    The Bankruptcy Code provides priority to tax liens over the lender's security. This may delay or interfere with the enforcement of rights relating to a defaulted loan. In addition, substantive requirements are imposed on lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities on lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originator's failure to comply with the federal Truth-in-Lending Act could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans. For mortgage loans secured by collateral in addition to the related mortgaged properties, those tax liens may in some circumstances provide priority over the lien on that additional collateral.

    Some of the mortgage loans known as high cost loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, or Homeownership Act, if those mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any high cost loan could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of that high cost loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibits by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. An originator's failure to comply with these laws could subject the trust fund and other assignees of the mortgage loans to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or the subsequent holders of the mortgage loans. See 'Loan Underwriting Procedures and Standards -- Representations and Warranties.'

LEASEHOLD CONSIDERATIONS

    Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. IN THE CASE OF EACH MORTGAGE LOAN SECURED BY A LIEN ON THE RELATED MORTGAGOR'S LEASEHOLD INTEREST UNDER A GROUND LEASE, THAT GROUND LEASE CONTAINS PROVISIONS PROTECTIVE OF THE LEASEHOLD MORTGAGEE. THESE PROVISIONS INCLUDE A PROVISION THAT REQUIRES THE GROUND LESSOR TO GIVE THE LEASEHOLD MORTGAGEE NOTICES OF LESSEE DEFAULTS AND AN OPPORTUNITY TO CURE THEM, A PROVISION THAT PERMITS THE LEASEHOLD ESTATE TO BE ASSIGNED TO THE LEASEHOLD MORTGAGEE OR THE PURCHASER AT A FORECLOSURE SALE AND AFTER THAT ASSIGNMENT TO BE ASSIGNED BY THE LEASEHOLD MORTGAGEE OR THAT PURCHASER AT A FORECLOSURE SALE TO ANY FINANCIALLY RESPONSIBLE THIRD PARTY THAT EXECUTES AN AGREEMENT OBLIGATING ITSELF TO COMPLY WITH THE TERMS AND CONDITIONS OF THE GROUND LEASE AND A PROVISION THAT GIVES THE LEASEHOLD MORTGAGEE THE RIGHT TO ENTER INTO A NEW GROUND LEASE WITH THE GROUND LESSOR ON THE SAME TERMS AND CONDITIONS AS THE OLD GROUND LEASE ON ANY TERMINATION OF THE OLD GROUND LEASE.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, a mortgagor who enters military service after the origination of that mortgagor's mortgage loan, including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that mortgagor's active duty status, unless a court orders otherwise on application of the lender. The Relief Act applies to mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.

Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement that may have been provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period after that period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection with those certificates. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

    Some of the mortgage loans may be secured by junior mortgages, deeds of trust or deeds to secure debt, which are junior to senior mortgages, deeds of trust or deeds to secure debt which are not part of the trust. The rights of the securityholders, as the holders of a junior mortgage, are subordinate in lien priority and in payment priority to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold on default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure that default and bring the senior loan current, and as a result, reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of that notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide. See ' -- Foreclosure on Mortgage Loans'.

    The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

    The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

    Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of that property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. In the case of a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

    When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

    In most cases, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limited exceptions. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    The Garn-St Germain Act also provides nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, in spite of the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

    The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations for contacts partially insured by the FHA under Title I, in some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

EQUITABLE LIMITATIONS ON REMEDIES

    In connection with lenders' attempts to realize on their security, courts have invoked general equitable principles. In most cases, the equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize on his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in effect for mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to impose interest rate limits by adopting, before April 1, 1983, a law, or constitutional provision, which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

    Usury limits apply to junior mortgage loans in many states.

ADJUSTABLE INTEREST RATE LOANS

    Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

     o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for origination of alternative mortgage instruments by national banks,

     o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration, or NCUA, for origination of alternative mortgage instruments by federal credit unions, and

     o all other non-federally chartered housing creditors, including state-chartered savings banks and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

    Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken this action.

ENVIRONMENTAL LEGISLATION

    Under Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, and under state law in some states, a lender or secured creditor may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether it has contaminated the property. CERCLA imposes strict, as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

    The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

    In addition to CERCLA, other federal and state laws in some circumstances may also impose liability on a secured party for a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, asbestos, radon, and lead-based paint. In all such circumstances, such cleanup costs may be substantial. It is possible that those cleanup costs could become a liability of a Trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Some federal statutes and some states by statute impose an Environmental

Lien. All subsequent liens on that property, in most cases, are subordinated to the Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the Environmental Lien could be adversely affected.

    Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make those evaluations prior to the origination of the secured loans. Neither the depositor nor any replacement servicer will be required by any agreement to undertake those evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on that property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property,' including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that:

     o its mortgage was executed and recorded before the commission of the crime on which the forfeiture is based, or

     o the lender was, at the time of the execution of the mortgage, 'reasonably without cause to believe' that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

    A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, remanded to the United States District Court for the District of New Hampshire for further proceedings to determine whether a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus where Thacher Proffitt & Wood, Sidley Austin Brown & Wood LLP, McKee Nelson LLP or Orrick, Herrington & Sutcliffe LLP is identified in the applicable prospectus supplement as counsel to the depositor. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to under 'REMICs -- Classifications of REMICs' and 'REMICs -- Tiered REMICs,' are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

     o is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

     o is directly relevant to the determination of an entry on a tax return.

    Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See 'State and Other Tax Consequences.' Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

    The following discussion addresses securities of two general types:

     o REMIC certificates representing interests in a trust that the Trustee will elect to have treated as one or more 'real estate mortgage investment conduits,' or REMICs, under Sections 860A through 860G of the Internal Revenue Code, or the REMIC Provisions, and

     o notes representing indebtedness of the issuer for federal income tax purposes.

    The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICS

    In most cases, as to each series of certificates, the trustee will covenant to elect to treat the trust, or a portion of that trust, as one or more REMICs. The prospectus supplement for each series of certificates will identify all certificates representing 'regular interests' and the 'residual interest' in that REMIC. If a REMIC election or elections will not be made for a trust or some assets of a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement if those certificates are offered by that prospectus supplement.

    The following discussion is based in part on the rules governing original issue discount that are presented in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections, or the OID Regulations, and in part on the REMIC Provisions and the Treasury regulations issued under the REMIC Provisions, which together are referred to as the REMIC Regulations. The OID Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

CLASSIFICATION OF REMICS

    At the time of the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of that trust, will qualify as a REMIC and the REMIC certificates offered under that REMIC will be considered to evidence ownership of regular interests or residual interests in that REMIC within the meaning of the REMIC Provisions.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under ' -- Characterization of Investments in REMIC Certificates.' Although the Internal Revenue Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision. That relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

    In most cases, the REMIC certificates will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying those certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations. In addition, the REMIC regular certificates will be 'qualified mortgages' within the meaning of
Section 860G(a)(3) of the Internal Revenue Code if transferred to a REMIC on that REMIC's startup day in exchange for regular or residual interests in that REMIC.

    The assets of the REMIC will include, in addition to loans, payments on loans, including temporary investments of those proceeds, held pending distribution on the REMIC certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of the foregoing sections. In addition, in some instances loans, including Additional Collateral Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the loans, including Additional Collateral Loans, that may not be so treated. The REMIC regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.

TIERED REMIC STRUCTURES

    For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. At the time of the issuance of that series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

    Solely for purposes of determining whether the REMIC certificates will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and 'loans secured by an interest in real property' under
Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on those certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

  General

    Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMlC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income for REMIC regular certificates under an accrual method.

  Original Issue Discount

    Some REMIC regular certificates may be issued with 'original issue discount' within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount, in most cases, will be required to include original issue discount in income as it accrues, in accordance with the 'constant yield' method described in this section, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

    The Internal Revenue Code requires that a reasonable prepayment assumption be used for loans held by, or loans underlying mortgage assets held by, a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of that REMIC regular certificate. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, any master servicer nor the trustee will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

    The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than 'qualified stated interest.' 'Qualified stated interest' is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate, at a 'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rates' or one 'qualified inverse floating rate,' or a combination of 'qualified floating rates' that does not operate in a manner that accelerates or defers interest payments on that REMIC regular certificate.

    In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that amount will vary according to the characteristics of that REMIC regular certificates. If the original issue discount rules apply to those certificates, the related prospectus supplement will describe the manner in which those rules will be applied to those certificates in preparing information returns to the certificateholders and the IRS.

    Some classes of the regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the 'accrual period,' as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this 'long first accrual period,' some or all interest payments may be required to be included in the stated redemption price of the regular certificate and accounted for as original issue discount. Because interest on regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the regular certificates.

    In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of that REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that the portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of that REMIC regular certificate. However, the OID Regulations state that all or some portion of that accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.

    In spite of the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of that REMIC regular certificate, by multiplying:

     o the number of complete years, rounding down for partial years, from the issue date until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of that REMIC regular certificate.

Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called 'teaser' interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of that de minimis original issue discount and a fraction, the numerator of which is the amount of that principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See 'Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount' for a description of that election under the OID Regulations.

    If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of that certificate must include in ordinary gross income the sum of the 'daily portions' of original issue discount for each day during its taxable year on which it held that REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

    In most cases, as to each 'accrual period,' each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, the period that begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of

     o the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on that REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

     o the adjusted issue price of that REMIC regular certificate at the beginning of the accrual period.

    The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o assuming that distributions on the REMIC regular certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made with for each mortgage asset in accordance with the prepayment assumption, if any, described in the participation agreement or other organizational document under which that mortgage asset was issued, and

     o using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made for each mortgage asset in accordance with the participation agreement or other organizational document under which that mortgage asset was issued. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of that certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

    The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

    A subsequent purchaser of a REMIC regular certificate that purchases that certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, that daily portion will be reduced, if that cost is in excess of the REMIC regular certificate's 'adjusted issue price,' in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on that REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals:

     o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes that day, plus

     o the daily portions of original issue discount for all days during that accrual period prior to that day, minus

     o any payments of amounts included in the stated redemption price made during that accrual period prior to that day for that certificate.

  Market Discount

    A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, that certificateholder in most cases will be required to allocate the portion of that distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, that election will apply to all market discount bonds acquired by that certificateholder on or after the first day of the first taxable year to which that election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were made for a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or after that year. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See 'Taxation of Owners of REMIC Regular Certificates -- Premium.' Each of these elections to accrue interest, discount and premium for a REMIC regular certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

    However, market discount for a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if that market discount is less than 0.25% of the remaining stated redemption price of that REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the market discount would be treated in a manner similar to original issue discount of a de minimis amount. See 'Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' That treatment may result in market discount being included in income at a slower rate than market discount would be required to be included in income using the method described in the preceding paragraph.

    Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department various rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates accrues, at the certificateholder's option:

     o on the basis of a constant yield method,

     o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

     o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect that regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

    To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that market discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

    Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. That deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which that market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium

    A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of that REMIC regular certificate may elect under
Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, that election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating that certificateholder as having made the election to amortize premium. See 'Taxation of Owners of REMIC Regular Certificates -- Market Discount.' The Committee Report states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. Those rules presumably will require use of a prepayment assumption in accruing market discount or premium for REMIC regular certificates without regard to whether those certificates have original issue discount. The use of an assumption that there will be no prepayments might be required.

  Realized Losses

    Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until that holder's certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

    Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear regarding the timing and character of that loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

  General

    Although a REMIC is a separate entity for federal income tax purposes, a REMIC, in most cases, is not subject to entity-level taxation, except with regard to prohibited transactions and other transactions. See ' -- Prohibited Transactions and Other Possible REMIC Taxes.' Rather, the taxable income or net loss of a REMIC is, in most cases, taken into account by the holder of the REMIC residual certificates. Accordingly, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

    A holder of a REMIC residual certificate, in most cases, will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned that REMIC residual certificate. In most cases, for this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a '30 days per month/90 days per quarter/360 days per year' method. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income of or allowed as a loss to any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described under 'Taxable Income of the REMIC' and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be 'portfolio income' for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of 'passive activity losses.'

    A holder of a REMIC residual certificate that purchased that certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds that certificate. Those daily amounts, in most cases, will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations or otherwise, to reduce, or increase the income of a REMIC residual certificateholder that purchased that certificate from a prior holder of that certificate at a price greater than, or less than, the adjusted basis, as defined under 'Basis Rules, Net Losses and Distributions,' that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC Regulations, however, do not provide for those modifications.

    Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of that holder for federal income tax purposes. Although it appears likely that this payment would be includible in income immediately on its receipt, the IRS might assert that this payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of those payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of those payments for income tax purposes.

    The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the

REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to 'excess inclusions' and 'noneconomic' residual interests discussed under ' -- Excess Inclusions' and ' -- Non-economic REMIC Residual Certificates.' The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by those REMIC residual certificateholders for the corresponding period may significantly adversely affect those REMIC residual certificateholders' after-tax rate of return. That disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC residual certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.

  Taxable Income of the REMIC

    The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by amortization of any premium on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, amortization of any premium on the loans, bad debt losses for the loans and, except as described below, servicing, administrative and other expenses.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount.' Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of those certificates in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

    Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently as it accrues, on a constant yield basis. See ' -- Taxation of Owners of REMIC Regular Certificates' in this section of the prospectus, which describes a method for accruing that discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

    A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in that loan, determined as described above, is less than, or greater than, its stated redemption price. That discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which that election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption. Further, that election would not apply to any loan originated on or before September 27, 1985. Instead, premium on that loan should be allocated among the principal payments on that loan and be deductible by the REMIC as those payments become due or on the prepayment of that loan.

    A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, which includes any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the 'regular interests' were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue

Discount,' except that the de minimis rule and the adjustments for subsequent holders of REMIC regular interests described in that Section will not apply.

    If a class of regular interests is issued at a premium, the net amount of interest deductions that are allowed the REMIC in each taxable year relating to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.'

    As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ' -- Prohibited Transactions and Other Possible REMIC Taxes' below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See ' -- Possible Pass-Through of Miscellaneous Itemized Deductions.' If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, that excess will be the net loss for the REMIC for that calendar quarter.

  Basis Rules, Net Losses and Distributions

    The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to that REMIC residual certificateholder.

    A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent that net loss exceeds that REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders should consult their tax advisors.

    Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in that certificate. To the extent a distribution on a REMIC residual certificate exceeds that adjusted basis, it will be treated as gain from the sale of that certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in those REMIC residual certificates will not be sufficiently large that those distributions will be treated as nontaxable returns of capital. Their basis in those REMIC residual certificates will initially equal the amount paid for those REMIC residual certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, those basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which that REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent that REMIC residual certificateholders' initial basis are less than the distributions to that REMIC residual certificateholders, and increases in those initial bases either occur after those distributions or, together with their initial bases, are less than the amount of those distributions, gain will be recognized to those REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

    The effect of these rules is that a REMIC residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or on the sale of its REMIC residual certificate. See ' -- Sales of REMIC Certificates,' in this section of the prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of that REMIC residual certificate to that REMIC residual certificateholder and the adjusted basis that REMIC residual certificate would have had in the hands of an original holder, see ' -- Taxation of Owners of REMIC Residual Certificates -- General.'

  Excess Inclusions

    Any 'excess inclusions' for a REMIC residual certificate will be subject to federal income tax in all events.

    In general, the 'excess inclusions' for a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o the daily portions of REMIC taxable income allocable to that REMIC residual certificate, over

     o the sum of the 'daily accruals', as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the 'long-term Federal rate' in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made for that REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The 'long-term Federal rate' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

    For REMIC residual certificateholders, an excess inclusion:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o will be treated as 'unrelated business taxable income' to an otherwise tax-exempt organization, and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, ' -- Foreign Investors in REMIC Certificates,' in this section of the prospectus.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that:

     o the alternative minimum taxable income of the taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions,

     o the alternative minimum taxable of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and

     o the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

    Under Treasury regulations yet to be issued, in the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions for those certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of
Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of that trust in proportion to the dividends received by those shareholders from that trust. Any amount so allocated will be treated as an excess inclusion for a REMIC residual certificate as if held directly by that shareholder. A similar rule will apply for regulated investment companies, common trust funds and various cooperatives.

  Noneconomic REMIC Residual Certificates

    Under the REMIC Regulations, transfers of 'noneconomic' REMIC residual certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.' If that transfer is disregarded, the purported transferor will continue to remain liable for any taxes due for the income on that 'noneconomic' REMIC residual certificate. The REMIC Regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents:

     o the present value of the expected future distributions, discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions for the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to various restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of that transfer being disregarded. Those restrictions will require each party to a transfer to provide an affidavit that no purpose of that transfer is to impede the assessment or collection of tax, including various representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine that transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest. In the Revenue Procedure 2001-12, pending finalization of the new regulations, the IRS has expanded the 'safe harbor' for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the 'safe harbor' provisions. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The change is proposed to be effective for transfers of residual interests occurring after February 4, 2000. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of that REMIC residual certificate by that purchaser to another purchaser at some future date might be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by that purchaser or the disallowance of a loss on the sale.

    The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered 'noneconomic' residual interests under the REMIC regulations. However, any disclosure that a REMIC residual certificate will not be considered 'noneconomic' will be based on various assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered 'noneconomic' for purposes of the above-described rules. See
' -- Foreign Investors In REMIC Certificates -- REMIC Residual Certificates' below for additional restrictions applicable to transfers of various REMIC residual certificates to foreign persons.

  Mark-to-market Rules

    On December 24, 1996, the IRS released Mark-to-Market Regulations relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark- to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC residual certificate acquired after January 4, 1995 will not be treated as a security and therefore in most cases may not be marked to market.

  Possible Pass-through of Miscellaneous Itemized Deductions

    Fees and expenses of a REMIC in most cases will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. In most cases, those fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

    For REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder of that certificate is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts:

    o an amount equal to that individual's, estate's or trust's share of those fees and expenses will be added to the gross income of that holder, and

    o that individual's, estate's or trust's share of those fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

    In addition, Section 68 of the Internal Revenue Code, which is scheduled to be phased out from 2006 through 2009, provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

    The amount of additional taxable income reportable by holders of those certificates that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in that holder's gross income. Accordingly, those REMIC certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Those prospective investors should carefully consult with their own tax advisors prior to making an investment in those certificates.

  Sales of REMIC Certificates

    If a REMIC regular certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC regular certificate. The adjusted basis of a REMIC regular certificate, in most cases, will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by that certificateholder for that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on that REMIC regular certificate received by that certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Rules, Net Losses and Distributions.' Except as provided in the following five paragraphs, the gain or loss described will be capital gain or loss provided that REMIC regular certificate is held as a capital asset, which in most cases is property held for investment, within the meaning of Section 1221 of the Internal Revenue Code.

    Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income for that REMIC regular certificate assuming that income had accrued on that REMIC regular certificate at a rate equal to 110% of the 'applicable Federal rate', in most cases, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to that certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of that certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased that certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period that REMIC certificate was held by that holder, reduced by any market discount included in income under the rules described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount' and ' -- Premium.'

    REMIC regular certificates will be 'evidences of indebtedness' within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC regular certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

    A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction, in most cases, is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income, in most cases, will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable Federal rate', which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires a REMIC residual certificate, or acquires any other residual interest in a REMIC or any similar interest in a 'taxable mortgage pool', as defined in Section 7701(i) of the Internal Revenue Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the 'wash sale' rules of Section 1091, generally, of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to that REMIC residual certificateholder's adjusted basis in the newly acquired asset.

  Prohibited Transactions and Other Possible REMIC Taxes

    The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property.

Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

    REMICs also are subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property,' in most cases, means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. In most cases, it is not anticipated that any REMIC will recognize 'net income from foreclosure property' subject to federal income tax.

    In most cases, to the extent permitted by then applicable laws, any prohibited transactions tax, Contributions Tax, tax on 'net income from foreclosure property' or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee, in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that any of those taxes arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. That tax not borne by the master servicer or the trustee will be charged against the related trust, resulting in a reduction in amounts payable to holders of the related REMIC certificates.

    Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations.

    If a REMIC residual certificate is transferred to a 'disqualified organization' as defined below, a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

     o the present value, which is discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions for that REMIC residual certificate for periods after the transfer and

     o the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of that transfer, the prepayment assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. That tax would be, in most cases, imposed on the transferor of the REMIC residual certificate, except that where that transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for that tax for a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that the affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o residual interests in that entity are not held by disqualified organizations and

     o information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the related pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

    In addition, if a 'pass-through entity,' as defined below, includes in income excess inclusions for a REMIC residual certificate and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by that disqualified organization and

     o the highest marginal federal income tax rate imposed on corporations.

A pass-through entity, generally, will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity:

     o that holder's social security number and a statement under penalty of perjury that the social security number is that of the record holder or

     o a statement under penalty of perjury that the record holder is not a disqualified organization.

In the case of a REMIC residual certificate held by an 'electing large partnership,' all interests in that partnership are treated as held by disqualified organizations, regardless of the actual partners, and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership, in lieu of a deduction in the amount of that tax, in most cases, allowed to pass-through entities.

    For these purposes, a 'disqualified organization' means:

     o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation,

     o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

     o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

For these purposes, a 'pass-through entity' means any regulated investment company, real estate investment trust, trust partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

  Termination and Liquidation

    A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment relating to the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on that REMIC residual certificate is less than the REMIC Residual certificateholder's adjusted basis in that certificate, that REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of that difference, and that loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Internal Revenue Code, which may be accomplished by designating in the REMIC's final tax return a date on which that adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning, on that date, the REMIC will not be subjected to any 'prohibited transactions taxes' solely on account of that qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of regular and residual certificates within the 90-day period.

  Reporting and Other Administrative Matters

    Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. In most cases, the trustee will file REMIC federal income tax returns on behalf of the REMIC, will hold at least a nominal amount of REMIC residual certificates, and will be designated as and will act as the 'tax matters person' for the REMIC in all respects.

    The trustee, as the tax matters person or as agent for the tax matters person, subject to various notice requirements and various restrictions and limitations, in most cases will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will, in most cases, be required to report that REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning that REMIC item. Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a REMIC residual certificateholder's return. No REMIC will be registered as a tax shelter under
Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other information.

    Reporting of interest income, including any original issue discount, for REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports in most cases are required to be sent to various trusts and individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(1) of the Internal Revenue Code, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information provided in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting, for the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, in most cases on a quarterly basis.

    As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, those regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount.'

    The responsibility for complying with the foregoing reporting rules will be borne by the trustee.

  Backup Withholding as to REMIC Certificates

    Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the 'backup withholding tax' under
Section 3406 of the Internal Revenue Code if recipients of those payments fail to furnish to the payor various information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  Foreign Investors in REMIC Regular Certificates

    A REMIC Regular certificateholder that is not a United States person, as defined below, and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, in most cases, be subject to United States federal income or withholding tax relating to a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with various identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. For these purposes, United States person means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a partnership or corporation for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply for a REMIC regular certificate held by a REMIC Residual certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

    Special rules apply to partnerships, estates and trusts, and in certain cases, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

    In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on that United States shareholder's allocable portion of the interest income received by that controlled foreign corporation.

    Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. In most cases, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NEW WITHHOLDING REGULATIONS

    The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

NOTES

    On or prior to the date of the related prospectus supplement for the proposed issuance of each series of notes, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and related documents and on issuance of the notes, for federal income tax purposes:

     o the notes will be treated as indebtedness and

     o the issuer, as created under the terms and conditions of the owner trust agreement, will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool.

  Status as Real Property Loans

    Notes held by a domestic building and loan association will not constitute 'loans . . . secured by an interest in real property' within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and (ii) notes held by a real estate investment trust will not constitute 'real estate assets' within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered 'interest on obligations secured by mortgages on real property' within the meaning of Internal Revenue Code section 856(c)(3)(B).

  Taxation of Noteholders

    Notes in most cases will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC, as described above, except that:

     o income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and

     o the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes. See ' -- REMICs -- Taxation of Owners of REMIC Regular Certificates' and ' -- Sales of REMIC Certificates.'

                        STATE AND OTHER TAX CONSEQUENCES

    In addition to the federal income tax consequences described in 'Material Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors as to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA, or ERISA plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA plans.
Section 4975 of the Internal Revenue Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts, or IRAs, described in Section 408 of the Internal Revenue Code (these qualified plans and IRAs, together with ERISA plans, are referred to in this section as Plans).

    Some employee benefit plans, such as governmental plans as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Internal Revenue Code.

    In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available.

    ERISA Plan Asset Regulations. Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan. The DOL has promulgated ERISA Plan Asset Regulations defining the term 'plan assets' for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Under the ERISA Plan Asset Regulations, in most cases, when a Plan acquires an 'equity interest' in another entity, such as the trust, the underlying assets of that entity may be considered to be ERISA plan assets unless exceptions apply. In addition to several exceptions not applicable to an entity like the trust, a Plan's assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if benefit plan investors, that is, Plans and employee benefit plans not subject to ERISA, do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity. Neither Plans nor persons investing ERISA plan assets should acquire or hold securities in reliance on the availability of any exception under the ERISA Plan Asset Regulations.

The ERISA Plan Asset Regulations provide that the term 'equity interest' means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no 'substantial equity features.' Under the ERISA Plan Asset Regulations, ERISA plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a certificate or a note with 'substantial equity features,' and depending on a number of facts relating to the investment, ERISA plan assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as the trust. Without regard to whether the notes are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the applicable trustee or any of their respective affiliates is or becomes a Party in Interest for that Plan.

    Any person who has discretionary authority or control respecting the management or disposition of ERISA plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust constitute ERISA plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or some affiliates of those entities may be deemed to be a Plan 'fiduciary' and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code for the investing Plan. In addition, if the mortgage assets and other assets included in a trust constitute ERISA plan assets, the purchase of certificates by a Plan, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

    The ERISA Plan Asset Regulations provide that where a Plan acquires a 'guaranteed governmental mortgage pool certificate,' the Plan's assets include that certificate but do not solely by reason of the Plan's holdings of that certificate include any of the mortgages underlying that certificate. The ERISA Plan Asset Regulations include in the definition of a 'guaranteed governmental mortgage pool certificate' Freddie Mac certificates, GNMA certificates and Fannie Mae certificates. Accordingly, even if those Agency Securities included in a trust were deemed to be assets of Plan investors, the mortgages underlying those Agency Securities would not be treated as assets of those ERISA plans. Private mortgage-backed securities are not 'guaranteed governmental mortgage pool certificates' within the meaning of the ERISA Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in this prospectus and in the related prospectus supplement before purchasing private mortgage-backed certificates.

    Prohibited Transaction Exemption. The DOL has granted an individual prohibited transaction exemption, or PTE (PTE 89-90, as amended by PTE 97-34 and PTE 2000-58), to Credit Suisse First Boston Corporation, referred to as the Exemption. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Section 4975(a) and (b) of the Internal Revenue Code, transactions relating to the servicing and operation of mortgage pools and the purchase, sale, holding and disposition of mortgage securities underwritten by an underwriter, provided that conditions listed in the Exemption are satisfied. For purposes of the Exemption, the term 'underwriter' includes (a) the underwriter named in the Exemption, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in
(a) or (b) is a manager or co-manager for a class of securities. 'Securities' potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC or FASIT, and securities denominated as debt instruments that are issued by an investment pool.

    The Exemption provides seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption. First, the acquisition of securities by a Plan or with ERISA plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other securities of the same entity unless the securities are issued in a 'Designated Transaction' in which the investment pool contains certain specified types of assets, such as mortgage loans on real property (other than revolving credit loans), and none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%. Third, the securities at the time of acquisition by or with ERISA plan assets must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard and Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc., together, the Rating Agencies. However, the securities must have been rated in one of the two highest generic categories by one of the Rating Agencies if the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% at the date of issuance of the securities except that, in the case of a Trust Fund containing any single family residential mortgage loan or home equity loan with a loan to value ratio exceeding 100% at the date of issuance of the certificates, the Exemption will not apply: (1) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a single-family residential mortgage loan or home equity loan) has a loan-to- value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any subordinate certificates. Fourth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter. Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith. Sixth, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Seventh, for issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

    The Restricted Group consists of the depositor, the related seller, any underwriter, any insurer, any trustee, any swap counterparty, the servicer, any obligor with respect to contracts included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of these parties.

    The Exemption also requires that a trust meet the following requirements:

    (1) The trust must consist solely of assets of a type that have been included in other investment pools;

    (2) The Securities in those other investment pools must have been rated in one of the three highest categories (four, in a Designated Transaction) of one of the Rating Agencies for at least one year prior to the Plan's acquisition of securities; and

    (3) The Securities in those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan's acquisition of securities.

    A fiduciary of any Plan or other investor of ERISA plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note. The fiduciary should consider that the rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to Plans (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security).

    If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by ERISA plans or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and

406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with ERISA plan assets of an 'Excluded Plan,' as defined below, by any person who has discretionary authority or renders investment advice for ERISA plan assets of that Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

    If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code) by reason of Section 4975(c)(1)(E) of the Internal Revenue Code) in connection with:

     o or indirect sale, exchange or transfer of securities in the initial issuance of securities between the Company or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant ERISA plan assets in the securities is (a) a mortgagor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person,

     o the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing ERISA plan assets, and

     o the holding of securities by a Plan or an entity investing ERISA plan assets.

    Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code) for transactions in connection with the servicing, management and operation of the investment pools. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

    The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) if those restrictions would otherwise apply merely because a person is deemed to be a party in interest for an investing Plan (or the investing entity holding ERISA plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of ERISA plan assets in securities.

    The Exemption provides exemptive relief to various mortgage-backed and asset-backed securities transactions using Funding Accounts for entities issuing securities. Mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an entity (the Pre-Funding Limit), may be transferred to that entity within a 90-day or three-month period following the closing date (the Pre-Funding Period) instead of being required to be either identified or transferred on or before the closing date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

     o the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered (the Pre-Funding Limit) must be less than or equal to 25%;

     o all obligations transferred after the closing date (the subsequent mortgage loans) must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuer, which terms and conditions have been approved by one of the Rating Agencies;

     o the transfer of those subsequent mortgage loans to the trust during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from a Rating Agency on termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuer;

     o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate, or Average Interest Rate, for all of the mortgage loans and subsequent mortgage loans in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the mortgage loans which were transferred to the issuer on the closing date;

     o in order to ensure that the characteristics of the subsequent mortgage loans are substantially similar to those of the original mortgage loans:

       o the characteristics of the subsequent mortgage loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or

       o an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to the Rating Agency rating the securities, the underwriter and the trustee, stating whether or not the characteristics of the subsequent mortgage loans conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuer as of the closing date;

     o the Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in various circumstances if the Funding Accounts falls below the minimum level specified in the agreement or an event of default occurs;

     o amounts transferred to any Funding Accounts and/or capitalized interest accounts used in connection with the pre-funding may be invested only in permitted investments;

     o the prospectus or prospectus supplement must describe any pre-funding account and/or capitalized interest account used in connection with the Funding Account, the duration of the Pre-Funding Period; the percentage and/or dollar amount of the Pre-Funding Limit for the issuer; and that the amounts remaining in the funding account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal;

     o the trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as local owner of the trust, must enforce all the rights created in favor of securityholders of the trust, including employee benefit plans subject to ERISA.

    Before purchasing a certificate or note, a fiduciary of a Plan or other investor of ERISA plan assets should itself confirm:

     o that the securities constitute 'securities' for purposes of the Exemption, and

     o that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied.

In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with ERISA plan assets.

    Any fiduciary or other Plan investor which proposes to purchase securities on behalf of or with ERISA plan assets should consult with its counsel concerning the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any other prohibited transaction exemption in connection with that purchase. In particular, in connection with a contemplated purchase of securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, the fiduciary or other Plan investor should consider the potential availability of the Exemption or Prohibited Transaction Class Exemption 83-1, or PTCE 83-1, for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief for securities evidencing interests in trusts which include Cooperative Loans and may not provide exemptive relief for securities having particular cash-flow characteristics that may be issued by a trust. In addition, a Plan fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by 'in-house asset managers', PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by 'qualified professional asset managers.' The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement. There can be no assurance that any of these exemptions will apply for any particular Plan's or other Plan investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

    Insurance Company General Accounts. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which generally became applicable on July 5, 2001.

    Any Plan investor who proposes to use 'plan assets' of any Plan to purchase certificates of any series or class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

    Representations from ERISA Plans Investing in Securities. The exemptive relief afforded by the Exemption, or any similar exemption that might be available, may not apply to the purchase, sale or holding of some securities, such as securities backed by revolving credit loans and certain subordinate securities or any securities which are not rated in one of the three (four, in a Designated Transaction) highest generic rating categories by one of the Rating Agencies. Whether the conditions of the Exemption will be satisfied with respect to the securities will depend upon the relevant facts and circumstances existing at the time a plan acquires the securities. Plan investors should make their own determination, in consultation with their counsel, before acquiring securities in reliance on the applicability of the exemption.

    In the absence of the Exemption, the purchase and holding of the securities by a plan or by individual retirement accounts or other plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise tax or civil penalties. Consequently, transfers of any classes of securities not eligible for the Exemption, as specified in the related prospectus supplement, will not be registered by the trustee unless the trustee receives:

        (a) a representation from the transferee of the security, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of any plan or arrangement nor using the assets of any plan or arrangement to effect the transfer, called a benefit plan investor;

        (b) if the purchaser is an insurance company, a certification substantially to the effect that the purchase of securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and that the following statements are correct: the purchaser is an insurance company which is purchasing the securities with funds contained in an 'insurance company general account,' as the term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, called PTCE 95-60, and that the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied and that there is no Plan for which the amount of that general account's reserves and liabilities for contracts held by or on behalf of the Plan and all other ERISA plans maintained by the same employer, or any 'affiliate' of that employer, as defined in PTCE 95-60, or by the same employee organization exceed 10% of the total of all reserves and liabilities of that general account, as determined under PTCE 95-60, as of the date of the acquisition of those securities; or

        (c) an opinion of counsel to the trustee, the depositor and the master servicer which is satisfactory to the trustee, the depositor and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, which states that the purchase of those securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue

    Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

    An opinion of counsel or certification will not be required for the purchase of securities registered through DTC. Unless the prospectus supplement for a series of securities imposes a different requirement, any purchaser of a security registered through DTC will be deemed to have represented by that purchase that either (a) the purchaser is not a Plan and is not purchasing those securities on behalf of, or with ERISA plan assets of, any Plan or (b) the purchaser is an insurance company which is purchasing the securities with funds contained in an 'insurance company general account', as the term is defined in
Section V(e) of PTCE 95-60, and that the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied and that there is no Plan for which the amount of that general account's reserves and liabilities for contracts held by or on behalf of the Plan and all other ERISA plans maintained by the same employer, or any 'affiliate' of that employer, as defined in PTCE 95-60, or by the same employee organization exceed 10% of the total of all reserves and liabilities of that general account, as determined under PTCE 95-60, as of the date of the acquisition of those securities or (c) that the Exemption is applicable to such purchase.

    Tax Exempt Investors. A Tax Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is 'unrelated business taxable income,' or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All 'excess inclusions' of a REMIC allocated to a REMIC residual certificate held by a Tax Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See 'Material Federal Income Tax
Consequences -- Taxation of Owners of REMIC Residual Certificates- Excess Inclusions.'

    Consultation With Counsel. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with ERISA plan assets should consult with its counsel about the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

                                LEGAL INVESTMENT

    Each class of securities offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. In most cases, securities of any series will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, so long as they are rated by a rating agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities. This group includes, but is not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems, created under or existing under the laws of the United States or of any State, including the District of Columbia and Puerto Rico, whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Any class of securities that represents an interest in a trust that includes junior mortgage loans will not constitute 'mortgage related securities' for purposes of SMMEA.

    Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities in relation to 'mortgage related securities,' the securities will constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in 'mortgage related securities,' or require the sale or other disposition of those securities so long as that contractual commitment was made or those securities acquired prior to the enactment of that legislation.

    SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented by those mortgage-related securities, federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

    On April 23, 1998, the Federal Financial Institutions Examination Council issued the 1998 Policy Statement applicable to all depository institutions, providing guidelines for investments in 'high-risk mortgage securities.' The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in 'high-risk' mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

    The OTS has issued Thrift Bulletin 13a, entitled 'Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,' or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct:

     o a pre-purchase portfolio sensitivity analysis for any 'significant transaction' involving securities or financial derivatives, and

     o a pre-purchase price sensitivity analysis of any 'complex security' or financial derivative.

For the purposes of TB 13a, 'complex security' includes, among other things, any collateralized mortgage obligation or REMIC security, other than any 'plain vanilla' mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of certificates offered by this prospectus and by the related prospectus supplement may be viewed as 'complex securities'. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of 'complex securities with high price sensitivity' be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

    Some classes of securities offered by this prospectus, including any class that is not rated in one of the two highest categories by at least one rating agency, will not constitute 'mortgage related securities' for purposes of SMMEA. Those classes of securities will be identified in the related prospectus supplement. Prospective investors in those classes of securities, in particular, should consider the matters discussed in the following paragraph.

    There may be other restrictions on the ability of some investors either to purchase various classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to that investor.

                                 LEGAL MATTERS

    Some specific legal matters in connection with the securities offered by this prospectus will be passed on for the depositor and for the underwriters by Thacher Proffitt & Wood, New York, New York, Sidley

Austin Brown & Wood LLP, New York, New York, McKee Nelson LLP, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                 THE DEPOSITOR

    The depositor was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc. (formerly Donaldson, Lufkin & Jenrette, Inc.), a Delaware corporation. The principal executive offices of the depositor are located at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

    On November 3, 2000, Donaldson, Lufkin & Jenrette, Inc., a corporation organized under the laws of Delaware ('DLJ'), merged with and into an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland ('CSG'). As a result of this transaction, DLJ became an indirect wholly owned subsidiary of CSG and changed its name to Credit Suisse First Boston (USA), Inc. All former subsidiaries of DLJ, including the depositor, are currently subsidiaries of Credit Suisse First Boston (USA), Inc.

    The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. The depositor has one class of common stock, all of which is owned by Credit Suisse First Boston (USA), Inc.

    Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the securities of any series.

    As described in this prospectus, the only obligations of the depositor will be under various representations and warranties relating the mortgage assets. See 'Loan Underwriting Standards Representations and Warranties' and 'The Agreements -- Assignment of Mortgage Assets' in this prospectus. The depositor will have no ongoing servicing responsibilities or other responsibilities for any Mortgage Asset. The depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations for any trust. If the depositor were required to repurchase or substitute a loan, its only source of funds to make the required payment would be funds obtained from the seller of that loan, or if applicable, the master servicer or, the servicer. See 'Risk Factors' in this prospectus.

                                USE OF PROCEEDS

    The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the mortgage assets, to repay indebtedness which has been incurred to obtain funds to acquire the mortgage assets, to establish the reserve funds, if any, for the series and to pay costs of structuring, guaranteeing and issuing the securities. In some cases, securities may be exchanged by the depositor for mortgage assets. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of those additional offerings will be dependent on a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              PLAN OF DISTRIBUTION

    The securities offered by this prospectus and by the related prospectus supplements will be offered in series may be sold directly by the depositor or may be offered through the underwriters through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

    The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

     o by negotiated firm commitment or best efforts underwriting and public re-offering by the underwriters;

     o by placements by the depositor with institutional investors through dealers; and

     o by direct placements by the depositor with institutional investors.

    In addition, if specified in the related prospectus supplement, a series of securities may be offered in whole or in part in exchange for the loans, and other assets, if applicable, that would comprise the trust for those securities.

    If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters related to the offer and sale of a particular series of securities will be named on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

    In connection with the sale of the securities, the underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with those securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to various conditions precedent, that the underwriters will be obligated to purchase those securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in connection with those civil liabilities.

    The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

    This prospectus, together with the related prospectus supplement, may be used by Credit Suisse First Boston Corporation, an affiliate of the depositor, in connection with offers and sales related to market making transactions in the securities in which Credit Suisse First Boston Corporation acts as principal or agent. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.

    The depositor anticipates that the securities offered by this prospectus will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to that reoffer or sale.

                                    GLOSSARY

    1998 POLICY STATEMENT -- The revised supervisory statement setting for the guidelines for investments in 'high risk mortgage securities'. The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998.

    ACCRUAL TERMINATION DATE -- For a class of accrual securities, the distribution date on which all securities of the related series with final scheduled distribution dates earlier than that of that class of accrual securities have been fully paid, or another date or period as may be specified in the related prospectus supplement.

    ADDITIONAL COLLATERAL -- Marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate.

    ADDITIONAL COLLATERAL LOAN -- A mortgage loan that, in addition to being secured by the related mortgaged property, is secured by other collateral owned by the related mortgagors or are supported by third- party guarantees secured by collateral owned by the related guarantors.

    ADVANCE -- A cash advance by the master servicer or a servicer for delinquent payments of principal of and interest on a loan, and for the other purposes specified in this prospectus and in the related prospectus supplement.

    AGENCY SECURITIES -- Mortgage-backed securities issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies.

    AVAILABLE DISTRIBUTION AMOUNT -- The amount in the Payment Account, including amounts deposited in that account from any reserve fund or other fund or account, eligible for distribution to securityholders on a distribution date.

    BALLOON LOAN -- A mortgage loan with payments similar to a conventional loan, calculated on the basis of an assumed amortization term, but providing for a Balloon Payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than that assumed amortization term.

    BALLOON PAYMENT -- The payment of all outstanding principal and interest made at the end of the term of a Balloon Loan.

    BI-WEEKLY LOAN -- A mortgage loan which provides for payments of principal and interest by the borrower once every two weeks.

    BUY-DOWN FUND -- A custodial account, established by the master servicer or the servicer for a Buy-Down Loan, that meets the requirements described in this prospectus.

    BUY-DOWN LOAN -- A level payment mortgage loan for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's scheduled payment during the early years of that mortgage loan.

    BUY-DOWN PERIOD -- The period in which the borrower is not obligated to pay the full scheduled payment otherwise due on a Buy-Down Loan.

    BUY-DOWN MORTGAGE RATE -- For any Buy-Down Loan, the hypothetical reduced interest rate on which scheduled payments are based.

    BUY-DOWN AMOUNTS -- For any Buy-Down Loan, the maximum amount of funds that may be contributed by the Servicer of that Buy-Down Loan.

    CALL CERTIFICATE -- Any Certificate evidencing an interest in a Call Class.

    CALL CLASS -- A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust resulting in early retirement of the certificates of the series.

    CALL PRICE -- In the case of a call as to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

    COLLECTION ACCOUNT -- For a series, the account established in the name of the master servicer for the deposit by the master servicer of payments received from the mortgage assets in a trust, or from the servicers, if any.

    CONTRIBUTIONS TAX -- The imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

    COOPERATIVE -- A corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

    COOPERATIVE DWELLING -- An individual housing unit in a building owned by a cooperative.

    COOPERATIVE LOAN -- A housing loan made for a Cooperative Dwelling and secured by an assignment by the borrower/tenant-stockholder, of a security interest in shares issued by the applicable Cooperative.

    DESIGNATED SELLER TRANSACTION -- A series of securities where the mortgage loans included in the trust are delivered either directly or indirectly to the depositor by one or more unaffiliated sellers identified in the related prospectus supplement.

    DISQUALIFIED PERSONS -- For these purposes means:

    o the United States, any State or political subdivision of the United States or any State, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

    o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code,

    o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

    o an 'electing large partnership,' as described in Section 775 of the Code, or

    o any other person so designated by the trustee based on an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than that person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

    DRAW -- With respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

    DRAW PERIOD -- With respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

    ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution:

    o the short-term obligations of which are rated by each rating agency in its highest rating at the time of any deposit in that account,

    o insured by the FDIC to the limits established by that Corporation, the uninsured deposits in which account are otherwise secured in a way that, as evidenced by an opinion of counsel delivered to the trustee prior to the establishment of that account, the holders of the securities will have a claim as to the funds in that account and a perfected first priority security interest against any collateral securing those funds that is superior to claims of any other depositors or general creditors of the depository institution with which that account is maintained a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity, or

    o an account or accounts of a depository institution acceptable to the rating agencies.

Eligible Accounts may bear interest.

    ENVIRONMENTAL LIEN -- A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

    ESCROW ACCOUNT -- An account, established and maintained by the master servicer or the servicer for a loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.

    EXCLUDED BALANCE -- With respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

    FUNDING ACCOUNT -- An account established for the purpose of purchasing additional loans.

    GPM FUND -- A trust account established by the master servicer or the servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on that GPM Loan assumed in calculating payments due on the securities of the related multiple class series exceed scheduled payments on that GPM Loan.

    GPM LOAN -- A mortgage loan providing for graduated payments, having an amortization schedule:

    o requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term,

    o providing for deferred payment of a portion of the interest due monthly during that period of time, and

    o providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

    INSURANCE PROCEEDS -- Amounts paid by the insurer under any of the insurance policies covering any loan or mortgaged property.

    INTEREST ACCRUAL PERIOD -- The period specified in the related prospectus supplement for a multiple class series, during which interest accrues on the securities or a class of securities of that series for any distribution date.

    LIQUIDATED MORTGAGE LOAN -- A defaulted mortgage loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of that mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

    LIQUIDATION EXPENSES -- Expenses incurred by the master servicer, or the related servicer, in connection with the liquidation of any defaulted mortgage loan and not recovered under a primary mortgage insurance policy.

    LIQUIDATION PROCEEDS -- Amounts received by the master servicer or servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

    MARK-TO-MARKET REGULATIONS -- The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

    PARTIES IN INTEREST -- For a Plan, persons who have specified relationships to the Plans, either parties in interest within the meaning of ERISA or disqualified persons within the meaning of Section 4975 of the Internal Revenue Code.

    PAYMENT ACCOUNT -- For a series, the account established in the name of the trustee for the deposit of remittances received from the master servicer relating to the mortgage assets in a trust.

    PERIODIC RATE CAP -- For any ARM loan, the maximum amount by which mortgage rate of that ARM loan may adjust for any single adjustment period.

    PRE-FUNDING LIMIT -- For the securities, the ratio of the amount allocated to the Funding Account to the total principal amount of the securities, which must be less than or equal to 25%.

    PRE-FUNDING PERIOD -- For the securities, the period in which supporting payments of the related mortgage loans, having a value equal to no more than 25% of the total principal amount of those securities, to be transferred to the related trust instead of requiring that the related mortgage loans be either identified or transferred on or before the Closing Date, which period will be no longer than 90 days or three months following the Closing Date.

    QUALIFIED INSURER -- A mortgage guarantee or insurance company duly qualified as a mortgage guarantee or insurance company under the laws of the states in which the mortgaged properties are located, duly authorized and licensed in those states to transact the applicable insurance business and to write the insurance provided.

    REO PROPERTY -- Real property which secured a defaulted loan which has been acquired on foreclosure, deed in lieu of foreclosure or repossession.

    REPAYMENT PERIOD -- With respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

    RETAINED INTEREST -- For a mortgage asset, the amount or percentage specified in the related prospectus supplement which is not sold by the depositor or seller of the mortgage asset and, therefore, is not included in the trust for the related series.

    RESTRICTED GROUP -- The group consisting of any underwriter, the master servicer, any servicer, any subservicer, the trustee and any obligor for assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust as of the date of initial issuance of the securities.

    SERVICER ACCOUNT -- An account established by a servicer, other than the master servicer, who is directly servicing loans, into which that servicer will be required to deposit all receipts received by it relating to the mortgage assets serviced by that servicer.

    SERVICING FEE -- The amount paid to the master servicer on a given distribution date, in most cases, determined on a loan-by-loan basis, and calculated at a specified per annum rate.

    SUBORDINATED AMOUNT -- The amount, if any, specified in the related prospectus supplement for a series with a class of subordinate securities, that the subordinate securities are subordinated to the senior securities of the same series.

    SUBORDINATION RESERVE FUND -- The subordination reserve fund, if any, for a series with a class of subordinate securities, established under the related pooling and servicing agreement or indenture.

    SUBSEQUENT MORTGAGE LOAN -- Additional mortgage loans transferred to the related trust after the closing date.

    SUBSIDY FUND -- For any loan, a custodial account, which may be interest-bearing, complying with the requirements applicable to a Collection Account in which the master servicer will deposit subsidy funds.

    TAX EXEMPT INVESTOR -- Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

    TRUST BALANCE -- With respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

    UNITED STATES PERSON -- 'United States person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

                                  $490,755,300
                                  (Approximate)

                    Fifth Third Mortgage Loan Trust 2002-FTB1
              Mortgage Pass-Through Certificates, Series 2002-FTB1

                           Credit Suisse First Boston
                            Mortgage Acceptance Corp.
                                    Depositor

                          Fifth Third Mortgage Company
                               Seller and Servicer

                            [FIFTH THIRD BANK LOGO]

                          ----------------------------

                              Prospectus Supplement

                          ----------------------------

                           Credit Suisse First Boston
                                   Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.